CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Exhibit 10.86

Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

Execution Version

AMENDED AND RESTATED COMMON TERMS AGREEMENT

FOR THE LOANS

among

VENTURE GLOBAL PLAQUEMINES LNG, LLC,

as Borrower,

VENTURE GLOBAL GATOR EXPRESS, LLC,

as Guarantor,

NATIXIS, NEW YORK BRANCH,

as the Credit Facility Agent on behalf of itself and the Credit Facility Lender Parties,

Each other Facility Agent that is Party hereto from time to time on behalf of itself and the Facility Lenders under its Facility Agreement

and

ROYAL BANK OF CANADA,

as Intercreditor Agent for the Facility Lenders

Dated as of March 13, 2023

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

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Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

6.	INCURRENCE OF ADDITIONAL SENIOR DEBT		63

	6.1	Permitted Senior Debt	63
	6.2	Working Capital Debt	64
	6.3	Replacement Debt	66

7.	PERMITTED DEVELOPMENT EXPENDITURES/EXPANSIONS		69

	7.1	Permitted Development Expenditures	69
	7.2	Expansion Contracts	69

8.	LNG SPA COVENANTS		70
	8.1	LNG SPA Maintenance	70
	8.2	LNG SPA Mandatory Prepayment	73
	8.3	Amendment of LNG SPAs	76
	8.4	Sale of Supplemental Quantity	77
	8.5	Sale of Pre-Completion Quantities	78
	8.6	Payment of LNG Sales Proceeds	79
	8.7	DPU Shipping Agreement	79

9.	MATERIAL CONSTRUCTION CONTRACTS		79

	9.1	Change Orders	79
	9.2	UOP Pre-Treatment Systems	81

10.	REPORTING BY THE BORROWER		81

	10.1	Accounting, Financial and Other Information	81
	10.2	Quarterly Historical DSCR Certificate	83
	10.3	Notices	83
	10.4	Construction Reports	85
	10.5	Operating Budget	89
	10.6	Operating Statements and Reports	90
	10.7	Insurance Reporting	92
	10.8	Copies of Finance Documents	93
	10.9	Construction Budget and Schedule	94

11.	RESTRICTED PAYMENTS		94

	11.1	Conditions to Restricted Payments	94
	11.2	Certain Restricted Payments	95
	11.3	Project Phase 1 Pre-Completion Revenue Restricted Payments	96
	11.4	Project Phase 2 Pre-Completion Revenue Restricted Payments	97

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Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

12.	OBLIGOR COVENANTS		99

	12.1	Use of Proceeds	99
	12.2	Maintenance of Existence, Franchises, Etc.	99
	12.3	Project Construction; Maintenance of Properties	100
	12.4	Books and Records; Inspection Rights	101
	12.5	Material Project Agreements	102
	12.6	Compliance with Law	107
	12.7	Environmental Compliance	108
	12.8	Permits	109
	12.9	Export Authorizations	109
	12.10	FERC Order	109
	12.11	Witnessing Performance Tests and Lenders’ Reliability Tests; Settlement of Liquidated Damages	110
	12.12	Inspection Rights	110
	12.13	Taxes	110
	12.14	Limitation on Indebtedness	110
	12.15	Guarantees	112
	12.16	Limitation on Liens	112
	12.17	Sale of Project Property	113
	12.18	Merger, Division, Liquidation and Sale of All Assets	114
	12.19	Limitation on Investments and Loans	114
	12.20	Nature of Business	114
	12.21	Transactions with Affiliates	115
	12.22	Hedging Arrangements	116
	12.23	Accounts	117
	12.24	Separateness	117
	12.25	Historical DSCR	119
	12.26	Auditors	119
	12.27	Gas Transportation Arrangements; Gas Purchase Arrangements	119
	12.28	Insurance Covenant	120
	12.29	Certain Real Property Rights; Real Property Documents; Leases	121
	12.30	Margin Regulation	121
	12.31	Further Assurances	122
	12.32	As-Built Survey	122
	12.33	ERISA	122

13.	CONSULTANTS		123

	13.1	Appointment of Consultants	123
	13.2	Replacement and Fees	123
	13.3	Access	124

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Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

14.	CONDITIONS TO COMPLETION; PROJECT COMPLETION DATEs WATERFALLs		125

	14.1	Conditions to Occurrence of the Project Phase 1 Completion Date	125
	14.2	Project Phase 1 Completion Date Transfers	130
	14.3	Conditions to Occurrence of the Project Phase 2 Completion Date	130
	14.4	Project Phase 2 Completion Date Waterfall	135

15.	LOAN FACILITY EVENTS OF DEFAULT		136
	15.1	Loan Facility Events of Default	136
	15.2	Declaration of Loan Facility Declared Default	143
	15.3	Cessation of Loan Facility Declared Default	143
	15.4	Instruction to Intercreditor Agent	143

16.	COMMON REMEDIES AND ENFORCEMENT		144

	16.1	Facility Lender Remedies for Loan Facility Declared Events of Default	144
	16.2	Remedies for Events of Default under Facility Agreements	145
	16.3	Permitted Actions under Common Security and Account Agreement	145

17.	INTERCREDITOR ARRANGEMENTS		145

	17.1	Facility Agents; Facility Lender Action	145
	17.2	Agreement to Comply with Intercreditor Agreement	146
	17.3	Agreement Not to Amend Entrenched Intercreditor Provisions	146

18.	THE INTERCREDITOR AGENT		147

	18.1	Intercreditor Agreement	147
	18.2	Relationship	148
	18.3	Delivery of Documentation	148
	18.4	Liability	148
	18.5	Exoneration	148
	18.6	Reliance	149
	18.7	Resignation and Succession	149

19.	CHANGES TO THE PARTIES		150

	19.1	Represented Parties; Successors and Assigns	150
	19.2	Transfers by the Obligors	150
	19.3	Replacement of Facility Agents	150
	19.4	Accession in the Event of Additional Senior Debt Incurred Under the Common Terms Agreement	151
	19.5	Mitigation Obligations; Replacement of Lenders	153
	19.6	Transfers by a Facility Lender	156
	19.7	Register	156
	19.8	Resulting Increased Costs	156

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Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

20.	SUBORDINATION		157

	20.1	Subordination	157

21.	TAX GROSS-UP AND INDEMNITIES		157

	21.1	Withholding Tax Gross-Up	157
	21.2	Payment of Other Taxes	158
	21.3	Indemnification by the Borrower	158
	21.4	Indemnification by the Facility Lenders	158
	21.5	Status of Facility Lenders and Facility Agents	159
	21.6	Refunds	162
	21.7	Evidence of Payments	162
	21.8	Survival	163
	21.9	Defined Terms	163

22.	INCREASED COSTS		163

	22.1	Increased Costs	163
	22.2	Relationship Between Increased Costs and Taxes	165

23.	MISCELLANEOUS		166

	23.1	Termination	166
	23.2	Right of Set-Off	166
	23.3	Waiver of Immunity	167
	23.4	Expenses	167
	23.5	Calculation of Floating Rate Obligations	169
	23.6	Severability	169
	23.7	Confidentiality	170
	23.8	Notices	170
	23.9	Successors and Assigns; Benefits of Agreement	173
	23.10	Remedies	173
	23.11	Execution in Counterparts; E-Signature	174
	23.12	Governing Law	175
	23.13	Waiver of Jury Trial	175
	23.14	Consent to Jurisdiction	175
	23.15	Amendments	176
	23.16	Conflicts	177
	23.17	Effectiveness	177
	23.18	Limitations on Liability	177
	23.19	Survival of Obligations	177

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Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

23.20	No Fiduciary Duty	178
23.21	USA Patriot Act Notice	178
23.22	Limited Recourse	179
23.23	Entire Agreement	180
23.24	Tax Treatment	181
23.25	Amendment and Restatement	181

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Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULES

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Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

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Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

AMENDED AND RESTATED COMMON TERMS AGREEMENT

FOR THE LOANS

This AMENDED AND RESTATED COMMON TERMS AGREEMENT FOR THE LOANS, dated as of March 13, 2023 (the “Common Terms Agreement” or this “Agreement”), is made among:

i.	VENTURE GLOBAL PLAQUEMINES LNG, LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”),

ii.	VENTURE GLOBAL GATOR EXPRESS, LLC, a limited liability company organized under the laws of the State of Delaware (the “Guarantor”),

iii.

NATIXIS, NEW YORK BRANCH, as the Facility Agent for the Credit Facility Lender Parties under the Credit Facility Agreement on behalf of itself and the Credit Facility Lender Parties (the “Credit Facility Agent”),

iv.

each other Facility Agent that is Party hereto from time to time in accordance with this Agreement and the other Finance Documents on behalf of itself and the Facility Lenders under its Facility Agreement, and

v.	ROYAL BANK OF CANADA, as the intercreditor agent for the Facility Lenders on the terms and conditions set forth in the Intercreditor Agreement (in such capacity, the “Intercreditor Agent”).

1.	DEFINITIONS AND INTERPRETATION

(a)

Except as otherwise expressly provided herein, capitalized terms used in this Agreement and its Schedules shall have the meanings assigned to them in Section 1.3 of Schedule A (Common Definitions and Rules of Interpretation – Definitions).

(b)

In this Agreement and the Schedules hereto, except as otherwise expressly provided herein, the interpretation provisions contained in Section 1.2 of Schedule A (Common Definitions and Rules of Interpretation – Interpretation) shall apply.

2.	GENERAL PRINCIPLES OF THE LOANS

2.1	Purpose and Scope of the Loans

(a)	The Borrower shall use the proceeds of the Upsized Senior Debt solely in accordance with Section 12.1 (Use of Proceeds).

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b)

The Borrower shall use the proceeds of any Senior Debt other than the Upsized Senior Debt for the respective purposes specified in the relevant Facility Agreement or other applicable Senior Debt Instrument or Permitted Senior Debt Hedging Instrument pursuant to which such Senior Debt is incurred.

(c)

No Facility Lender or Facility Agent or the Intercreditor Agent is bound to monitor or verify the application of any amount borrowed by the Borrower pursuant to this Agreement or any other Finance Document.

2.2	Sequence of Advances of Senior Debt

(a)

Subject to the satisfaction (or waiver) of the applicable conditions in Article 4 (Conditions Precedent) and during the Term Loan Availability Period and/or Working Capital Loan Availability Period, as applicable, Advances by the Credit Facility Lenders under the Credit Facility Agreement in respect of Term Loan Commitments shall be utilized in a 75:25 ratio with Equity Funding (or if any Equity Funding has been funded in excess of a pro rata contribution, the Term Loans shall be funded without additional Equity Funding until a 75:25 Senior Debt/Equity Ratio is achieved).

(b)	The sequencing of Advances under any Senior Debt (including Additional Senior Debt) other than the Upsized Senior Debt shall be as set forth in the Senior Debt Instrument for such Senior Debt.

2.3	Loan Disbursement and Letter of Credit Issuance Procedures

(a)	All disbursements of Loans shall be made to the Borrower.

(b)

Disbursements of Loans and, as applicable, issuances of letters of credit shall be requested by the Borrower in a duly completed Disbursement Request substantially in the form set forth in Schedule B-1 (Disbursement Request Form (Term Loans)), Schedule B-2 (Disbursement Request Form (Working Capital Loans)) or Schedule B-3 (Issuance Request Form (Letters of Credit)) (or in such other form as may be required pursuant to a Facility Agreement) and, with respect to Loans, may be requested no more frequently than twice in any calendar month, except:

(i)	as required for payment of interest and commitment fees during the Availability Period; or

(ii)	as otherwise provided in the relevant Facility Agreement.

(c)

The Borrower shall request disbursements of Loans by delivering to the Intercreditor Agent and each Facility Agent in respect of the Loans being requested a Disbursement Request in accordance with Section 2.4 (Pro Rata Advances) and the terms of the relevant Facility Agreement.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(d)	Each Disbursement Request shall be irrevocable and the obligation of each Facility Lender to make an Advance under its Facility Agreement shall be subject to:

(i)

with respect to the Initial Advance of the Term Loans, the prior satisfaction or waiver of each of the common conditions precedent set forth in Section 4.1 (Conditions to Initial Closing Date and Initial Advance) and Section 4.3 (Conditions to Each Term Loan Advance);

(ii)

with respect to the issuance of any letters of credit under the Working Capital Facility required to be issued as of the Initial Closing Date, the prior satisfaction or waiver of each of the common conditions precedent set forth in Section 4.1 (Conditions to Initial Closing Date and Initial Advance) and Section 4.4 (Conditions to Each Advance under the Working Capital Facility);

(iii)

with respect to the issuance of any letters of credit under the Working Capital Facility required to be issued on the Upsize Closing Date, the prior satisfaction or waiver of each of the common conditions precedent set forth in Section 4.2 (Conditions to Upsize Closing Date) and Section 4.4 (Conditions to Each Advance under the Working Capital Facility);

(iv)

with respect to any Advance of the Term Loans (other than the Initial Advance made as of the Initial Closing Date), the prior satisfaction or waiver of each of the common conditions precedent set forth in Section 4.3 (Conditions to Each Term Loan Advance); provided that, for any Advance of the Term Loans made after the Upsize Closing Date, each of the common conditions precedent set forth in Section 4.2 (Conditions to Upsize Closing Date) have previously been satisfied or waived;

(v)

with respect to any Advance under the Working Capital Facility, including issuance of letters of credit thereunder (other than the issuance of any letters of credit under the Working Capital Facility required to be issued as of the Initial Closing Date or on the Upsize Closing Date), the prior satisfaction or waiver of each of the common conditions precedent set forth in Section 4.4 (Conditions to Each Advance under the Working Capital Facility); and

(vi)	with respect to any Advance made under any other Facility Agreement, the prior satisfaction of each of the conditions precedent to such Advance set forth in such Facility Agreement.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

2.4	Pro Rata Advances

(a)

Except with respect to (i) any Facility Debt Commitments that have been suspended pursuant to any Facility Agreement, (ii) Loans the proceeds of which are to be used for specified purposes, including Working Capital Debt, as specified in the applicable Facility Agreements, and (iii) Advances to pay interest and commitment fees during the Availability Period under a respective Facility Agreement (which shall be borrowed pursuant to the terms of such respective Facility Agreement), the Borrower shall borrow concurrently under each of the Facility Agreements whose Facility Debt Commitments have not been fully borrowed or cancelled and shall borrow pro rata in the proportion that the unborrowed portion of each Facility Lender’s Facility Debt Commitment bears to the total of the unborrowed portion of the Senior Debt Commitments of all relevant Facility Lenders under the applicable Facility Agreements. If Advances cannot be made exactly pro rata due solely to minimum disbursement amounts and required integral multiples of disbursements under any Facility Agreement, Advances shall be made in amounts as near to such exactly proportionate amounts as possible, to the extent reasonably practicable and in a manner that is consistent, fair and equitable across affected Facility Agreements, and shall be deemed to be Advances in compliance with this Section 2.4 (Pro Rata Advances).

(b)

The Borrower shall promptly notify the Intercreditor Agent (providing reasonably sufficient details) if funds are not received from any Facility Lender by the close of business on the next succeeding Business Day after the date on which any such disbursement is due to be received.

2.5	Interest

Interest shall accrue on each Loan at the times and in the amounts specified in the relevant Facility Agreement.

2.6	Currency

(a)	The Borrower shall only submit a Disbursement Request denominated in whole US Dollars except in the case of:

(i)	the final Advance under a Facility Agreement; and

(ii)	any Advance, in whole or in part, in respect of the payment of interest or commitment fees.

(b)	All Loans shall be stated, made and disbursed in US Dollars.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(c)	The portion of any Advance comprising funds under any Facility Agreement shall not exceed the available Facility Debt Commitment under such Facility Agreement.

(d)	The minimum quantum of any Advance under a Facility Agreement shall be as specified in such Facility Agreement.

(e)	The Borrower shall make all payments of any amount with respect to the Loans (whether comprising fees, interest, principal, premium, if any, or Funding Losses) in US Dollars.

2.7	Acknowledgement and Consent to Bail-In of Affected Financial Institutions

Notwithstanding anything to the contrary in any Finance Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Finance Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Finance Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

2.8	Acknowledgement Regarding Any Supported QFCs

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for Permitted Hedging Instruments or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	As used in this Section 2.8 (Acknowledgement Regarding Any Supported QFCs), the following terms have the following meanings:

(i)	“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(ii)	“Covered Entity” means any of the following:

(A)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(B)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(C)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)	“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

3.	REPAYMENT, PREPAYMENT AND CANCELLATION

3.1	CTA Payment Dates

(a)

Subject to the relevant Facility Agreement, the Borrower shall pay the interest, and repay the principal on each Loan made available to it under each Facility Agreement in installments, which shall be payable on each CTA Payment Date up to and including the Final Maturity Date under such Facility Agreement.

(b)

The Borrower shall ensure that any Senior Debt Instrument (other than any Indenture) provides that the dates for payment of principal under each such Senior Debt Instrument coincide with the Quarterly Payment Dates.

(c)	The interest periods, date of first payment of interest and date of first repayment of principal in respect of Loans shall be as specified in the Facility Agreements.

(d)

The amount of Senior Debt Obligations payable by the Borrower on any CTA Payment Date shall be calculated in accordance with the provisions of the Senior Debt Instrument or Permitted Senior Debt Hedging Instrument pursuant to which such Senior Debt was incurred as follows:

(i)	in respect of principal payments, based on the Amortization Schedule or other principal repayment requirements applicable under the applicable Facility Agreement;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(ii)	in respect of interest payments, in accordance with the provisions of the applicable Facility Agreement;

(iii)	in respect of Permitted Senior Debt Hedging Liabilities, in accordance with the provisions of the applicable Permitted Senior Debt Hedging Instrument; and

(iv)	in respect of all other Senior Debt Obligations, in accordance with the applicable Senior Debt Instrument and the Finance Documents.

(e)	The Borrower shall repay on the Final Maturity Date set forth under each Facility Agreement the full amount of the Loans then outstanding under each such Facility Agreement.

(f)

If any payment due under a Loan or any other amount owed to any Facility Lender falls due on a day which is not a “business day” under the terms of the applicable Facility Agreement, the due date for such payment shall be determined in accordance with the terms of such Facility Agreement, except in the case of the Final Maturity Date under a Facility Agreement, in which case the due date for such payment with respect to such Facility Agreement shall be the immediately preceding Business Day; provided, in each case, that if the due date for any payment under a Loan is extended or shortened as a result of such determination, such extended or shortened period, as the case may be, shall be used in the computation of the amount of interest owed on such extended or shortened due date.

3.2	Right of Repayment and Cancellation in Relation to a Single Facility Lender

(a)

Except as otherwise provided in the relevant Facility Agreement, if any of the circumstances in Section 19.5(c) (Mitigation Obligations; Replacement of Lenders) occurs (other than an Illegality Event, which is addressed under Section 3.4(a)(vi) (Mandatory Prepayments—Illegality)), the Borrower shall have the right (but not the obligation) to give the Intercreditor Agent and the relevant Facility Lender at least three Business Days’ written notice of its intention to cancel the Facility Debt Commitments and repay the Loans of the Facility Lender affected by the relevant circumstance.

(b)	On receipt of a notice referred to in clause (a) above:

(i)	the Facility Debt Commitment of such Facility Lender shall immediately be reduced to zero; and

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(ii)

the Borrower shall, subject to Section 3.5(c) (Voluntary Prepayments) repay (on a non-pro rata basis) all Senior Debt Obligations owed to such Facility Lender on the last day of the Relevant Interest Period which ends after the Borrower has given notice under clause (a) above (or, if earlier, the date specified by the Borrower in such notice or as required by law).

(c)

Such repayment may be made with the proceeds of Replacement Debt incurred in accordance with Section 6.3 (Replacement Debt) or with other funds then available to the Borrower and permitted under the Finance Documents to be used for such purpose.

3.3	No Repayments or Prepayments

No repayments or prepayments of any Loan may be made other than the repayments or prepayments expressly required or permitted by this Article 3 (Repayment, Prepayment and Cancellation) and, with respect to each Loan, the applicable Facility Agreement.

3.4	Mandatory Prepayments

(a)	Except in the following circumstances, no mandatory prepayments of the Loans are required to be made by the Borrower.

(i)	Insurance and Condemnation Proceeds

The Borrower shall make any prepayments of the Loans required to be made with respect to certain Insurance Proceeds and Condemnation Proceeds in accordance with Section 5.2 (Insurance and Condemnation Proceeds) of the Common Security and Account Agreement.

(ii)	Performance Liquidated Damages

Any Performance Liquidated Damages in excess of $20 million (in the aggregate across all Material Construction Contracts) that are paid to any Obligor pursuant to a Material Construction Contract shall be deposited into the Additional Proceeds Prepayment Account(s) and applied by the Borrower to make prepayments of the Loans, except to the extent such amounts are applied to:

(A)

complete or repair the Project Facilities in respect of which the Performance Liquidated Damages were paid or to pay Project Costs in respect of the Project Facilities within 180 days following receipt thereof (or 270 days if a commitment to complete or repair such Project Facilities or to pay such Project Costs is entered into within 180 days following the receipt of such proceeds); or

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(B)

repay or reimburse providers of Equity Funding to the extent such Equity Funding was used to complete or repair the Project Facilities in respect of which the Performance Liquidated Damages were paid or to pay Project Costs in respect of the Project Facilities; provided that, in no event shall any Equity Contribution be repaid or reimbursed pursuant to this clause (B).

(iii)	LNG SPA Prepayment Events

The Borrower shall make prepayments (if any) of Loans and cancel Senior Debt Commitments as may be required upon the occurrence of an LNG SPA Prepayment Event in accordance with Section 8.2 (LNG SPA Mandatory Prepayment).

(iv)	Termination Payments

In the event that the Borrower receives any termination payments or proceeds in connection with the termination of any Material Project Agreement, such amounts shall be deposited into the Additional Proceeds Prepayment Account(s) to make prepayments of the Loans, except to the extent such amounts are applied to any Replacement Material Contract within 60 days following termination of such Material Project Agreement.

(v)	Net Cash Proceeds from the Sale of Project Property

To the extent that Net Cash Proceeds are received by an Obligor from the sale of Project Property (other than asset sales permitted under Section 12.17 (Sale of Project Property)), and those Net Cash Proceeds are not used to purchase replacement assets within 180 days following receipt thereof (or 270 days if a commitment to purchase replacement assets is entered into within 180 days following the receipt of such proceeds), the Borrower shall make prepayments of the Loans in the amount of those unused proceeds.

(vi)	Illegality

Except as otherwise provided in a Facility Agreement in respect of Advances based on SOFR, upon the Intercreditor Agent providing notice to the Borrower of an Illegality Event with respect to a Facility Lender (together with the related information about such illegality described in Section 19.5 (Mitigation Obligations; Replacement of Lenders)), and subject to Section 19.5 (Mitigation Obligations; Replacement of Lenders):

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(A)

the Facility Debt Commitment of such Facility Lender shall be suspended until such date during the applicable Availability Period that such Facility Lender notifies its Facility Agent that the circumstances giving rise to such determination no longer exist; provided that if the Borrower notifies the affected Facility Lender and the Intercreditor Agent that it intends to exercise its rights under Section 19.5 (Mitigation Obligations; Replacement of Lenders) to require an assignment of the Facility Lender’s rights, interests and commitments as a result of the Illegality Event, the Facility Debt Commitments of such Facility Lender shall be transferred to the assignee Facility Lender and not suspended as set forth herein; and

(B)	the Borrower shall repay any principal and interest outstanding in respect of such Facility Lender’s Loans on the earlier of:

(1)	the next succeeding Quarterly Payment Date falling at least 60 days after the date on which the Intercreditor Agent has provided such notice to the Borrower; and

(2)	the date (if any) required under applicable law.

For the avoidance of doubt, the Borrower may also require the Facility Lender to assign its rights, interests and obligations in accordance with Section 19.5 (Mitigation Obligations; Replacement of Lenders) upon the occurrence of an Illegality Event, which assignment shall extinguish the need for this mandatory prepayment if it occurs prior to the date such mandatory prepayment is required to have occurred.

(vii)	Restricted Payments

Except if a Loan Facility Declared Default has occurred and is Continuing following the delivery of the notice provided under Section 4.6(b) (Control and Investment of Funds in Accounts) of the Common Security and Account Agreement (in which case the cash waterfall provided in Section 4.8 (Accounts During the Continuance of a Declared Event of Default) of the Common Security and Account Agreement shall apply), if, at any time after the end of the quarter in which the Project Phase 2 Completion Date occurs, the Borrower has not met the conditions to make a Restricted Payment pursuant to Section 11.1 (Conditions to Restricted Payments) for

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four consecutive quarters (other than as a result of a failure to meet the condition in Section 11.1(f) (Conditions to Restricted Payments), which is addressed instead by the mandatory prepayment in sub-clause (iii) (LNG SPA Prepayment Events) above), but solely to the extent such mandatory prepayment was in fact made in connection with such event, and for as long as such failure to meet such conditions is continuing, on each Quarterly Payment Date during such period the Borrower shall make a mandatory prepayment with the amount that (x) has been unavailable for a Restricted Payment for four consecutive fiscal quarters and (y) would otherwise have been available for a Restricted Payment in accordance with Section 4.5(n)(ii) (Deposits and Withdrawals – Distribution Account) of the Common Security and Account Agreement less any amounts reasonably estimated to be due and payable at any higher level of the cash waterfall within the 30 days following such Quarterly Payment Date.

(viii)	Letters of Credit

(A)

To the extent that the Senior Facilities Debt Service Reserve Account is funded with the proceeds of any Term Loans on the Project Phase 1 Completion Date and thereafter such amount is replaced by an Acceptable Debt Service Reserve LC, the Borrower shall make prepayments of the Term Loans in an amount equal to the lesser of (x) the face amount of the Acceptable Debt Service Reserve LC credited to the Senior Facilities Debt Service Reserve Account and (y) the amount of cash on deposit in the Senior Facilities Debt Service Reserve Account; provided that such amount shall not exceed the aggregate amount of proceeds of Term Loans deposited into the Senior Facilities Debt Service Reserve Account on the Project Phase 1 Completion Date; provided further that such amount shall not exceed the Senior Facilities Reserve Amount.

(B)

To the extent that the Senior Facilities Debt Service Reserve Account is funded with the proceeds of the Construction Account on the Project Phase 2 Completion Date pursuant to Section 14.4(c)(D) (Project Phase 2 Completion Date Waterfall) and thereafter such amount is replaced by an Acceptable Debt Service Reserve LC, the Borrower shall make prepayments of the Term Loans in an amount equal to the lesser of (x) the face amount of the Acceptable Debt Service Reserve LC credited to the Senior Facilities Debt Service Reserve Account and (y) the amount of cash on

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deposit in the Senior Facilities Debt Service Reserve Account; provided that such amount shall not exceed the lesser of (A) the aggregate amount of proceeds of Term Loans (but not Pre-Completion Revenues) transferred to the Senior Facilities Debt Service Reserve Account pursuant to Section 14.4(c)(D) (Project Phase 2 Completion Date Waterfall) and (B) the difference (which shall not be less than zero), between (x) the aggregate amount of the Term Loans that have been funded in respect of the Contingency Reserve Term Loan Commitments under the Credit Facility Agreement (regardless of whether any or all of such Term Loans remain outstanding at such time) and (y) the amount of the prepayment made pursuant to Section 14.4(c)(E) (Project Phase 2 Completion Date Waterfall); provided further that such amount shall not exceed the Senior Facilities Reserve Amount.

(ix)	Contingency Reserve Amount

(A)	[reserved].

(B)	On the Project Phase 2 Completion Date, the Borrower shall make a prepayment of the Term Loans as specified in Section 14.4(c)(E) (Project Phase 2 Completion Date Waterfall).

(x)	Replacement Debt

The Borrower shall use the proceeds of any Replacement Debt (after accounting for any related Hedging Termination Amount and related fees and expenses) to prepay or repay Senior Debt and/or replace all or part of the Facility Debt Commitments in accordance with Section 6.3 (Replacement Debt).

(b)	Mandatory prepayments to Facility Lenders will be made with accrued interest on the amount so prepaid, and upon not less than three Business Days’ prior written notice to each Facility Agent.

(c)

Except as provided in Section 3.7 (Pro Rata Payment), mandatory prepayments will be applied first, pro rata among each Senior Creditor Group under this Agreement (and in the case of outstanding Term Loans, pro rata, without regard to whether such Term Loans are Initial Senior Debt or Incremental Senior Debt) based on the Loans outstanding on the date of such prepayment, and second, pro rata to the cash collateralization of any outstanding Letters of Credit.

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(d)

Except for a mandatory prepayment in accordance with sub-clause 3.4(a)(ii) (Mandatory Prepayments – Performance Liquidated Damages), 3.4(a)(viii) (Mandatory Prepayments – Letters of Credit) above and/or incurrence of Replacement Debt pursuant to Section 6.3 (Replacement Debt) below, which shall be applied pro rata against subsequent scheduled payments, all mandatory prepayments under this Section 3.4 (Mandatory Prepayments) shall be paid and applied in inverse order of maturity.

3.5	Voluntary Prepayments

(a)

Except as otherwise provided in any applicable Facility Agreement with respect to voluntary prepayments, the Borrower shall have the right, upon not less than three Business Days’ prior written notice to the Intercreditor Agent and each Facility Agent and, to the extent such voluntary prepayment is to be made with the net proceeds received in respect of any Replacement Debt, upon delivery of the certifications required pursuant to Section 6.3 (Replacement Debt) with the advanced notice contemplated therein to the Intercreditor Agent and each Facility Agent, to make voluntary prepayments of Loans, in multiples of $1,000,000, or in such other amounts related to the net proceeds received in respect of any Replacement Debt, in each case either in whole or in part, at any time.

(b)

Each notice of voluntary prepayment shall be irrevocable, except that a notice of voluntary prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or debt instruments in respect of Replacement Debt, in which case such notice may be revoked by the Borrower (by written notice to the Intercreditor Agent and each Facility Agent on or prior to the specified effective date) if such condition is not satisfied. Within 30 days after the revocation of the notice of voluntary prepayment in accordance with the provisions of this clause (b), the Borrower shall pay any Funding Losses incurred by any Facility Lender as a result of such notice and revocation.

(c)

In the case of a partial voluntary prepayment, the Borrower may not make such voluntary prepayment with respect to Term Loans (i) prior to the Project Phase 1 Completion Date unless it certifies to the Intercreditor Agent (and the Independent Engineer concurs with such certification in writing; provided that no such confirmation will be required for any reduction with respect to any Replacement Debt) that such voluntary prepayment will not result in the Obligors’ having an insufficient amount of committed or funded capital (on the basis of all other available funds, including funds in the Construction Account, remaining Facility Debt Commitments and/or the proceeds of any Replacement Debt to be deposited into the Construction Account concurrently with such cancellation) to fund the remaining expenditures required to achieve the Project Phase 1

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Completion Date by the Phase 1 LNG Facility Date Certain or the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain, in accordance with the Construction Budget and Schedule, or (ii) after the Project Phase 1 Completion Date and prior to the Project Phase 2 Completion Date unless it certifies to the Intercreditor Agent (and the Independent Engineer concurs with such certification in writing; provided that no such confirmation will be required for any reduction with respect to any Replacement Debt) that such voluntary prepayment will not result in the Obligors’ having an insufficient amount of committed or funded capital (on the basis of all other available funds, including funds in the Construction Account, remaining Facility Debt Commitments and/or the proceeds of any Replacement Debt to be deposited into the Construction Account concurrently with such cancellation) to fund the remaining expenditures required to achieve the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain, in accordance with the Construction Budget and Schedule.

(d)

Except as provided in Section 3.7 (Pro Rata Payment), voluntary prepayments will be applied pro rata among each Senior Creditor Group under this Agreement (and in the case of outstanding Term Loans, pro rata, without regard to whether such Term Loans are Initial Senior Debt or Incremental Senior Debt except as otherwise provided in the Credit Facility Agreement) based on the Loans outstanding on the date of such prepayment and otherwise as directed by the Borrower.

3.6	Prepayment Fees and Funding Losses

Any prepayment (whether a mandatory prepayment or voluntary prepayment) of Loans or cancellation of Facility Debt Commitments, including prepayments or cancellations made in accordance with this Article 3 (Repayment, Prepayment and Cancellation), Section 6.3 (Replacement Debt) or Section 19.5 (Mitigation Obligations; Replacement of Lenders) shall, in each case, be made without any prepayment charges, fees, premium, penalty or other charges other than (a) Funding Losses incurred (if any are required to be paid pursuant to the terms of the applicable Facility Agreement) and (b) prepayment fees, premia, penalties or charges specified in any Facility Agreement, including for Working Capital Debt. Unless otherwise specified in an individual Facility Agreement, Funding Losses (if any) with respect to any prepayment shall be payable only if such prepayment is made on a date other than a CTA Payment Date.

3.7	Pro Rata Payment

Except as specified in Section 6.3(a)(viii) (Replacement Debt) or to the extent that any Facility Lender waives or declines receipt of its Pro Rata Payment of any prepayment in accordance with the terms of any Senior Debt Instrument to which

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CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

it is a party, at any time the Borrower makes a payment or prepayment in whole or in part of the Senior Debt Obligations owed to one or more Facility Lenders, the Borrower shall make a Pro Rata Payment to all other Facility Lenders (and in the case of outstanding Term Loans, pro rata); provided that:

(a)

except as otherwise provided in any individual Facility Agreement, the mandatory prepayments described in Section 3.4(a)(vi) (Mandatory Prepayments – Illegality) will be applied pro rata only to the affected Loans and not pro rata to each Loan;

(b)

(i) a voluntary prepayment of Loans made under the Credit Facility Agreement or any other Facility Agreement for Loans that are not Working Capital Debt may be made without a pro rata repayment of Loans under any Facility Agreement for Working Capital Debt (and, conversely, a voluntary prepayment of Loans under any Facility Agreement for Working Capital Debt may be made without a voluntary prepayment of Loans under any other Facility Agreement) and (ii) only the mandatory prepayments set forth in Section 3.4(a)(iii) (Mandatory Prepayments – LNG SPA Prepayment Events) (but only to the extent set forth in, and subject to the requirements of, Section 8.2 (LNG SPA Mandatory Prepayment)) will be applied pro rata with respect to any Working Capital Debt; and

(c)	the following prepayments will not be subject to the pro rata payment requirement:

(i)

a voluntary or mandatory prepayment of Loans to Facility Lenders under a Facility Agreement, whose Loans thereunder have been amended and extended in accordance with its terms, to the extent such Facility Lenders have agreed to a non pro rata prepayment, in which case prepayments to such Facility Lenders shall be made on the basis set forth in the relevant Facility Agreement, as amended and extended, in accordance with the terms of such agreement;

(ii)

a voluntary prepayment of Loans to only certain affected Facility Lenders or only Facility Lenders under certain affected Facility Agreements made pursuant to Section 3.2 (Right of Repayment and Cancellation in Relation to a Single Facility Lender) or Section 19.5 (Mitigation Obligations; Replacement of Lenders) or comparable provisions to those described in Section 3.2 (Right of Repayment and Cancellation in Relation to a Single Facility Lender) or Section 19.5 (Mitigation Obligations; Replacement of Lenders) under a Facility Agreement;

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(iii)

a voluntary prepayment that is financed with proceeds of Replacement Debt; provided that such prepayment will be pro rata across all then-outstanding Loans, including, with respect to Term Loans under the Credit Facility Agreement, without regard to whether such Term Loans are Initial Senior Debt or Incremental Senior Debt (other than Working Capital Debt), except as otherwise required by Section 6.3(a)(i)(C) (Replacement Debt); and

(iv)

a payment or prepayment to a Senior Creditor if such payment or prepayment is made in the applicable circumstances set forth in sub- clauses (B), (C), (D) and (E) of Section 2.3(a)(ii) (Payments and Prepayments – Pro Rata Payment of Senior Debt Obligations) of the Common Security and Account Agreement.

3.8	Reductions and Cancellations of Facility Debt Commitments

(a)

The Borrower may cancel Facility Debt Commitments, in whole or in part, in multiples of $5,000,000, pro rata among each Facility Lender (and in the case of the Credit Facility Agreement, without regard to whether such Facility Debt Commitments were made pursuant to the Original Credit Facility Agreement or the Credit Facility Agreement) (except, in each case, in the case of a cancellation of Facility Debt Commitments in accordance with the Facility Agreement, as specified in Section 6.3(a)(viii) (Replacement Debt) or otherwise in the case where the Borrower is entitled to make a non-pro rata cancellation or prepayment pursuant to Section 3.2 (Right of Repayment and Cancellation in Relation to a Single Facility Lender) and Section 3.7 (Pro Rata Payment)), subject to any minimum cancellation amounts required under the Facility Agreement, by giving at least three Business Days’ prior written notice to the Intercreditor Agent and the applicable Facility Agent or such other notice period required under the applicable Facility Agreement; provided that a notice of cancellation may state that such notice is conditioned upon the effectiveness of other credit facilities or debt instruments in respect of Replacement Debt, in which case such notice may be revoked by the Borrower (by written notice to the Intercreditor Agent and the applicable Facility Agent on or prior to the specified effective date) if such condition is not satisfied.

(b)

Within 30 days of the date of the notice of cancellation delivered in accordance with sub-clause (a) above, the Borrower shall pay any Funding Losses incurred by any Facility Lender as a result of such notice and revocation.

(c)

The Borrower may not make a voluntary cancellation under this Section 3.8 (Reductions and Cancellations of Facility Debt Commitments) with respect to the Term Loan Commitments (i) prior to the Project Phase 1 Completion Date unless it certifies to the Intercreditor Agent (and the Independent Engineer concurs with such certification in writing; provided that no such

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confirmation will be required for any cancellation with respect to any Replacement Debt) that such voluntary cancellation shall not result in the Obligors’ having an insufficient amount of funded or committed capital (on the basis of all other available funds, including funds in the Construction Account, remaining Term Loan Commitments and/or the proceeds of any Replacement Debt to be deposited into the Construction Account concurrently with such cancellation) to fund the remaining expenditures required in order to achieve the Project Phase 1 Completion Date by the Phase 1 LNG Facility Date Certain or the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain in accordance with the Construction Budget and Schedule or (ii) after the Project Phase 1 Completion Date and prior to the Project Phase 2 Completion Date unless it certifies to the Intercreditor Agent (and the Independent Engineer concurs with such certification in writing; provided that no such confirmation will be required for any cancellation with respect to any Replacement Debt) that such voluntary cancellation will not result in the Obligors’ having an insufficient amount of committed or funded capital (on the basis of all other available funds, including funds in the Construction Account, remaining Term Loan Commitments and/or the proceeds of any Replacement Debt to be deposited into the Construction Account concurrently with such cancellation) to fund the remaining expenditures required to achieve the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain, in accordance with the Construction Budget and Schedule.

(d)

Notwithstanding anything in this Section 3.8 (Reductions and Cancellations of Facility Debt Commitments) to the contrary, the procedure for cancellation related to a mandatory prepayment pursuant to Section 3.4 (Mandatory Prepayments) shall be subject to the terms of the applicable mandatory prepayment in Section 3.4 (Mandatory Prepayments) or elsewhere in the Finance Documents and not this Section 3.8 (Reductions and Cancellations of Facility Debt Commitments).

3.9	Late Payments

Except as otherwise provided under any Facility Agreement, if any amounts required to be paid by the Borrower under this Agreement or the other Finance Documents (including principal or interest payable on any disbursement and any fees and other amounts otherwise payable to any Secured Party) remain unpaid after such amounts are due (whether at stated maturity, by acceleration or otherwise), the Borrower shall pay interest on the overdue amount (including, to the extent allowable under applicable law, on overdue interest) from the date due until such past due amounts are paid in full at a per annum rate equal to the Default Rate and such interest shall be payable on demand.

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3.10	No Borrowing or Reinstatement

No amounts of Loans which have been cancelled, repaid or prepaid in accordance with this Article 3 (Repayment, Prepayment and Cancellation) and the relevant Facility Agreement may be reborrowed; provided that Working Capital Debt may be repaid and reborrowed in accordance with the terms of its applicable Facility Agreement.

4.	CONDITIONS PRECEDENT

4.1	Conditions to Initial Closing Date and Initial Advance

The Initial Closing and the obligation of each Facility Lender to make available its Initial Advance shall be subject to the satisfaction or waiver by each of the Facility Lenders of each of the following, and no other, common conditions precedent, in each case in form and substance reasonably satisfactory to, each of the Facility Lenders, and, where applicable, with sufficient copies for, each Facility Agent acting on the instructions of the Facility Lenders under the applicable Facility Agreement:

(a)

Execution and Delivery of the Finance Documents. Receipt by the Facility Lenders, Collateral Agent and the Intercreditor Agent of true, complete and correct copies of the Original Finance Documents (other than Direct Agreements, which are addressed in clause (b) (Delivery of Material Project Agreements; Direct Agreements) below) and by the Account Bank of the Original Common Security and Account Agreement, executed and delivered by the parties thereto;

(b)	Delivery of Material Project Agreements; Direct Agreements. Receipt by the Facility Lenders and the Intercreditor Agent of:

(i)

the Phase 1 Initial LNG SPAs, under which, in respect of the Qualifying LNG SPAs, LNG Buyers have committed to purchase a quantity of LNG equal to not less than the Base Committed Quantity as described in clause (a) of the definition thereof and subject to the DPU LNG SPA Quantity Restrictions, each of which shall have been duly authorized, executed and delivered by the parties thereto; and

(A)

as to which, in respect of the Qualifying LNG SPAs, (1) all conditions precedent thereunder shall have been satisfied or waived by or concurrently with the CP Satisfaction Date, (2) the CP Satisfaction Date shall occur on or prior to the date of the Initial Advance, (3) no event of LNG SPA Force Majeure shall have occurred and be continuing and (4) no default, event of default or other event or condition shall have occurred and be continuing that provides the applicable LNG Buyer the right to cancel or terminate such Qualifying LNG SPA in accordance with the terms thereof;

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(B)

a certificate of the Obligor that is party to such agreement certifying that (1) the copy of such agreement provided to the Facility Lenders is a true, correct and complete copy of such document, and (2) such agreement is in full force and effect and no term or condition of such agreement has been amended from the form thereof delivered to the Facility Lenders prior to the Initial Closing Date (other than amendments in accordance with the Finance Documents and provided to the Intercreditor Agent); and

(C)

with respect to any Qualifying LNG SPA, a Direct Agreement, substantially in the form attached as Schedule G (Forms of Direct Agreement) of the Original Common Security and Account Agreement (or otherwise reasonably acceptable to the Facility Lenders);

(ii)

with respect to each Phase 1 Material Project Agreement (including the Phase 1 Excess Capacity LNG SPA and other than any Subsequent Material Project Agreement or any Replacement Material Contract and other than as provided in sub-clause (i) above with respect to the LNG SPAs):

(A)

a copy of such agreement (other than any Restricted Document which shall be delivered in accordance with the requirements of Section 12.6(c) (Confidentiality) of the Original Common Security and Account Agreement and Section 23.7 (Confidentiality) of the Original Common Terms Agreement), which shall have been duly authorized, executed and delivered by the parties thereto, as to which no force majeure event (as defined in each such Phase 1 Material Project Agreement) has occurred and is continuing except as set forth on Schedule H (Material Project Agreements and Certain Other Contracts) of the Original Common Terms Agreement;

(B)

a certificate of the Obligor that is party to such agreement certifying that (1) the copy of such agreement provided to the Facility Lenders is a true, correct and complete copy of such document, and (2) such agreement is in full force and effect and no term or condition of such agreement has been amended from the last form thereof delivered to the Facility Lenders prior to the Initial Closing Date (other than amendments in accordance with the Finance Documents and provided to the Intercreditor Agent); and

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(C)

a Direct Agreement, either substantially in the form attached as Schedule G (Forms of Direct Agreement) of the Original Common Security and Account Agreement (or otherwise reasonably acceptable to the Collateral Agent), with each counterparty to such agreement, to the extent such Direct Agreement is required to be delivered by the Initial Closing Date pursuant to Section 3.4 (Direct Agreements) of the Original Common Security and Account Agreement;

(iii)

with respect to each Site Works Contract, a notice of collateral assignment reasonably acceptable to the Collateral Agent, delivered to each counterparty to a Site Works Contract and to Keller Holdings, Inc.;

(iv)

with respect to each Phase 1 Material Project Agreement (other than any Subsequent Material Project Agreement or any Replacement Material Contract), a copy of all performance security, letters of credit and guarantees (A) required to be delivered under each Phase 1 Material Project Agreement by the Phase 1 Material Project Counterparties as of the Initial Closing Date and (B) delivered by one or more parent companies of the Pledgor to Phase 1 Material Project Counterparties (all of which, for the avoidance of doubt, will be replaced by Letters of Credit following the Initial Closing) and a certificate of each Obligor that copies of all such performance security, letters of credit and guarantees required to be delivered pursuant to this clause (iv) have been provided to the Facility Lenders; and

(v)

all Phase 1 Material Project Agreements (or any amendments thereto) that were made available for viewing to the Facility Lenders after the date of the Initial Commitment Letter shall be in form and substance satisfactory to the Facility Lenders.

(c)

Material Project Agreement Default. As of the Initial Closing Date, no material default or event of default of any Obligor, and to the Knowledge of each Obligor, no material default or event of default of any counterparty exists under any Phase 1 Material Project Agreement;

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(d)	FERC Order. The FERC Order:

(i)	has been obtained by the Borrower with respect to the LNG Facility and by the Guarantor with respect to the Gator Express Pipeline;

(ii)	is in full force and effect;

(iii)	is final and non-appealable; and

(iv)	is free from conditions and requirements:

(A)	the compliance with which could reasonably be expected to have a Material Adverse Effect; or

(B)

that the applicable Obligor does not expect to be able to satisfy on or prior to the commencement of the relevant stage of Project Phase 1 Development except to the extent that failure to satisfy such condition or requirement could not reasonably be expected to have a Material Adverse Effect;

(e)	Export Authorizations. Each of the FTA Authorization and the Non-FTA Authorization:

(i)	has been obtained by the Borrower;

(ii)	is in full force and effect;

(iii)	is free from conditions or requirements:

(A)	the compliance with which could reasonably be expected to have a Material Adverse Effect; or

(B)

that the Borrower does not expect to be able to satisfy on or prior to the commencement of the relevant stage of the Project Phase 1 Development except to the extent that failure to so satisfy such condition could not reasonably be expected to have a Material Adverse Effect;

(f)

Opinions from Counsel. Receipt by the Intercreditor Agent and the Credit Facility Secured Parties of the legal opinions and reliance letters set forth in Schedule C-1 (Table of Requirements for Legal Opinions – Conditions to Initial Closing) of the Original Common Terms Agreement and in accordance with the requirements therein, with such changes thereto as may be in form and substance reasonably satisfactory to the Intercreditor Agent;

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(g)	Project Development. Receipt by the Intercreditor Agent of true, complete and correct copies of:

(i)

a certificate of the Obligors attaching the Construction Budget and Schedule with respect to the Project Phase 1 Development, substantially in the form attached as Schedule D–1 (Construction Budget and Schedule – Construction Budget) and Schedule D—2 (Construction Budget and Schedule – Construction Schedule) of the Original Common Terms Agreement, which shall include a list or schedule of the amount of Project Costs paid by the Obligors prior to the Initial Closing Date, and certifying that: (A) such budget and schedule is the best reasonable estimate of the information set forth therein as of the date of such certificate; and (B) such budget and schedule is based on assumptions made in good faith and believed reasonable at the time made in light of the legal and factual circumstances then applicable to the Project Phase 1 Development and is consistent with the requirements of the Transaction Documents as of the Initial Closing Date;

(ii)

a certificate of the Obligors attaching the Base Case Forecast as of the Initial Closing Date, which demonstrates compliance with the Base Case Sizing Criteria as of the Initial Closing Date, and certifying that: (A) the projections in the Base Case Forecast were made in good faith; and (B) the assumptions on the basis of which such projections were made were believed by the Borrower (when made and delivered) to be reasonable and consistent with the Construction Budget and Schedule and the Transaction Documents as of the Initial Closing Date;

(iii)

a final report of the Independent Engineer (including certifications and discussions therein relating to the adequacy of the contingency relating to the Project to satisfy potential cost overruns with respect to the Project Phase 1 Development), together with a reliance letter from the Independent Engineer in form and substance reasonably satisfactory to the Credit Facility Agent;

(iv)	a final report of the CCRA Consultant, together with a reliance letter from the CCRA Consultant in form and substance reasonably satisfactory to the Credit Facility Agent;

(v)	a final report prepared by the Market Consultant, together with a reliance letter from the Market Consultant in form and substance reasonably satisfactory to the Credit Facility Agent;

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(vi)

final reports prepared by the Environmental Consultants, described on Schedule X (Phase I Environmental Assessments) of the Original Common Terms Agreement, together with a reliance letter from each Environmental Consultant, each in form and substance reasonably satisfactory to the Credit Facility Agent; and

(vii)

a certificate of the Independent Engineer (A) concurring with the Borrower’s certification in sub-clause (i) above and (B) validating the Obligors’ list or schedule of the amount of Project Costs paid by the Borrower prior to the Initial Closing Date referred to in sub- clause (i) above;

(h)	Financial Statements. Receipt by the Intercreditor Agent of:

(i)	a certified copy of the most recent pro forma balance sheet of each Obligor; and

(ii)	to the extent delivered to the Borrower or the Guarantor under any Phase 1 Material Project Agreement, financial statements of the Phase 1 Material Project Counterparties;

(i)	Insurance. Receipt by the Intercreditor Agent of:

(i)

a report from the Insurance Advisor, prepared in accordance with generally accepted consulting practices together with a certificate of the Insurance Advisor confirming that the insurance policies to be provided in compliance with Section 12.28 (Insurance Covenant) of the Original Common Terms Agreement conform to the requirements specified in the Finance Documents and are in accordance with Prudent Industry Practices; and

(ii)	a reliance letter from the Insurance Advisor in form and substance reasonably satisfactory to the Credit Facility Agent;

(j)	Real Property.

(i)

Receipt by the Collateral Agent of (A) a Survey and (B) a Title Policy (with respect only to the LNG Facility Site and not the laydown lease) conforming to the requirements specified in the definition of each such term; and

(ii)

Receipt by the Collateral Agent of: (A) an estoppel certificate from the lessor for the Lease described in clause (a) of the definition of “Leases” that includes a consent in respect of the Access License Agreement described in clause (a) of the definition of “Access License Agreements”; and (B) an estoppel certificate from the lessor for the Lease described in clause (b) of the definition of “Leases”.

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CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(k)	Bank Regulatory Requirements. Receipt by the Intercreditor Agent and each other Finance Party that is a party to this Agreement:

(i)

at least three Business Days prior to the Initial Closing Date, with respect to each of the Collateral Parties, of a certified electronic copy of each of the documents listed in Schedule E (Know Your Customer Documentation) of the Original Common Terms Agreement that are required in order for each Facility Lender to carry out all necessary “know your customer” or similar requirements and such other information as may be reasonably required by such Facility Lender to address such requirement, including those reasonably required to ensure compliance with anti-money laundering procedures (including the USA Patriot Act) in its relevant jurisdiction, in each case to the extent not otherwise delivered to the relevant Finance Party at or prior to the Initial Closing Date (and provided that any subsequent changes in such documents or updates to information contained therein shall be so delivered in accordance with this clause (k)(i)); and

(ii)

at least three Business Days prior to the Initial Closing Date, a Beneficial Ownership Certification from the Borrower if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation;

(l)

Officer’s Certificates. Receipt by the Intercreditor Agent of a copy of a duly executed certificate of each of the Collateral Parties and, with respect to sub-clauses (i)–(iii) below, of each Affiliated Service Counterparty:

(i)

attaching a copy of the Constitutional Documents of each of the Collateral Parties and each Affiliated Service Counterparty, together with any amendments thereto (and certifying that such Constitutional Documents have not been revoked or amended since the date of the attached Constitutional Documents);

(ii)

attaching copies of resolutions approving the Collateral Parties’ and the Affiliated Service Counterparties’ entry into the Finance Documents and Phase 1 Material Project Agreements, as applicable (and certifying that such resolutions have not been revoked or amended since the date of adoption thereof);

(iii)	attaching incumbency certificates in respect of signatories; and

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CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(iv)

certifying that the conditions in clauses (c) (Material Project Agreement Default) and (m) (Representations and Warranties) of this Section 4.1 (Conditions to Initial Closing Date and Initial Advance) have been met;

(m)

Representations and Warranties. Each of the representations and warranties of the Obligors as set forth under Article 5 (Representations and Warranties of the Obligors) of this Agreement is true and correct in all material respects (except for those qualified by materiality, each of which shall be true and correct in all respects) as to such Obligor on and as of the Initial Closing Date as if made on and as of the Initial Closing Date (or if stated to have been made solely as of an earlier date, as of such earlier date);

(n)

Establishment of Accounts. Receipt by the Collateral Agent (with a copy to the Intercreditor Agent) of evidence that each of the Accounts required to be in existence as of the Initial Closing Date has been established as required pursuant to the Original Common Security and Account Agreement;

(o)	Lien Search; Perfection of Security. Receipt by the Collateral Agent of copies or evidence, as the case may be, of the following actions in connection with the perfection of the Collateral:

(i)

completed requests for information or copies of the UCC search reports and tax lien, judgment and litigation search reports for the State of Delaware and the State of Louisiana, and any other jurisdiction reasonably requested by any of the Facility Agents that name each Obligor or the Pledgor as debtor, together with copies of each UCC financing statement, fixture filing or other filings listed therein, which evidences no Liens on the Collateral, other than Permitted Liens; all dated within 15 Business Days prior to the Initial Closing Date;

(ii)

UCC financing statements, fixture filings or other filings reflecting the Liens granted pursuant to the Original Common Security and Account Agreement and the other Security Documents that any of the Facility Agents may deem necessary or desirable in order to perfect the first priority Liens (subject to Permitted Liens) created thereunder; and

(iii)	the Collateral is subject to the perfected first priority Lien (subject only to Permitted Liens) established pursuant to the Security Documents;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(p)

Fees; Expenses. Irrevocable instructions for the payment to each of the Facility Agents for its own account, or for the account of the relevant Facility Lender entitled thereto, of all fees due and payable as of the Initial Closing Date pursuant to the Finance Documents, and all costs and expenses (including reasonable costs, fees and expenses of legal counsel and Consultants) payable thereunder for which reasonably detailed invoices have been presented to the Borrower at least three Business Days prior to the Initial Closing Date;

(q)

Authority to Conduct Business. Receipt by the Intercreditor Agent of satisfactory evidence, including certificates of good standing, dated no more than five Business Days prior to the Initial Closing Date, from the Secretary of the State of Louisiana and the Secretary of State of the State of Delaware, as applicable, of the authority of each Collateral Party and Affiliated Service Counterparty to carry on its business;

(r)

Total Capitalization. The aggregate Term Loan Commitments are not more than 75% of the then-current estimate of Project Costs projected in the Construction Budget and Schedule as of the Initial Closing Date to be incurred by the Obligors for the Project Phase 1 Development;

(s)	Lien Waivers. Receipt by the Intercreditor Agent of Lien Waivers as have then been required pursuant to each of the Phase 1 Material Construction Contracts and the Site Works Contracts;

(t)	Flood Insurance. Receipt by each of the Facility Lenders of the following flood coverage documents from the Borrower, in each case to be satisfactory to each of the Facility Lenders:

(i)

a completed “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function (a “Flood Certificate”) with respect to the anticipated real property comprising the LNG Facility Site (including leasehold interests therein) expected to be included in the Collateral (“Mortgaged Property”), which Flood Certificate shall:

(A)	be addressed to the Credit Facility Agent;

(B)	provide for “life of loan” monitoring; and

(C)

otherwise comply with the National Flood Insurance Program created by the US Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004 and any successor statutes (the “Flood Program”);

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(ii)

if the Flood Certificate states that any structure comprising a portion of the anticipated Mortgaged Property will be located in a special flood hazard area (as defined pursuant to applicable flood insurance regulations), the Borrower’s written acknowledgment of receipt of written notification from the Credit Facility Agent and any Facility Lender requesting the same:

(A)	as to the existence of such Mortgaged Property; and

(B)	as to whether the community in which such Mortgaged Property will be located is participating in the Flood Program;

(u)	Notes. Receipt of copies of the notes requested by the Facility Lenders pursuant to their Facility Agreement, as applicable, duly authorized, executed and delivered by the Borrower;

(v)

Litigation; Regulatory Action. There are no actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of each Obligor, threatened (in writing) against such Obligor that have had or could reasonably be expected to have a Material Adverse Effect;

(w)	Releases under Bridge Loan.

(i)

Receipt by the Intercreditor Agent of a release letter, in form and substance reasonably satisfactory to the Intercreditor Agent, confirming that all security interests, pledges, encumbrances, and/or other Liens on the Pledgor’s Equity Interests in the Obligors securing the Bridge Loan have been released or shall be released, concurrently with the consummation of the transactions contemplated by the Transaction Documents; and

(ii)

the Obligors shall have repaid, or made arrangements to repay, all outstanding Indebtedness and other obligations incurred and outstanding in connection with the Bridge Loan, substantially concurrently with the Initial Closing Date, in accordance with the Funds Flow Memorandum delivered in accordance with Section 4.1(dd) (Funds Flow Memorandum).

(x)

Assignment of Sponsor Intercompany Loan and Mortgage. Receipt by the Intercreditor Agent of assignment agreements, in form and substance reasonably satisfactory to the Intercreditor Agent, assigning the Sponsor Intercompany Loan to the Credit Facility Agent and assigning the Mortgage to the Collateral Agent, concurrently with the consummation of the transactions contemplated by the Transaction Documents in place as of the Initial Closing Date;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(y)

No Force Majeure. To the knowledge of the Obligors, no event of force majeure (as defined under the applicable Phase 1 Material Project Agreement) has occurred and is continuing under any Phase 1 Material Project Agreement the consequences of which could reasonably be expected to have a Material Adverse Effect;

(z)

Absence of Default. No Unmatured Loan Facility Event of Default or Loan Facility Event of Default has occurred and is Continuing on such date or could reasonably be expected to result from the consummation of the transactions contemplated by the Transaction Documents in place as of the Initial Closing Date;

(aa)	Equity Funding Commitments and Minimum Funded Amount.

(i)

The aggregate amount of equity commitment support securing the unfunded amount of equity funding commitments (before giving effect to any Equity Funding as of the Initial Closing Date) is equal to at least $2,000,000,000 and the Intercreditor Agent shall have been provided a copy of each equity commitment document;

(ii)

Plaquemines Holdings shall have indirectly made, or made arrangements to indirectly make, substantially concurrently with the Initial Closing Date, an equity contribution in an amount equal to at least $1,250,000,000 pursuant to an initial equity contribution agreement in accordance with the Funds Flow Memorandum delivered in accordance with Section 4.1(dd) (Funds Flow Memorandum); and

(iii)	the Senior Debt/Equity Ratio shall be no greater than 75:25 after giving effect to any Equity Funding and borrowing of Term Loans on the Initial Closing Date;

(bb)

Notice to Proceed. Issuance by the Borrower and the Guarantor, as applicable, of the “Notice to Proceed” or “FNTP”, as applicable, under and in accordance with each of the Phase 1 Material Construction Contracts;

(cc)	Delivery of Material Permits. The Intercreditor Agent has received a copy of each material Permit (including the FERC Order, the FTA Authorization and Non-FTA Authorization);

(dd)	Funds Flow Memorandum. Delivery by the Borrower of the memorandum setting forth the flow of funds on the Initial Closing Date;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(ee)	Due Diligence CPs. The Borrower shall have satisfied each of the following conditions:

(i)

the Borrower shall have received written confirmation from BHES that the basis of design of the UOP-delivered pre-treatment systems does not affect any performance guarantee (including any minimum performance guarantee or unconditional performance obligation) under the PIS 2021 Purchase Order, PIS 2022 Purchase Order or Phase 1 LTS Purchase Order; and

(ii)	execution of a Change Order to the Phase 1 EPC Contract resolving the “Open Cost Items” for purposes of the Phase 1 EPC Contract;

(ff)

Equator Principles. Reasonable satisfaction of customary Lender diligence in respect of Equator Principles matters, and implementation (to the extent required as of the Initial Closing Date) in all material respects of the “Equator Principles Action Plan” (as described in the Independent Engineer’s final report); and

(gg)

Insurance. Receipt by each Lender of satisfactory documentary evidence of either (a) the payment of insurance premiums on or before the Initial Closing Date or (b) the concurrent payment on the Initial Closing Date, in each case, sufficient to ensure that the Borrower’s flood insurance policy is in full force and effect as of the Initial Closing Date.

The foregoing conditions were satisfied or waived on, and the Initial Closing Date occurred on, May 25, 2022.

4.2	Conditions to Upsize Closing Date

The Upsize Closing shall be subject to the satisfaction or waiver by each of the Facility Lenders of each of the following, and no other, common conditions precedent, in each case in form and substance reasonably satisfactory to, each of the Facility Lenders, and, where applicable, with sufficient copies for, each Facility Agent acting on the instructions of the Facility Lenders under the applicable Facility Agreement:

(a)	Execution and Delivery of the Finance Documents.

(i)

Receipt by the Facility Lenders, Collateral Agent and the Intercreditor Agent of true, complete and correct copies of the Common Terms Agreement, the Common Security and Account Agreement, the Credit Facility Agreement, the Intercreditor Agreement and the Pledgor Reaffirmation Agreement dated as of the Upsize Closing Date and the other Finance Documents (other

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

than Direct Agreements, which are addressed in clause (b) (Delivery of Material Project Agreements; Direct Agreements) below) and by the Account Bank of the Common Security and Account Agreement, executed and delivered by the parties thereto; and

(ii)

Receipt by the Intercreditor Agent of true, complete and correct copies of the Project Phase 2 Development Debt Conditions Satisfaction Notice and Request for Consent evidencing the consent of each Initial Senior Creditor to the incurrence of the Incremental Senior Debt or the replacement of any non-consenting Initial Senior Creditor pursuant to Section 6.4 (Project Phase 2 Development Debt) of the Original Common Terms Agreement;

(b)	Delivery of Material Project Agreements; Direct Agreements. Receipt by the Facility Lenders and the Intercreditor Agent of:

(i)

the LNG SPAs, under which, in respect of the Qualifying LNG SPAs, LNG Buyers have committed to purchase a quantity of LNG equal to not less than the Base Committed Quantity as described in clause (b) of the definition thereof and subject to the DPU LNG SPA Quantity Restrictions, each of which shall have been duly authorized, executed and delivered by the parties thereto; and

(A)

as to which, in respect of the Qualifying LNG SPAs, (1) all conditions precedent thereunder shall have been satisfied or waived by or concurrently with the CP Satisfaction Date, (2) the CP Satisfaction Date shall occur on or prior to the Upsize Closing Date, (3) no event of LNG SPA Force Majeure shall have occurred and be continuing and (4) no default, event of default or other event or condition shall have occurred and be continuing that provides the applicable LNG Buyer the right to cancel or terminate such Qualifying LNG SPA in accordance with the terms thereof;

(B)

a certificate of the Obligor that is party to such agreement certifying that (1) the copy of such agreement provided to the Facility Lenders is a true, correct and complete copy of such document, and (2) such agreement is in full force and effect and no term or condition of such agreement has been amended from the form thereof delivered to the Facility Lenders prior to the Upsize Closing Date (other than amendments in accordance with the Finance Documents and provided to the Intercreditor Agent); and

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(C)

with respect to any Qualifying LNG SPA executed subsequent to the Initial Closing Date, a Direct Agreement, substantially in the form attached as Schedule G (Forms of Direct Agreement) of the Common Security and Account Agreement (or otherwise reasonably acceptable to the Facility Lenders);

(ii)

with respect to each Material Project Agreement (including the Excess Capacity LNG SPAs and other than any Subsequent Material Project Agreement or any Replacement Material Contract and other than as provided in sub-clause (i) above with respect to the LNG SPAs):

(A)

a copy of such agreement (other than any Restricted Document which shall be delivered in accordance with the requirements of Section 12.6(c) (Confidentiality) of the Common Security and Account Agreement and Section 23.7 (Confidentiality) below), which shall have been duly authorized, executed and delivered by the parties thereto, as to which no force majeure event (as defined in each such Material Project Agreement) has occurred and is continuing except as set forth on Schedule H (Material Project Agreements and Certain Other Contracts);

(B)

a certificate of the Obligor that is party to such agreement certifying that (1) the copy of such agreement provided to the Facility Lenders is a true, correct and complete copy of such document, and (2) such agreement is in full force and effect and no term or condition of such agreement has been amended from the last form thereof delivered to the Facility Lenders prior to the Upsize Closing Date (other than amendments in accordance with the Finance Documents and provided to the Intercreditor Agent); and

(C)

a Direct Agreement, either substantially in the form attached as Schedule G (Forms of Direct Agreement) of the Common Security and Account Agreement (or otherwise reasonably acceptable to the Collateral Agent), with each counterparty to such agreement, to the extent such Direct Agreement is required to be delivered by the Upsize Closing Date pursuant to Section 3.4 (Direct Agreements) of the Common Security and Account Agreement;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(iii)

with respect to each Material Project Agreement (other than any Subsequent Material Project Agreement or any Replacement Material Contract), a copy of all performance security, letters of credit and guarantees (A) required to be delivered under each Material Project Agreement by the Material Project Counterparties as of the Upsize Closing Date and (B) delivered by one or more parent companies of the Pledgor to Material Project Counterparties (all of which, for the avoidance of doubt, will be replaced by Letters of Credit following the Upsize Closing) and a certificate of each Obligor that copies of all such performance security, letters of credit and guarantees required to be delivered pursuant to this clause (iii) have been provided to the Facility Lenders; and

(iv)

all Material Project Agreements (or any amendments thereto) that were made available for viewing to the Facility Lenders after the date of the Upsize Commitment Letter shall be in form and substance satisfactory to the Facility Lenders.

(c)

Material Project Agreement Default. As of the Upsize Closing Date, no material default or event of default of any Obligor, and to the Knowledge of each Obligor, no material default or event of default of any counterparty exists under any Material Project Agreement;

(d)	FERC Order. The FERC Order:

(i)	has been obtained by the Borrower with respect to the LNG Facility and by the Guarantor with respect to the Gator Express Pipeline;

(ii)	is in full force and effect;

(iii)	is final and non-appealable; and

(iv)	is free from conditions and requirements:

(A)	the compliance with which could reasonably be expected to have a Material Adverse Effect; or

(B)

that the applicable Obligor does not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development except to the extent that failure to satisfy such condition or requirement could not reasonably be expected to have a Material Adverse Effect;

(e)	Export Authorizations. Each of the FTA Authorization and the Non-FTA Authorization:

(i)	has been obtained by the Borrower;

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CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(ii)	is in full force and effect;

(iii)	is free from conditions or requirements:

(A)	the compliance with which could reasonably be expected to have a Material Adverse Effect; or

(B)

that the Borrower does not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development except to the extent that failure to so satisfy such condition could not reasonably be expected to have a Material Adverse Effect;

(f)

Opinions from Counsel. Receipt by the Intercreditor Agent and the Credit Facility Secured Parties of the legal opinions and reliance letters set forth in Schedule C - 2 (Table of Requirements for Legal Opinions – Conditions to Upsize Closing) and in accordance with the requirements therein, with such changes thereto as may be in form and substance reasonably satisfactory to the Intercreditor Agent;

(g)	Project Development. Receipt by the Intercreditor Agent of true, complete and correct copies of:

(i)

a certificate of the Obligors attaching the updated Construction Budget and Schedule with respect to the Development, substantially in the form attached as Schedule D - 1 (Construction Budget and Schedule – Construction Budget) and Schedule D - 2 (Construction Budget and Schedule – Construction Schedule) hereto, which shall include a list or schedule of the amount of Project Costs paid by the Obligors with respect to the Phase 2 LNG Facility prior to the Upsize Closing Date, and certifying that: (A) such budget and schedule is the best reasonable estimate of the information set forth therein as of the date of such certificate; and (B) such budget and schedule is based on assumptions made in good faith and believed reasonable at the time made in light of the legal and factual circumstances then applicable to the Development and is consistent with the requirements of the Transaction Documents;

(ii)

a certificate of the Obligors attaching the updated Base Case Forecast, which demonstrates compliance with the Base Case Sizing Criteria, and certifying that: (A) the projections in the Base Case Forecast were made in good faith; and (B) the assumptions on the basis of which such projections were made were believed by the Borrower (when made and delivered) to be reasonable and consistent with the Construction Budget and Schedule and the Transaction Documents;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(iii)

an updated final report of the Independent Engineer (including certifications and discussions therein relating to the adequacy of the contingency relating to the Project to satisfy potential cost overruns with respect to the Development), together with a reliance letter from the Independent Engineer in form and substance reasonably satisfactory to the Credit Facility Agent;

(iv)	a final report of the CCRA Consultant, together with a reliance letter from the CCRA Consultant in form and substance reasonably satisfactory to the Credit Facility Agent;

(v)

the reports entitled “Plaquemines LNG Project – Updated Final Commercial Due Diligence Report,” dated March 14, 2022 and “Independent Commercial Evaluation Report – Plaquemines Phase 2 LNG Project,” dated February 3, 2023, together with a reliance letter from the Market Consultant in form and substance reasonably satisfactory to the Credit Facility Agent;

(vi)

final reports prepared by the Environmental Consultants, described on Schedule X (Phase I Environmental Assessments) hereto, together with a reliance letter from each Environmental Consultant, each in form and substance reasonably satisfactory to the Credit Facility Agent; and

(vii)

a certificate of the Independent Engineer (A) concurring with the Borrower’s certification in sub-clause (i) above and (B) validating the Obligors’ list or schedule of the amount of Project Costs in relation to the Phase 2 LNG Facility paid by the Borrower prior to the Upsize Closing Date referred to in sub-clause (i) above, which such list shall specify such Project Costs paid (x) from the Excess Equity Proceeds Account and (y) by the Sponsor;

(h)	Financial Statements. Receipt by the Intercreditor Agent of:

(i)	a certified copy of the most recent pro forma balance sheet of each Obligor;

(ii)

copies of the most recent financial statements of the Obligors delivered pursuant to Section 10.1(a)(i) of the Original Common Terms Agreement, together with a certificate executed by an Authorized Officer of each of the Obligors certifying that such financial statements fairly present in all material respects the financial condition and results of operations of the Obligors on the dates and for the periods indicated in accordance with GAAP, subject to the absence of notes and normal year-end audit adjustments; and

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(iii)	to the extent delivered to the Borrower or the Guarantor under any Material Project Agreement, financial statements of the Material Project Counterparties;

(i)	Insurance. Receipt by the Intercreditor Agent of:

(i)

a report from the Insurance Advisor, prepared in accordance with generally accepted consulting practices together with a certificate of the Insurance Advisor confirming that the insurance policies to be provided in compliance with Section 12.28 (Insurance Covenant) conform to the requirements specified in the Finance Documents and are in accordance with Prudent Industry Practices; and

(ii)	a reliance letter from the Insurance Advisor in form and substance reasonably satisfactory to the Credit Facility Agent;

(j)	[Reserved].

(k)	Bank Regulatory Requirements. Receipt by the Intercreditor Agent and each other Finance Party that is a party to this Agreement:

(i)

at least three Business Days prior to the Upsize Closing Date, with respect to each of the Collateral Parties, of a certified electronic copy of each of the documents listed in Schedule E (Know Your Customer Documentation) that are required in order for each Facility Lender to carry out all necessary “know your customer” or similar requirements and such other information as may be reasonably required by such Facility Lender to address such requirement, including those reasonably required to ensure compliance with anti- money laundering procedures (including the USA Patriot Act) in its relevant jurisdiction, in each case to the extent not otherwise delivered to the relevant Finance Party at or prior to the Upsize Closing Date (and provided that any subsequent changes in such documents or updates to information contained therein shall be so delivered in accordance with this clause (k)(i)); and

(ii)

at least three Business Days prior to the Upsize Closing Date, a Beneficial Ownership Certification from the Borrower if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(l)

Officer’s Certificates. Receipt by the Intercreditor Agent of a copy of a duly executed certificate of each of the Collateral Parties and, with respect to sub-clauses (i)—(iii) below, of each Affiliated Service Counterparty:

(i)

attaching a copy of the Constitutional Documents of each of the Collateral Parties and each Affiliated Service Counterparty, together with any amendments thereto (and certifying that such Constitutional Documents have not been revoked or amended since the date of the attached Constitutional Documents);

(ii)

attaching copies of resolutions approving the Collateral Parties’ and the Affiliated Service Counterparties’ entry into the Finance Documents and Material Project Agreements, as applicable (and certifying that such resolutions have not been revoked or amended since the date of adoption thereof);

(iii)	attaching incumbency certificates in respect of signatories; and

(iv)	certifying that the conditions in clauses (c) (Material Project Agreement Default) and (m) (Representations and Warranties) of this Section 4.2 (Conditions to Upsize Closing Date) have been met;

(m)

Representations and Warranties. Each of the representations and warranties of the Obligors as set forth under Article 5 (Representations and Warranties of the Obligors) of this Agreement is true and correct in all material respects (except for those qualified by materiality, each of which shall be true and correct in all respects) as to such Obligor on and as of the Upsize Closing Date as if made on and as of the Upsize Closing Date (or if stated to have been made solely as of an earlier date, as of such earlier date);

(n)

LNG SPAs. No actual LNG SPA Prepayment Event or Unmatured LNG SPA Prepayment Event (i) has occurred and is continuing or (ii) could reasonably be expected to occur after giving effect to the Project Phase 2 Development;

(o)	Lien Search; Perfection of Security. Receipt by the Collateral Agent of copies or evidence, as the case may be, of the following actions in connection with the perfection of the Collateral:

(i)

completed requests for information or copies of the UCC search reports and tax lien, judgment and litigation search reports for the State of Delaware and the State of Louisiana, and any other jurisdiction reasonably requested by any of the Facility Agents that name each Obligor or the Pledgor as debtor, together with copies of each UCC financing statement, fixture filing or other filings listed therein, which evidences no Liens on the Collateral, other than Permitted Liens; all dated within 15 Business Days prior to the Upsize Closing Date;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(ii)

UCC financing statements, fixture filings or other filings reflecting the Liens granted pursuant to the Common Security and Account Agreement and the other Security Documents that any of the Facility Agents may deem necessary or desirable in order to perfect the first priority Liens (subject only to Permitted Liens) created thereunder; and

(iii)	the Collateral is subject to the perfected first priority Lien (subject only to Permitted Liens) established pursuant to the Security Documents;

(p)

Fees; Expenses. Irrevocable instructions for the payment to each of the Facility Agents for its own account, or for the account of the relevant Facility Lender entitled thereto, of all fees due and payable as of the Upsize Closing Date pursuant to the Finance Documents, and all costs and expenses (including reasonable costs, fees and expenses of legal counsel and Consultants) payable thereunder for which reasonably detailed invoices have been presented to the Borrower at least two Business Days prior to the Upsize Closing Date;

(q)

Authority to Conduct Business. Receipt by the Intercreditor Agent of satisfactory evidence, including certificates of good standing, dated no more than five Business Days prior to the Upsize Closing Date, from the Secretary of the State of Louisiana and the Secretary of State of the State of Delaware, as applicable, of the authority of each Collateral Party and Affiliated Service Counterparty to carry on its business;

(r)

Total Capitalization. The aggregate Term Loan Commitments are not more than 75% of the then-current estimate of Project Costs projected in the Construction Budget and Schedule as of the Upsize Closing Date to be incurred by the Obligors for the Development;

(s)	Lien Waivers. Receipt by the Intercreditor Agent of Lien Waivers as have then been required pursuant to each of the Phase 2 Material Construction Contracts;

(t)	Flood Insurance. Receipt by each of the Facility Lenders of the following flood coverage documents from the Borrower, in each case to be satisfactory to each of the Facility Lenders:

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(i)	a Flood Certificate with respect to the Mortgaged Property, which Flood Certificate shall:

(A)	be addressed to the Credit Facility Agent;

(B)	provide for “life of loan” monitoring; and

(C)	otherwise comply with the Flood Program;

(ii)

if the Flood Certificate states that any structure comprising a portion of the anticipated Mortgaged Property will be located in a special flood hazard area (as defined pursuant to applicable flood insurance regulations), the Borrower’s written acknowledgment of receipt of written notification from the Credit Facility Agent and any Facility Lender requesting the same:

(A)	as to the existence of such Mortgaged Property; and

(B)	as to whether the community in which such Mortgaged Property will be located is participating in the Flood Program;

(u)	Notes. Receipt of copies of the notes requested by the Facility Lenders pursuant to their Facility Agreement, as applicable, duly authorized, executed and delivered by the Borrower;

(v)

Litigation; Regulatory Action. There are no actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of each Obligor, threatened (in writing) against such Obligor that have had or could reasonably be expected to have a Material Adverse Effect;

(w)

No Force Majeure. To the knowledge of the Obligors, no event of force majeure (as defined under the applicable Material Project Agreement) has occurred and is continuing under any Material Project Agreement the consequences of which could reasonably be expected to have a Material Adverse Effect;

(x)

Absence of Default. No Unmatured Loan Facility Event of Default or Loan Facility Event of Default has occurred and is Continuing on such date or could reasonably be expected to result from the consummation of the transactions contemplated by the Transaction Documents;

(y)	Equity Funding Commitments and Minimum Funded Amount.

(i)

At least $1,667,029,445.58 shall have been contributed to the Borrower on the Upsize Closing Date and deposited into the Construction Account (as verified by the Account Bank) concurrently with the consummation of the transactions contemplated by the Transaction Documents; and

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(ii)	the Senior Debt/Equity Ratio shall be no greater than 75:25 after giving effect to any Equity Funding on the Upsize Closing Date;

(z)	Notice to Proceed. Issuance by the Borrower of the “Notice to Proceed” or “FNTP”, as applicable, under and in accordance with the Phase 2 EPC Contract;

(aa)	Delivery of Material Permits. The Intercreditor Agent has received a copy of each material Permit (including the FERC Order, the FTA Authorization and Non-FTA Authorization);

(bb)	Funds Flow Memorandum. Delivery by the Borrower of the memorandum setting forth the flow of funds on the Upsize Closing Date;

(cc)

Equator Principles. Reasonable satisfaction of customary Lender diligence in respect of Equator Principles matters, and implementation (to the extent required as of the Upsize Closing Date) in all material respects of the “Equator Principles Action Plan” (as described in the Independent Engineer’s final report); and

(dd)

Insurance. Receipt by each Lender of satisfactory documentary evidence of either (a) the payment of insurance premiums on or before the Upsize Closing Date or (b) the concurrent payment on the Upsize Closing Date, in each case, sufficient to ensure that the Borrower’s flood insurance policy is in full force and effect as of the Upsize Closing Date.

4.3	Conditions to Each Term Loan Advance

Except as specified in Section 14.4(b) (Project Phase 2 Completion Date Waterfall – Final Advance of Term Loans), the obligation of each Facility Lender (other than the Working Capital Lenders) to make available any Advance of Term Loans is subject to the satisfaction or waiver of the following (and, in the case of any Advance of Term Loans other than the Initial Advance, no other) common conditions precedent:

(a)

Disbursement Request. Receipt by the applicable Facility Agent of a Disbursement Request substantially in the form set forth in Schedule B-1 (Disbursement Request Form (Term Loans)) (and in such form as required pursuant to each Facility Agreement), which shall:

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CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(i)

be for an amount that does not exceed (A) Project Costs reasonably expected to be due or incurred within the next 45 days succeeding the date of the proposed Advance minus (B) the amount estimated to be on deposit in the Construction Account on the date of such Advance;

(ii)	include a certification from the Borrower (and, in the case of the certifications set forth in sub-clauses (A), (B), (C) and (D) below, to which the Independent Engineer reasonably concurs):

(A)

that the Independent Engineer has received from the Borrower (1) a detailed breakdown of the Project Costs to be funded pursuant to such Advance and (2) copies of or access to each invoice related to Project Costs incurred since the most recent Advance (or in the case of the first Advance after the Initial Closing Date, since Initial Closing) that is for more than $500,000 (excluding any invoices related to Permitted Hedging Instruments, Senior Debt or any Permitted Finance Costs and non-construction transaction costs and expenses) and, to the extent necessary, additional invoices so that the Independent Engineer has received invoices with respect to each prior Advance representing at least 90% of the applicable Project Costs (excluding any invoices related to Permitted Hedging Instruments, Senior Debt or any Permitted Finance Costs and non-construction transaction costs and expenses) incurred since the most recent Advance;

(B)

that the amount of the Advance being requested (1) is supported by such information provided by the Obligors to the Independent Engineer and certified by the Borrower as true, correct and complete with respect to the matter under review or (2) with respect to any evidence that constitutes estimated information, is based on reasonable good faith projections reasonably satisfactory to the Independent Engineer; provided that the Independent Engineer will not be required to evaluate the reasonableness of the projections with respect to funds used or funds related to payments under Permitted Hedging Instruments, Senior Debt, any Permitted Finance Costs and non-construction transaction costs or expenses;

(C)

(1) that the construction of the Project Facilities is proceeding substantially in accordance with the construction schedule set out in the Construction Budget and Schedule or, if not so proceeding, any delays shall, prior to the Project Phase 1 Completion Date, not be reasonably expected to

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cause the Project Phase 1 Completion Date to otherwise not be achieved by the Phase 1 LNG Facility Date Certain or not be reasonably expected to cause the Project Phase 2 Completion Date to otherwise not be achieved by the Phase 2 LNG Facility Date Certain and, after the Project Phase 1 Completion Date and prior to the Project Phase 2 Completion Date, not be reasonably expected to cause the Project Phase 2 Completion Date to otherwise not be achieved by the Phase 2 LNG Facility Date Certain, (2) as to the current utilization of previous Advances and (3) that the Facility Debt Commitments, and funds on deposit in the Construction Account, Contingency Reserve Account and the Permitted Finance Costs Reserve Account (including any Equity Funding remaining on deposit in the Construction Account) are sufficient, prior to the Project Phase 1 Completion Date, to achieve the Project Phase 1 Completion Date by the Phase 1 LNG Facility Date Certain and the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain and, after the Project Phase 1 Completion Date and prior to the Project Phase 2 Completion Date, to achieve the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain;

(D)

that the Independent Engineer has received evidence that the full amount of the proceeds of the last preceding Advance has been either (1) paid in accordance with the Finance Documents or (2) retained in the Construction Account;

(E)	that construction reports that are then due pursuant to Section 10.4 (Construction Reports) have been provided to the Intercreditor Agent;

(F)

that the Borrower reasonably believes, prior to the Project Phase 1 Completion Date, that the Project Phase 1 Completion Date shall occur on or prior to the Phase 1 LNG Facility Date Certain and the Project Phase 2 Completion Date shall occur on or prior to the Phase 2 LNG Facility Date Certain and, after the Project Phase 1 Completion Date and prior to the Project Phase 2 Completion Date, that the Project Phase 2 Completion Date shall occur on or prior to the Phase 2 LNG Facility Date Certain;

(G)

that each of the conditions in clauses (b) (Representations and Warranties), (c) (Absence of Default), (d) (Permits), (e) (Collateral), (i) (Senior Debt/Equity Ratio) and (j) (Export Authorizations) below have been met;

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(H)

none of the Construction Contractors has sought a Change Order to which such Construction Contractor is entitled for any EPC Change in Law as contemplated under Section 12 (Changes in the Work) of the Phase 1 EPC Contract, Section 12 (Changes in the Work) of the Phase 2 EPC Contract or the corresponding provision of the Material Construction Contract that would, taking into account the increase in the contract price thereunder, cause the condition set forth in sub-clause (C) above not to be satisfied; and

(I)	as to compliance with the Senior Debt/Equity Ratio specified in clause (i) of this Section 4.3 (Conditions to Each Term Loan Advance);

(iii)

include either (A) a list of all Change Orders for more than $20 million not theretofore submitted to the Intercreditor Agent, together with a statement by the Borrower that copies of the same have been submitted to the Independent Engineer prior to the date of the applicable Disbursement Request or (B) a Borrower statement that all Change Orders for more than $20 million have previously been submitted to the Intercreditor Agent and the Independent Engineer;

(b)

Representations and Warranties. Each of the Repeated Representations made by such Obligor is true and correct in all material respects, except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects, as to such Obligor on and as of the date of such Advance as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date);

(c)

Absence of Default. No Unmatured Loan Facility Event of Default or Loan Facility Event of Default has occurred and is Continuing on such date or could reasonably be expected to result from the consummation of the transactions contemplated by the Transaction Documents;

(d)	Permits. The Intercreditor Agent shall have received a copy of each material Permit to the extent required by Section 10.4(b)(x) (Construction Reports).

(e)

Collateral. The Collateral is subject to the perfected first priority Lien (subject only to Permitted Liens) in accordance with the requirements of, and established pursuant to, the Security Documents.

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(f)	Real Property. Receipt by the Collateral Agent of a Disbursement Endorsement;

(g)	Lien Waivers. Receipt by the Intercreditor Agent of Lien Waivers as have then been required pursuant to each of the Material Construction Contracts and Site Works Contracts;

(h)

Fees; Expenses. Receipt by each of the Facility Agents for its own account, or for the account of the relevant Facility Lender entitled thereto, of, or issuance of irrevocable instructions to pay from the proceeds of the Advance, all fees due and payable on and as of the date of the Advance pursuant to the Finance Documents, and all costs and expenses (including reasonable costs, fees and expenses of legal counsel and Consultants) payable thereunder for which reasonably detailed invoices have been presented to the Borrower at least three Business Days prior to the Advance;

(i)

Senior Debt/Equity Ratio. The Senior Debt/Equity Ratio shall be no greater than 75:25, as confirmed by the Borrower (or, if the Senior Debt/Equity Ratio is greater than 75:25, a corresponding amount of Equity Funding shall be made concurrently with the applicable Advance to cause the Senior Debt/Equity Ratio to be no greater than 75:25); and

(j)

Export Authorizations. No Impairment of any Required Export Authorization with respect to any Required LNG SPA has occurred and is continuing that could reasonably be expected to result in a Material Adverse Effect. For the avoidance of doubt, if such an Impairment ceases to be continuing, whether as a result of an Export Authorization Remediation or otherwise, this condition will be deemed fulfilled.

4.4	Conditions to Each Advance under the Working Capital Facility

The obligation of each Working Capital Lender to make available any Advance of Upsized Senior Debt is subject to the satisfaction or waiver of the following (and no other) common conditions precedent:

(a)

Disbursement Request. If such disbursement request is a request for Working Capital Loans, receipt by the Credit Facility Agent of a Disbursement Request substantially in the form set forth in Schedule B-2 (Disbursement Request Form (Working Capital Loans));

(b)

Issuance Request. If such disbursement request is a request for Letters of Credit, receipt by the Credit Facility Agent of an Issuance Request substantially in the form set forth in Schedule B-3 (Issuance Request Form (Letters of Credit));

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(c)

Absence of Default. No Unmatured Loan Facility Event of Default or Loan Facility Event of Default has occurred and is Continuing on such date or could reasonably be expected to result from the consummation of the transactions contemplated by the Transaction Documents; and

(d)

Representations and Warranties. Each of the Repeated Representations made by each Obligor is true and correct in all material respects, except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects, as to such Obligor on and as of the date of such Advance as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date).

4.5	Satisfaction of Conditions

(a)	In relation to the Initial Closing and the Initial Advance:

(i)

each of the conditions precedent set forth in Section 4.1 (Conditions to Initial Closing Date and Initial Advance) and Section 4.3 (Conditions to Each Term Loan Advance) was satisfied or waived on the Initial Closing Date, (x) the Borrower delivered to the Intercreditor Agent a certificate to such effect (such certificate, the “Initial Closing Conditions Certificate”) and (y) the Intercreditor Agent delivered the Initial Closing Conditions Certificate to the Credit Facility Agent and, the Intercreditor Agent countersigned the Initial Closing Conditions Certificate and delivered the same to the Credit Facility Agent, solely for the purpose of acknowledging receipt of the Initial Closing Conditions Certificate and confirming such waivers (if any), and delivered such countersigned certificate to the Borrower (such countersigned Initial Closing Conditions Certificate referred to as the “Initial Closing Notice”); and

(ii)

the Disbursement Request with respect to the Initial Advance was delivered by the Borrower following the delivery of the Initial Closing Notice in accordance with the applicable requirements set forth in the Credit Facility Agreement.

(b)

In relation to the Upsize Closing, if each of the conditions precedent set forth in Section 4.2 (Conditions to Upsize Closing Date) has been satisfied or waived, (x) the Borrower shall deliver to the Intercreditor Agent a certificate to such effect (such certificate, the “Upsize Closing Conditions Certificate”) and (y) the Intercreditor Agent shall deliver the Upsize Closing Conditions Certificate to the Credit Facility Agent and unless a separate instrument effecting any such waiver has been signed by each of the relevant Parties, the Intercreditor Agent shall countersign the Upsize Closing Conditions Certificate and deliver the same to the Credit Facility

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Agent, solely for the purpose of acknowledging receipt of the Upsize Closing Conditions Certificate and confirming such waivers (if any), and deliver such countersigned certificate to the Borrower or otherwise provide the Borrower with a written confirmation of its receipt of the Borrower’s Upsize Closing Conditions Certificate (such countersigned Upsize Closing Conditions Certificate, or such Upsize Closing Conditions Certificate together with the Intercreditor Agent’s written confirmation of receipt thereof, is collectively referred to as the “Upsize Closing Notice”). The occurrence of the Upsize Closing and the obligation of each Term Lender (as defined in the Credit Facility Agreement) to make the initial Advance following the Upsize Closing Date is subject to the Intercreditor Agent’s delivery of the Upsize Closing Notice to the Borrower prior to or concurrently with the Upsize Closing.

(c)

In relation to each Advance made under any Additional Senior Debt such Advance shall be subject to satisfaction or waiver of such conditions precedent as may be set forth in the Facility Agreement for such Additional Senior Debt.

(d)

In relation to each Advance under a Facility Agreement, the Intercreditor Agent may waive one or more conditions precedent set out in this Article 4 (Conditions Precedent) or any additional conditions to disbursements under the applicable Facility Agreement upon receiving instructions regarding any such waiver from the Facility Agent under the Facility Agreement related to such Advance and the Intercreditor Agent shall promptly notify the Borrower of such waiver.

(e)

The conditions precedent in this Article 4 (Conditions Precedent) and under any Facility Agreement shall be interpreted to permit a single certificate from a Party certifying as to matters required by multiple sections and subsections of this Article 4 (Conditions Precedent).

5.	REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

5.1	Initial Representations and Warranties of the Obligors

Each Obligor makes the following, and no other, common representations and warranties to each Facility Lender. Each such representation and warranty is made at the Upsize Closing Date only:

(a)	Conduct of Business

In respect of each Obligor, it is not engaged in any business other than the Development as contemplated by its Constitutional Documents and the Transaction Documents then in effect.

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(b)	Material Permits

(i)	All material Permits (other than the FERC Order and the Export Authorizations) necessary for the Development are set forth in Schedule F (Material Permits) hereto, and:

(A)

as to those identified as such in the relevant schedule, have been duly obtained, were validly issued, are in full force and effect, and are not the subject of any pending appeal (or if subject to any appeal, such appeal does not have a reasonable probability of success and the applicable permit remains effective during such appeal) and all applicable fixed time periods for appeal set forth in the Government Rules pursuant to which such Permits were issued have expired or are Permits that do not have limits on appeal periods; or

(B)	as to those identified as such in the relevant schedule, are expected by the Obligors to be obtained in the ordinary course by the time they are necessary for the Development; and

(C)

in the case of the Permits described in sub-clause (A) above, are, or, in the case of the Permits described in sub-clause (B) above, are reasonably expected to be, free from conditions or requirements:

(1)	the compliance with which could reasonably be expected to have a Material Adverse Effect; or

(2)

which the Obligors do not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development for which such Permit is necessary, except to the extent that a failure to so satisfy such condition or requirement could not reasonably be expected to have a Material Adverse Effect.

(ii)

In respect of each Obligor, to its Knowledge, there is no action, suit or proceeding pending with respect to any material Permit set forth in Schedule F (Material Permits) attached hereto (not including the FERC Order or any Export Authorization) that could reasonably be expected to result in a Material Adverse Effect or if subject to any appeal, such appeal does not have a reasonable probability of success and the applicable permit remains effective during such appeal.

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(c)	Compliance with Laws

Except to the extent already contemplated under this Article 5 (Representations and Warranties of the Obligors) hereof, each Obligor is in material compliance with all material applicable Government Rules.

(d)	No Employees

None of the Obligors has any current or former employees.

(e)	Labor Matters

In respect of each Obligor, no strikes, lockouts or slowdowns in connection with it or the Project Facilities exist or, to its Knowledge, are threatened that could reasonably be expected to have a Material Adverse Effect.

(f)	Legal Name and Place of Business

(i)	The full and correct legal name, type of organization and jurisdiction of organization of each of the Obligors is as follows:

(A)	Venture Global Plaquemines LNG, LLC, a limited liability company organized under the laws of the State of Delaware; and

(B)	Venture Global Gator Express, LLC, a limited liability company organized under the laws of the State of Delaware.

(ii)	Except as set forth on Schedule 5.1(f)(ii) (Prior Locations), no Obligor has ever changed its name or location (as defined in Section 9-307 of the UCC); and

(iii)	On the Upsize Closing Date, the chief executive offices of the Obligors are located at 1001 19th Street North, Suite 1500, Arlington, VA 22209.

(g)	Sanctions, Anti-Corruption Laws and USA Patriot Act

The use of the proceeds of the Loans does not violate, and will not cause a violation by any person of, any Applicable Anti-Corruption Laws, Anti- Terrorism and Money Laundering Laws, or Sanctions, and none of the Obligors, the Sponsor or any of their respective Affiliates, nor, to the Knowledge of the Obligors, any of their respective directors, officers or employees, is:

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CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(i)

the target of Sanctions administered by the United States, including by OFAC and by the US Department of State, the European Union, any EU member state, or His Majesty’s Treasury of the United Kingdom;

(ii)

a Person listed in any Sanctions-related list of sanctioned Persons maintained by the United States, including by OFAC and the U.S. Department of State, by the United Nations Security Council, the European Union, any EU member state, or the His Majesty’s Treasury of the United Kingdom;

(iii)

a Person located, organized or resident in a country, territory, or region that is, or whose government is, the target of Sanctions under OFAC or by the US Department of State, the European Union, any EU member state, or His Majesty’s Treasury or the United Kingdom (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, and the non- government controlled areas of Ukraine in the oblasts of Zaporizhzhia and Kherson);

(iv)	a Person owned or controlled by a Person or Persons, country, territory, or region in (i) through (iii) (each such person in (i) through (iv), a “Sanctioned Person”); or

(v)

the subject of any action or investigation by any Governmental Authority with respect to any actual or alleged violation of any Applicable Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws, or Sanctions.

The Obligors and the Sponsor, and, to the Knowledge of the Obligors, their respective Affiliates, directors, officers and employees, are in material compliance with Applicable Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws, and Sanctions.

The Obligors and the Sponsor and, to the Knowledge of the Obligors, their respective Affiliates have instituted and maintain policies and procedures reasonably designed to promote compliance with Applicable Anti- Corruption Laws, Anti-Terrorism and Money Laundering Laws, and Sanctions.

(h)	Financial Condition

In respect of each Obligor, there has been no change in its financial condition, operations or business since the date of the financial statements referred to in Section 4.2(h) (Conditions to Upsize Closing Date – Financial Statements) that could reasonably be expected to have a Material Adverse Effect.

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(i)	Information; Projections

In respect of each Obligor, except as otherwise disclosed by it in writing, no information furnished in writing to the Senior Creditors by or on behalf of it in connection with the transactions contemplated by the Transaction Documents or delivered to the Collateral Agent, any Consultant or a Facility Agent in connection therewith (or their counsel), when taken as a whole, contains, as of the date of such information, any untrue statement of a material fact pertaining to it or the Development or omits to state a material fact pertaining to it or the Development necessary to make the statements contained herein or therein not misleading in any material respect (provided that no representation or warranty is made with respect to any forecast, estimate, forward-looking information, information of a general economic or general industry nature or pro forma calculation made in the Construction Budget and Schedule, this Agreement or Base Case Forecast, including with respect to the start of operations of the Project Facilities, the Project Phase 1 Completion Date, the Project Phase 2 Completion Date, final capital costs or operating costs of the Development, oil prices, Gas prices, LNG prices, electricity prices, Gas reserves, rates of production, Gas market supplies, LNG market demand, exchange rates or interest rates, rates of taxation, rates of inflation, transportation volumes or any other forecasts, projections, assumptions, estimates or pro forma calculations, except that they are based on assumptions made in good faith and believed reasonable at the time made in light of the legal and factual circumstances then applicable to the Development, and it makes no representation as to the actual attainability of any projections set forth in the Base Case Forecast or Construction Budget and Schedule, or any such other items listed in this proviso). Without limiting the generality of the foregoing, no representation or warranty shall be made by any Obligor as to any information or material provided by a Consultant (except to the extent such information or material originated with such Obligor).

(j)	Environmental and Social

Except as set forth in Schedule G (Disclosure Schedule) hereto:

(i)	Except as could not reasonably be expected to result in a Material Adverse Effect, each Obligor and the Project Facilities are, and have been, in compliance with all applicable Environmental Laws;

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(ii)

there are no past or present facts, circumstances, conditions, events or occurrences, including Releases of Hazardous Materials by the Obligors or with respect to the Project Facilities or any Real Estate on which any Project Facilities are located, that could reasonably be expected to give rise to any Environmental Claims that could reasonably be expected to have a Material Adverse Effect or cause the Project Facilities to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Laws that could reasonably be expected to have a Material Adverse Effect (excluding restrictions on the transferability of Permits upon the transfer of ownership of assets subject to such Permit);

(iii)

Hazardous Materials have not at any time been Released at, on, under or from the Project Facilities, or any Real Estate on which they are situated, by an Obligor or, to the Knowledge of such Obligor, other Persons, other than in material compliance at all times with all applicable Environmental Laws or in such manner as otherwise could not reasonably be expected to result in a Material Adverse Effect;

(iv)

there have been no material environmental investigations, studies, audits, reviews or other analyses relating to environmental site conditions that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect and that have been conducted by, or that are in the possession or control of, the Obligors in relation to the Project Facilities, or any Real Estate on which they are situated, that have not been provided to the Collateral Agent; and

(v)

the Obligors have not received any letter or request for information under Section 104 of CERCLA, or comparable state laws, and to the Knowledge of the Obligors, none of the operations of the Obligors is the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Materials relating to the Project Facilities, or any Real Estate on which they are situated, or at any other location, including any location to which the Obligors have transported, or arranged for the transportation of, any Hazardous Materials with respect to the Development, which, in each case above, could reasonably be expected to have a Material Adverse Effect.

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(k)	Taxes

In respect of each Obligor, it (or, for the purposes of this clause (k) as it relates to U.S. federal income taxes, if it is a disregarded entity for U.S. federal income tax purposes, its first regarded owner for U.S. federal income tax purposes) has timely filed or caused to be filed all income tax returns that are required to be filed by or in respect of such Obligor and all other material tax returns that are required to be filed, and has paid (i) all Taxes shown to be due and payable on such returns or on any material assessments made against or in respect of such Obligor or any of its property and (ii) all other material Taxes imposed on or in respect of such Obligor or its property by any Governmental Authority (other than Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP), and no tax Liens (other than Permitted Liens) have been filed and no claims are being asserted with respect to any such Taxes (other than claims which are being contested in good faith).

(l)	Regulatory Matters

(i)	None of the Obligors is subject to regulation:

(A)	under Section 3 of the Natural Gas Act;

(B)	as a “natural-gas company” as such term is defined in the Natural Gas Act;

(C)	under PUHCA; or

(D)	under the Louisiana Government Rules as a “public utility” or a “gas utility”;

provided that the Borrower is subject to the provisions of Section 3 of the Natural Gas Act (1) for the siting, construction, expansion, and operation of the LNG Facility and (2) with respect to the export of LNG from the LNG Facility; and provided, further, that the Guarantor is subject to Section 7 of the Natural Gas Act with respect to the construction and operation of the Gator Express Pipeline, and each of the Obligors will become subject to provisions of the Natural Gas Act as a “natural-gas company” at such time as the Obligors, as applicable, engage in the transportation of “natural gas” (as such term is defined in the Natural Gas Act) in interstate commerce or the sale in interstate commerce of natural gas for resale; however, the Borrower will be subject to regulation as a “natural-gas company” under the Natural Gas Act only to the extent of natural gas sales pursuant to Part 284, Subpart L of FERC’s regulations.

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(ii)

None of the Collateral Agent nor the Senior Creditors, solely by virtue of the execution and delivery of the Finance Documents, the consummation of the transactions contemplated thereby, or the performance of obligations thereunder, shall be or become subject to the provisions of:

(A)	Section 3 of the Natural Gas Act;

(B)	the Natural Gas Act as a “natural-gas company” as such term is defined in such Act;

(C)	PUHCA; or

(D)	the Louisiana Government Rules as a “public utility” or a “gas utility”.

(m)	Transactions with Affiliates

In respect of each Obligor, it has not entered into any material agreement (other than the Material Project Agreements and any other agreements permitted by Section 12.21 (Transactions with Affiliates)) with the Sponsor or any of its Affiliates on terms and conditions which, in the aggregate, are less favorable to it than those that would be applicable in a comparable agreement with independent parties acting at arm’s length (or, if there is no comparable arm’s-length transaction, then on terms reasonably determined by such Obligor (acting through its board of managers, if applicable) to be fair and reasonable).

(n)	Solvency

In respect of each Obligor, it is and, upon the incurrence of any Senior Debt Obligations on the Upsize Closing Date and after giving effect to the transactions and the incurrence of Indebtedness in connection therewith, shall be Solvent.

(o)	Ranking of Senior Debt Obligations

Subject to Section 3.7 (Pro Rata Payment), the Senior Debt Obligations of each Obligor in respect of each Secured Party that is party to the Common Terms Agreement shall rank:

(i)	pari passu in right of payment and otherwise with its Senior Debt Obligations to each other Secured Party under the Finance Documents; and

(ii)	pari passu or senior in right of payment to all other Indebtedness of the Borrower whether now existing or hereafter outstanding.

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(p)	Operating Responsibilities

The administrative and operational responsibilities delegated to the Manager, the Operator and the Pipeline Operator, as applicable, pursuant to the Administrative Services Agreements and the O&M Agreements, collectively, constitute all the administrative and operational responsibilities necessary to comply with the obligations of the Obligors pursuant to the Transaction Documents.

(q)	Material Project Agreements

(i)

A list of each Material Project Agreement existing on the Upsize Closing Date, is attached as Schedule H (Material Project Agreements and Certain Other Contracts) hereto. The Schedule contains details of all amendments, amendments and restatements, supplements, waivers and interpretations modifying or clarifying any of the above. True, correct and complete copies of each of the aforementioned contracts have been delivered to the Intercreditor Agent and certified by the Borrower;

(ii)	To the Knowledge of each Obligor, all Material Project Agreements are in full force and effect;

(iii)

As of the Upsize Closing Date, no material default or event of default of any Obligor and, to the Knowledge of each Obligor, no material default or event of default of any counterparty exists under any Material Project Agreement;

(iv)

To the Knowledge of each Obligor, as of the Upsize Closing Date, the representations and warranties of the Material Project Counterparties under the Material Project Agreements are true and accurate in all material respects;

(v)

As of the Upsize Closing Date, (A) except as set forth on Schedule H (Material Project Agreements and Certain Other Contracts), no event of force majeure (as defined under the applicable Material Project Agreement) in respect of which a Material Project Counterparty has sought or would reasonably be expected to seek relief from performance under a Material Project Agreement has occurred and is continuing under any Material Project Agreement or (B) no other circumstance exists that would entitle a Material Project Counterparty to terminate a Material Project Agreement or suspend its performance thereunder has occurred and is continuing; and

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(vi)

Except as set forth on Schedule H (Material Project Agreements and Certain Other Contracts) hereto, none of the Material Project Agreements has been terminated or otherwise amended, modified, supplemented, transferred, impaired or, to the applicable Obligor’s Knowledge, assigned.

(r)	Equator Principles

As of the Upsize Closing Date, the Obligors are in compliance in all material respects with the Equator Principles.

(s)	Litigation

Except as set forth on Schedule G (Disclosure Schedule) hereto, there are no actions, suits, proceedings, investigations or similar actions pending or, to the knowledge of the Obligors, threatened in writing against the Borrower or the Guarantor that would reasonably be expected to result in a Material Adverse Effect.

(t)	Flood Insurance

The Borrower has complied with the covenant in Section 12.28(c) (Insurance Covenant) and otherwise obtained flood insurance for each portion of the Mortgaged Property located in a special flood hazard area (as defined pursuant to applicable flood insurance regulations) and such insurance is in full force and effect.

(u)	Liabilities

Except as set forth in Schedule G (Disclosure Schedule) hereto, other than liabilities incurred in connection with the consummation of the transactions contemplated by the Transaction Documents, there are no material liabilities of any Obligor of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that would be required to be reflected on a balance sheet of such Obligor prepared in accordance with GAAP other than those liabilities arising in the ordinary course of business and permitted under the Finance Documents.

(v)	Beneficial Ownership Certification

The information included in the Beneficial Ownership Certification is true and correct in all respects.

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(w)	No Event of Loss or Event of Taking

As of the Upsize Closing Date, no material Event of Loss or material Event of Taking has occurred or is, to the Borrower’s Knowledge, threatened or pending.

(x)	Due Authorization

The execution, delivery and performance of the Finance Documents have been duly authorized by all necessary action on the part of each Obligor that is a party thereto.

(y)	No Indebtedness

In respect of each Obligor, it has no Indebtedness other than Indebtedness incurred in accordance with Section 12.14 (Limitation on Indebtedness).

(z)	No Subordinated Debt

As of the Upsize Closing Date, neither Obligor has incurred Subordinated Debt since the Initial Closing Date and no Subordinated Debt is outstanding.

5.2	Repeated Representations and Warranties of the Obligors

Each Obligor makes the following representations and warranties to each Facility Lender. Unless otherwise indicated below, each such representation and warranty is made at the Upsize Closing Date, on the date of each Advance, on the Project Phase 1 Completion Date and on the Project Phase 2 Completion Date:

(a)	Organization

Each of the Obligors is a limited liability company duly organized validly existing and in good standing under the laws of the State of Delaware.

(b)	Financial Statements

The financial statements of the Obligors most recently furnished to the Intercreditor Agent (whether pursuant to Section 4.2(h) (Conditions to Upsize Closing Date – Financial Statements) or Section 10.1(a) (Accounting, Financial and Other Information)) present fairly in all material respects its financial condition as at the date thereof in accordance with GAAP (subject to normal year-end adjustments and except to the extent any notes to the financial statements would not be required thereunder) consistently applied.

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(c)	Power and Authority and Qualification

Each Obligor:

(i)	has the power and authority to execute, deliver, perform and incur obligations under the Transaction Documents then in effect to which it is a party;

(ii)	has the power and authority to make the assignment and grant the Lien and Security Interest granted in the Collateral pursuant to the Finance Documents;

(iii)

has the power and authority for the execution, delivery and performance of each of the Transaction Documents to which it is a party, each of the Transaction Documents has been duly authorized by it, and (assuming the due execution and delivery by the counterparties to the Obligors thereto) each of the Transaction Documents to which it is a party is in full force and effect and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as limited by general principles of equity and bankruptcy, insolvency and similar laws; and

(iv)

is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

(d)	No Conflicts

(i)

In respect of each of the Obligors, its Constitutional Documents do not conflict with or prevent execution or delivery or performance by it of the Transaction Documents then in effect to which it is a party;

(ii)

neither (x) any material law applicable to it, or agreement to which it is a party, nor (y) any order, judgment or decree to which it or any of its assets are subject conflict in any material respect with, or prevent execution or delivery or performance by it of, the Transaction Documents then in effect to which it is a party or conflict in any material respect with its Constitutional Documents;

(iii)

in respect of each of the Obligors, the Material Project Agreements then in effect to which it is a party do not conflict with or prevent execution or delivery or performance by it of the Finance Documents; and

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(iv)

the execution or delivery or performance by it of the Transaction Documents does not result in the creation or imposition of any Lien upon or with respect to any of its property or its assets now owned or hereafter acquired, other than Liens created under the Security Documents and other Permitted Liens.

(e)	Regulatory Matters

(i)

the FERC Order: (a) has been obtained by the Borrower with respect to the LNG Facility and by the Guarantor with respect to the Gator Express Pipeline, (b) is in full force and effect, and (c) is final and non-appealable;

(ii)

the Obligors are in material compliance with the FERC Order, and the FERC Order is free from conditions and requirements: (a) the compliance with which could reasonably be expected to have a Material Adverse Effect, or (b) that the applicable Obligor does not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development except to the extent that failure to satisfy such condition or requirement could not reasonably be expected to have a Material Adverse Effect;

(iii)	each of the FTA Authorization and the Non-FTA Authorization: (a) has been obtained by the Borrower, (b) is in full force and effect, and (c) is final and non-appealable; and

(iv)

the Borrower is in material compliance with each of the FTA Authorization and the Non-FTA Authorization, and each of the FTA Authorization and the Non-FTA Authorization is free from conditions and requirements: (a) the compliance with which could reasonably be expected to have a Material Adverse Effect, or (b) that the Borrower does not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development except to the extent that failure to satisfy such condition or requirement could not reasonably be expected to have a Material Adverse Effect.

(f)	ERISA

In respect of each Obligor, it:

(i)	does not sponsor or participate in, or have any obligation to contribute to, or any liability under, any Plan or Multiemployer Plan; and

(ii)	no ERISA Event has occurred or is reasonably expected to occur.

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(g)	Title
(i)

Except as otherwise permitted under the Finance Documents and other than with respect to real property (which is covered under clause (m) (Real Property) below), each Obligor owns good and valid title to all of its property and assets included in the Collateral, free and clear of all Liens other than Permitted Liens, and the Security Documents are effective to create a legal, valid and enforceable Lien on, and security interest in, all of the Collateral, and the Secured Parties have a first priority perfected security interest in the Collateral (subject to Permitted Liens); and

(ii)

No previous assignment of, or security interest in, any Obligor’s right, title and interest in any of the Collateral has been made or granted by any Obligor that remains in effect or is otherwise effective other than pursuant to the Finance Documents to which the Obligor is a party or in respect of Permitted Liens.

(h)	Subsidiaries

The Pledgor has no Subsidiaries other than the Obligors and none of the Obligors has any Subsidiaries.

(i)	Investment Company Act (Obligors)

In respect of each Obligor, it is not, and after giving effect to the issuance of the Senior Debt and the application of proceeds of the Senior Debt in accordance with the provisions of the Finance Documents shall not be, an “investment company” required to be registered under the Investment Company Act of 1940.

(j)	Margin Stock

(i)	No part of the proceeds of any Advance shall be used for the purpose of buying or carrying any Margin Stock or to extend credit to others for such purpose; and

(ii)

in respect of each Obligor, it is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Senior Debt shall be used for any purpose that violates, or would be inconsistent with, Regulations T, U or X of the Federal Reserve Board.

(k)	Minimum Insurance

Except as otherwise approved by the Insurance Advisor, any Minimum Insurances applicable to each of the Obligors are in full force and effect if required to be in effect at such time.

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(l)	No Loan Facility Declared Default or Event of Default

No Unmatured Loan Facility Event of Default, Loan Facility Event of Default or Loan Facility Declared Default has occurred and is Continuing.

(m)	Real Property

(i)

The Obligors collectively have good, legal and valid real property interests in the applicable portion of the Site pursuant to the Real Property Documents, in each case as is necessary for the Development at the time this representation and warranty is made;

(ii)	The Obligors do not have any real property interests other than with respect to the Site or except as set forth on Schedule 5.2(m) (Real Property Interests);

(iii)	No action has been commenced or is pending to terminate, restate or replace any Lease; and

(iv)

To the Knowledge of each Obligor, there is no default or existing condition which with the giving of notice or passage of time or both would cause a default under a Lease, and all rents due under the Leases have been timely paid in full.

(n)	Intellectual Property

The Obligors collectively own or have obtained and hold in full force and effect all material Intellectual Property that is necessary for carrying out the Development except for such items which are not required in light of the applicable stage of Development, and reasonably believe that they shall be able to obtain such items that are not owned or have not been obtained as of the date on which this representation and warranty is made or deemed repeated on or prior to the relevant stage of Development, provided that any such items shall not contain any material condition or material requirement that they do not expect to be able to satisfy without cost that could reasonably be expected to have a Material Adverse Effect.

(o)	Anti-Corruption Laws

(i)

None of the Obligors, or any of their Affiliates, nor, to the Knowledge of any of these entities, the Sponsor or any of its Affiliates, any of their respective directors, officers, agents, employees or other persons acting on behalf of them, is aware of or has taken any action, directly or indirectly, that would result in a violation by such entity of the Applicable Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws or Sanctions applicable to such Person; and

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(ii)	the Obligors have instituted and maintain policies and procedures reasonably designed to ensure compliance therewith in all material respects.

(p)	Collateral

The Collateral is subject to the perfected first priority Lien (subject only to Permitted Liens) established pursuant to the Security Documents.

(q)	No Material Adverse Effect.

Since December 31, 2021, no event, circumstance or change has occurred (other than matters of a general economic nature) that has caused or evidenced, or could reasonably be expected to result in, a Material Adverse Effect.

(r)	Accounts

Other than Authorized Investments held in accordance with the Common Security and Account Agreement, in respect of each Obligor, it does not have, and is not the beneficiary of, any bank account other than the Local Accounts, the Accounts and the Excluded Accounts.

(s)	Material Project Agreements

(i)

Each of the Material Project Agreements to which any Obligor is a party is in full force and effect to the Obligors’ Knowledge, and none of such Material Project Agreements has been terminated or otherwise amended, modified, supplemented, transferred, impaired or, to the Obligors’ Knowledge, assigned, except as permitted by the terms of the Finance Documents; and

(ii)	no material default or event of default of any Obligor or, to the Knowledge of each Obligor, of any counterparty, have occurred and are continuing under any Material Project Agreement.

(t)	Sufficiency of Funds

The Borrower reasonably believes that the Facility Debt Commitments and funds on deposit in the Construction Account, Contingency Reserve Account, the Phase 1 Pre-Completion Revenues Account, the Phase 2 Pre- Completion Revenues Account and the Permitted Finance Costs Reserve Account shall be sufficient to achieve the Project Phase 1 Completion Date by the Phase 1 LNG Facility Date Certain and the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain.

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(u)	Equity Interests and Ownership

The Equity Interests of each Obligor have been duly authorized and validly issued. There is no existing option, warrant, call, right, commitment or other agreement to which any Obligor is a party requiring, and there is no membership interest or other Equity Interests of Obligor outstanding which upon conversion or exchange would require, the issuance by any Obligor of any additional membership interests or other Equity Interests of any Obligor or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of any Obligor. The Obligors do not own any Equity Interests in any Person.

(v)	Environmental Claims; Permit Notices

(i)	Except as set forth in Schedule G (Disclosure Schedule) hereto, there is:

(A)

no Environmental Claim now pending or, to the Knowledge of each Obligor, threatened against it or the Project Facilities, or expressly with respect to its Permits or the Development, that in each case could reasonably be expected to have a Material Adverse Effect; and

(B)

no existing default by it under any applicable order, writ, injunction or decree of any Governmental Authority or arbitral tribunal with respect to Environmental Claims that could reasonably be expected to have a Material Adverse Effect; and

(ii)

In respect of each Obligor, it has not received any notice from any Governmental Authority asserting that any information set forth in any application submitted by or on behalf of it in connection with any material Permit that has been obtained as of the date this representation is made or deemed repeated was inaccurate or incomplete at the time of submission that could reasonably be expected to have a Material Adverse Effect.

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(w)	Tax Status

In respect of each Obligor, it is a limited liability company that is treated as a partnership for U.S. federal income tax purposes or an entity disregarded for U.S. federal income tax purposes as separate from its owner and not an association taxable as a corporation, and neither the execution or delivery of any Transaction Document nor the consummation of any of the transactions contemplated thereby shall affect such status.

(x)	Easements; Utilities; Services

All easements, leasehold and other real property interests, and all utility and other services, means of transportation, facilities, other materials and other related rights, that are necessary for the operation and maintenance of the Project, as currently conducted (and in light of the current status of Development), in accordance in all material respects with all applicable Government Rules and the Transaction Documents (including, to the extent applicable, gas, electrical, water and sewage services and facilities) are available to the applicable Obligor or, if not then available, are reasonably expected to be available to the applicable Obligor as and when needed for the operation and maintenance of the Project Facilities.

(y)	Development

No other material contracts are necessary for the Development of the Project Facilities at their respective current stages of development other than the Material Project Agreements in effect.

(z)	Affected Financial Institutions

As of the Upsize Closing Date, no Obligor is an Affected Financial Institution.

6.	INCURRENCE OF ADDITIONAL SENIOR DEBT

6.1	Permitted Senior Debt

(a)

The Borrower may from time to time enter into agreements to incur, and may incur, Senior Debt Obligations in addition to the Upsized Senior Debt Obligations that, for so long as the Common Terms Agreement remains in effect in accordance with its terms, consist only of Working Capital Debt and/or Replacement Debt (and shall satisfy the requirements of this Article 6 (Incurrence of Additional Senior Debt) applicable to such category of Senior Debt).

(b)

Each Senior Creditor Group Representative (on behalf of the Senior Creditors providing Additional Senior Debt) must accede to the Common Security and Account Agreement pursuant to, and in accordance with, the conditions set forth in Section 2.7 (Accession of Senior Creditor Group Representatives) of the Common Security and Account Agreement.

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(c)

Incurrence of Additional Senior Debt under one Section of this Article 6 (Incurrence of Additional Senior Debt) shall not preclude the incurrence of Additional Senior Debt under any other Section of this Article 6 (Incurrence of Additional Senior Debt), and the failure of the proposed Additional Senior Debt to meet the requirements of one Section of this Article 6 (Incurrence of Additional Senior Debt) shall not preclude the incurrence of such Additional Senior Debt if permitted under other Sections of this Article 6 (Incurrence of Additional Senior Debt).

(d)	Additional Senior Debt under this Article 6 (Incurrence of Additional Senior Debt) may be incurred under this Agreement and/or any other Senior Debt Instrument.

6.2	Working Capital Debt

(a)

The Borrower may incur senior secured, subordinate or unsecured Indebtedness (which, if secured on a pari passu basis, shall constitute Senior Debt) not exceeding an amount outstanding at any one time equal to the sum of:

(i)	an aggregate principal amount not to exceed the amount of the Working Capital Facility as of the Upsize Closing Date; and

(ii)	$500,000,000;

in each case outstanding in the aggregate at any one time under one or more working capital and/or letter of credit facilities (including, without limitation, the Working Capital Facility) (collectively, the “Working Capital Debt”) (x) (1) prior to the Project Phase 1 Completion Date, to satisfy the Obligors’ obligations related to purchases of natural gas and any costs and expenses related to the supply or transport of natural gas by the Obligors (including for testing or operations) including credit support (and mark to market) obligations in connection therewith, (2) after the Project Phase 1 Completion Date and prior to the Project Phase 2 Completion Date, (A) an amount equal to $1.0 billion (the “P2 WCF Sublimit”), to satisfy the Obligors’ obligations related to purchases of natural gas and any costs and expenses related to the supply or transport of natural gas by the Obligors (including for testing or operations) including credit support (and mark to market) obligations in connection therewith, and (B) the remainder, for any working capital purposes of the Obligors and (3) after the Project Phase 2 Completion Date, working capital purposes of the Obligors and (y) to fund reserve requirements, as the case may be, so long as:

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(I)

the all-in yield (whether in the form of interest rate margins, original issue discount (“OID”) or upfront fees) applicable to any additional Working Capital Facility will not be more than 0.25% higher than the corresponding all-in yield (giving effect to interest rate margins, OID, upfront fees and interest rate floors) for the then-existing Working Capital Facility unless the interest rate margins with respect to such then-existing Working Capital Facility are increased by an amount equal to the difference between the all-in yield with respect to the additional Working Capital Facility and the corresponding all-in yield on the then-existing Working Capital Facility; provided, further, that, in determining the all-in yield applicable to the foregoing (x) customary arrangement, underwriting, amendment or commitment fees payable to one or more arrangers shall be excluded, (y) OID and upfront fees paid to the lenders shall be included (with OID and upfront fees being equated to interest based on assumed four- year life to maturity or, if shorter, the actual weighted average life to maturity), and (z) if the new Working Capital Facility includes an interest rate floor greater than the applicable interest rate floor under the then- existing Working Capital Facility, such differential between interest rate floors shall be equated to an increase in the applicable interest rate margin with respect to such Working Capital Facilities for purposes of determining whether an increase to the interest rate margin under the existing Working Capital Facility shall be required, but only to the extent an increase in the interest rate floor in the existing Working Capital Facility would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to the existing Working Capital Facility shall be increased to the extent of such differential between interest rate floors; and

(II)	provided that the Borrower certifies that:

(A)	no Event of Default or Unmatured Event of Default:

(1)	has occurred and is Continuing; or

(2)	could reasonably be expected to occur after giving effect to the incurrence of the Working Capital Debt;

(B)

any Senior Debt Instrument governing the Working Capital Debt shall require the Borrower to reduce the principal amount relating to any revolving Loans thereunder to $0 for a period of at least five (5) consecutive Business Days at least once per calendar year; provided that this requirement shall not apply to letters of credit outstanding or Loans outstanding as a result of a draw under a letter of credit; provided further that amounts may not be borrowed under any one Facility Agreement for Working Capital Debt in order to meet this requirement under any other Facility

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Agreement for Working Capital Debt (it being acknowledged and agreed that the foregoing shall not limit the utilization by the Borrower of other Indebtedness that is permitted to be incurred pursuant to Section 12.14 (Limitation on Indebtedness) for such purposes to the extent the terms and conditions of such Indebtedness permit such utilization); and

(C)	the Intercreditor Agent has received, at least three Business Days before the incurrence of any such Working Capital Debt, a certificate from the Borrower that:

(1)	identifies each Senior Creditor Group Representative for, and each holder of, any such Working Capital Debt; and

(2)	attaches a copy of each proposed Senior Debt Instrument relating to any such Working Capital Debt.

(b)

Any provider of Working Capital Debt (or a Senior Creditor Group Representative on its behalf) that is secured shall accede as a Senior Creditor to the Common Security and Account Agreement, the Intercreditor Agreement and this Agreement, and shall share pari passu in the Collateral.

6.3	Replacement Debt

(a)

At any time and from time to time, the Borrower may incur additional senior secured, subordinate or unsecured Indebtedness (which, if secured on a pari passu basis, shall constitute Senior Debt) or enter into agreements with Persons who commit to provide additional Indebtedness in order to prepay or repay Senior Debt and/or replace all or part of the Facility Debt Commitments under one or more Loans (“Replacement Debt”), as the case may be, so long as and provided that the Borrower certifies that:

(i)	the Replacement Debt, taken as a whole:

(A)	has a weighted average life no less than the then-remaining weighted average life of that of the Senior Debt or the Facility Debt Commitments being prepaid or replaced, taken as a whole;

(B)	has a Final Maturity Date no earlier than the Senior Debt or the Facility Debt Commitments being prepaid or replaced; and

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(C)	may not be voluntarily prepaid or redeemed prior to having repaid the then-outstanding Term Loans in full and having cancelled all outstanding Term Loan Commitments;

(ii)

the Replacement Debt is incurred solely for the permitted prepayment, in whole or in part, of existing Senior Debt (and provisions, costs, prepayment premiums, fees or expenses associated with the Replacement Debt or the prepaid Senior Debt, as applicable (including, without duplication, (A) any Hedging Termination Amount with respect to any Permitted Hedging Instrument subject to the refinancing with the proposed Replacement Debt; (B) any amounts required to be deposited in a debt service reserve or similar reserve (or any interest during construction) account in connection with the issuance of such Replacement Debt; (C) upfront fees and/or original issue discount on, and transaction expenses relating to, such Replacement Debt; and (D) any incremental carrying costs of such Replacement Debt (including any increased interest during construction) associated with any such cancellation, prepayment or redemption, or incurred in connection with the proposed Replacement Debt)) or the permitted replacement of existing unutilized commitments of a Senior Creditor Group (or, within a Senior Creditor Group, of any Facility Lender);

(iii)

the aggregate principal amount of Replacement Debt incurred or committed and then available does not exceed the aggregate amount of the Senior Debt or the Facility Debt Commitments being prepaid or replaced, together with any premiums, costs, fees or expenses associated with the Replacement Debt (including those described in sub-clause (ii) above and clause (b) below);

(iv)

the Borrower will have demonstrated by delivery of an updated Base Case Forecast (prepared in accordance with the Base Case Sizing Criteria) that the incurrence of the Replacement Debt shall not result in a Fixed Projected DSCR of less than 1.40:1 commencing on the first CTA Payment Date following such prepayment (but in all cases, after the First Repayment Date) for each twelve (12) month period thereafter (including any stub period) through the Qualifying Term of the Qualifying LNG SPAs then in effect (with such ratio being calculated on a pro forma basis giving effect to the incurrence of the Replacement Debt and the prepayment or repayment of the existing Senior Debt or cancellation of the Facility Debt Commitments);

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(v)

the Replacement Debt (A) is ranked pari passu and is treated pro rata in all respects with Senior Debt, and does not benefit from any security or guarantee from the Collateral Parties that is in addition to any security or guarantee from such Persons provided in respect of any then-outstanding Senior Debt (including any Senior Debt Commitments thereunder) unless such security or guarantee is provided for the equal and ratable benefit of each Senior Creditor or (B) is subordinated or unsecured;

(vi)

the Replacement Debt does not benefit from any material covenants or terms (excluding pricing or optional prepayment or redemption terms) that are materially more restrictive on the Obligors than those included in this Agreement unless such covenants or terms are provided for the benefit of all Facility Lenders;

(vii)

simultaneously with the incurrence of any Replacement Debt that occurs on or after the date by which the Borrower is required to fund the Senior Facilities Debt Service Reserve Account in accordance with Section 4.5(i) (Deposits and Withdrawals – Senior Facilities Debt Service Reserve Account) of the Common Security and Account Agreement, the Borrower shall use a portion of the proceeds of such Replacement Debt to fund any increase in the then- applicable Senior Facilities Reserve Amount or, if such Replacement Debt does not constitute Facility Debt Obligations, fund any Additional Debt Service Reserve Account opened by the Borrower in accordance with the Common Security and Account Agreement that was established for such Replacement Debt in an amount as required by such Replacement Debt; and

(viii)

the Intercreditor Agent has received (A) at least three Business Days prior to the incurrence of such Replacement Debt, (1) a notice describing the then-anticipated principal terms and conditions of the proposed Replacement Debt (other than, in the case of Replacement Debt comprised of Senior Notes, the pricing and amortization schedule of such Senior Notes, which shall be provided when they become available) and (2) the substantially agreed forms of the finance documents relating to any proposed Replacement Debt (other than in the case of Replacement Debt comprised of Senior Notes) and (B) on the date of the incurrence of such Replacement Debt, (1) an updated notice describing the final principal terms and conditions of the Replacement Debt (including, in the case of Replacement Debt comprised of Senior Notes, the pricing and amortization schedule of such Senior Notes), (2) copies of the executed finance documents relating to the Replacement Debt and (3) an officer’s certificate of the Obligors certifying to the matters set forth in clauses (i)-(vii) above;

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provided, in each case, that no Loan Facility Event of Default or Unmatured Loan Facility Event of Default has occurred and is Continuing or could reasonably be expected to occur after giving effect to the incurrence of the Replacement Debt. Any provider of Replacement Debt (or a Senior Creditor Group Representative on its behalf) shall accede as a Senior Creditor to the Common Security and Account Agreement and, if a Facility Lender, the Intercreditor Agreement and this Agreement, and shall share pari passu or on a junior basis in the Collateral or on an unsecured basis.

(b)

Within 30 days after the first Advance of any Replacement Debt, the Borrower shall pay, from the proceeds of the Replacement Debt or other cash flow available for such purpose, any Funding Losses and/or other amounts required to be paid in accordance with Section 3.6 (Prepayment Fees and Funding Losses) and the applicable Facility Agreement with respect to the Facility Debt Commitments being replaced.

7.	PERMITTED DEVELOPMENT EXPENDITURES/EXPANSIONS

7.1	Permitted Development Expenditures

(a)

The Obligors shall not make any Development Expenditures that do not qualify as Permitted Development Expenditures. Assets or property built or acquired with Development Expenditures shall constitute Collateral except as provided in the Security Documents.

(b)

For the avoidance of doubt, (i) Permitted Development Expenditures may be made prior to the Project Phase 2 Completion Date to the extent permitted under Article 9 (Material Construction Contracts) and (ii) Permitted Development Expenditures may also be made in relation to an Expansion to the extent permitted under Section 7.2 (Expansion Contracts).

7.2	Expansion Contracts

The Obligors shall not enter into a construction contract or contracts with respect to the development of any mixed refrigerant liquefaction blocks, modules and supporting facilities in addition to the Project Facilities, and related loading, transportation and storage facilities, in addition to the Development then in operation or under construction (an “Expansion”) that contain obligations and liabilities of any Obligor, which, in the aggregate, are in excess of $750 million without the prior consent of the Intercreditor Agent acting at the instruction of the Requisite Intercreditor Parties (not to be unreasonably withheld, conditioned or delayed); provided that without such consent the Obligors may:

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(a)	conduct front-end engineering, development and design work using Equity Funding not otherwise committed to other expenditures for the Development;

(b)	prepare and submit applications for Permits related to any such Expansion;

(c)	undertake pre-construction activities and early works activities associated with an Expansion; and

(d)

enter into one or more contracts or agreements in respect of any Expansion so long as any such expenditures do not have any material impact on the construction or operations of the Phase 1 Project Facilities or the Phase 2 LNG Facility;

provided that, the cost of all obligations and liabilities in respect of any Expansion and the activities described in sub-clauses (a) through (d) above that are undertaken by the Obligors (or in respect of which an Obligor has obligations or liabilities) shall be pre-funded into the Excess Equity Proceeds Account in accordance with the Common Security and Account Agreement, in each case as expressly permitted under the Finance Documents and which use for the contemplated development (i) could not reasonably be expected to have a Material Adverse Effect and (ii) in the case of the activities described in sub-clauses (c) and (d) to the extent undertaken at the Site, could not reasonably be expected to impair, delay or adversely affect the Development in any material respect (as certified by the Independent Engineer).

8.	LNG SPA COVENANTS

8.1	LNG SPA Maintenance

(a)

The Borrower shall maintain Qualifying LNG SPAs providing for commitments to purchase LNG in quantities at least equal to the then applicable Base Committed Quantity for a Qualifying Term unless one or more of such Qualifying LNG SPAs has terminated, in which case the Borrower shall enter into a replacement Qualifying LNG SPA (and, in the case of any DPU LNG SPA permitted hereunder, shipping arrangements relating thereto in accordance with Schedule BB (Shipping Agency Term Sheet)) within 90 days following such termination to the extent necessary to meet the then applicable Base Committed Quantity; provided that the Borrower shall have a further 90 days to enter into such a replacement Qualifying LNG SPA (and, in the case of any DPU LNG SPA permitted hereunder, shipping arrangements relating thereto) if the following two conditions are met:

(i)

the Borrower intends to replace such terminated Qualifying LNG SPA with an LNG SPA that would be a Qualifying LNG SPA that causes the Obligors to meet the then applicable Base Committed Quantity and is diligently pursuing such replacement; and

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(ii)	the termination of such Qualifying LNG SPA could not reasonably be expected to result in a Material Adverse Effect;

and the Intercreditor Agent has received a certification from the Borrower confirming that each such condition above has been met prior to the expiration of the initial 90 day period together with documentation reasonably supporting its certification, which may include, to the extent relevant and applicable, a description of the plans being undertaken and expected schedule for replacement of the terminated Qualifying LNG SPA (although commercially sensitive information may be omitted), any measures being taken by the Borrower to address the underlying cause of the termination to the extent relevant to the termination and the replacement process, any interim cash flow mitigation measures being taken by the Borrower (including sales of spot cargoes) and the impact on the Borrower’s projected Cash Flow during the subsequent cure period.

For the avoidance of doubt, the Qualifying LNG SPAs required to be maintained in accordance with the provisions of this Section 8.1 (LNG SPA Maintenance) are referred to as “Required LNG SPAs”.

(b)

A “Qualifying LNG SPA” includes each of the Initial LNG SPAs, any LNG SPA (and, in the case of any DPU LNG SPA permitted hereunder, shipping arrangements relating thereto) entered into for a Qualifying Term in accordance with Section 8.4(a) (Sale of Supplemental Quantity), and any other LNG SPA that meets each of the following conditions, in each case, other than the Excess Capacity LNG SPAs:

(i)	such LNG SPA is entered into for a Qualifying Term with:

(A)	an Investment Grade LNG Buyer (or guaranteed by an Investment Grade entity);

(B)

in the case of any LNG SPA that is a replacement of an LNG SPA referenced in clauses (c), (d) or (f) of the definition of “Phase 1 Initial LNG SPAs” or in clauses (c) or (e) of the definition of “Phase 2 Initial LNG SPAs”, (i) an Investment Grade LNG Buyer (or guaranteed by an Investment Grade entity) or (ii) an entity with consolidated net tangible assets of at least $15 billion (or guaranteed by an entity with such consolidated net tangible assets);

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(C)

in the case of any LNG SPA entered into in accordance with Section 8.4(a) (Sale of Supplemental Quantity) or any LNG SPA that is a replacement of an LNG SPA referenced in clauses (a), (b), or (e) of the definition of “Phase 1 Initial LNG SPAs” or clauses (a), (b), (d), (f) or (g) of the definition of “Phase 2 Initial LNG SPAs”, so long as the Borrower has other Qualifying LNG SPAs for at least the then applicable Base Committed Quantity with counterparties that are an Investment Grade LNG Buyer (or guaranteed by an Investment Grade entity), an entity with consolidated net tangible assets of at least $3 billion per 1.0 MTPA of ACQ (or guaranteed by an entity with such consolidated net tangible assets); or

(D)	any other entity approved by the Intercreditor Agent;

(ii)	delivery of LNG under such LNG SPA is on an FOB basis or, subject to the DPU LNG SPA Quantity Restrictions, on a DPU basis pursuant to a DPU LNG SPA;

(iii)	the Borrower has delivered to the Intercreditor Agent notice of the proposed terms of such LNG SPA; and

(A)

(1)

(x) in the case of any LNG SPA that is a replacement of a Required LNG SPA, such terms are no less favorable than and (y) in the case of any new LNG SPA, such terms are on material commercial terms no less favorable than, in each case, those set forth in any Qualifying LNG SPA then in effect or in the case of any DPU LNG SPA and subject to the DPU LNG SPA Quantity Restrictions is supported by shipping arrangements having terms substantially consistent with those specified in Schedule BB (Shipping Agency Term Sheet); or

(2)

the Intercreditor Agent confirms that the Requisite Intercreditor Parties, after consultation with the Market Consultant, are reasonably satisfied with the terms of such LNG SPA, including its conformity to Market Terms;

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(iv)

the execution of such LNG SPA and performance by the Borrower of its obligations under such LNG SPA shall not result in a breach of any Qualifying LNG SPA then in effect, or any Required Export Authorization then in effect and no additional Required Export Authorizations are necessary in connection with the execution of such LNG SPA; and

(v)	the Borrower has delivered to the Intercreditor Agent a certificate certifying to the matters set forth in clauses (i), (ii), (iii)(A)(1) (if applicable) and (iv) above.

8.2	LNG SPA Mandatory Prepayment

(a)	The Borrower shall be required to make a mandatory prepayment (an “LNG SPA Mandatory Prepayment”) if either of the events set forth below occurs (each, an “LNG SPA Prepayment Event”):

(i)	the Borrower breaches the covenant in Section 8.1 (LNG SPA Maintenance) (taking into account the period set forth therein to replace the relevant LNG SPA); or

(ii)	with respect to any Required LNG SPA, a Required Export Authorization becomes Impaired and the Borrower does not:

(A)

provide a reasonable remediation plan (setting forth in reasonable detail proposed steps to reinstate the Required Export Authorization or to modify its LNG SPA arrangements, such as through lawful diversions by the counterparty thereto and/or alternative delivery or sale arrangements, such that such Impaired Export Authorization is no longer a Required Export Authorization with respect to any or all such Required LNG SPAs (each such item, an “Export Authorization Remediation”)) within 30 days following such occurrence;

(B)	diligently pursue such Export Authorization Remediation; or

(C)

cause such Export Authorization Remediation to take effect within 90 days following the occurrence of the Impairment; provided that the Borrower shall have a further 90 days to effect an Export Authorization Remediation if the following two conditions are met:

(1)	the Borrower is diligently pursuing its plan for the Export Authorization Remediation; and

(2)	the Impairment of the Required Export Authorization of such Required LNG SPA could not reasonably be expected to result in a Material Adverse Effect during such subsequent cure period;

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and the Intercreditor Agent has received a certification from the Borrower confirming that each such condition above has been met prior to the expiration of the initial 90 day period together with documentation reasonably supporting its certification, which may include, to the extent relevant and applicable, a description of the plans being undertaken for the Export Authorization Remediation (although commercially sensitive information may be omitted), any measures being taken by the Borrower to address the underlying cause of the Impairment to the extent relevant to the Impairment and Export Authorization Remediation, any legal measures being undertaken to reverse the Impairment, any interim cash flow mitigation measures being taken by the Borrower (including sales of spot cargoes), any modification to LNG SPA arrangements such that the Impaired Export Authorization is no longer a Required Export Authorization with respect to any or all such Required LNG SPAs, and the impact on the Borrower’s projected Cash Flow during the subsequent cure period, and the Intercreditor Agent (acting on the instructions of the Requisite Intercreditor Parties), acting reasonably, has not objected to such certification within 30 days following delivery thereof.

(b)

The amount of the Senior Debt (which shall not extend to any Working Capital Debt unless only Working Capital Debt remains outstanding) that the Borrower shall repay and the amount of undrawn Facility Debt Commitments (which shall not include any Working Capital Debt unless only Working Capital Debt remains outstanding) that the Borrower shall cancel upon the occurrence of any LNG SPA Prepayment Event shall be an amount equal to:

(i)	the aggregate principal amount of Senior Debt then outstanding plus the aggregate principal amount of undrawn Facility Debt Commitments; less

(ii)

the maximum amount of Senior Debt that can remain outstanding consistent with the Base Case Sizing Criteria based on the Base Case Forecast and updated to take into account each Qualifying LNG SPA then in full force and effect (after giving effect to the LNG SPA Prepayment Event) and including any new Qualifying LNG SPAs entered into by the Borrower to replace an LNG SPA the termination of which triggered the LNG SPA Prepayment Event.

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The Borrower shall provide to the Intercreditor Agent reasonable documentary support to show the amount of Senior Debt to be repaid and Senior Debt Commitments to be cancelled, including the Base Case Sizing Criteria and the updated Base Case Forecast and, to the extent appropriate, the Required LNG SPAs then in effect and reasonable background information regarding Required Export Authorizations with respect to such Required LNG SPAs and supporting the designation of such Export Authorizations as Required Export Authorizations with respect to such Required LNG SPAs.

(c)

In making the prepayment and cancellation described in clause (b) above, the Borrower shall first repay the aggregate principal amount of Senior Debt Obligations then outstanding to the extent required under this Section 8.2 (LNG SPA Mandatory Prepayment) or until there are no more Senior Debt Obligations outstanding and if this has not resulted in a prepayment of the amount required to satisfy the test in clause (b) above, shall second cancel the aggregate principal amount of Facility Debt Commitments to the extent required under this Section 8.2 (LNG SPA Mandatory Prepayment). The prepayment and cancellation made pursuant to this Section 8.2 (LNG SPA Mandatory Prepayment) shall be required to be made by the earliest of (i) the 30th day following the termination of the cure period applicable thereto, (ii) the next Quarterly Payment Date if such date is more than 10 Business Days following the termination of the cure period applicable thereto and (iii) the 10th Business Day following the termination of the cure period applicable thereto if the next Quarterly Payment Date is less than 10 Business Days following the termination of the cure period applicable thereto.

(d)

Upon completion of the prepayment of Senior Debt and cancellation of Facility Debt Commitments as and to the extent required by clause (b) and (c) above, the LNG SPA Prepayment Event and underlying breach of Section 8.1 (LNG SPA Maintenance) or Impairment triggering that LNG SPA Prepayment Event shall no longer be continuing under the Finance Documents in so far as the same set of events, facts or circumstances that caused such breach, Impairment and mandatory prepayment are concerned, but without prejudice to the Borrower’s obligations under Section 8.1 (LNG SPA Maintenance) and Section 8.2 (LNG SPA Mandatory Prepayment) with respect to any other event, fact or circumstance.

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8.3	Amendment of LNG SPAs

The Borrower shall not agree to:

(a)	any amendment or modification of the price or quantity provisions of any Qualifying LNG SPA that results in a reduction of the price or quantity:

(i)	if such amendment or modification results in a breach of Section 8.1 (LNG SPA Maintenance); or

(ii)

unless after giving effect to such amendment or modification, the Fixed Projected DSCR starting after the first CTA Payment Date for the repayment of principal following the later of the Project Phase 1 Completion Date and the date of such amendment or modification and for each calendar year thereafter through the Qualifying Term of the Qualifying LNG SPAs then in effect is at least the Upsize Closing Date DSCR;

(b)	any amendment or modification of any Qualifying LNG SPA that:

(i)	could reasonably be expected to have a Material Adverse Effect;

(ii)	would not be on Market Terms; or

(iii)	would otherwise violate or conflict with the terms of the Finance Documents;

(c)

any material waiver, amendment or modification of the governing law, choice of forum, responsibility for shipping (i.e., FOB, DPU or delivery ex- ship/delivered-at-terminal basis) (subject to the ability of the Borrower to replace (i) only to the extent such replacement would be permitted under the DPU LNG SPA Quantity Restrictions, an LNG SPA that is on a FOB basis with a DPU LNG SPA or (ii) an LNG SPA that is on a DPU basis with an LNG SPA that is on an FOB basis), term (other than an increase), or guarantee or credit support provisions (other than an increase or improvement) of any Qualifying LNG SPA, in each case if within 60 days following notice of such proposed amendment or modification, the Intercreditor Agent notifies the Borrower in writing of its objection to such proposed amendment or modification; or

(d)

any amendment or modification of the material elements of the structure or components of the pricing formula or the methodology of calculating the Contract Sales Price or any material term defining the “take-or-pay” obligations of any Qualifying LNG SPA (other than any increase or improvement thereof), in each case, if within 60 days following notice of such proposed amendment or modification, the Intercreditor Agent notifies the Borrower in writing of its objection to such proposed amendment or modification.

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8.4	Sale of Supplemental Quantity

(a)

The Borrower shall be permitted to enter into LNG SPAs (and, in the case of any DPU LNG SPA permitted hereunder, shipping arrangements relating thereto) in respect of all or any portion of the Supplemental Quantity, which LNG SPAs may be of any duration, on any terms and to buyers of any credit quality; provided that:

(i)	the Required LNG SPAs are then in full force and effect;

(ii)

either (A) such LNG SPA has a term that is less than 5 years (measured from the Commercial Operation Date thereunder) or (B) such LNG SPA is entered into with (1) an Initial LNG Buyer, (2) an Investment Grade LNG Buyer (or guaranteed by an Investment Grade entity), (3) an entity with consolidated net tangible assets of at least $3 billion per 1.0 MTPA of ACQ (or guaranteed by an entity with such consolidated net tangible assets) or (4) any other entity approved by the Intercreditor Agent;

(iii)

each buyer thereunder is instructed to pay the contract sales price to the Phase 1 Pre-Completion Revenues Account, Phase 2 Pre- Completion Revenues Account or the Revenue Account as required by Section 8.6 (Payment of LNG Sales Proceeds);

(iv)

the performance by the Borrower of its obligations under such LNG SPAs could not reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under the Required LNG SPAs;

(v)	such LNG SPA is on Market Terms;

(vi)	the entry into and the terms of such LNG SPA shall not result in a breach or default of any Required LNG SPA then in effect or the Impairment of any then-required material Permit;

(vii)	[reserved]; and

(viii)

delivery of LNG under such LNG SPA is on an FOB basis or, subject to the DPU LNG SPA Quantity Restrictions, on a DPU basis pursuant to a DPU LNG SPA (subject to the ability of the Borrower to replace an LNG SPA that is on a FOB basis with a DPU LNG SPA).

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(b)

The Borrower shall be permitted to enter into the Excess Capacity LNG SPAs and any other LNG SPAs or replacements thereof in respect of all or any portion of the Excess Capacity Quantity, which LNG SPAs may be of any duration, on any terms and to buyers of any credit quality.

8.5	Sale of Pre-Completion Quantities

(a)

The Borrower shall be permitted to enter into LNG SPAs (and, in the case of any DPU LNG SPA permitted hereunder, shipping arrangements relating thereto) in respect of any LNG produced or to be produced by the Phase 1 LNG Facility prior to the Project Phase 1 Completion Date or by the Phase 2 LNG Facility prior to the Project Phase 2 Completion Date (“Pre- Completion Quantities”), which LNG SPAs may be of any duration, on any terms and to buyers of any credit quality; provided that:

(i)

the Required LNG SPAs are then in full force and effect and, following the Project Phase 1 Completion Date, such LNG SPA in respect of Pre-Completion Quantities could not reasonably be expected to adversely affect in any material respect the Borrower’s ability to perform its obligations under the Phase 1 Initial LNG SPAs (as certified to the Intercreditor Agent by an Authorized Officer of the Borrower);

(ii)	such LNG SPA has a term that ends no later than the day immediately preceding the Commercial Operation Date (as defined in each such LNG SPA);

(iii)

each buyer thereunder is instructed to pay the contract sales price (the “Pre-Completion Revenues”) to the Phase 1 Pre-Completion Revenues Account or the Phase 2 Pre-Completion Revenues Account as required by Section 8.6 (Payment of LNG Sales Proceeds);

(iv)

the performance by the Borrower of its obligations under such LNG SPAs could not reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under the Required LNG SPAs;

(v)	the entry into and the terms of such LNG SPA shall not result in a breach or default of any Required LNG SPA then in effect or the Impairment of any then-required material Permit; and

(vi)

delivery of LNG under such LNG SPA is on an FOB basis or on a DPU basis pursuant to a DPU LNG SPA (without any restriction on the quantity of Pre-Completion Quantities that may be sold pursuant to DPU LNG SPAs).

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8.6	Payment of LNG Sales Proceeds

The Borrower shall irrevocably instruct each LNG Buyer to pay the proceeds of sales of LNG under its LNG SPAs directly into:

(a)

for any payments made (i) with respect to an LNG SPA in respect of the Phase 1 LNG Facility prior to the Project Phase 1 Completion Date, the Phase 1 Pre-Completion Revenues Account or (ii) with respect to any LNG SPA in respect of the Phase 2 LNG Facility prior to the Project Phase 2 Completion Date, the Phase 2 Pre-Completion Revenues Account; and

(b)

for any payments made (i) with respect to an LNG SPA in respect of the Phase 1 LNG Facility on or after the Project Phase 1 Completion Date or (ii) with respect to an LNG SPA in respect of the Phase 2 LNG Facility on or after the Project Phase 2 Completion Date, the Revenue Account.

8.7	DPU Shipping Agreement

The Borrower shall, within on or before September 30, 2023, enter into a Shipping Agency Agreement, by and between the Borrower and Venture Global Commodities, LLC, documenting shipping arrangements with respect to any DPU LNG SPA permitted hereunder, substantially consistent with the terms set forth in Schedule BB (Shipping Agency Term Sheet).

9.	MATERIAL CONSTRUCTION CONTRACTS

9.1	Change Orders

Other than with respect to any Change Order specified in Schedule I (Change Orders) hereto, the Obligors shall not agree to:

(a)

initiate or consent to (without the consent of the Intercreditor Agent acting in consultation with and in reliance on the applicable certificates from the Independent Engineer as to items (i) through (vi) below) any Change Order that:

(i)

increases the contract price of a Material Construction Contract from that in effect on the Upsize Closing Date or increases the aggregate anticipated Project Costs of the Project Facilities in excess of the costs contemplated by the Construction Budget and Schedule; provided that: the Obligors may, without the consent of the Intercreditor Agent (or delivery of any certificate from the Independent Engineer) and subject to sub-clauses (ii) through (vi) below, enter into any Change Order under any Material Project Agreement or other contract if:

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(A)

the amount of any such Change Order is less than $75 million individually and the aggregate of all such Change Orders or payments with respect to the Material Project Agreements and/or other contracts (taken together), is less than $450 million collectively in each case, measured for Change Orders to be entered into after the Upsize Closing Date; and

(B)

(I) such Change Order does not, individually or when taken together with all other Change Orders, exceed the Contingency Reserve Amount (as such amount is replenished with any deposits into the Contingency Reserve Account) of the Common Security and Account Agreement; or (II) if the Change Orders are paid for in connection with any reallocation of aggregate contingency or application of cost savings from any line item in the Construction Budget and Schedule, then the Obligors may, without the consent of the Intercreditor Agent and subject to sub-clauses (ii) through (vi) below, enter into a Change Order to make payment of any claim under such Material Project Agreements and/or other contracts;

(ii)

modifies any credit support requirements, warranty, Performance Liquidated Damages or Delay Liquidated Damages or Schedule Bonus under any Material Project Agreement in a manner that is materially adverse to the Obligors or the Secured Parties;

(iii)	changes the scope of work or performance testing standards under any Material Project Agreement in a manner materially adverse to the Obligors;

(iv)	delays the Facility Substantial Completion Deadline (as defined in the Phase 1 EPC Contract or the Phase 2 EPC Contract, as applicable) by more than 60 days;

(v)	results in the revocation or adverse modification of any material Permit; or

(vi)	could reasonably be expected to result in a Material Adverse Effect.

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9.2	UOP Pre-Treatment Systems

(a)

No Obligor shall agree to any Change Order that modifies the basis of design of the pre-treatment systems supplied by UOP pursuant to the Phase 1 Pretreatment Contract that would require subsequent changes to the basis of design for the equipment delivered under any of the Phase 1 LTS Purchase Order, the PIS 2021 Purchase Order or the PIS 2022 Purchase Order unless the Borrower delivers together with such Change Order a written confirmation from BHES that such modification does not affect any performance guarantee (including any minimum performance guarantee or unconditional performance obligation under either the Phase 1 LTS Purchase Order, the PIS 2021 Purchase Order or the PIS 2022 Purchase Order), in which event such Change Order shall be permitted (subject to Section 9.1 (Change Orders)).

(b)

No Obligor shall agree to any Change Order that modifies the basis of design of the pre-treatment systems supplied by UOP pursuant to the Phase 2 Pretreatment Contract that would require subsequent changes to the basis of design for the equipment delivered under any of the Phase 2 LTS Purchase Order or the PIS 2022 Purchase Order unless the Borrower delivers together with such Change Order a written confirmation from BHES that such modification does not affect any performance guarantee (including any minimum performance guarantee or unconditional performance obligation under either the Phase 2 LTS Purchase Order or the PIS 2022 Purchase Order), in which event such Change Order shall be permitted (subject to Section 9.1 (Change Orders)).

10.	REPORTING BY THE BORROWER

The Borrower shall be bound by the following reporting obligations:

10.1	Accounting, Financial and Other Information

The Borrower shall:

(a)	furnish to the Intercreditor Agent:

(i)

within 60 days following the end of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2023, (x) the unaudited consolidating balance sheet of the Obligors as of the end of such quarter, (y) the unaudited consolidating statement of operations of the Obligors for such quarter and the portion of the fiscal year through the end of such quarter, and (z) the unaudited statement of cash flows of the Obligors for the portion of the fiscal year through the end of such quarter; and

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(ii)

within 120 days after the end of each fiscal year beginning with the fiscal year ending December 31, 2022, the Obligors’ consolidating annual financial statements, audited by the Independent Accountants, accompanied by an audit opinion of such Independent Accountants to the effect that such financial statements fairly present, in all material respects, the financial position and results of operations and cash flows of the Obligors in accordance with GAAP (which opinion shall not be subject to any “going concern” qualification); and

(iii)

(A) concurrently with the delivery of the financial statements pursuant to clause (a)(i) above for each fiscal quarter beginning with the fiscal quarter ending March 31, 2023, (x) in comparative form, the unaudited consolidating balance sheet of the Obligors as of the end of the prior fiscal year, (y) in comparative form, the unaudited consolidating statement of operations of the Obligors for such quarter and the portion of the fiscal year through the end of such quarter for the corresponding period in the previous year and (z) in comparative form, the unaudited statement of cash flows of the Obligors for the portion of the fiscal year through the end of such quarter for the corresponding period in the previous year and (B) concurrently with the delivery of the financial statements pursuant to clause (a)(ii) above for each fiscal year beginning with the fiscal year ending December 31, 2023, comparative form financial statements with respect to the prior fiscal year.

(b)	concurrently with the delivery of the financial statements pursuant to clause (a) above, furnish:

(i)

a certificate executed by an Authorized Officer of each of the Obligors certifying that such financial statements fairly present in all material respects the financial condition and results of operations of the Obligors on the dates and for the periods indicated in accordance with GAAP, subject, in the case of a quarterly financial statement, to the absence of notes and normal year-end audit adjustments;

(ii)

a certificate executed by an Authorized Officer of the Borrower certifying that no Unmatured Loan Facility Event of Default or Loan Facility Event of Default exists as of the date of such certificate or, if any Unmatured Loan Facility Event of Default or Loan Facility Event of Default exists, specifying the nature and extent thereof; and

(iii)

a written summary of Gas hedges entered into by any Obligor, detailing aggregate outstanding contract volumes, price ranges of such Gas hedges and the associated value at risk with respect to such Gas hedges for the Development as of the end of each quarter.

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(c)

Upon a reasonable request from any Facility Agent, furnish (i) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in sections (i) or (ii) of such certification and (ii) any documents that are required in order for each Facility Lender to carry out all necessary “know your customer” or similar requirements, including those reasonably required to ensure compliance with anti-money laundering procedures (including the USA Patriot Act) in its relevant jurisdiction, in each case under this clause (ii) to the extent not otherwise delivered to the relevant Finance Party at or prior to the Upsize Closing Date or subsequently delivered.

10.2	Quarterly Historical DSCR Certificate

No later than 15 Business Days following the last day of each fiscal quarter following the First Repayment Date after the Project Phase 1 Completion Date, the Borrower shall calculate and deliver to the Collateral Agent its calculation of the Historical DSCR for the most recent 12-month period.

10.3	Notices

The Borrower shall provide prompt written notice to the Intercreditor Agent and each Facility Agent upon any Obligor having Knowledge of any:

(a)	Unmatured Loan Facility Event of Default or Loan Facility Event of Default and any action being taken or proposed to be taken with respect thereto;

(b)

damage, loss or destruction of all or a material portion of the Project Facilities or an Event of Taking in excess of $125 million in value or any series of such events or circumstances during any 12-month period in excess of $375 million in value in the aggregate, or the initiation of any insurance claim proceedings with respect to any such event;

(c)

claim, Environmental Claim, suit, arbitration, litigation or similar proceeding pending or threatened in writing (i) with respect to or against the Development or the Collateral Parties (A) in which the amount involved is in excess of $375 million; (B) that could reasonably be excepted to have a Material Adverse Effect; or (C) involving injunctive or declaratory relief; or (ii) involving any other party to any of the Material Project Agreements, in each case, which could reasonably be expected to have a Material Adverse Effect or result in a Loan Facility Event of Default, and, in each case, copies or summaries thereof and a description of any action being taken or proposed to be taken with respect thereto;

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(d)

dispute, litigation, investigation or proceeding between any Governmental Authority and a Collateral Party involving the Development in which the amount involved is in excess of $375 million or that could reasonably be expected to have a Material Adverse Effect, in each case, including a reasonable summary thereof;

(e)

force majeure event in respect of the Development reasonably expected to exceed 30 consecutive days, including its expected duration and any action being taken or proposed to be taken with respect thereto;

(f)

cessation of activities by any of the Construction Contractors, the Manager or the Operator or the Pipeline Operator, as applicable, related to the Development that is not otherwise reflected in the Construction Budget and Schedule and could reasonably be expected to exceed 60 consecutive days;

(g)	unless previously notified pursuant to another provision in the Finance Documents, event, occurrence or circumstance that could reasonably be expected to cause:

(i)	an increase of more than an aggregate of $200 million in Project Costs which has not been previously notified pursuant to Article 9 (Material Construction Contracts); or

(ii)

Operation and Maintenance Expenses to exceed the amount budgeted therefor by 10% or more in the aggregate per annum or 20% per line item per annum, calculated as set forth in Section 12.3 (Project Construction; Maintenance of Properties);

(h)

an ERISA Event or any other event or circumstance that could reasonably be expected to result in material liability to any Collateral Party under ERISA or under the Code with respect to any Plan or Multiemployer Plan;

(i)	material modifications to any Senior Debt Instrument, together with copies of such modifications;

(j)	material Permit obtained by a Collateral Party or for the benefit of the Development not previously delivered, when available to the Collateral Party, together with a copy of such Permit;

(k)

material written statement or report received by a Collateral Party from Operator or the Pipeline Operator, as applicable, pursuant to the O&M Agreements together with a copy of such statement or report;

(l)	Impairment of any material Permit;

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(m)	notice to be delivered or received pursuant to any Material Project Agreement that is material to the Development, together with a copy thereof;

(n)	prepayment of Senior Debt resulting in a Hedging Excess Amount, which notice shall certify:

(i)	the total amount of such Hedging Excess Amount; and

(ii)	the allocation of the Hedging Excess Amount across the applicable Permitted Hedging Instruments in respect of which the hedged amount is to be reduced;

(o)

execution of material agreements entered into by an Obligor after the Upsize Closing Date, which notices shall be provided at least five Business Days prior to the execution of any such agreement or earlier if expressly specified herein;

(p)

when available, copies (with commercially sensitive information redacted) of material agreements entered into by an Obligor after the Upsize Closing Date (not already delivered to the Intercreditor Agent pursuant to another provision of the Finance Documents);

(q)	event (other than any event specified above) that could reasonably be expected to have a Material Adverse Effect;

(r)	on an annual basis, a copy of the Composite ADP (as such term is defined in each Initial LNG SPA) provided by the Borrower under the Initial LNG SPAs; and

(s)

any failure by the Borrower to deliver at least 50% of the LNG required to be made available by the Borrower in accordance with the applicable delivery schedule under any Qualifying LNG SPA in any month, and any action taken or proposed to be taken in connection therewith.

10.4	Construction Reports

(a)	Prior to the Project Phase 2 Completion Date, as soon as available and in any event:

(i)	within 30 days following the end of each month (or if such date is not a Business Day, the following Business Day), the Borrower shall deliver to the Independent Engineer:

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(A)	each of the construction reports provided to the Obligors under the Material Construction Contracts and Site Work Contracts during the prior month;

(B)

a consolidated progress curve showing the overall planned and actual progress for the Project based on the agreed weightings for each component part of the Project (such progress curve to be broken out to show progress in respect of each of (x) the Phase 1 Project Facilities and (y) the Phase 2 LNG Facility);

(C)

a summary table showing the Construction Budget and Schedule as of the Upsize Closing Date, cash spend to date under each contract, and the then-projected final cost of each Material Construction Contract and Site Works Contract and the overall Project, the forecast of which shall be updated no less frequently than semi-annually with qualitative cost trend reports no less frequently than three times a year;

(D)

to the extent not already included in the reports described in clauses (a)(i)(A) through (C) above, a listing of reportable environmental, health and safety incidents, any material unplanned related impacts, events, accidents or issues, and any material non-compliance with Environmental Laws during the report period, and any amendments, modifications or updates to the Environmental and Social Management Plan and Equator Principles Action Plan that occurred during the report period; and

(ii)

by the fifteenth Business Day of the month following the month in sub-clause (i) above, a monthly construction report prepared by the Independent Engineer regarding the Project Facilities; provided that the failure to provide such construction report pursuant to this sub- clause (ii) by the fifteenth Business Day following the end of each such month (other than as a result of an act or omission by the Borrower or its Affiliates) shall not constitute an Unmatured Loan Facility Event of Default or a Loan Facility Event of Default.

(b)	The monthly construction report prepared by the Independent Engineer shall set forth the following in reasonable detail:

(i)

estimated dates on which the LPS1 Substantial Completion Date, the LPS2 Substantial Completion Date, the LPS3 Substantial Completion Date (each as defined in the Phase 1 EPC Contract), the LPS5 Substantial Completion Date (as defined in the Phase 2 EPC Contract), each Commercial Operation Date, the Project Phase 1 Completion Date and the Project Phase 2 Completion Date shall be achieved;

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(ii)	the Borrower’s estimate of overall completion at the end of the subject month together with the Independent Engineer’s observations on same;

(iii)

then-current estimate of anticipated Project Costs through the Project Phase 2 Completion Date as compared to the then current Construction Budget and Schedule and in the event of a material variance, the reasons therefor;

(iv)	any event or circumstance the occurrence of which could reasonably be expected to:

(A)	increase the total Project Costs materially above those set forth in the then current Construction Budget and Schedule;

(B)

delay the Project Phase 1 Completion Date beyond the Phase 1 LNG Facility Date Certain or the Project Phase 2 Completion Date beyond the Phase 2 LNG Facility Date Certain (as reasonably anticipated by the Borrower as of such time); or

(C)	have a Material Adverse Effect;

(v)

if the Project Phase 1 Completion Date is not anticipated to occur on or before the Phase 1 LNG Facility Date Certain or the Project Phase 2 Completion Date is not anticipated to occur on or before the Phase 2 LNG Facility Date Certain, the reasons therefor (and a discussion of the schedule recovery plan);

(vi)

the status of construction of the Project Facilities, including progress under each Material Construction Contract and Site Works Contract (and a description of any material defects or deficiencies with respect thereto), and the proposed construction schedule for the following 90 days of the Project Facilities, including a description, as compared with the then current Construction Budget and Schedule, of the status of engineering, procurement, construction, commissioning and testing;

(vii)	the status of construction of the Gator Express Pipeline;

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(viii)	the status of construction of the interconnection facilities being constructed in accordance with each of the Gas Transportation Agreements;

(ix)	a copy of any filing made by an Obligor with:

(A)	FERC with respect to the Development; or

(B)	the DOE with respect to the export of LNG from the Project Facilities,

(except in each case such filings as are routine or ministerial in nature), which copy may be provided by means of a link to the website where such filing is posted;

(x)	a copy of any filing made by any Person other than an Obligor with:

(A)	FERC with respect to the Development in any proceeding in which an Obligor is the captioned party or respondent; or

(B)	the DOE with respect to the export of LNG from the Project Facilities in any proceeding in which an Obligor is the captioned party or respondent,

(except in each case such filings as are routine or ministerial in nature), which copy may be provided by means of a link to the website where such filing is posted;

(xi)

updates to Schedule F (Material Permits) hereto reflecting the status of any material Permits necessary for the Development, including the dates of applications submitted or to be submitted and the anticipated dates of actions by Governmental Authorities with respect to such Permits; and

(xii)

a discussion of reportable environmental, health and safety incidents, any material unplanned related impacts, events, accidents or issues, and any material non-compliance with Environmental Laws during the report period, and any amendments, modifications or updates to the Environmental and Social Management Plan and Equator Principles Action Plan that occurred during the report period.

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10.5	Operating Budget

(a)

No less than 30 days prior to the earlier of (x) the Commercial Operation Date under any of the Required LNG SPAs then in effect and (y) LPS1 Substantial Completion, in each case, as reasonably estimated by the Borrower as of the date such report is provided, and no less than 30 days prior to the beginning of each calendar year thereafter, the Obligors shall prepare a proposed operating plan and budget setting forth in reasonable detail the projected requirements for Operation and Maintenance Expenses for the Obligors and the Development for the ensuing calendar year (or, in the case of the initial Operating Budget, the remaining portion thereof) and provide the Independent Engineer and the Intercreditor Agent with a copy of such operating plan and budget (the “Operating Budget”).

(b)

Each Operating Budget shall be prepared in accordance with a form provided to and accepted by the Independent Engineer prior to the earlier of (x) the Commercial Operation Date under any of the Required LNG SPAs then in effect and (y) LPS1 Substantial Completion in its reasonable judgment (with any material changes to such form as may be confirmed to be reasonable by the Independent Engineer).

(c)

Each Operating Budget shall set forth all material assumptions used in the preparation of such Operating Budget and each such Operating Budget shall become effective 30 days following delivery thereof to the Intercreditor Agent unless the Intercreditor Agent, acting reasonably and in consultation with the Independent Engineer, objects in writing (stating its reasons for such objection) to such Operating Budget prior to such 30th day; provided that the Intercreditor Agent shall have neither the right nor the obligation to approve or object to costs for Gas purchase contracts for the Development or any financing-related costs or expenses contained in the Operating Budget. If the Obligors do not have an effective annual Operating Budget before the beginning of any calendar year, until such proposed Operating Budget is effective, the Operating Budget most recently in effect shall continue to apply; provided that (A) any items of the proposed Operating Budget that have not been objected to shall be given effect in substitution of the corresponding items in the Operating Budget most recently in effect, (B) costs for Gas purchase contracts for the Development shall be as provided by the Obligors and (C) all other items shall be increased by the lesser of (x) 2.5% and (y) the increase proposed by the Obligors for such item in such proposed Operating Budget.

(d)

The Obligors shall provide notice to the Independent Engineer and Intercreditor Agent of any material amendments to the Operating Budget that occur during the course of a calendar year. Any such amendment shall become effective 30 days following delivery thereof to the Intercreditor Agent unless the Intercreditor Agent, acting reasonably and in consultation with the Independent Engineer, objects to such amendment prior to such 30th day.

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10.6	Operating Statements and Reports

Within 60 days following the end of each fiscal quarter (other than the last fiscal quarter of any fiscal year) and 90 days following the end of each fiscal year, commencing with the close of the first full fiscal quarter after the earlier of (x) the Commercial Operation Date under any of the Required LNG SPAs then in effect and (y) the date LPS1 Substantial Completion is achieved, the Borrower shall deliver to the Intercreditor Agent and the Independent Engineer quarterly and annual operating statements, respectively, which shall:

(a)

correspond to the expenditure categories and monthly periods of the current annual Operating Budget and show all Cash Flows and all expenditures for Operation and Maintenance Expenses during such quarterly period and for the portion of the Borrower’s fiscal year then ended, and the fiscal year then ended, respectively;

(b)	in the case of the quarterly operating statement, include:

(i)	updated estimates of Operation and Maintenance Expenses for the balance of such fiscal year to which the operating statement relates;

(ii)

a summary of key performance indicators used to monitor the operation of the Project Facilities during such quarterly period and capacity test results if any are performed during such quarterly period;

(iii)	records on efficiency, performance and availability of the Project Facilities during such fiscal quarter;

(iv)

discussion of any material deviation from the requirements set forth in Section 12.3 (Project Construction; Maintenance of Properties), stating in reasonable detail the necessary qualifications to such requirements;

(v)

the cause, duration and projected loss of Cash Flows attributable to each material scheduled and unscheduled interruption in the liquefaction and other services to be provided under the LNG SPAs by the Project Facilities during such fiscal quarter and, with respect to any interruptions caused by a material defect or failure, the cause of and cost to repair such defect or failure;

(vi)

a listing of reportable environmental, health and safety incidents, any material unplanned related impacts, events, accidents or issues, and any material non-compliance with Environmental Laws, and any amendments, modifications or updates to the Environmental and Social Management Plan and Equator Principles Action Plan that occurred during the report period; and

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(vii)

a summary of firm Gas supply arrangements into which the Borrower has entered and listing the pipelines with which firm transportation agreements have been executed and the volumes of capacity associated therewith.

(c)	include a copy of any filing made by an Obligor:

(i)	with FERC with respect to the Development; or

(ii)	with the DOE with respect to the export of LNG from the Project Facilities,

(except in each case such filings as are routine or ministerial in nature), which copy may be provided by means of a link to the website where such filing is posted;

(d)	include a copy of any filing made by any Person other than an Obligor:

(i)	with FERC with respect to the Development in any proceeding in which an Obligor is the captioned party or respondent; or

(ii)	with the DOE with respect to the export of LNG from the Project Facilities in any proceeding in which an Obligor is the captioned party or respondent,

(except in each case such filings as are routine or ministerial in nature), which copy may be provided by means of a link to the website where such filing is posted;

(e)	be accompanied by a statement of sources and uses of funds for the periods covered by it and a discussion of the reason for any material:

(i)	variance from the amount budgeted therefor in the relevant Operating Budget; and

(ii)	variance in the actual costs for the then-current period from the costs incurred during the prior period; and

(f)	be certified as materially complete and correct by an Authorized Officer of the Borrower.

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10.7	Insurance Reporting

(a)	The Borrower shall provide to the Intercreditor Agent:

(i)	evidence of Minimum Insurance set forth on, and subject to the provisions of, the Schedule of Minimum Insurance:

(A)

by the later of (1) the Upsize Closing Date and (2) in respect of any Material Construction Contract, the date of issuance of the “Notice to Proceed” or “FNTP” pursuant to such Material Construction Contract;

(B)	prior to the transfer of care, custody and control in respect of each of LPS1, LPS2, LPS3, LPS4, LPS5 and LPS6 in accordance with the Material Construction Contracts; and

(C)	upon the renewal or replacement of any insurance policy required under the Schedule of Minimum Insurance;

(ii)	notice as soon as reasonably practicable of:

(A)	any failure to pay any premium on Minimum Insurance (and in any case, by the date falling ten days after it is due);

(B)	any actual or reasonably anticipated material reduction in Minimum Insurance coverage (and in any case, within five Business Days after becoming aware of such reduction);

(C)

any failure to maintain Minimum Insurance coverage (including any cancellation, termination or suspension (for any reason) of any Minimum Insurance) (and in any case, within five Business Days after becoming aware of such cancellation, termination or suspension);

(D)

any single loss or event likely to give rise to a property damage or liability claim against an insurer for an amount in excess of $150 million (and in any case, within five Business Days after becoming aware of such loss or event);

(E)

without prejudice to its other obligations under this Section 10.7 (Insurance Reporting), Article 5 (Insurance and Condemnation Proceeds and Performance Liquidated Damages) of the Common Security and Account Agreement or Section 12.28 (Insurance Covenant), any fact, event or circumstance that has caused, or that with the giving of notice or lapse of time would cause, it to be in breach of any

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provision of this Section 10.7 (Insurance Reporting), Article 5 (Insurance and Condemnation Proceeds and Performance Liquidated Damages) of the Common Security and Account Agreement or Section 12.28 (Insurance Covenant) or the requirements of any of the Borrower’s Minimum Insurance policies, and:

(1)

the steps it proposes to take in order to remedy such breach or, if such breach cannot be remedied, to mitigate the risk or liability to which the Project Facilities have been or shall reasonably be expected to be exposed by virtue of the occurrence of such breach; and

(2)	its good faith estimate of the period required to implement, and the cost of, such steps.

(b)

The evidence of Minimum Insurance provided pursuant to Section 10.7(a)(i)(A) (Insurance Reporting) above shall be provided in the form of certificates of insurance, binders or other customary documentation evidencing the existence of all insurance required to be maintained at such time by the Obligors, together with a certificate of the Borrower setting forth the insurance obtained and stating:

(i)	that such insurance required to be maintained at such time by the Obligors as set forth in the Schedule of Minimum Insurance has been obtained and in each case is in full force and effect;

(ii)	that such insurance complies with the requirements of the Schedule of Minimum Insurance and is otherwise in accordance with the Finance Documents in all material respects; and

(iii)	that all premiums then due and payable on all such insurance have been paid.

10.8	Copies of Finance Documents

Promptly following the Upsize Closing and following entry by any Obligor into a new Finance Document, the Borrower shall deliver copies of such newly executed Finance Document to the Collateral Agent, Intercreditor Agent, each Facility Agent and each Facility Lender party to the Finance Documents.

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10.9	Construction Budget and Schedule

If the Construction Budget and Schedule is amended, supplemented or otherwise modified in accordance with the Finance Documents, the Borrower shall (a) to the extent such update was made in reliance on the proviso in Section 9.1(a)(i) (Change Orders), deliver to the Intercreditor Agent such updated Construction Budget and Schedule in connection with delivery of financial statements pursuant to Section 10.1(a) (Accounting, Financial and Other Information) and (b) to the extent such update was not made in reliance on the proviso in Section 9.1(a)(i) (Change Orders), promptly deliver to the Intercreditor Agent such updated Construction Budget and Schedule in connection with any requests for Change Orders pursuant to Section 9.1 (Change Orders) requiring the consent of the Intercreditor Agent, acting in reliance on and in consultation with the Independent Engineer.

11.	RESTRICTED PAYMENTS

11.1	Conditions to Restricted Payments

Restricted Payments may be made provided that each of the following, and no other, conditions has been satisfied:

(a)	no Loan Facility Event of Default or Unmatured Loan Facility Event of Default has occurred and is Continuing or could reasonably be expected to occur as a result of such Restricted Payment;

(b)

(i) the Historical DSCR for the most recent 12-month period (calculated excluding any amount contributed during such measurement period under the cure right in Section 12.25 (Historical DSCR)) and (ii) the Fixed Projected DSCR for the 12-month period beginning on the Quarterly Payment Date on or immediately prior to the proposed date of the Restricted Payment are, in each case, at least 1.25:1;

(c)	the Senior Facilities Debt Service Reserve Account is funded (with cash or Acceptable Debt Service Reserve LCs) with the then-applicable Senior Facilities Reserve Amount;

(d)	each of the Project Phase 1 Completion Date and the Project Phase 2 Completion Date has occurred;

(e)	no outstanding LC Loans (as defined in the Credit Facility Agreement) or LC Reimbursement Payments are outstanding as of the date of such Restricted Payment;

(f)

the then-Required LNG SPAs are in full force and effect and no actual LNG SPA Prepayment Event or Unmatured LNG SPA Prepayment Event has occurred and is continuing in respect of which the prepayment and cancellation required by the occurrence of such event in accordance with Section 8.2 (LNG SPA Mandatory Prepayment) has not been made in full;

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(g)

no other Restricted Payment (other than any Restricted Payment permitted under Section 11.2 (Certain Restricted Payments), Section 11.3 (Project Phase 1 Pre-Completion Revenue Restricted Payments) or Section 11.4 (Project Phase 2 Pre-Completion Revenue Restricted Payments)) has been made during the calendar quarter of the proposed Restricted Payment; and

(h)

at least two Business Days prior to the proposed date of such Restricted Payment, the Intercreditor Agent has received a certificate from the Borrower confirming that each of the conditions set forth in this Section 11.1 (Conditions to Restricted Payments) have been satisfied and setting forth the calculation of the Historical DSCR and the Fixed Projected DSCR in clause (b) above.

11.2	Certain Restricted Payments

The following payments may be made at any time in accordance with the terms of this Agreement and the other Finance Documents, without complying with the conditions set forth in Section 11.1 (Conditions to Restricted Payments):

(a)	reimbursements of equity (other than any Equity Contributions) pursuant to Section 3.4(a)(ii) (Mandatory Prepayments – Performance Liquidated Damages);

(b)	reimbursements of equity (other than any Equity Contributions) pursuant to Section 5.2(h) (Insurance and Condemnation Proceeds) of the Common Security and Account Agreement;

(c)

reimbursements of Drawstop Equity Contributions in accordance with Section 4.5(d)(iv) (Deposits and Withdrawals – Construction Account) of the Common Security and Account Agreement, but subject to all conditions precedent set forth in Section 4.3 (Conditions to Each Term Loan Advance) for an Advance in connection with such reimbursement of the Drawstop Equity Contributions have been met or waived and solely to the extent the proceeds of such Drawstop Equity Contributions have been used to pay Project Costs (it being understood and agreed that Equity Contributions shall be required to be applied from the Construction Account (or, prior to the Upsize Closing Date, the Excess Equity Proceeds Account, as applicable) to the payment of Project Costs and not to be subject to reimbursement under this clause (c));

(d)	[reserved]; and

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(e)

so long as (i) the Obligors have satisfied the conditions to the Project Phase 2 Completion Date set forth in Section 14.3 (Conditions to Occurrence of the Project Phase 2 Completion Date), and (ii) on a pro forma basis, after giving effect to any Project Phase 2 Completion Date Distribution, Senior Debt/Equity Ratio shall be no greater than 75:25, the making of the Project Phase 2 Completion Date Distribution, if any, in accordance with Section 4.5(d)(vi) (Deposits and Withdrawals – Construction Account) of the Common Security and Account Agreement and Section 14.4(c) (Project Phase 2 Completion Date Waterfall) hereof.

11.3	Project Phase 1 Pre-Completion Revenue Restricted Payments

Notwithstanding anything to the contrary in Section 11.1 (Conditions to Restricted Payments), Restricted Payments in respect of Pre-Completion Revenues may be made from the Phase 1 Pre-Completion Revenues Account on and prior to the Project Phase 1 Completion Date; provided that, in each case, each of the following, and no other, conditions has been satisfied:

(a)	no Loan Facility Event of Default or Unmatured Loan Facility Event of Default has occurred and is Continuing or could reasonably be expected to occur as a result of such Restricted Payment;

(b)	each of LPS1 Substantial Completion, LPS2 Substantial Completion and LPS3 Substantial Completion has occurred;

(c)

the funds on deposit in the Contingency Reserve Account, and the remaining undrawn amount of the Contingency Reserve Term Loan Commitments are, collectively, equal to or in excess of the Contingency Reserve Amount as described in clause (a) of the definition thereof;

(d)

the Obligors have certified to the Credit Facility Agent, and the Independent Engineer has confirmed, that (A) the Facility Debt Commitments and funds on deposit in the Construction Account, Contingency Reserve Account (excluding the amount equal to the Contingency Reserve Amount as described in clause (a) of the definition thereof), the Phase 1 Pre- Completion Revenues Account, the Phase 2 Pre-Completion Revenues Account, the Disbursement Accounts and the Permitted Finance Costs Reserve Account are sufficient to achieve (x) the Project Phase 1 Completion Date by the Phase 1 LNG Facility Date Certain and (y) the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain and (B) the Borrower is reasonably expected to achieve (x) the Project Phase 1 Completion Date by the Phase 1 LNG Facility Date Certain and (y) the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain;

(e)

the Fixed Projected DSCR prospectively measured for the 12-month period beginning on the then projected first Quarterly Payment Date in respect of the Term Loans to occur after the Project Phase 1 Completion Date is at least 1.25:1;

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(f)	no outstanding LC Loans (as defined in the Credit Facility Agreement) or LC Reimbursement Payments are outstanding as of the date of such Restricted Payment;

(g)

the then-Required LNG SPAs are in full force and effect and no actual LNG SPA Prepayment Event or Unmatured LNG SPA Prepayment Event has occurred and is continuing in respect of which the prepayment and cancellation required by the occurrence of such event in accordance with Section 8.2 (LNG SPA Mandatory Prepayment) has not been made in full;

(h)	no other Restricted Payment under this Section 11.3 (Project Phase 1 Pre- Completion Revenue Restricted Payments) has been made during the calendar month of the proposed Restricted Payment; and

(i)

at least two Business Days prior to the proposed date of such Restricted Payment, the Intercreditor Agent has received a certificate from the Borrower confirming that each of the conditions set forth in this Section 11.3 (Project Phase 1 Pre-Completion Revenue Restricted Payments) have been satisfied and setting forth the calculation of the Fixed Projected DSCR in clause (e) above.

11.4	Project Phase 2 Pre-Completion Revenue Restricted Payments

Notwithstanding anything to the contrary in Section 11.1 (Conditions to Restricted Payments), Restricted Payments in respect of Pre-Completion Revenues may be made from the Phase 2 Pre-Completion Revenues Account on and prior to the Project Phase 2 Completion Date; provided that, in each case, each of the following, and no other, conditions has been satisfied:

(a)	no Loan Facility Event of Default or Unmatured Loan Facility Event of Default has occurred and is Continuing or could reasonably be expected to occur as a result of such Restricted Payment;

(b)	each of LPS1 Substantial Completion, LPS2 Substantial Completion, LPS3 Substantial Completion and LPS5 Substantial Completion has occurred;

(c)

the funds on deposit in the Contingency Reserve Account, and the remaining undrawn amount of the Contingency Reserve Term Loan Commitments are, collectively, equal to or in excess of the Contingency Reserve Amount (including, after the Project Phase 1 Completion Date, as reduced after the Project Phase 1 Completion Date);

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(d)	the Obligors have certified to the Credit Facility Agent, and the Independent Engineer has confirmed, that:

(i)

(A) the Facility Debt Commitments, and funds on deposit in the Construction Account, Contingency Reserve Account (excluding the amount equal to the Contingency Reserve Amount), the Phase 1 Pre-Completion Revenues Account, the Phase 2 Pre-Completion Revenues Account, the Disbursement Accounts and the Permitted Finance Costs Reserve Account are sufficient to (x) achieve (I) if the Project Phase 1 Completion Date has not yet occurred, the Project Phase 1 Completion Date by the Phase 1 LNG Facility Date Certain and (II) the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain and (y) after the Project Phase 1 Completion Date, pay any Phase 1 Reserve Amounts; and

(ii)

the Borrower is reasonably expected to achieve (x) if the Project Phase 1 Completion Date has not yet occurred, the Project Phase 1 Completion Date by the Phase 1 LNG Facility Date Certain and (y) the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain;

(e)

(i) if the Project Phase 1 Completion Date has not yet occurred, the Fixed Projected DSCR prospectively measured for the 12-month period beginning on the then projected first Quarterly Payment Date in respect of the Term Loans to occur after the Project Phase 1 Completion Date is at least 1.25:1 or (ii) if the Project Phase 1 Completion Date has occurred, the most recent 12 month Historical DSCR is at least 1.25:1.00;

(f)

the Fixed Projected DSCR prospectively measured for the 12-month period beginning on the then projected first Quarterly Payment Date in respect of the Term Loans to occur after the Project Phase 2 Completion Date is at least 1.25:1;

(g)	no outstanding LC Loans (as defined in the Credit Facility Agreement) or LC Reimbursement Payments are outstanding as of the date of such Restricted Payment;

(h)

the then-Required LNG SPAs are in full force and effect and no actual LNG SPA Prepayment Event or Unmatured LNG SPA Prepayment Event has occurred and is continuing in respect of which the prepayment and cancellation required by the occurrence of such event in accordance with Section 8.2 (LNG SPA Mandatory Prepayment) has not been made in full;

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(i)	no other Restricted Payment under this Section 11.4 (Project Phase 2 Pre- Completion Revenue Restricted Payments) has been made during the calendar month of the proposed Restricted Payment; and

(j)

at least two Business Days prior to the proposed date of such Restricted Payment, the Intercreditor Agent has received a certificate from the Borrower confirming that each of the conditions set forth in this Section 11.4 (Project Phase 2 Pre-Completion Revenue Restricted Payments) have been satisfied and setting forth the calculation of the Fixed Projected DSCR or the Historical DSCR in clause (e) above and the Fixed Projected DSCR in clause (f) above.

12.	OBLIGOR COVENANTS

Each Obligor shall comply at all times with the following covenants:

12.1	Use of Proceeds

The Obligors shall use the proceeds of (a) the Upsized Senior Debt as specified in the Credit Facility Agreement and (b) any other Senior Debt in accordance with the Facility Agreement applicable thereto.

12.2	Maintenance of Existence, Franchises, Etc.

(a)	Each Obligor shall maintain its legal existence as a limited liability company;

(b)

no Obligor shall take any action to amend or modify its Constitutional Documents in a manner that is in any material respect adverse to the interests of the Facility Lenders or such Obligor’s ability to comply with the Finance Documents; and

(c)

(i)	each Obligor shall promptly provide copies of any amendments to its Constitutional Documents to the Intercreditor Agent;

(ii)

each Obligor shall maintain and renew all of the powers, licenses, rights, privileges and franchises necessary for the Development and in the normal conduct of its business as conducted or proposed to be conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(iii)

no Obligor shall change, alter or modify its legal business name, jurisdiction of organization or type of organization, in each case without providing the Intercreditor Agent with at least 30 days’ prior notice and without having satisfied its obligations under Section 12.31 (Further Assurances); and

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(iv)	no Obligor shall cease to be for US federal income tax purposes the type of entity specified in Section 5.2(w) (Tax Status).

12.3	Project Construction; Maintenance of Properties

(a)	The Obligors shall construct and complete, operate and maintain the Project Facilities, and cause the Project Facilities to be constructed, operated and maintained, as applicable:

(i)

consistent in all material respects with Prudent Industry Practice, the Material Construction Contracts, the Construction Budget and Schedule, the Operating Manuals, applicable Government Rules, and the other Transaction Documents, and in accordance with the requirements for maintaining the effectiveness of the material warranties of the Construction Contractors; and

(ii)	following the Project Phase 1 Completion Date, within the then- effective Operating Budget; provided that:

(A)

the Obligors may exceed in the aggregate for all operating budget categories in any Operating Budget by 20% or less per line item of the amount therefor and 10% or less of the aggregate budgeted amount therefor, in each case on an annual basis, but excluding, for purposes of calculating the foregoing allowable increases, amounts in the then-effective Operating Budget for Gas purchases; and

(B)	the Obligors may exceed the Operating Budget and any category thereof:

(1)	with respect to payments under Gas purchase contracts for the Development;

(2)

as required by law or regulation, Industry Standards, Prudent Industry Practice or for compliance with any Permit applicable to the Obligors or the Development (or to cure or remove the effect of any termination, suspension, or impairment of any Permit), as certified by the Borrower (with the reasonable concurrence of the Independent Engineer); or

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(3)

to the extent required to respond to an emergency or accident, the failure to respond to which could reasonably be expected to create a risk of personal injury or significant physical damage to the Project Facilities or material threat to the environment, in which case:

(I)

if the Obligors reasonably determine that there is sufficient time to do so prior to responding to any such emergency or accident, the Borrower shall substantiate the expenses expected to be incurred by the Obligors in connection with such emergency or accident to the reasonable satisfaction of the Intercreditor Agent; or

(II)

if the Obligors reasonably determine that there is not sufficient time to take the actions described in sub-clause (3) above prior to responding to any such emergency or accident, promptly following such emergency or accident, the Borrower shall describe in writing to the Intercreditor Agent the steps that were taken by the Obligors in respect of such emergency or accident and the expenses incurred by the Obligors in connection therewith, all in reasonable detail.

12.4	Books and Records; Inspection Rights

(a)	The Obligors shall make available to the Intercreditor Agent, on request, copies or extracts of books and records of the Obligors:

(i)	when a Loan Facility Event of Default has occurred and is Continuing; and

(ii)	otherwise up to two times (which shall be reasonably spaced within the applicable period) per calendar year during normal business hours upon 30 days’ advance notice,

subject to the confidentiality arrangements pursuant to Section 12.6 (Confidentiality) of the Common Security and Account Agreement and Section 23.7 (Confidentiality) below.

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(b)	The Obligors shall not, without the prior consent of the Intercreditor Agent (not to be unreasonably withheld, conditioned or delayed), change the end date of their fiscal years.

(c)	The Obligors shall keep proper books and records in accordance with GAAP in all material respects.

12.5	Material Project Agreements

(a)	Each Obligor shall maintain in effect all Material Project Agreements (other than Real Property Documents) that have been entered into and to which it is a party except:

(i)	to the extent a Material Project Agreement is permitted to expire, be terminated or replaced under the Finance Documents or expires or is replaced in accordance with its terms; and

(ii)	to the extent provided under Section 8.1 (LNG SPA Maintenance) and Section 8.2 (LNG SPA Mandatory Prepayment) in relation to LNG SPAs.

(b)

Each Obligor shall comply with its material contractual obligations, and, subject to Section 12.5(e) (Material Project Agreements) below, enforce against Material Project Counterparties its material rights and their material covenants and obligations, under the Material Project Agreements (other than Real Property Documents) then in effect to which it is a party.

(c)

No Obligor shall agree to any amendment or modification of, or waiver relating to, any Material Project Agreement (other than Real Property Documents) to which it is a party that could reasonably be expected to have a Material Adverse Effect or would materially breach the terms of the Finance Documents; provided that amendments or modifications to LNG SPAs as permitted under Section 8.3 (Amendment of LNG SPAs) shall in any case be permitted; provided further that Change Orders as permitted under Section 9.1 (Change Orders) shall in any case be permitted.

(d)	Other than with respect to Real Property Documents, no Obligor shall:

(i)

assign or transfer any interest under any Material Project Agreement without the prior written consent of the Intercreditor Agent acting on the instructions of the Requisite Intercreditor Parties (except for assignments and transfers contemplated in connection with the Common Security and Account Agreement and other Security Documents);

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(ii)

consent to any counterparty assigning or transferring any interest under any Material Project Agreement, if such Obligor has consent rights under such Material Project Agreement, without the prior written consent of the Intercreditor Agent acting on the instructions of the Requisite Intercreditor Parties (not to be unreasonably withheld, conditioned or delayed), except:

(A)	if such assignment or transfer could not reasonably be expected to have a Material Adverse Effect; or

(B)	for assignments and transfers permitted or contemplated in the Common Security and Account Agreement, Direct Agreements or other Security Documents; or

(iii)

permit any Material Project Counterparty to substitute, diminish or otherwise replace any performance security, letter of credit or guarantee supporting such Material Project Counterparty’s obligations thereunder (including, for the avoidance of doubt, any replacement of any Parent Guarantee), except to the extent that such Material Project Counterparty is permitted to do so without the consent of the Borrower or Guarantor, as applicable, under the terms of such Material Project Agreement.

(e)

No Obligor shall initiate or settle arbitration or disputes if the amount in controversy in such arbitration, dispute or settlement is in excess of (x) $30 million in the case of a Real Property Document and (y) $30 million in the case of any other Material Project Agreement.

(f)

The applicable Obligor promptly shall provide the Intercreditor Agent with copies or ensure that copies are provided (with any commercially sensitive material redacted) of any material amendments to, or material waivers relating to, the Material Project Agreements that are permitted under the Finance Documents or that have otherwise been entered into with the consent of the Intercreditor Agent acting on the instructions of the Requisite Intercreditor Parties (not to be unreasonably withheld, conditioned or delayed).

(g)

The Obligors shall not enter into any new Material Project Agreement or any Subsequent Material Project Agreements (other than Real Property Documents) without the prior written consent of the Intercreditor Agent acting on the instructions of the Requisite Intercreditor Parties (not to be unreasonably withheld, conditioned or delayed); provided that:

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(i)	the Obligors may enter into a Replacement Material Contract without the prior written consent of the Intercreditor Agent or any Facility Lender, if:

(A)

in the case of a termination of any Material Project Agreement (other than an LNG SPA), the Obligors (A) shall have entered into a Replacement Material Contract within 60 days (as such period may be extended an additional 30 days provided the Obligors are proceeding with diligence to replace such terminated Material Project Agreement) after such termination and (B) shall have caused such Replacement Material Contract to become subject to the Liens granted under the Security Documents; or

(B)

in the case of any termination of an LNG SPA, the Borrower (A) shall have entered into a Replacement Material Contract within 90 days (as such period may be extended an additional 90 days provided the Obligors are proceeding with diligence to replace such terminated Material Project Agreement) after the date of such termination and (B) shall have caused such Replacement Material Contract to become subject to the Liens granted under the Security Documents to the same extent as the LNG SPA that was terminated, and in each case, the termination of such LNG SPA could not reasonably be expected to result in a Material Adverse Effect;

(ii)

except for gas supply contracts that constitute Material Project Agreements, the Obligors may enter into new gas supply contracts (copies of which shall be delivered to the Intercreditor Agent) without the prior written consent of the Intercreditor Agent in accordance with Section 12.27(a) (Gas Transportation Arrangements; Gas Purchase Arrangements); and

(iii)	the Borrower may enter into new LNG SPAs in accordance with Section 12.5(k) (Material Project Agreements).

(h)

In connection with any new Material Project Agreement and any Subsequent Material Project Agreement (other than Real Property Documents), the applicable Obligor shall deliver to the Intercreditor Agent, within 30 days following execution of such new Material Project Agreement or any Subsequent Material Project Agreement (with a form of such document to be delivered prior to execution of such new Material Project Agreement or any Subsequent Material Project Agreement):

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(i)

each Security Document, if any, necessary to grant the Collateral Agent a first priority perfected Lien in such new Material Project Agreement or such Subsequent Material Project Agreement (subject only to Permitted Liens);

(ii)	evidence of the authorization of the applicable Obligor to execute, deliver and perform such new Material Project Agreement or such Subsequent Material Project Agreement;

(iii)

a certificate of the Borrower certifying that all Permits necessary for the execution, delivery and performance of such new Material Project Agreement or such Subsequent Material Project Agreement have been duly obtained, were validly issued and are in full force and effect;

(iv)

an opinion of counsel to the applicable Obligor and, if a Direct Agreement is required to be obtained from such counterparty pursuant to Section 3.4 (Direct Agreements) of the Common Security and Account Agreement, other than with respect to any Subsequent Material Project Agreements specified in clause (b) of the definition thereof, applying the effort standard set forth in Section 3.4 (Direct Agreements) of the Common Security and Account Agreement to obtaining such opinion as is applicable to obtaining the related Direct Agreement, an opinion of counsel to the counterparty to such new Material Project Agreement or such Subsequent Material Project Agreement; and

(v)

a Direct Agreement in respect of such new Material Project Agreement or such Subsequent Material Project Agreement, but only to the extent such Direct Agreement is required pursuant to Section 3.4 (Direct Agreements) of the Common Security and Account Agreement for an equivalent Material Project Agreement.

(i)

Each Obligor shall maintain, preserve and protect, or make contractual or other provisions to cause to be maintained, preserved and protected, all of the real property interests evidenced by the Real Property Documents except (x) to the extent such Real Property Document is permitted to expire, be terminated or replaced under the Finance Documents or expires or terminates pursuant to its terms and is replaced with substantially equivalent real property interests to the extent necessary for the Development at such time or (y) where failure to do so could not reasonably be expected to have a Material Adverse Effect.

(j)

The prior written consent of the Intercreditor Agent (acting on the instruction of the Requisite Intercreditor Parties (not to be unreasonably withheld, conditioned or delayed)) shall be required in connection with the execution by an Obligor of a document evidencing a real property interest if:

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(i)

such real property interest replaces (or is substituted for) a real property interest in a then-existing Real Property Document and such replaced real property interest is necessary at such time for the Development; or

(ii)	if such real property interest does not replace (or is not substituted for) a real property interest in a then-existing Real Property Document, such real property interest:

(A)	is, at such time, necessary for the Development;

(B)

is required to be included in a mortgage pursuant to requirements of Section 3.2(f)(ii) (Security Interests to be Granted by the Obligors – Real Property) of the Common Security and Account Agreement; and

(C)

is evidenced by a Real Property Document which by its terms imposes upon an Obligor obligations or liabilities with an aggregate value in excess of $100 million over its term and is for a term of greater than seven years;

provided, in the case of each of clauses (i) and (ii) above, that no such consent shall be required if the applicable real property interest is being acquired in order to comply with (x) the requirements of any Permit or applicable Government Rules, (y) obligations of any Obligor pursuant to a Material Project Agreement or (z) Prudent Industry Practice pertaining to safety or security measures.

(k)

The Borrower shall not enter into any LNG SPA or any shipping arrangements relating to DPU LNG SPAs, in each case, except as permitted by Section 8.1(a) (LNG SPA Maintenance), Section 8.4 (Sale of Supplemental Quantity), Section 8.5 (Sale of Pre-Completion Quantities) Section 12.5(g)(i)(B) (Material Project Agreements), and Section 12.5(l) (Material Project Agreements).

(l)	The Borrower shall not permit DPU LNG SPAs, in the aggregate, to exceed 1.2 MTPA (the “DPU LNG SPA Quantity Restrictions”).

(m)	Notwithstanding anything to the contrary in this Agreement, the Borrower shall be permitted to enter into contracts in accordance with Section 7.2 (Expansion Contracts).

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12.6	Compliance with Law

(a)

The Obligors shall comply in all material respects with all material applicable Government Rules (excluding tax laws as to which Section 12.13 (Taxes) is applicable and Environmental Laws as to which Section 12.7 (Environmental Compliance) is applicable).

(b)	No Obligor shall Knowingly engage in any activity that violates any Anti- Terrorism and Money Laundering Law or OFAC Law to the extent applicable to such entity.

(c)

The Obligors will not, and will require that their respective Affiliates, directors and officers shall not, directly or, to the Obligors’ Knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(i)

in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money or anything else of value, to any Person in violation of any Anti-Terrorism and Money Laundering Laws, Applicable Anti-Corruption Laws or Sanctions;

(ii)

to fund any activities or business of or with any Sanctioned Person, or in any country, territory, or region, that, at the time of such funding, is, or whose government is, the target of Sanctions administered OFAC or by the US Department of State, the European Union or His Majesty’s Treasury (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, and the non-government controlled areas of Ukraine in the oblasts of Zaporizhzhia and Kherson); or

(iii)

in any other manner that would result in a violation of any Anti- Terrorism and Money Laundering Laws, Applicable Anti- Corruption Laws or Sanctions administered by the United States, including by OFAC or by the US Department of State, the European Union, any EU Member State or His Majesty’s Treasury of the United Kingdom, by any Person (including any Person participating in the Loans, whether as Facility Lender, Intercreditor Agent, or otherwise).

(d)

The Borrower agrees that if it becomes aware of or receives any notice that an Obligor, any Affiliate or any Person holding a legal or beneficial interest therein (whether directly or indirectly) is a Sanctioned Person (a “Sanctions Violation”), the Borrower shall promptly:

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(i)	give notice to the Intercreditor Agent of such Sanctions Violation; and

(ii)	comply with all applicable laws governing such Sanctions with respect to such Sanctions Violation (regardless of whether the Sanctioned Person is located within the jurisdiction of the United States).

(e)

The Borrower authorizes and consents to the Intercreditor Agent and each Senior Creditor Group Representative taking any and all steps such parties deem necessary to comply with all applicable laws governing such Sanctions with respect to any such Sanctions Violation, including the “freezing” or “blocking” of assets and reporting such action to the applicable regulatory authorities.

12.7	Environmental Compliance

The Obligors shall:

(a)	comply in all material respects with applicable Environmental Laws;

(b)

provide to the Intercreditor Agent (with a copy to each Facility Agent) (i) as promptly as practicable following the Initial Closing Date, the initial version(s) of an “Environmental and Social Management Plan” and (if applicable) “Equator Principles Action Plan” with respect to the Borrower’s material compliance with Equator Principles, in each case, developed with the reasonable cooperation of the Independent Engineer, and thereafter (but no more frequently than semi-annually), any updates thereto and (ii) on an annual basis for each fiscal year following the Initial Closing Date, a certification that the Borrower is in compliance in all material respects with any requirements of the Environmental and Social Management Plan and Equator Principles (including reporting requirements with respect to greenhouse gas emissions) to the extent applicable to the Borrower;

(c)

not Release, and use commercially reasonable efforts not to permit the Release by its Construction Contractors or agents of, any Hazardous Materials at, on, under or from the Project Facilities or any Real Estate on which any Project Facilities are situated in quantities or concentrations that could reasonably be expected to result in a Material Adverse Effect; and

(d)

following the receipt of any material Environmental Claim or notice of any material noncompliance with any Environmental Law, prepare a report detailing the facts underlying the claim or noncompliance and an action plan for responding to the claim or the noncompliance consistent with Prudent

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Industry Practice and provide such report and plan to the Independent Engineer and the Intercreditor Agent.

12.8	Permits

(a)

The Obligors shall obtain by the time they are required, maintain in full force and effect, and comply in all material respects with all applicable material Permits set forth on Schedule F (Material Permits) (excluding Export Authorizations, as to which Section 12.9 (Export Authorizations) is applicable, and the FERC Order, as to which Section 12.10 (FERC Order) is applicable).

(b)

The Obligors shall not amend or modify a material Permit set forth on Schedule F (Material Permits) or any conditions thereof (excluding Export Authorizations, as to which Section 12.9 (Export Authorizations) is applicable, and the FERC Order, as to which Section 12.10 (FERC Order) is applicable); provided that the Obligors may amend or modify such Permits and any conditions thereof so long as such amendment or modification could not reasonably be expected to have a Material Adverse Effect or result in an Impairment of such Permit and such amendment or modification is not materially more restrictive or onerous on the applicable Obligor.

12.9	Export Authorizations

(a)	The Obligors shall use all reasonable efforts to maintain in full force and effect and will comply in all material respects with both the FTA Authorization and the Non-FTA Authorization.

(b)	If an Export Authorization is Impaired, the Obligors shall use all reasonable efforts to promptly and diligently take reasonable steps to reverse such Impairment.

12.10	FERC Order

(a)	From and after the Initial Closing Date, the Obligors shall maintain in full force and effect and comply in all material respects with the FERC Order.

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(b)

The Obligors shall not propose to amend or modify the FERC Order or any conditions of the FERC Order; provided that the Obligors may propose to amend or modify the FERC Order and any conditions thereof so long as such amendment or modification could not reasonably be expected to have a Material Adverse Effect and such amendment or modification is not materially more restrictive or onerous on the applicable Obligor.

12.11	Witnessing Performance Tests and Lenders’ Reliability Tests; Settlement of Liquidated Damages

The Intercreditor Agent, each Senior Creditor Group Representative and the Independent Engineer shall have the right to witness and verify each Performance Test, the Phase 1 Lenders’ Reliability Test and the Lenders’ Reliability Test, and no Obligor shall:

(a)

permit a Performance Test, the Phase 1 Lenders’ Reliability Test or the Lenders’ Reliability Test to be performed without giving the Intercreditor Agent at least three Business Days’ prior notice thereof (or such shorter period agreed by the Independent Engineer); or

(b)

agree in a dispute with any Construction Contractor with respect to the amount of any Performance Liquidated Damages or Delay Liquidated Damages, or to a settlement with respect to such damages, in excess of $30 million without prior approval of the Intercreditor Agent, acting reasonably and in consultation with the Independent Engineer.

12.12	Inspection Rights

The Obligors shall grant access to the Site to the Consultants and designated representatives of Facility Lenders at the times and in the manner described in Section 13.3 (Access).

12.13	Taxes

Each Obligor shall pay or cause to be paid all material Taxes (if any) imposed on or in respect of such Obligor or its property by any Governmental Authority, when due, giving effect to any applicable extensions, unless these are being contested in good faith and by appropriate proceedings and an appropriate reserve has been established in respect thereof in accordance with GAAP. Each Obligor shall notify the Intercreditor Agent of any material dispute with the relevant tax authorities. Each Obligor will promptly pay or cause to be paid any valid, final judgment rendered upon the conclusion of the relevant proceeding, if any, enforcing such Tax and cause it to be satisfied of record.

12.14	Limitation on Indebtedness

The Obligors shall not incur Indebtedness other than the following (with any baskets measured in the aggregate among all the Obligors):

(a)	Senior Debt, including any reborrowing of any Working Capital Debt in accordance with its terms;

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(b)	Replacement Debt or other Indebtedness expressly contemplated by a Material Project Agreement (including guarantees permitted by Section 12.15 (Guarantees));

(c)	[reserved];

(d)	Permitted Additional Working Capital Debt;

(e)	Subordinated Debt in an amount not to exceed $675 million in the aggregate;

(f)	intercompany Indebtedness between or among the Obligors, all of which shall be Subordinated Debt;

(g)	Indebtedness incurred under Permitted Hedging Instruments not covered under clause (a) above;

(h)	Indebtedness in respect of any bankers’ acceptances, letters of credit, warehouse receipts or similar facilities, in each case, incurred in the ordinary course of business;

(i)

purchase money Indebtedness and capital leases or guarantees of the same, in a principal amount not exceeding $100 million in the aggregate to finance the purchase or lease of assets for the Development other than those financed with the proceeds of Senior Debt; provided that if such obligations are secured, they are secured only by Liens upon the assets being financed or the proceeds of such assets;

(j)

any other unsecured Indebtedness incurred after the Project Phase 1 Completion Date in an aggregate amount outstanding at any one time not to exceed $200 million for general corporate purposes (including, for the avoidance of doubt, to reduce the principal amount relating to any revolving loans under a Senior Debt Instrument to $0 as and when required under the terms of such Senior Debt Instrument);

(k)

to the extent constituting Indebtedness, indebtedness arising from honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course or other cash management services in the ordinary course of business;

(l)	Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(m)

contingent liabilities incurred in the ordinary course of business, including the acquisition or sale of goods, services, supplies or merchandise in the normal course of business, the endorsement of negotiable instruments received in the normal course of business and indemnities provided under any of the Transaction Documents;

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(n)

to the extent constituting Indebtedness, obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, indemnification obligations, obligations to pay insurance premiums, take-or-pay obligations contained in supply agreements and similar obligations incurred in the ordinary course of business;

(o)	trade debt, trade accounts, purchase money obligations or other similar Indebtedness incurred in the ordinary course of business, which:

(i)	is not more than 90 days past due; or

(ii)	is being contested in good faith and by appropriate proceedings;

(p)	Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Obligors in the ordinary course of business;

(q)	to the extent constituting Indebtedness, the transactions contemplated by, or in respect of, the Bridge Lease Agreement;

(r)	operating leases that are re-categorized as Capital Leases as a result of ASC 842; and

(s)	other Indebtedness incurred with the consent of the Intercreditor Agent acting on the instructions of the Requisite Intercreditor Parties, together with any refinancing thereof.

12.15	Guarantees

No Obligor shall guarantee the obligations of others (other than the other Obligor) except for guarantees expressly contemplated by a Finance Document, a Material Project Agreement or a material Permit.

12.16	Limitation on Liens

The Obligors shall not assume, incur, permit or suffer to exist any Lien on any of its assets, whether now owned or hereafter acquired, except for Permitted Liens.

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12.17	Sale of Project Property

No Obligor shall sell, lease or otherwise dispose of Project Property, in one transaction or a series of transactions, in excess of $100 million per year without the consent of the Intercreditor Agent and no Obligor shall sell, lease or otherwise dispose of the Gator Express Pipeline, except in each case that no consent of the Intercreditor Agent shall be required for:

(a)	dispositions in compliance with any applicable court or governmental order;

(b)

dispositions of obsolete, superfluous or replaced assets, or assets that are not, or cease to be, necessary for the construction and operation of the Project Facilities substantially in the manner contemplated in this Agreement;

(c)	sales or other dispositions of LNG in accordance with any LNG SPAs as permitted under the Finance Documents;

(d)	sales of Gas in the ordinary course of business;

(e)	sales, transfers or other dispositions of Authorized Investments;

(f)	Restricted Payments made in accordance with the Finance Documents;

(g)	liquefaction and other services in the ordinary course of business;

(h)	settlement, release, waiver or surrender of contract, tort or other claims in the ordinary course of business or a grant of a Lien not prohibited by the Finance Documents;

(i)	the transfer or novation of Permitted Hedging Instruments in accordance with the Finance Documents;

(j)

conveyance of gas interconnection or metering facilities to gas transmission companies and conveyance of electricity substations to electricity providers pursuant to its electricity purchase arrangements for operating the Project Facilities; and

(k)

dispositions of other Project Property if an Obligor replaces such Project Property within 180 days following such disposition or has obtained a commitment to replace such Project Property within 180 days following such disposition and replaces such Project Property within 270 days following such disposition.

Proceeds of any such disposition by the Borrower pursuant to this Section 12.17 (Sale of Project Property) shall be deposited in the Phase 1 Pre-Completion Revenues Account, the Phase 2 Pre-Completion Revenues Account or the Revenue Account; provided that proceeds of any disposition of assets requiring mandatory prepayment under Section 3.4 (Mandatory Prepayments) shall be deposited into the Additional Proceeds Prepayment Account.

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12.18	Merger, Division, Liquidation and Sale of All Assets

No Obligor shall liquidate itself, enter into any merger or division or sell or otherwise transfer all or substantially all its assets to any Person or any series of any Obligor (including by operation of law), except to any series of Obligor who agrees in writing to become an Obligor hereunder.

12.19	Limitation on Investments and Loans

No Obligor shall make any investments, loans or advances to any Person other than:

(a)	Authorized Investments;

(b)	by way of trade credit in the ordinary course of business;

(c)	as specifically contemplated under the Finance Documents;

(d)	as expressly contemplated by the terms of the Material Project Agreements then in effect to which it is a party;

(e)

surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits, advance payments in the ordinary course of business on usual commercial terms and prepaid expenses in the ordinary course of business, including cash deposits incurred in connection with natural gas purchases;

(f)	[reserved];

(g)	investments pursuant to Permitted Hedging Instruments;

(h)	investments, loans or advances among and between the Obligors; provided that amounts owing thereunder are Subordinated Debt; and

(i)

loans from either the Borrower or the Guarantor to Pledgor, the Sponsor or their respective Affiliates (other than Guarantor or Borrower), but only to the extent that such loans are made with cash available to the Borrower to make a Restricted Payment and after meeting the test to make Restricted Payments under Section 11.1 (Conditions to Restricted Payments).

12.20	Nature of Business

(a)

The Obligors shall not (i) change the limited nature of their business in any material respect from that contemplated by the Common Terms Agreement and the Common Security and Account Agreement in the form existing on the Initial Closing Date or (ii) engage in retail sales of natural gas in such a manner and to such an extent so as to cause either Obligor to become subject

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to regulation as a “gas utility” under the Louisiana Government Rules. In the event either Obligor engages in retail sales of natural gas in a manner that would cause it to become a “holding company” or a “subsidiary company” of a “holding company” (each as defined under PUHCA), it shall (A) comply in all material respects with all applicable provisions of PUHCA and (B) use commercially reasonable efforts to obtain an exemption from regulation under PUHCA.

(b)	The Borrower shall not permit to exist any Subsidiary of the Borrower.

(c)	The Guarantor shall not permit to exist any Subsidiary of the Guarantor.

12.21	Transactions with Affiliates

No Obligor shall directly or indirectly enter into any transaction or agreement with or for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate) in relation to the Development, except:

(a)	agreements that are Material Project Agreements or required or contemplated by any Material Project Agreement;

(b)	any other agreement relating to the Development entered into prior to the Initial Closing Date that was disclosed on Schedule J (Transactions With Affiliates) to the Original Common Terms Agreement;

(c)	to the extent required by applicable law or regulation; or

(d)

transactions or agreements entered into on fair and commercially reasonable terms (from the perspective of the relevant Obligor) that (i) could not reasonably be expected to cause a Material Adverse Effect and (ii) are not materially less favorable in the aggregate to such Obligor than such Obligor would obtain in a comparable agreement with independent parties acting at arm’s length (or, if there is no comparable arm’s-length transaction, then on terms reasonably determined by the board of managers of the Borrower to be fair and reasonable);

provided	that:

(i)	this covenant shall not apply to (A) transactions between or among the Obligors, (B) any issuance of equity interests of any Obligor to its direct parent and (C) Permitted Payments; and

(ii)	any such agreement that constitutes a Subsequent Material Project Agreement shall be subject to the terms of Section 12.5 (Material Project Agreements).

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12.22	Hedging Arrangements

(a)	No Obligor shall enter into Hedging Instruments other than Permitted Hedging Instruments.

(b)	The Borrower shall enter into and thereafter maintain in full force and effect, from time to time, one or more interest rate Permitted Hedging Instruments:

(i)

no later than 45 days following the Upsize Closing Date, with respect to no less than 50%, but no more than 105% (calculated on a weighted average basis) of the projected aggregate outstanding balance of the Senior Debt projected to be outstanding (as determined by the Borrower in accordance with the Base Case Forecast) until the latest payment date occurring at the expiration of the 20-year notional amortization period; and

(ii)

no later than 45 days following the Upsize Closing Date, with respect to no less than 75%, but no more than 105% (calculated on a weighted average basis) of the projected aggregate outstanding balance of the Senior Debt projected to be outstanding (as determined by the Borrower in accordance with the Base Case Forecast) until the Maturity Date;

provided that for purposes of calculating such percentage in the foregoing sub-clauses (i) and (ii) above, (w) the principal balance of the Working Capital Facility and/or Working Capital Debt shall be excluded, (x) any obligations incurred under the Permitted Senior Debt Hedging Instruments shall be excluded, and (y) any such Senior Debt which bears a fixed interest rate shall be deemed subject to a Permitted Hedging Instrument.

(c)

If, due to a mandatory prepayment made in accordance with Section 3.4 (Mandatory Prepayments), a voluntary prepayment made in accordance with Section 3.5 (Voluntary Prepayments) or otherwise, the aggregate notional amount of the Permitted Hedging Instruments (which, for the avoidance of doubt, shall only include Permitted Hedging Instruments that are Interest Rate Hedging Instruments) on any Quarterly Payment Date is greater than 105% (or, if 105% hedging is not permitted by applicable law, 100%) (in each case, calculated on a weighted average basis) of the projected aggregate outstanding balance of the Senior Debt, within 45 days, the Borrower shall reduce the amount that is hedged under the Permitted Hedging Instruments (in the proportion allocated to each Permitted Hedging Instrument as may be determined by the Borrower as long as the Borrower has used commercially reasonable efforts to allocate the reduction pro rata among each Permitted Hedging Instrument, after taking into account any

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back-to-back or offsetting arrangements related thereto) such that the aggregate notional amount of the Permitted Hedging Instruments is not more than 105% (or, if 105% hedging is not permitted by applicable law, 100%) (in each case, calculated on a weighted average basis) of the projected aggregate outstanding balance of the Senior Debt on such Quarterly Payment Date (any such amount of the Permitted Hedging Instruments that is required to be so reduced, a “Hedging Excess Amount”).

12.23	Accounts

(a)	No Obligor shall maintain any accounts in contravention of Article 4 (Cash Flow and Accounts) of the Common Security and Account Agreement.

(b)

(i) All revenues of the Obligors shall be deposited in accordance with the Common Security and Account Agreement and (ii) the Obligors shall direct third parties to deposit all amounts required to be paid to the Obligors in accordance with the Common Security and Account Agreement.

12.24	Separateness

Each Obligor shall at all times:

(a)	observe all applicable entity procedures necessary to maintain its separate existence and formalities, including:

(i)	maintaining minutes or records of meetings of the members and/or managers of the Obligor;

(ii)	acting on behalf of itself only pursuant to due authorization of the members and/or managers, including, when applicable, any independent managers or members; and

(iii)	conducting its own business in its own name and through authorized agents pursuant to its Constitutional Documents;

(b)	allocate fairly and reasonably any shared expenses, including overhead for shared office space or common employees (if any);

(c)	use separate stationery, invoices and checks bearing its own name;

(d)

prepare and maintain its own full and complete books, accounting records (including books of account and payroll, if any) and other documents and records, in each case which are separate and apart from the books, accounting records and other documents and records of the Sponsor or any Affiliate thereof (other than the other Obligor);

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(e)

maintain separate bank accounts in its own name or otherwise pursuant to the Finance Documents and make all investments by or on behalf of an Obligor solely in its name except as otherwise provided by the Finance Documents;

(f)

separate its property and not allow funds or other assets to be commingled with the funds and other assets of, held by, or registered in the name of the Sponsor or any Affiliate thereof (other than the other Obligor), and maintain its assets in such a manner that it is not costly or difficult to identify or ascertain such assets, all except to the extent otherwise provided by the Finance Documents;

(g)

not hold itself out as being liable for the debts of the Sponsor or any Affiliate thereof (other than the other Obligor) and not guarantee the debts of the Sponsor or any Affiliate thereof (other than the other Obligor) except as permitted by the Finance Documents;

(h)	not acquire or assume obligations or securities of, or make loans or advances to, any of its Affiliates except as required under the Finance Documents;

(i)

maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, and not have its assets listed on the balance sheet of any other Person; provided that such Obligor may also report its financial statements on a consolidated or combined basis with one or more of its Affiliates in accordance with GAAP so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of the Obligors from such Affiliate(s) and to disclose the separate nature of the Obligors’ Indebtedness;

(j)

prepare and file its own tax returns separate from those of any Person except to the extent that the Obligor is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law;

(k)	pay its own liabilities and expenses out of its own assets (except as provided under the Finance Documents);

(l)	maintain adequate capitalization in light of its contemplated business and obligations;

(m)

hold itself out to third parties as a legal entity, separate and distinct and independent from any other entity, conduct its own business solely under its name and correct any known misunderstanding as to the separateness of the Obligors from any other Person; and

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(n)	have and maintain Constitutional Documents which comply with the requirements of this Section 12.24 (Separateness),

provided that no limitation in this Section 12.24 (Separateness) shall apply to the Obligors as among one another.

12.25	Historical DSCR

(a)

The Obligors shall not permit the Historical DSCR for the most recent 12- month period ending as of the end of any fiscal quarter from and following the First Upsize Repayment Date after the Project Phase 2 Completion Date to be less than 1.15:1.

(b)

Notwithstanding anything in clause (a) above to the contrary, if the Historical DSCR for the most recent 12-month period ending at the end of any fiscal quarter following the First Upsize Repayment Date after the Project Phase 2 Completion Date is less than 1.15:1 but greater than 1:1, any direct or indirect owner of the Obligors shall have the right to provide cash to the Obligors not later than ten Business Days following the delivery of the calculation of such Historical DSCR in the form of equity contributions or Subordinated Debt in order to increase the Historical DSCR to 1.15:1; provided that such right may not be exercised for more than two consecutive fiscal quarters nor, with respect to each Senior Debt Instrument, more than four times over the term of such Senior Debt Instrument.

12.26	Auditors

The Borrower shall engage Ernst & Young LLP and shall not replace such auditor except with another independent certified public accounting firm of recognized national standing.

12.27	Gas Transportation Arrangements; Gas Purchase Arrangements

(a)

The Borrower shall comply in all material respects with the gas sourcing plan attached as Schedule K (Gas Sourcing Plan) hereto, as may be updated (i) by the Borrower on a semi-annual basis in relation to the list of Qualified Gas Suppliers as set forth in the definition thereof or (ii) from time to time otherwise by mutual agreement by the Borrower and the Intercreditor Agent (acting on the instruction of the Requisite Intercreditor Parties, whose consent to updates of such gas sourcing plan shall not be unreasonably withheld, conditioned or delayed if determined to be reasonable by the Market Consultant and/or Independent Engineer, as appropriate).

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(b)	The Borrower shall deliver to the Intercreditor Agent and the Credit Facility Agent quarterly reports summarizing firm natural gas supply and transport capacity and associated volumes.

12.28	Insurance Covenant

(a)

To the extent available to the Obligors on Reasonable Commercial Terms and taking into account requirements of applicable law and regulation, the Obligors shall obtain and maintain, or cause to be obtained and maintained, at all times, the commercial insurance coverage set forth in Schedule L (Schedule of Minimum Insurance) hereto describing the minimum insurance required to be held by the Obligors (the “Schedule of Minimum Insurance”). “Reasonable Commercial Terms” means commercial insurance market terms which are reasonable having regard to the nature of the risk insured, the cost of maintaining insurance against that risk and the interests of the Obligors and the Secured Parties under the Finance Documents. Without prejudice to any other element, the cost of maintaining insurance alone is not a determinant of Reasonable Commercial Terms. Disputes as to whether the relevant insurance is available on Reasonable Commercial Terms, is in accordance with applicable laws or regulations or complies with the Schedule of Minimum Insurance shall be referred to an independent insurance expert from the agreed list of independent insurance experts attached as Schedule M (Independent Insurance Experts) hereto, as such list may be updated from time to time by mutual agreement by the Borrower and the Intercreditor Agent.

(b)

With respect to all Mortgaged Property located in a special flood hazard area (as defined pursuant to applicable flood insurance regulations), the Borrower will obtain and maintain at all times flood insurance for all Collateral located on such property as may be required under the Flood Program and will provide to each Facility Lender evidence of compliance with such requirements as may be reasonably requested by such Lender. The timing and process for delivery of such evidence will be as set forth in the Schedule of Minimum Insurance. If any Building (as defined in the applicable flood insurance regulations) or Manufactured (Mobile) Home (as defined in the applicable flood insurance regulations) constitutes property that is secured for the benefit of the Senior Creditors pursuant to a mortgage required under the Finance Documents, the Borrower shall maintain in full force and effect flood insurance for such property, structures and contents in such amount and for so long as required by applicable flood insurance regulations.

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(c)

The Borrower will provide 45 days prior written notice to the Intercreditor Agent and each Facility Agent before it commences construction of any Building (as defined in the applicable flood insurance regulations) after the Initial Closing Date and before it affixes any Manufactured (Mobile) Home (as defined in the applicable flood insurance regulations) after the Initial Closing Date to any property that is secured for the benefit of the Senior Creditors pursuant to a mortgage required under the Finance Documents and that is located in a special flood hazard area (as defined pursuant to applicable flood insurance regulations). The preceding sentence will not affect the obligations of the Borrower under Section 12.28(b) (Insurance Covenant) above to maintain flood insurance.

(d)

The Borrower will provide 45 days prior written notice to the Intercreditor Agent before it acquires any Real Estate that is permitted under the Finance Documents and that will be secured for the benefit of the Senior Creditors pursuant to a deed of trust required under the Finance Documents. The preceding sentence will not affect the obligations of the Borrower under Section 12.28(b) (Insurance Covenant) above to maintain flood insurance.

12.29	Certain Real Property Rights; Real Property Documents; Leases

(a)

Each Obligor shall obtain appropriate releases, consents, crossing agreements or other like acknowledgements from the holders of the rights set forth on Schedule V (Schedule of Certain Real Property Rights) to the extent necessary for the Development.

(b)

Each Obligor shall comply with its material contractual obligations under each Real Property Document then in effect to which it is a party, and, subject to Section 12.5(e) (Material Project Agreements), enforce against all other Persons that are parties thereto such Obligor’s material rights and material covenants and obligations under such Real Property Document.

(c)

No Obligor shall agree to any amendment or modification of, or waiver relating to, any Real Property Document to which it is a party that could reasonably be expected to have a Material Adverse Effect or that would materially breach the terms of the Finance Documents.

12.30	Margin Regulation

No Obligor shall use any portion of the proceeds of the Loans to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. No Obligor shall use the proceeds of the Loans in a manner that could reasonably be expected to violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

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12.31	Further Assurances

Each of the Obligors shall take all action reasonably required to preserve the validity, perfection and priority of the Liens purported to be granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents (subject to Permitted Liens). The Borrower shall promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including UCC financing statements and UCC continuation statements):

(a)

as are reasonably requested by the Collateral Agent for filing under the provisions of the UCC or any other Government Rule that are necessary or reasonably advisable to maintain in favor of the Collateral Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with all applicable Government Rules for the purposes of perfecting the first priority Lien (subject to Permitted Liens) created, or purported to be created, in favor of the Collateral Agent or the Secured Parties under this Agreement or any other Finance Documents;

(b)

as are reasonably requested by the Collateral Agent for the purposes of ensuring the validity, enforceability and legality of this Agreement or any other Finance Document and the rights of the Secured Parties and the Collateral Agent hereunder or thereunder;

(c)

as are reasonably requested by the Collateral Agent for the purposes of enabling or facilitating the proper exercise of the rights and powers granted to the Secured Parties and the Collateral Agent under this Agreement or any other Finance Document; or

(d)	as are reasonably requested by the Collateral Agent to carry out the intent of, and transactions contemplated by, this Agreement and the other Finance Documents.

12.32	As-Built Survey

Within 120 days after the Project Phase 2 Completion Date, Borrower shall deliver to the Intercreditor Agent an as-built survey of the LNG Facility Site and the LNG Facility located on it in accordance with and meeting all requirements and information required for the initial survey referred to in Section 4.1(j)(i) (Conditions to Initial Closing Date and Initial Advance – Real Property).

12.33	ERISA

The Obligors shall not establish, maintain, contribute to or become obligated to contribute to any Pension Plan or Multiemployer Plan.

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13.	CONSULTANTS

13.1	Appointment of Consultants

The common CCRA Consultant, the common Independent Engineer, the common Insurance Advisor, the common Environmental Consultants and the common Market Consultant (the “Consultants”), as of the Upsize Closing Date, are listed in Schedule N (Senior Creditors’ Advisors and Consultants) hereto. Each such Consultant shall be deemed to be retained by, and shall be solely responsible to and for the benefit of, the Facility Lenders. The Consultants may also act for the benefit of, and deliver reports to, the Indenture Trustee, Senior Noteholders, the Intercreditor Agent and/or the initial purchasers of the Senior Notes.

13.2	Replacement and Fees

(a)

In accordance with the terms of each such Consultant’s engagement letter, the Borrower (with the consent of the Intercreditor Agent acting on the instructions of the Requisite Intercreditor Parties, such consent not to be unreasonably withheld, conditioned or delayed) or the Intercreditor Agent acting on the instructions of the Requisite Intercreditor Parties and, subject to clause (b) below, following good faith consultation with the Borrower, may remove from time to time any one or more of such Consultants, and the Borrower shall engage such replacements as the Intercreditor Agent, acting on the instructions of the Requisite Intercreditor Parties, may choose (with the prior consent of the Borrower, such consent not to be unreasonably withheld, conditioned or delayed). Such replacement is subject to confirmation at the time of its appointment of no conflict of interest that would prevent a replacement Consultant from acting for the Facility Lenders. The replacement of any Consultant shall not increase the annual limits referred to in clause (c) below.

(b)

Notwithstanding clause (a) above, in the event that a Loan Facility Event of Default or Unmatured Loan Facility Event of Default has occurred and is Continuing that is reasonably connected to a matter on which a Consultant may be requested by the Senior Creditors or their representatives to advise, for the duration of such default, the Borrower’s consent rights under such clause (a) above shall cease and the Intercreditor Agent, acting reasonably on the instructions of the Requisite Intercreditor Parties, shall have the right to remove any Consultant and appoint a replacement Consultant.

(c)

All fees and expenses of the Consultants (whether the original ones or replacements) shall, subject in each case to the applicable Consultant’s engagement letter, be paid by the Borrower. Any reasonable fees incurred by any Consultant to provide services required under the Finance Documents but not otherwise within the scope of work under the applicable

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engagement letter shall be paid by the Borrower subject to certain annual limits, if any, to be specified in such engagement letter (except that such annual limits shall not apply in relation to any work (i) investigating a Loan Facility Event of Default or Unmatured Loan Facility Event of Default, or (ii) in respect of any waiver request by the Borrower, both of which instead shall be subject to reasonable work plans, budgets and compensation limits to be agreed by such Consultant in consultation with the Intercreditor Agent and advised to the Borrower). Except in such cases, the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for a Consultant to perform additional work not otherwise contemplated by the terms of the relevant engagement letter or that would otherwise cause the reasonable fees and expenses of such Consultant to exceed the annual limits set forth in the relevant engagement letter.

13.3	Access

(a)	After the Upsize Closing Date, Site visits to the Project Facilities may be conducted in accordance with clause (b) below upon reasonable prior request by:

(i)

the Independent Engineer and, if requested, the Facility Agent (or one alternative representative) for each Senior Creditor Group comprised of Facility Lenders, any such visits to be coordinated between the Independent Engineer and the applicable Facility Agents up to two (2) times (which shall be reasonably spaced within the applicable period) per calendar year, except to the extent additional visits are made in connection with the occurrence of a Loan Facility Event of Default or an Unmatured Loan Facility Event of Default; and

(ii)	any Consultant to the extent reasonably required for such Consultant to provide any report, certificate or confirmation explicitly contemplated by the terms of the Finance Documents.

(b)

Site visits shall be granted during normal business hours, in a manner that does not unreasonably disrupt the construction or operation of the Project Facilities in any respect, and subject to the confidentiality provision of Section 12.6 (Confidentiality) of the Common Security and Account Agreement and Section 23.7 (Confidentiality) below and safety arrangements and shall be at the cost and expense of the Obligors.

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14.	CONDITIONS TO COMPLETION; PROJECT COMPLETION DATES WATERFALLS

14.1	Conditions to Occurrence of the Project Phase 1 Completion Date

The occurrence of the Project Phase 1 Completion Date is subject to the satisfaction of each of the following, and no other, common conditions (or waiver thereof by the Intercreditor Agent (acting on the instruction of the Requisite Intercreditor Parties)):

(a)	Notice of Project Completion

Receipt by the Intercreditor Agent of a duly executed and completed notice of project completion from the Borrower certifying that the conditions in this Section 14.1 (Conditions to Occurrence of the Project Phase 1 Completion Date) have been met.

(b)	Borrower Certificate

Receipt by the Intercreditor Agent of a certificate of the Borrower certifying that:

(i)

each of the Repeated Representations of the Obligors is true and correct in all material respects, except for representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, on and as of the Project Phase 1 Completion Date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date);

(ii)

no Unmatured Loan Facility Event of Default or Loan Facility Event of Default has occurred and is Continuing on such date or is expected to result from the occurrence of the Project Phase 1 Completion Date;

(iii)

no default by an Obligor exists under any Material Project Agreement that could reasonably be expected to have a Material Adverse Effect and, to the Knowledge of each Obligor, no default by a Material Project Counterparty exists under any Material Project Agreement that could reasonably be expected to have a Material Adverse Effect;

(iv)

to the Knowledge of each Obligor, no event of force majeure (as defined in the applicable Material Project Agreement) has occurred and is Continuing under any Material Project Agreement, the consequences of which could reasonably be expected to have a

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Material Adverse Effect; provided that, in the case of any Phase 2 Material Project Agreement, any force majeure event shall be excluded from this clause (iv) so long as such force majeure event could not reasonably be expected to result in the Project Phase 2 Completion Date not occurring prior to the Phase 2 LNG Facility Date Certain; and

(v)

(i) the Required LNG SPAs (including guarantees or other forms of credit support required by their terms), (ii) the Pipeline Service Agreements, (iii) the Gas Transportation Agreements (or Replacement Material Contract in respect thereof), (iv) the Service Agreements described in clauses (a) through (d) of the definition thereof (or Replacement Material Contract in respect thereof) and (v) the gas supply agreements (including guarantees or other forms of credit support required by their terms) that collectively are sufficient to enable the Borrower to meet its obligations under the Required LNG SPAs are, in each case, in full force and effect, enforceable against the parties thereto in accordance with such contract’s terms, except as limited by general principles of equity and bankruptcy, insolvency and similar laws.

(c)	Physical Completion Certificate

Receipt by the Intercreditor Agent of a certificate from the Independent Engineer confirming:

(i)

that (x) Facility Substantial Completion (as such term is defined in the Phase 1 EPC Contract) has occurred pursuant to the Phase 1 EPC Contract (subject to the completion of any punch list items under the Phase 1 EPC Contract) and (y) Mechanical Completion (as such term is defined in the Sunland Pipeline Construction Contract) has occurred pursuant to the Sunland Pipeline Construction Contract;

(ii)	the applicable performance tests under each of the Phase 1 Material Construction Contracts have been successfully passed in accordance with such Phase 1 Material Construction Contract;

(iii)

the Phase 1 Lenders’ Reliability Test has been passed in accordance with the test criteria set out in Schedule O – 1 (Phase 1 Lenders’ Reliability Test Criteria) hereto and the “LRT Completion Certificate” contemplated thereby has been delivered to the Intercreditor Agent;

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(iv)

in addition to funds required to achieve the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain (and without taking into account any funds or commitments used to satisfy the Contingency Reserve Amount on a pro forma basis after the Project Phase 1 Completion Date) the Borrower has access to sufficient funds to fund the Phase 1 Punch List Amount; and

(v)	the Phase 1 Project Facilities are Operational.

(d)	Commercial Operation Date

Receipt by the Intercreditor Agent of a duly executed certificate of the Borrower certifying that the Commercial Operation Date under each of the Required LNG SPAs with respect to the Phase 1 LNG Facility then in effect has timely occurred.

(e)	Payment

Receipt by the Collateral Agent of evidence that the Borrower shall have paid all amounts due and payable under each of the Phase 1 Material Construction Contracts other than: (i) amounts required to complete the construction and start-up of the Phase 1 Project Facilities (in respect of which the Borrower shall have sufficient funds available to it as contemplated by clause (c)(iv) above), (ii) amounts properly withheld or retained by the Borrower in accordance with the terms and conditions of such Phase 1 Material Construction Contracts, (iii) any bonus or other amounts payable under such Phase 1 Material Construction Contracts after Final Completion (as defined in the Phase 1 EPC Contract) or similar milestones in the Phase 1 Material Construction Contracts and (iv) any disputed amount under the Phase 1 Material Construction Contracts; provided that, in the event that any amount under any Phase 1 Material Construction Contract is disputed by the Borrower, the Borrower shall have reserved funds in an amount determined by the Borrower acting in good faith for payment of any disputed amounts that may reasonably be expected to be determined or agreed to be payable by the Borrower (such disputed amount(s), together with the Phase 1 Punch List Amount, the “Phase 1 Reserve Amounts”).

(f)	Title Policy Endorsement

Receipt by the Intercreditor Agent of a Disbursement Endorsement meeting the requirements set forth in the definition thereof for the delivery of such endorsement on the Project Phase 1 Completion Date.

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(g)	Insurance

Receipt by the Intercreditor Agent of a certificate from the Borrower (confirmed in writing to be reasonable by the Insurance Advisor) confirming that all insurance premium payments due and payable as of the Project Phase 1 Completion Date have been paid and that the insurance then in place relating solely to the Phase 1 Project Facilities is in effect and complies with the then-applicable requirements of Schedule L (Schedule of Minimum Insurance) hereto, and certificates of insurance, binders or other documentation evidencing such insurance.

(h)	Permits

Receipt by the Intercreditor Agent of evidence that all material Permits necessary for the Development (as set forth on Schedule F (Material Permits)) (and, in the case of any Export Authorization, such Export Authorization to the extent that it is a Required Export Authorization):

(i)	have been obtained and are in full force and effect;

(ii)	are held in the name of an Obligor or such third party as set forth on Schedule F (Material Permits) hereto and as allowed pursuant to applicable law or regulations;

(iii)

are not the subject of any pending appeal (or if subject to any appeal, such appeal does not have a reasonable probability of success and the applicable permit remains effective during such appeal) and all applicable fixed time periods for appeal set forth in the Government Rules pursuant to which such Permits were issued have expired or are Permits that do not have limits on appeal periods under applicable law or regulation; and

(iv)

are free from conditions or requirements (A) the compliance with which could reasonably be expected to have a Material Adverse Effect or (B) that the applicable Obligor does not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development except to the extent that failure to so satisfy such condition or requirement could not reasonably be expected to have a Material Adverse Effect.

(i)	Phase 1 Project Facilities Placed in Service

Receipt by the Intercreditor Agent of evidence that the Obligors have received from FERC a notice, order or other written communication authorizing it to place the facilities comprising the Phase 1 Project Facilities in service, and that the Phase 1 Project Facilities shall have been placed in service.

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(j)	[Reserved]

(k)	Lien Waivers

Receipt by the Intercreditor Agent of: (i) copies of Lien Waivers as have then been (and only to the extent) required pursuant to each Phase 1 Material Construction Contract and Site Works Contract; (ii) copies of one or more notices of termination of work filed pursuant to the Louisiana Private Works Act in the mortgage records of Plaquemines Parish, Louisiana, certifying termination of the work under the Phase 1 EPC Contract, including the installation, testing and start-up of equipment supplied to the Borrower pursuant to other Phase 1 Material Construction Contracts (other than those Phase 1 Material Construction Contracts referred to in clause (iii) of this Section 14.1(k) (Conditions to Occurrence of Project Phase 1 Completion Date – Lien Waivers)); (iii) copies of one or more notices of termination of work filed pursuant to the Louisiana Private Works Act in the mortgage records of Plaquemines Parish, Louisiana, certifying termination of the work (A) under the Phase 1 Material Construction Contracts described in clauses (b), (g), (h), (i) and (j) of the definition thereof, and (B) to the extent notices of termination thereof have not been previously provided to the Intercreditor Agent, under the Site Works Contracts; and (iv) a lien certificate by the recorder of mortgages of Plaquemines Parish, Louisiana, issued after the period for filing a statement of claim or privilege under the Louisiana Private Works Act has expired and confirming that no statements of claim or privilege are of record (other than Permitted Liens) for work performed under the Phase I EPC Contract or any Phase 1 Material Construction Contract.

(l)	Initial Operating Budget

The Intercreditor Agent shall have received the initial Operating Budget required pursuant to Section 10.5 (Operating Budget).

(m)	Notes

The Intercreditor Agent shall have received copies of the promissory notes requested by the Credit Facility Lenders pursuant to the Credit Facility Agreement duly authorized, executed and delivered by the Borrower.

(n)	Senior Facilities Debt Service Reserve Account

The Senior Facilities Debt Service Reserve Account shall have been funded in an amount equal to the Senior Facilities Reserve Amount.

(o)	[Reserved]

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(p)	Senior Debt/Equity Ratio

The Senior Debt/Equity Ratio shall be no greater than 75:25, as certified by the Borrower.

(q)	Additional Material Project Agreements

The Intercreditor Agent shall have received copies of any Material Project Agreements and required material Permits entered into or issued after the Initial Closing Date, to the extent not previously delivered by the Borrower to the Intercreditor Agent.

14.2	Project Phase 1 Completion Date Transfers

On the Project Phase 1 Completion Date, amounts on deposit in the Phase 1 Pre- Completion Revenues Account shall be transferred to the Phase 2 Pre-Completion Revenues Account pursuant to Section 4.5(b)(iii) (Deposits and Withdrawals – Phase 1 Pre-Completion Revenues Account) of the Common Security and Account Agreement.

14.3	Conditions to Occurrence of the Project Phase 2 Completion Date

The occurrence of the Project Phase 2 Completion Date is subject to the satisfaction of each of the following, and no other, common conditions (or waiver thereof by the Intercreditor Agent (acting on the instruction of the Requisite Intercreditor Parties)):

(a)	Notice of Project Completion

Receipt by the Intercreditor Agent of a duly executed and completed notice of project completion from the Borrower certifying that the conditions in this Section 14.3 (Conditions to Occurrence of the Project Phase 2 Completion Date) have been met.

(b)	Borrower Certificate

Receipt by the Intercreditor Agent of a certificate of the Borrower certifying that:

(i)

each of the Repeated Representations of the Obligors is true and correct in all material respects, except for representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, on and as of the Project Phase 2 Completion Date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date);

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(ii)

no Unmatured Loan Facility Event of Default or Loan Facility Event of Default has occurred and is Continuing on such date or is expected to result from the occurrence of the Project Phase 2 Completion Date;

(iii)

no default by an Obligor exists under any Material Project Agreement that could reasonably be expected to have a Material Adverse Effect and, to the Knowledge of each Obligor, no default by a Material Project Counterparty exists under any Material Project Agreement that could reasonably be expected to have a Material Adverse Effect;

(iv)

to the Knowledge of each Obligor, no event of force majeure (as defined in the applicable Material Project Agreement) has occurred and is Continuing under any Material Project Agreement, the consequences of which could reasonably be expected to have a Material Adverse Effect; and

(v)

(i) the Required LNG SPAs (including guarantees or other forms of credit support required by their terms), (ii) the Pipeline Service Agreements, (iii) the Gas Transportation Agreements (or Replacement Material Contract in respect thereof), (iv) the Service Agreements described in clauses (a) through (d) of the definition thereof (or Replacement Material Contract in respect thereof) and (v) the gas supply agreements (including guarantees or other forms of credit support required by their terms) that collectively are sufficient to enable the Borrower to meet its obligations under the Required LNG SPAs are, in each case, in full force and effect, enforceable against the parties thereto in accordance with such contract’s terms, except as limited by general principles of equity and bankruptcy, insolvency and similar laws.

(c)	Physical Completion Certificate

Receipt by the Intercreditor Agent of a certificate from the Independent Engineer confirming:

(i)	that the Project Phase 1 Completion Date has occurred;

(ii)

that Facility Substantial Completion (as such term is defined in the Phase 2 EPC Contract) has occurred pursuant to the Phase 2 EPC Contract (subject to the completion of any punch list items under the Phase 2 EPC Contract);

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(iii)	the applicable performance tests under each of the Phase 2 Material Construction Contracts have been successfully passed in accordance with such Phase 2 Material Construction Contract;

(iv)

the Lenders’ Reliability Test has been passed in accordance with the test criteria set out in Schedule O – 2 (Lenders’ Reliability Test Criteria) hereto and the “LRT Completion Certificate” contemplated thereby has been delivered to the Intercreditor Agent;

(v)	the Borrower’s calculation of the Permitted Completion Costs and that the Borrower has reserved an amount sufficient for the Permitted Completion Costs; and

(vi)	the Phase 2 LNG Facility is Operational.

(d)	Commercial Operation Date

Receipt by the Intercreditor Agent of a duly executed certificate of the Borrower certifying that the Commercial Operation Date under each of the Required LNG SPAs with respect to the Phase 2 LNG Facility then in effect has timely occurred.

(e)	Payment

Receipt by the Collateral Agent of evidence that the Borrower shall have paid all amounts due and payable under each of the Material Construction Contracts other than: (i) the Permitted Completion Amount (and any properly reserved amount in respect of Permitted Completion Costs for the Phase 1 Project Facilities), which is on deposit in the Construction Account after giving effect to the deposits and transfers set forth in Section 4.5(d) (Deposits and Withdrawals – Construction Account) of the Common Security and Account Agreement, (ii) amounts properly withheld or retained by the Borrower in accordance with the terms and conditions of such Phase 2 Material Construction Contracts, (iii) any bonus or other amounts payable under such Phase 2 Material Construction Contracts after Final Completion (as defined in the Phase 2 EPC Contract) or similar milestones in the Material Construction Contracts and (iv) any disputed amount under the Material Construction Contracts; provided that, in the event that any amount under any Material Construction Contract is disputed by the Borrower, the Borrower shall have reserved amounts adequate for payment thereof.

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(f)	Title Policy Endorsement

Receipt by the Intercreditor Agent of a Disbursement Endorsement meeting the requirements set forth in the definition thereof for the delivery of such endorsement on the Project Phase 2 Completion Date.

(g)	Insurance

Receipt by the Intercreditor Agent of a certificate from the Borrower (confirmed in writing to be reasonable by the Insurance Advisor) confirming that all insurance premium payments due and payable as of the Project Phase 2 Completion Date have been paid and that the insurance then in place is in effect and complies with the then-applicable requirements of Schedule L (Schedule of Minimum Insurance) hereto, and certificates of insurance, binders or other documentation evidencing such insurance.

(h)	Permits

Receipt by the Intercreditor Agent of evidence that all material Permits necessary for the Development (as set forth on Schedule F (Material Permits)) (and, in the case of any Export Authorization, such Export Authorization to the extent that it is a Required Export Authorization):

(i)	have been obtained and are in full force and effect;

(ii)	are held in the name of an Obligor or such third party as set forth on Schedule F (Material Permits) hereto and as allowed pursuant to applicable law or regulations;

(iii)

are not the subject of any pending appeal (or if subject to any appeal, such appeal does not have a reasonable probability of success and the applicable permit remains effective during such appeal) and all applicable fixed time periods for appeal set forth in the Government Rules pursuant to which such Permits were issued have expired or are Permits that do not have limits on appeal periods under applicable law or regulation; and

(iv)

are free from conditions or requirements (A) the compliance with which could reasonably be expected to have a Material Adverse Effect or (B) that the applicable Obligor does not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development except to the extent that failure to so satisfy such condition or requirement could not reasonably be expected to have a Material Adverse Effect.

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(i)	Project Placed in Service

Receipt by the Intercreditor Agent of evidence that the Obligors have received from FERC a notice, order or other written communication authorizing it to place the facilities comprising the Phase 2 LNG Facility in service, and that the Phase 2 LNG Facility shall have been placed in service.

(j)	Construction Contract Liquidated Damage Deposits

All Delay Liquidated Damages and Performance Liquidated Damages that were due and payable as of the Project Phase 2 Completion Date under each Material Construction Contract (excluding any damages that are the subject of a dispute) in excess of $10,000,000, shall have been deposited into the appropriate Account(s) and applied as set forth in the Common Security and Account Agreement.

(k)	Lien Waivers

Receipt by the Intercreditor Agent of: (i) copies of Lien Waivers as have then been (and only to the extent) required pursuant to each Phase 2 Material Construction Contract; (ii) copies of one or more notices of termination of work filed pursuant to the Louisiana Private Works Act in the mortgage records of Plaquemines Parish, Louisiana, certifying termination of the work under the Phase 2 EPC Contract, including the installation, testing and start-up of equipment supplied to the Borrower pursuant to other Phase 2 Material Construction Contracts (other than those Phase 2 Material Construction Contracts referred to in clause (iii) of this Section 14.3(k) (Conditions to Occurrence of Project Phase 2 Completion Date – Lien Waivers)); (iii) copies of one or more notices of termination of work filed pursuant to the Louisiana Private Works Act in the mortgage records of Plaquemines Parish, Louisiana, certifying termination of the work under the Phase 2 Material Construction Contracts described in clauses (e) and (f) of the definition thereof; and (iv) a lien certificate by the recorder of mortgages of Plaquemines Parish, Louisiana, issued after the period for filing a statement of claim or privilege under the Louisiana Private Works Act has expired and confirming that no statements of claim or privilege are of record (other than Permitted Liens).

(l)	Revised Operating Budget

The Intercreditor Agent shall have received the revised Operating Budget relating to the Project required pursuant to Section 10.5 (Operating Budget).

(m)	Senior Facilities Debt Service Reserve Account

The Senior Facilities Debt Service Reserve Account shall have been funded in an amount equal to the Senior Facilities Reserve Amount.

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(n)	Letter of Credit Reimbursement

The Borrower shall have repaid any outstanding LC Reimbursement Payments and/or any LC Loans (as defined in the Credit Facility Agreement) outstanding as a result of a draw on any Letters of Credit.

(o)	Senior Debt/Equity Ratio

The Senior Debt/Equity Ratio shall be no greater than 75:25, as certified by the Borrower.

(p)	Additional Material Project Agreements

The Intercreditor Agent shall have received copies of any Material Project Agreements and required material Permits entered into or issued after the Initial Closing Date, to the extent not previously delivered by the Borrower to the Intercreditor Agent.

14.4	Project Phase 2 Completion Date Waterfall

(a)	Preliminary Determination

The Intercreditor Agent and the Credit Facility Agent shall have received (i) a preliminary determination (together with reasonably detailed calculations therefor) at least 15 Business Days prior to the proposed Project Phase 2 Completion Date and (ii) a final determination (together with reasonably detailed calculations therefor) at least five Business Days prior to the proposed Project Phase 2 Completion Date, in each case, of the amount of the final advance of Term Loans and the payments and transfers to be applied pursuant to Section 14.4(c) (Project Phase 2 Completion Date Waterfall), in each case, in form and substance reasonably satisfactory to the Credit Facility Agent acting in consultation with the Independent Engineer.

(b)	Final Advance of Term Loans

On the day that is one Business Day prior to the Project Phase 2 Completion Date and assuming all conditions to the Project Phase 2 Completion Date have been met or waived as of such day, and the Borrower has given a notice to the Intercreditor Agent requesting such final Advance at least three Business Days prior to such day, the full remaining undrawn amount of the Term Loan Commitment, if any, shall be funded by the Secured Parties holding Term Loan Commitments and deposited into the Construction Account.

(c)	Project Phase 2 Completion Date Waterfall

On the Project Phase 2 Completion Date, (i) amounts on deposit in the Contingency Reserve Account shall be transferred to the Construction Account pursuant to Section 4.5(k)(iv) (Deposits and Withdrawals – Contingency Reserve Account) of the Common Security and Account Agreement, (ii) amounts on deposit in the Phase 2 Pre-Completion Revenues Account shall be

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transferred to the Construction Account pursuant to Section 4.5(c)(iii) (Deposits and Withdrawals – Phase 2 Pre-Completion Revenues Account) of the Common Security and Account Agreement and (iii) amounts on deposit in the Construction Account (after giving effect to clauses (i) and (ii) above) shall be applied in the following order of priority:

(A)	first, to pay all outstanding Project Costs that are then due and payable;

(B)	second, to pay all Debt Service then due and payable, if any;

(C)	third, to reserve in the Completion Reserve Account an amount equal to the Permitted Completion Amount;

(D)

fourth, to fund the Senior Facilities Debt Service Reserve Account in an amount equal to the Senior Facilities Reserve Amount (to the extent not funded, at the option of the Borrower, with one or more Acceptable Debt Service Reserve LCs, and taking into account any Acceptable Debt Service Reserve LCs or other cash already on deposit therein);

(E)

fifth, to make a mandatory prepayment in respect of the Term Loans pursuant to Section 3.4(a)(ix) (Mandatory Prepayments – Contingency Reserve Amount) in an amount equal to 100% of the proceeds of any Term Loans that have been funded in respect of the Contingency Reserve Term Loan Commitments; and

(F)	sixth, to the extent any cash remains on deposit in the Construction Account, to make the Project Phase 2 Completion Date Distribution.

15.	LOAN FACILITY EVENTS OF DEFAULT

15.1	Loan Facility Events of Default

Except as may be set forth in a Facility Agreement with respect solely to such Facility Agreement, the following events, and no others, shall be Loan Facility Events of Default:

(a)	Payment Default

(i)

The Borrower fails to pay principal amounts due under the Finance Documents; provided that if failure to pay occurs due to a purely administrative error, the Borrower shall have three Business Days to cure such failure; or

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(ii)	the Borrower fails to pay interest or any other Senior Debt Obligations due under the Finance Documents within three Business Days after those amounts become due.

(b)	Breach of Project Representations and Warranties

(i)

Any representation or warranty made by any Obligor in Article 5 (Representations and Warranties of the Obligors), or any representation, warranty or statement in any certificate, financial statement or other document furnished by any Obligor pursuant to this Agreement, is false when made and if such falsity is capable of being corrected or cured, is not corrected or cured within 60 days after the earlier of (A) the applicable Obligor, becoming aware of such falsity and (B) notice from the Intercreditor Agent to the Borrower, and such falsity or the adverse effects therefrom could reasonably be expected to have a Material Adverse Effect.

(ii)

Any representation or warranty made by the Pledgor in the Security Document referred to in Section 3.3 (Security Interests to be Granted by Pledgor) of the Common Security and Account Agreement is false when made and such falsity is not corrected or cured within 60 days after the earlier of (A) the Borrower becoming aware of such falsity and (B) notice from the Intercreditor Agent to the Borrower, and such falsity or the adverse effects therefrom could reasonably be expected to have a Material Adverse Effect.

(c)	Breach of Certain Covenants

Except as specifically provided for in another Loan Facility Event of Default in this Section 15.1 (Loan Facility Events of Default):

(i)

breach by an Obligor of any covenant described in Article 6 (Incurrence of Additional Senior Debt), Section 7.1(a) (Permitted Development Expenditures), Section 7.2 (Expansion Contracts), Section 8.3 (Amendment of LNG SPAs), Section 9.1 (Change Orders), Section 12.1 (Use of Proceeds), Sections 12.2(a) or (b) (Maintenance of Existence, Franchises, Etc.), Sections 12.5(g) or (k) (Material Project Agreements), Section 12.14 (Limitation on Indebtedness), Section 12.15 (Guarantees), Section 12.16 (Limitation on Liens), Section 12.17 (Sale of Project Property), Section 12.18 (Merger, Division, Liquidation and Sale of All Assets), Section 12.19 (Limitation on Investments and Loans) or Section 12.30 (Margin Regulation);

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(ii)	breach of Section 12.25 (Historical DSCR) that is not cured within ten Business Days as set forth in Section 12.25 (Historical DSCR);

(iii)	breach by an Obligor of any covenant described in:

(1)	Section 12.2(c) (Maintenance of Existence, Franchises, Etc.);

(2)	Section 12.6 (Compliance with Law);

(3)	Section 12.7 (Environmental Compliance);

(4)	Section 12.5 (Material Project Agreements) clauses (b), (c), (d), (e), or (f) (but excluding covenants therein as they may apply to termination of any LNG SPA); or

(5)	Section 12.13 (Taxes);

in each case with respect to the events in this sub-clause (iii) that is not corrected or cured within 30 days following the earlier of (x) the applicable Obligor becoming aware of such failure and (y) notice from the Intercreditor Agent to the Borrower;

(iv)

material breach by Pledgor of any covenant contained in the Pledge Agreement that is not corrected or cured within 30 days after the earlier of (A) Pledgor becoming aware of such failure; and (B) notice from the Intercreditor Agent to the Borrower and Pledgor;

(v)	(A) breach by an Obligor of:

(1)	Section 12.3 (Project Construction; Maintenance of Properties);

(2)	Section 12.4 (Books and Records; Inspection Rights);

(3)	Section 12.20 (Nature of Business);

(4)	Section 12.27 (Gas Transportation Arrangements; Gas Purchase Arrangements); or

(5)	Section 12.21 (Transactions with Affiliates); or

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(B)	material breach by an Obligor of any other covenant in Article 12 (Obligor Covenants) (except for the covenants described in Section 12.8 (Permits) and Section 12.10 (FERC Order), which are subject to clause (p) (Loan Facility Events of Default – Permits Generally) below) or any other covenant in this Agreement, the Security Documents, or with respect to any Facility Lender, its Facility Agreement; and

in each case, with respect to the events in this sub-clause (v), that is not corrected or cured within 60 days after the earlier of (1) the applicable Obligor becoming aware of such breach; and (2) notice from the Intercreditor Agent to the Borrower, such cure period to be extended to a total of 90 days so long as the breach is subject to cure, such Obligor is diligently pursuing a cure and such additional cure period could not reasonably be expected to result in a Material Adverse Effect.

(d)	Bankruptcy

(i) a Bankruptcy with respect to an Obligor or the Pledgor has occurred; or

(ii) a Bankruptcy with respect to any Specified Counterparty has occurred.

(e)	Abandonment

Abandonment has occurred and is continuing.

(f)	Destruction

All or substantially all of the Project Facilities is destroyed, lost or damaged.

(g)	Event of Taking

An Event of Taking of (i) all or substantially all of the Project Facilities or (ii) that could reasonably be expected to have a Material Adverse Effect has occurred.

(h)	Security Interests Invalid

Any of the Security Interests over a material portion of the Collateral cease to be validly perfected (subject to applicable Reservations) in favor of the Collateral Agent on behalf of the Secured Parties, and five Business Days have elapsed after the Collateral Agent or Intercreditor Agent gave notice to the Borrower thereof.

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(i)	Unsatisfied Judgments

Any one or more of final judgments in excess of $200 million in the aggregate against an Obligor (or against any other Person where an Obligor is liable to satisfy such judgment), in each case such amounts to be measured net of Insurance Proceeds which are reasonably expected to be paid and, in each case, such judgment or judgments remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days after the date of entry of such judgment.

(j)	Unenforceability or Termination of Finance Documents

Any of the Finance Documents (other than (x) a Direct Agreement in respect of any LNG SPA that is not a Required LNG SPA then in full force and effect or (y) any Direct Agreement in the case where the occurrence of a Loan Facility Event of Default has been triggered by an event affecting the underlying Material Project Agreement or a Senior Debt prepayment remedy or other Loan Facility Event of Default is applicable under the Finance Documents) or any material provision thereof:

(i)	is expressly repudiated in writing by any party thereto (other than the Collateral Agent, the Account Bank, the Intercreditor Agent or any Facility Lender);

(ii)

shall have been terminated (other than pursuant to the terms thereof following discharge in full of all obligations thereof or otherwise by agreement in writing of the parties thereto not as a result of a Loan Facility Event of Default hereunder); or

(iii)

is declared unenforceable in a final judgment of a court of competent jurisdiction against any party (other than the Collateral Agent, the Account Bank, the Intercreditor Agent or any Facility Lender) and such unenforceability is not cured (subject to any applicable Reservations) within five Business Days following the date of entry of such judgment; provided that such five-Business Day period shall apply only so long as the relevant party is attempting in good faith to cure such unenforceability.

(k)	Unenforceability or Termination of Material Project Agreements:

Any Material Project Agreement or any material provision thereof:

(i)	is expressly repudiated in writing by any party;

(ii)

is declared unenforceable in a final judgment of a court of competent jurisdiction against any party and such unenforceability is not cured (subject to any applicable Reservations) within 60 days following the date of entry of such judgment;

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(iii)	shall have been terminated (other than pursuant to the terms thereof following discharge in full of all obligations thereof or otherwise by agreement in writing of the parties thereto); or

(iv)	shall at any time for any reason cease to be valid and binding or in full force and effect, unless such Material Project Agreement expires or terminates pursuant to its terms;

provided that, in each case of sub-clauses (i) and (ii) above there could reasonably be expected to be a Material Adverse Effect as a result thereof (without regard, for such purpose, to clause (a) of the definition of Material Adverse Effect); provided further that, in respect of sub-clause (ii) above, such 60 day period shall apply only so long as the relevant party is attempting in good faith to cure such unenforceability;

provided further that, in each case of sub-clauses (iii) and (iv) above, any such case shall not give rise to a Loan Facility Event of Default if, (i) in case of any termination of an LNG SPA, the Obligors enter into a Replacement Material Contract within 90 days of such termination, such cure period to be extended to a total of 180 days so long as the breach is subject to cure, such Obligor is diligently pursuing a cure and such additional cure period could not reasonably be expected to result in a Material Adverse Effect and (ii) in case of any termination of any other Material Project Agreement, the Obligors enter into a Replacement Material Contract within 60 days of such termination, such cure period to be extended to a total of 90 days so long as the breach is subject to cure, such Obligor is diligently pursuing a cure and such additional cure period could not reasonably be expected to result in a Material Adverse Effect, in each case in accordance with the requirements of Section 12.5(g) (Material Project Agreements).

(l)	Failure to Achieve Project Completion Date by Date Certain

Either (a) the Project Phase 1 Completion Date does not occur by the Phase 1 LNG Facility Date Certain or (b) the Project Phase 2 Completion Date does not occur by the Phase 2 LNG Facility Date Certain.

(m)	Cross Acceleration (other Indebtedness)

A default has occurred with respect to Indebtedness (other than (i) Indebtedness secured by the Security Documents and (ii) Subordinated Debt) of any Obligor that exceeds a principal amount of $200 million and such default has continued beyond any applicable grace period, and its effect has been to cause the entire amount of such Indebtedness to become due and such Indebtedness remains unpaid or the acceleration of its stated maturity remains unrescinded.

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(n)	Cross Acceleration (Senior Notes)

In respect of any Senior Notes outstanding, if applicable, acceleration of such Senior Notes following an Indenture Event of Default, without prejudice to any Loan Facility Event of Default under clause (a) (Loan Facility Events of Default – Payment Default) above that may be triggered by a breach under any Indenture.

(o)	[Reserved]

(p)	Permits Generally

From and after the Initial Closing Date, any Permit required under Section 12.8 (Permits), Section 12.9 (Export Authorizations) or Section 12.10 (FERC Order) related to the Borrower or the Development is Impaired and such Impairment could reasonably be expected to have a Material Adverse Effect, unless:

(i)

the Borrower provides a reasonable remedial plan (which sets forth in reasonable detail the proposed steps to be taken to cure such Impairment) no later than 30 days following the date that the Borrower has Knowledge of the occurrence of such Impairment;

(ii)	the Borrower diligently pursues the implementation of such remedial plan; and

(iii)

such Impairment is cured no later than 90 days following the occurrence thereof (or such longer period, if any, presented by any administrative, legal, regulatory or statutory time period applicable thereto but only as may be reasonably necessary to cure such Impairment or required by a Governmental Authority; provided that the Borrower shall have no more than 180 days in the aggregate to cure such Impairment).

(q)	ERISA

(i)

On or after the Initial Closing Date, an ERISA Event has occurred and is continuing and such event, whether individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; or

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(ii)

the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans determined in accordance with Title IV of ERISA could reasonably be expected to result in a Material Adverse Effect.

(r)	Change of Control

A Change of Control has occurred and is continuing.

15.2	Declaration of Loan Facility Declared Default

(a)

A Loan Facility Declared Default occurs upon delivery to the Borrower (with a copy to the Collateral Agent), after any applicable grace or cure period has expired, of a certificate from the Intercreditor Agent stating that any Loan Facility Event of Default has occurred and is Continuing and declaring a Loan Facility Declared Default.

(b)

A Loan Facility Declared Default also shall be deemed to have occurred and been declared without the delivery of such a certificate or such declaration or any other notice upon the occurrence of a Loan Facility Event of Default referred to in Section 15.1(d)(i) (Loan Facility Events of Default – Bankruptcy).

15.3	Cessation of Loan Facility Declared Default

The Intercreditor Agent shall promptly notify the Collateral Agent, the Borrower and each Facility Lender upon learning of the cessation of the Loan Facility Event of Default to which such certificate(s) related (such notice, a “Cessation Notice”). Upon delivery of a Cessation Notice, the applicable Loan Facility Declared Default shall be deemed not to be Continuing.

15.4	Instruction to Intercreditor Agent

Any Senior Creditor Group Representative may deliver an instruction to the Intercreditor Agent to deliver a certificate stating that any Loan Facility Event of Default has occurred and Requisite Intercreditor Parties may deliver an instruction to the Intercreditor Agent to deliver a Cessation Notice; provided that in the case of a Loan Facility Event of Default that arises solely under an individual Facility Agreement, such instruction to declare a Loan Facility Event of Default or a cessation of a Loan Facility Event of Default to the Intercreditor Agent may be given only by the Senior Creditor Group Representative representing the Facility Lenders under such Facility Agreement (and not any other Senior Creditor Group Representatives).

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16.	COMMON REMEDIES AND ENFORCEMENT

16.1	Facility Lender Remedies for Loan Facility Declared Events of Default

(a)	Enforcement Action

Subject to clause (b) (Facility Lender Remedies for Loan Facility Declared Events of Default – Initiating Percentage for Enforcement Action with Respect to Collateral) below and the Common Security and Account Agreement, upon the occurrence and Continuation of a Loan Facility Declared Default, based on the instruction procedures described in clause (b) (Facility Lender Remedies for Loan Facility Declared Events of Default – Initiating Percentage for Enforcement Action with Respect to Collateral) below, rights and remedies (each, an “Enforcement Action”) may be exercised on behalf of the Facility Lenders under their Facility Agreement, including the following:

(i)	suspension of undrawn Facility Debt Commitments under the Facility Agreements;

(ii)	termination of undrawn Facility Debt Commitments and acceleration of all Senior Debt Obligations under the Facility Agreements;

(iii)	directing the Collateral Agent to take control of the Secured Accounts and apply the balances in accordance with Section 4.7 (Cash Waterfall) of the Common Security and Account Agreement;

(iv)	[reserved]; and

(v)

subject to clause (b) (Facility Lender Remedies for Loan Facility Declared Events of Default – Initiating Percentage for Enforcement Action with Respect to Collateral) below, requesting the Collateral Agent to exercise all rights with respect to the Security Interests and apply the proceeds from the enforcement of Security Interests.

(b)	Initiating Percentage for Enforcement Action with Respect to Collateral

Upon a Loan Facility Declared Default, the Required Intercreditor Parties shall have the right to instruct the Intercreditor Agent who shall in turn request the Collateral Agent (and confirm in writing to the Collateral Agent that such instruction has been given pursuant to this Agreement and Intercreditor Agreement) to take Enforcement Action pursuant to the Common Security and Account Agreement; provided that upon an Event of Default under Section 15.1(d) (Loan Facility Events of Default – Bankruptcy), all Senior Debt Obligations under Loans shall be accelerated automatically and shall immediately become due and payable, without presentment, demand, protest or other notice or action of any kind, all of which are expressly waived by the Obligors.

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16.2	Remedies for Events of Default under Facility Agreements

At any time after the occurrence of any Loan Facility Event of Default that is not listed in Section 15.1 (Loan Facility Events of Default) of this Agreement but arises only under an individual Facility Agreement, the relevant Facility Agent may, subject to the terms and conditions of this Agreement, the Common Security and Account Agreement and the Intercreditor Agreement, exercise the express remedies available to it in accordance with such Facility Agreement and shall promptly notify each other Facility Agent, the Borrower and the Intercreditor Agent thereof.

16.3	Permitted Actions under Common Security and Account Agreement

Nothing in this Article 16 (Common Remedies and Enforcement) shall limit or restrict any right of any Secured Party or the Collateral Agent pursuant to Section 6.3 (Conduct of Security Enforcement Action) of the Common Security and Account Agreement.

17.	INTERCREDITOR ARRANGEMENTS

17.1	Facility Agents; Facility Lender Action

(a)

Each of the Facility Agents hereby represents that it has been duly appointed pursuant to the applicable Facility Agreement to represent the applicable Facility Lender(s) that is a lender or are lenders under such Facility Agreement and is entitled to vote and give instructions to the Intercreditor Agent (and, where applicable, to act thereunder) on behalf of the Facility Lender(s) that is a lender or are lenders under such Facility Agreement.

(b)

Each Facility Agent shall, for purposes of this Agreement, act in its capacity as “Facility Agent” under the applicable Facility Agreement and shall, for purposes of the Common Security and Account Agreement, act in the capacity of Senior Creditor Group Representative on behalf of the Facility Lender(s) that is a lender or are lenders under the applicable Facility Agreement (each such group of Facility Lender(s) under an individual Facility Agreement being a “Senior Creditor Group” for purposes of the Common Security and Account Agreement).

(c)

Notwithstanding anything herein to the contrary, where any Facility Agent exercises any right or discretion, makes any Decision or determination or performs any obligation under this Agreement, references to “Facility Agent” in such circumstances shall mean “Facility Agent acting pursuant to instructions from its Facility Lender(s) in accordance with the Intercreditor Agreement or the applicable Facility Agreement, as the case may be.”

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(d)	Notwithstanding anything herein to the contrary, where:

(i)

the Intercreditor Agent exercises any right or discretion, makes any Decision or determination or performs any obligation under this Agreement, references to “Intercreditor Agent” in such circumstances shall mean “Intercreditor Agent acting pursuant to instructions from Requisite Intercreditor Parties as may be required in accordance with the Intercreditor Agreement”; and

(ii)

a Facility Agent, in its capacity as such or as a Senior Creditor Group Representative, makes any Decision or determination or performs any obligation under this Agreement, references to “Facility Agent” and “Senior Creditor Group Representative” in such circumstances shall mean such “Facility Agent” or “Senior Creditor Group Representative”, in each case acting pursuant to instructions from requisite Facility Lenders as may be required in accordance with its Facility Agreement and, if applicable, the Intercreditor Agreement.

17.2	Agreement to Comply with Intercreditor Agreement

The Intercreditor Agent agrees for the benefit of the Borrower that, in discharging its duties as Intercreditor Agent, it shall act at all times in accordance with the terms of the Intercreditor Agreement and the Common Security and Account Agreement as they may be amended from time to time, and which shall include, for the avoidance of doubt, the obtaining of the consent of the Borrower to any replacement Intercreditor Agent to the extent required herein or therein.

17.3	Agreement Not to Amend Entrenched Intercreditor Provisions

The Intercreditor Agent and the Facility Agents agree not to Modify the following provisions of the Intercreditor Agreement unless otherwise agreed in writing by the Borrower (in the addition to the agreement of any other party that is required under the Intercreditor Agreement):

(a)	Article 1 (Definitions and Interpretation);

(b)	Section 2.2 (Intercreditor Agent’s Rights and Obligations);

(c)	Section 2.4(d) (Defaults);

(d)	Sections 2.7(a) and (b) (Resignation of Intercreditor Agent);

(e)	Section 2.8 (Removal of Intercreditor Agent);

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(f)	Section 3.1 (Decision Making);

(g)	Section 3.2 (Voting Generally: Intercreditor Party Decisions and Intercreditor Votes);

(h)	Section 3.3 (Intercreditor Votes: Each Party’s Entitlement to Vote);

(i)	Section 3.4 (Casting of Votes);

(j)	Section 3.6 (Other Voting Considerations);

(k)	Section 3.7 (Voting by Hedging Banks);

(l)	Section 3.8 (Voting by Sponsor and its Affiliates);

(m)	Section 4.1 (100% Voting Issues);

(n)	Section 4.2 (Special Voting Issues);

(o)	Section 4.3 (Majority Voting Issues);

(p)	Section 4.4 (Administrative Decisions);

(q)	Section 4.6 (Individual Senior Creditor Group Decisions);

(r)	Article 5 (Agreement of Hedging Banks);

(s)	Section 6.1 (Governing Law);

(t)	Section 7.2 (Amendment);

(u)	Section 7.12 (Third-party Beneficiaries);

(v)	Schedule 1 (All Loan Facilities Decisions); and

(w)	Schedule 2 (Administrative Decisions).

18.	THE INTERCREDITOR AGENT

18.1	Intercreditor Agreement

Pursuant to and in accordance with the Intercreditor Agreement, the Facility Lenders have appointed the Intercreditor Agent to, among other things, act as their agent under and in connection with this Agreement and the Intercreditor Agreement and any other Finance Document to which the Intercreditor Agent (in such capacity) is a party.

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18.2	Relationship

(a)	The Intercreditor Agent shall in no respect be the agent of the Borrower by virtue of this Agreement.

(b)

The Intercreditor Agent shall not be liable to the Borrower for any breach by any Person (other than for the Intercreditor Agent’s own gross negligence, fraud or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment), or be liable to any Person for any breach by the Borrower, of this Agreement or any of the Finance Documents.

18.3	Delivery of Documentation

Executed counterparts of each of the Finance Documents have been delivered to the Intercreditor Agent on, or prior to, the Upsize Closing Date and the Intercreditor Agent has acknowledged receipt thereof. Each of the Parties hereto agrees to deliver to the Intercreditor Agent executed counterparts of any Permitted Hedging Instrument or any Senior Debt Instrument relating to Replacement Debt, Working Capital Debt and of any instrument amending or modifying any agreement previously delivered to the Intercreditor Agent.

18.4	Liability

The Intercreditor Agent shall not be responsible to the Borrower for:

(a)	the execution (other than its own execution), genuineness, validity, adequacy, enforceability, admissibility in evidence or sufficiency of any Finance Document or any other document;

(b)	the collectability of amounts payable under any Finance Document; and

(c)

the adequacy, accuracy and/or completeness of any statements (whether written or oral) made in, or in connection with, any Finance Document, with the exception of any statements made with respect to itself.

18.5	Exoneration

(a)

Without limiting clause (b) of this Section 18.5 below, the Intercreditor Agent (including its officers, employees, agents and attorneys) shall not be liable to the Borrower for any action taken or not taken by it under, or in connection with, this Agreement or any other Finance Document unless directly caused by its gross negligence, fraud or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

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(b)

The Borrower may not bring any proceedings against any officer, employee, agent or attorney of the Intercreditor Agent in respect of any claim it might have against it or in respect of any act or omission of any kind (including gross negligence, fraud or willful misconduct) by that officer, employee or agent in relation to this Agreement or any other Finance Document. Without prejudice to the provisions of the preceding sentence of this clause (b), the restriction against taking proceedings set out in the preceding sentence of this clause (b) is not and shall not be construed as a waiver of any claim based on the conduct of such officer, employee or agent.

18.6	Reliance

(a)

The Intercreditor Agent shall be entitled to rely conclusively on the list of authorized signatories of the Obligors delivered to it pursuant to Section 4.2(k) (Conditions to Upsize Closing Date – Bank Regulatory Requirements) (with such written updates to such authorized signatories (certifying the names and true signatures of any new authorized signatories) as may be notified by the Obligors to the Intercreditor Agent from time to time).

(b)	The Facility Lenders shall communicate to the Intercreditor Agent only through the relevant Facility Agent.

18.7	Resignation and Succession

(a)

The Borrower acknowledges that, subject to and in accordance with the terms and conditions of the Intercreditor Agreement, the Intercreditor Agent may resign and a successor Intercreditor Agent shall be appointed in accordance with the terms of the Intercreditor Agreement.

(b)

The resignation of the Intercreditor Agent and the appointment of any successor in that capacity shall both become effective only upon the satisfaction of the applicable conditions set out in the Intercreditor Agreement. On satisfaction of such conditions, the successor Intercreditor Agent shall succeed to the position of the Intercreditor Agent under this Agreement and the term “Intercreditor Agent” shall include the successor Intercreditor Agent.

(c)

Upon its resignation becoming effective, Section 18.5(a) (Exoneration) and this Section 18.7 (Resignation and Succession) shall continue to benefit a retiring Intercreditor Agent in respect of any action taken or not taken by it under or in connection with this Agreement and the other Finance Documents while it was an Intercreditor Agent, and it shall have no further obligations under this Agreement and the other Finance Documents.

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19.	CHANGES TO THE PARTIES

19.1	Represented Parties; Successors and Assigns

Each Facility Agent represents that it is authorized on behalf of itself and on behalf of each Facility Lender under its Facility Agreement to enter into this Agreement. This Agreement is binding on the successors, permitted transferees and assigns of each Party.

19.2	Transfers by the Obligors

The Obligors may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Intercreditor Agent, and any such attempted assignment or transfer without such prior written consent shall be void and invalid.

19.3	Replacement of Facility Agents

(a)

Any Facility Agent may be replaced by the Facility Lender(s) under the relevant Facility Agreement in accordance with the terms of such Facility Agreement, pursuant to which such Facility Agent was appointed and the Borrower, the Intercreditor Agent and each other Facility Agent shall be notified in writing promptly of any such replacement.

(b)	No replacement Facility Agent shall become a Facility Agent under this Agreement unless and until:

(i)	the resignation in writing of the Facility Agent being replaced has been delivered to the Borrower, the Intercreditor Agent and each other Facility Agent;

(ii)

a “Replacement Facility Agent Accession Agreement” substantially in the form set forth in Schedule P – 1 (Replacement Facility Agent Accession Agreement) has been executed and delivered to the Intercreditor Agent; and

(iii)

such Replacement Facility Agent Accession Agreement, when delivered to the Intercreditor Agent, is accompanied by one or more certificates as to the due authorization, execution and delivery of the Replacement Facility Agent Accession Agreement and incumbency of the officers or attorneys-in-fact who executed the Replacement Facility Agent Accession Agreement.

(c)

The Intercreditor Agent shall, as soon as reasonably practicable, after receiving (A) a duly completed and executed Replacement Facility Agent Accession Agreement which appears on its face to comply with the terms of this Agreement; and (B) all of the documents required to be delivered to it pursuant to this Section 19.3 (Replacement of Facility Agents):

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(i)	countersign such Replacement Facility Agent Accession Agreement by way of acceptance thereof; and

(ii)	deliver to the Borrower and each Facility Agent the notice referred to in Section 8 (Effective Date) of such Replacement Facility Agent Accession Agreement.

(d)

Upon the Intercreditor Agent delivering to the Borrower and each Facility Agent the notice referred to in Section 8 (Effective Date) of such Replacement Facility Agent Accession Agreement, the Facility Agent shall become (if not already) a party to this Agreement.

19.4	Accession in the Event of Additional Senior Debt Incurred Under the Common Terms Agreement

(a)

If the Borrower incurs, pursuant to this Agreement, Additional Senior Debt permitted by and in accordance with Article 6 (Incurrence of Additional Senior Debt), then each Facility Agent in respect of such Additional Senior Debt to be appointed pursuant to the applicable Facility Agreement(s) shall accede to this Agreement on behalf of itself and on behalf of the Facility Lenders under the Facility Agreement in respect of which the Additional Senior Debt is incurred.

(b)

No Facility Agent to be appointed pursuant to Facility Agreements in respect of Additional Senior Debt shall become a Facility Agent under this Agreement, and therefore no Facility Lender under a Facility Agreement in respect of Additional Senior Debt incurred pursuant to this Agreement shall become a Facility Lender under this Agreement, unless and until:

(i)

a “New Facility Agent Accession Agreement (Additional Senior Debt)” substantially in the form set forth in Schedule P – 2 (New Facility Agent Accession Agreement (Additional Senior Debt)) shall have been executed and delivered to the Intercreditor Agent, in which, among the other provisions set forth in such New Facility Agent Accession Agreement (Additional Senior Debt), the relevant Facility Agent agrees (i) on behalf of itself to become a party to this Agreement and to represent the Facility Lenders under the relevant Facility Agreement and to be bound by all of the terms and conditions of this Agreement and (ii) on behalf of the Facility Lenders under the Facility Agreement in respect of which the Additional Senior Debt is incurred, to become a party to this Agreement and to be bound by all of the terms and conditions of this Agreement; and

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(ii)

such New Facility Agent Accession Agreement (Additional Senior Debt), when delivered to the Intercreditor Agent, shall have been accompanied by one or more certificates as to the due authorization, execution and delivery of the New Facility Agent Accession Agreement (Additional Senior Debt) and incumbency of the officers or attorneys-in-fact who executed the New Facility Agent Accession Agreement (Additional Senior Debt).

(c)

The Facility Agent representing the Facility Lenders providing the Additional Senior Debt referred to in this Section 19.4 (Accession in the Event of Additional Senior Debt Incurred Under the Common Terms Agreement) shall, concurrently with acceding to this Agreement pursuant to this Section 19.4 (Accession in the Event of Additional Senior Debt Incurred Under the Common Terms Agreement), accede to (A) the Common Security and Account Agreement in accordance with Section 2.2 (Incremental Senior Debt) of the Common Security and Account Agreement and (B) the Intercreditor Agreement.

(d)	A copy of the related Facility Agreements shall be attached to the New Facility Agent Accession Agreement (Additional Senior Debt) as an exhibit.

(e)

The Intercreditor Agent shall, as soon as reasonably practicable, after receiving (A) a duly completed and executed New Facility Agent Accession Agreement (Additional Senior Debt) which appears on its face to comply with the terms of this Agreement and the Intercreditor Agreement; and (B) all of the documents required to be delivered to it pursuant to this Section 19.4 (Accession in the Event of Additional Senior Debt Incurred Under the Common Terms Agreement):

(i)	countersign such New Facility Agent Accession Agreement (Additional Senior Debt) by way of acceptance thereof; and

(ii)	deliver to the Borrower and each Facility Agent the notice referred to in Section 8 (Effective Date) of such New Facility Agent Accession Agreement (Additional Senior Debt) (if applicable).

(f)

Upon the Intercreditor Agent delivering to the Borrower and each Facility Agent the notice referred to in Section 8 (Effective Date) of such New Facility Agent Accession Agreement (Additional Senior Debt), the Facility Agent on its own behalf and on behalf of the Facility Lenders under its Facility Agreement shall become party to this Agreement in such capacity.

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19.5	Mitigation Obligations; Replacement of Lenders

(a)

If any Facility Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Facility Lender or any Governmental Authority for the account of any Facility Lender pursuant to Article 21 (Tax Gross-Up and Indemnities) or requests compensation under Section 22.1 (Increased Costs), then such Facility Lender (at the request of the Borrower) shall use commercially reasonable efforts to designate a different lending office for funding or booking its Loans under the Finance Documents or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates or take any other reasonable steps not inconsistent with any applicable legal or regulatory restrictions or the internal policies of such Facility Lender that it would otherwise take in similar circumstances under comparable provisions of other financing agreements if, in the reasonable judgment of such Facility Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Article 21 (Tax Gross-Up and Indemnities) or Section 22.1 (Increased Costs), as applicable, in the future, and (ii) would not subject such Facility Lender to any unreimbursed cost or expense and would not otherwise, in the reasonable opinion of such Facility Lender, be disadvantageous or prejudicial to such Facility Lender. The Borrower hereby agrees to pay and/or indemnify any Facility Lender for all reasonable costs and expenses incurred by such Facility Lender in connection with any such designation or assignment.

(b)

If any Facility Lender reasonably determines that any Change in Law has made it unlawful, or if any Governmental Authority has asserted, with respect to any Initial Senior Creditor, after the Initial Closing Date and, with respect to any Incremental Senior Creditor, after the Upsize Closing Date that it is unlawful, for such Facility Lender or its applicable lending office to fund or maintain its Loans, including, in the case of any Facility Lender under the Credit Facility Agreement, the delivery of an Illegality Notice pursuant to Section 5.01 (Illegality) of the Credit Facility Agreement (an “Illegality Event”), such Facility Lender shall, in good faith consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, Section 3.4(a)(vi) (Mandatory Prepayments –Illegality), including transferring its rights and obligations under the Finance Documents to another Affiliate or lending office and, to the extent applicable, converting its outstanding Loans as permitted under the relevant Facility Agreement; provided that this clause (b) in no way limits the obligations of the Borrower under any of the Finance Documents. If, notwithstanding its obligations under this clause (b), such Facility Lender is unable to fund or maintain its Loans as a result of such Illegality Event, the Facility Lender shall promptly notify its Facility Agent upon becoming aware of that Illegality Event, which notice shall set forth in reasonable detail all relevant information about such Illegality Event, and such Facility Agent shall promptly notify and provide such information to the Intercreditor Agent, who shall forward such notice to the Borrower.

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(c)	Subject to clause (d) below, if:

(i)

(A) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Facility Lender or any Governmental Authority for the account of any Facility Lender pursuant to clause (a) above or (B) any Facility Lender requests compensation under clause (a) above, and, in each case, such Facility Lender has declined or is unable to designate a different lending office or assign its rights and obligations to another of its offices, branches or Affiliates or take any other reasonable steps in accordance with clause (a) above;

(ii)	any Facility Lender notifies the Borrower of an Illegality Event pursuant to clause (b) above;

(iii)	any Facility Lender becomes a Defaulting Lender; or

(iv)	any Facility Lender becomes a Non-Consenting Lender,

then the Borrower may, at its sole expense and effort, upon notice to such Facility Lender and its Facility Agent as provided herein, require such Facility Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by the applicable Facility Agreement), all of its interests, rights (other than its existing rights to payments pursuant to Article 21 (Tax Gross-Up and Indemnities) or Section 22.1 (Increased Costs), as applicable) and obligations under the applicable Facility Agreement and the related Finance Documents to an Acceptable Lender that shall assume such obligations (which assignee may be another Facility Lender, if a Facility Lender accepts such assignment); provided that:

(I)

such Facility Lender shall have received payment of an amount equal to the Senior Debt Obligations due and payable to such Facility Lender at the time from such assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(II)

in the case any such assignment resulting from a claim for indemnification under Article 21 (Tax Gross-Up and Indemnities), such assignment shall result in a reduction in such payment of Indemnified Taxes or additional amounts to any Facility Lender or any Governmental Authority for the account of any Facility Lender thereafter;

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(III)	in the case of any such assignment resulting from a claim for compensation under Section 22.1 (Increased Costs), such assignment will result in a reduction in such compensation thereafter;

(IV)

such assignment may be made on a non pro rata basis to existing or non-affected Facility Lenders but otherwise subject to Section 3.6 (Prepayment Fees and Funding Losses) and the transfers terms of the applicable Facility Agreement;

(V)	such assignment does not conflict with applicable law or regulations;

(VI)	in the case of any assignment resulting from a Facility Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and

(VII)	the Borrower shall have paid to the Facility Agent the assignment fee (if any).

(d)

A Facility Lender shall not be required to make any such assignment or delegation pursuant to clause (c) above if, prior thereto, as a result of a waiver by such Facility Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation pursuant to clause (c) above cease to apply. Notwithstanding the satisfaction of each of the conditions set forth in Article 21 (Tax Gross-Up and Indemnities) or Section 22.1 (Increased Costs), a Facility Lender shall have the right to refuse to be replaced pursuant to sub-clause 19.5(c)(i) above; provided that the Borrower shall no longer be obligated to pay such Facility Lender any of the compensation or additional amounts incurred or accrued under Article 21 (Tax Gross-Up and Indemnities) or Section 22.1 (Increased Costs) from and after the date that such replacement would have occurred but for such Facility Lender’s refusal.

(e)	As a condition of the right of the Borrower to remove any Facility Lender pursuant to this Section 19.5 (Mitigation Obligations; Replacement of Lenders), the Borrower shall either:

(i)	arrange for the assignment or novation of any Permitted Hedging Instruments with such Facility Lender or any of its Affiliates simultaneously with such removal; or

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(ii)	terminate the applicable Permitted Hedging Instruments and pay any relevant Hedging Termination Amount.

19.6	Transfers by a Facility Lender

Facility Lenders with rights or obligations under this Agreement or any other Finance Documents to which it is a party (in its capacity as a Facility Lender) (an “Existing Facility Lender”) may not assign or transfer, novate or otherwise dispose of any of their rights or obligations in existence at such time except in accordance with the relevant Facility Agreement, and any attempted assignment or transfer without complying with the provisions of this Section 19.6 (Transfers by a Facility Lender) shall be void and invalid.

19.7	Register

The Facility Agent under each Facility Agreement shall maintain a register of Lenders under such Facility Agreement in accordance with the terms and conditions of the relevant Facility Agreement (the “Register”).

19.8	Resulting Increased Costs

If:

(a)	any assignment or transfer of all or any part of the rights and/or obligations of a Facility Lender pursuant to this Agreement and the applicable Facility Agreement; or

(b)

any change in a Facility Lender’s facility office from that described in Schedule C (List of Senior Creditors, Senior Creditor Group Representatives, Senior Debt Commitments / Obligations, Senior Debt Instruments / Permitted Senior Debt Hedging Instruments, Addresses for Notice and Facility Lenders Facility Office) to the Common Security and Account Agreement,

would, but for this Section 19.8 (Resulting Increased Costs), result, as a consequence of circumstances which are prevailing at that time, in the Borrower being obliged to pay any incurred costs (whether as a result of increased costs, illegality or fees in respect of Security Documents, Direct Agreements or perfection of security interests or similar provisions, except as a result of the tax gross-ups provided for under Article 21 (Tax Gross-Up and Indemnities)) or indemnities which would not have been payable if such assignment, novation, transfer or change of office had not occurred, then, unless such assignment, novation, transfer or change in facility office was made at the request of the Borrower in accordance with mitigation provisions of the Finance Documents, the Facility Lender shall only be entitled to receive those amounts to the extent that such amounts would have been payable in connection with the Existing Facility Lender or the Existing Facility Lender’s facility office had the assignment, transfer or change in facility office not occurred.

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20.	SUBORDINATION

20.1	Subordination

(a)

The Parties hereto agree that to the extent that the Sponsor or any Affiliate thereof, or any other Person intends to provide Subordinated Debt to the Obligors after the Upsize Closing Date, each Obligor shall require that the Sponsor, such Affiliate or other Person, as applicable, lending it such Subordinated Debt shall enter into as a condition precedent to providing such Subordinated Debt a Subordination Agreement substantially in the form included in Schedule S – 1 (Form of General Subordination Agreement) hereto.

(b)

The Parties hereto agree that on the Initial Closing Date the Obligors entered into a subordination agreement substantially in the form included in Schedule S – 2 (Form of Obligor Subordination Agreement) hereto, which shall apply to any Indebtedness any Obligor may from time to time be owed by any other Obligor.

21.	TAX GROSS-UP AND INDEMNITIES

21.1	Withholding Tax Gross-Up

Any and all payments by or on account of any obligation of the Borrower under or in connection with any Finance Document shall be made without deduction or withholding for or on account of any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Borrower or the relevant Facility Agent, as applicable) requires the deduction or withholding of any Tax from any such payment by the Borrower or the applicable Facility Agent, then the Borrower or the applicable Facility Agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Article 21 (Tax Gross-Up and Indemnities)), the relevant Finance Party receives an amount equal to the sum it would have received had no such deduction or withholding of Indemnified Taxes been made.

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21.2	Payment of Other Taxes

Without duplication of Section 21.1 (Withholding Tax Gross-Up) and Section 21.3 (Indemnification by the Borrower), the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the applicable Facility Agent timely reimburse it for the payment of, any Other Taxes.

21.3	Indemnification by the Borrower

Without duplication of Section 21.1 (Withholding Tax Gross-Up) and Section 21.2 (Payment of Other Taxes), the Borrower shall indemnify each Finance Party and each Facility Agent (and any of their respective Affiliates), within 20 Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Article 21 (Tax Gross-Up and Indemnities)) payable or paid by, or required to be withheld or deducted from a payment to, such Finance Party or Facility Agent (or Affiliate) in connection with a Finance Document, and any reasonable expenses arising therefrom or with respect thereto (but excluding any such amounts resulting from the gross negligence, bad faith or willful misconduct of such Finance Party or Facility Agent (or Affiliate) as determined by a final non- appealable judgment in a court of competent jurisdiction), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for such claim and the calculation of the amount of any such payment or liability delivered to the Borrower by a Finance Party (with a copy to the relevant Facility Agent), or by a Facility Agent on its own behalf or on behalf of a Finance Party, shall be conclusive absent manifest error.

21.4	Indemnification by the Facility Lenders

Each Facility Lender shall severally indemnify its Facility Agent, within 20 Business Days after written demand therefor, for (a) any Indemnified Taxes attributable to such Facility Lender (but only to the extent that the Borrower has not already indemnified such Facility Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (b) any Taxes attributable to such Facility Lender’s failure to comply with the provisions of Section 19.6 (Transfers by a Facility Lender) and the relevant Facility Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Facility Lender, in each case, that are payable or paid by such Facility Agent in connection with any Finance Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Facility Lender by its Facility Agent shall be conclusive absent manifest error. Each Facility Lender hereby authorizes its Facility Agent to set off and apply any and all amounts at any time owing to such Facility Lender under any Finance Document or otherwise payable by such Facility Agent to the Facility Lender from any other source against any amount due to such Facility Agent under this Section 21.4 (Indemnification by the Facility Lenders).

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21.5	Status of Facility Lenders and Facility Agents

(a)

Any Facility Lender entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Finance Document shall deliver to the Borrower and its Facility Agent, at the time or times reasonably requested by the Borrower or such Facility Agent, such properly completed and executed documentation reasonably requested by the Borrower or such Facility Agent as shall permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Facility Lender, if reasonably requested by the Borrower or such Facility Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or such Facility Agent as shall enable the Borrower or such Facility Agent to determine whether or not such Facility Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in sub-clauses 21.5(b)(i), 21.5(b)(ii) and 21.5(b)(iv) below) shall not be required if, in the Facility Lender’s reasonable judgment, such completion, execution or submission would subject such Facility Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Facility Lender.

(b)	Without limiting the generality of the foregoing:

(i)

any Facility Lender that is a US Person shall deliver to the Borrower and its Facility Agent on or prior to the date on which such Facility Lender becomes a Facility Lender under the relevant Facility Agreement (and from time to time thereafter upon the reasonable request of the Borrower or such Facility Agent) two executed copies of IRS Form W-9 certifying that such Facility Lender is exempt from US federal backup withholding tax;

(ii)

any Facility Lender that is not a US Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and its Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Facility Lender becomes a Facility Lender under the relevant Facility Agreement (and from time to time thereafter upon the reasonable request of the

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Borrower or such Facility Agent) whichever of the following is applicable:

(A)

in the case of a Facility Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Finance Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Finance Document, IRS Form W-8BEN or IRS Form W- 8BEN-E (or any successor form) establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)	executed copies of IRS Form W-8ECI (or any successor form);

(C)

in the case of a Facility Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Facility Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower (or, if the Borrower is a disregarded entity for U.S. federal income tax purposes, of its first regarded owner) within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form); or

(D)

to the extent a Facility Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8EXP, IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a US Tax Compliance Certificate, IRS Form W-9 (or, in each case, any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Facility Lender is a partnership and one or more direct or indirect partners of such Facility Lender are claiming the portfolio interest exemption, such Facility Lender may provide a US Tax Compliance Certificate on behalf of each such direct and indirect partner;

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(iii)

any Facility Lender that is not a US Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and its Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Facility Lender becomes a Facility Lender under the relevant Facility Agreement (and from time to time thereafter upon the reasonable request of the Borrower or such Facility Agent) executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or such Facility Agent to determine the withholding or deduction required to be made; and

(iv)

if a payment made to a Facility Lender under any Finance Document would be subject to US federal withholding Tax imposed by FATCA if such Facility Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Facility Lender shall deliver to the Borrower and its Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or such Facility Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or such Facility Agent as may be necessary for the Borrower and such Facility Agent to comply with their obligations under FATCA and to determine whether such Facility Lender has complied with such Facility Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this sub-clause (iv), “FATCA” shall include any amendments made to FATCA after the Initial Closing Date.

(c)

Any Facility Agent shall provide on or prior to the date it becomes a party to the Facility Agreement two executed copies of (i) if such Facility Agent is not a US Person, (x) with respect to payments made to such Facility Agent on behalf of a Facility Lender, IRS Form W-8IMY (or any successor form) certifying that it is a “U.S. branch” within the meaning of US Treasury Regulation Section 1.1441-1(b)(2)(iv)(A), with the effect that the Borrower may make payments to the Facility Agent, to the extent such payments are received by the Facility Agent as an intermediary, without deduction or withholding of any taxes imposed by the United States (including under FATCA), and (y) with respect to payments to such Facility Agent for its own account, IRS Form W-8ECI (or other applicable IRS Form W-8 establishing full exemption from all United States withholding taxes or any successor form), and (ii) if such Facility Agent is a US Person, IRS Form W-9 (or any successor form) confirming that the Facility Agent is exempt from US federal backup withholding.

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(d)

Each Facility Lender and Facility Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the relevant Facility Agent in writing of its legal inability to do so.

21.6	Refunds

To the extent that a Facility Lender or its Affiliate determines, in its sole discretion exercised in good faith, that it has obtained a refund or credit (in lieu of a refund) in respect of any Taxes as to which it has been indemnified pursuant to this Article 21 (Tax Gross-Up and Indemnities) (including by the payment of additional amounts pursuant to this Article 21 (Tax Gross-Up and Indemnities)), the relevant Facility Lender shall pay the Borrower an amount equal to such refund or credit, but only to the extent of indemnity payments made under this Article 21 (Tax Gross-Up and Indemnities) with respect to the Taxes giving rise to such refund or credit, and net of costs and expenses (including Taxes) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund or credit). The Borrower, upon the request of the Facility Lender or its Affiliate, shall repay to the Facility Lender or its Affiliate the amount paid over pursuant to the preceding sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Facility Lender or its Affiliate is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event shall the Facility Lender or its Affiliate be required to pay any amount to the Borrower pursuant to this paragraph the payment of which would place the Facility Lender or its Affiliate in a less favorable net after-Tax position than the Facility Lender or its Affiliate would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Facility Lender or its Affiliate to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

21.7	Evidence of Payments

As soon as practicable after any payment of Taxes by any Obligor to a Governmental Authority pursuant to this Article 21 (Tax Gross-Up and Indemnities), such Obligor shall deliver to the relevant Facility Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Facility Agent.

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21.8	Survival

Each Party’s obligations under this Article 21 (Tax Gross-Up and Indemnities) shall survive the resignation or replacement of any Facility Agent or any assignment of rights by, or the replacement of, a Facility Lender, the termination of the Facility Debt Commitments and the repayment, satisfaction or discharge of all obligations under any Finance Document.

21.9	Defined Terms

For purposes of this Article 21 (Tax Gross-Up and Indemnities):

(a)	the term “applicable law” includes FATCA;

(b)	the term “US Person” means a “United States person” as such term is defined in Section 7701(a)(30) of the Code;

(c)	the term “Finance Document” does not include any Indenture or Senior Notes;

(d)	the term “Governmental Authority” includes any government of a foreign jurisdiction; and

(e)	the term “Facility Agent” includes the Intercreditor Agent and the Collateral Agent, to the extent payments hereunder in respect of Senior Debt Obligations are made to it.

22.	INCREASED COSTS

22.1	Increased Costs

(a)	If any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Facility Lender;

(ii)

subject any Finance Party (or its Affiliates) to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Tax and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

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(iii)

impose on any Facility Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Facility Lender or any letter of credit or participation in any such Loan or letter of credit;

and the result of any of the foregoing shall be to increase the cost to such Finance Party of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan, or to increase the cost to such Facility Lender of participating in, issuing or maintaining any letter of credit (or of maintaining its obligation to participate in or to issue any letter of credit)), or to reduce the amount of any sum received or receivable by such Finance Party hereunder (whether of principal, interest or any other amount) then, upon request of such Finance Party, the Borrower shall within the time period specified in clause (b) below pay to such Finance Party such additional amount or amounts as shall compensate such Finance Party for such additional costs incurred or reduction suffered (except to the extent the Borrower is excused from payment pursuant to Section 19.5 (Mitigation Obligations; Replacement of Lenders) or Section 19.8 (Resulting Increased Costs)).

(b)

If any Facility Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Facility Lender’s capital or (without duplication) on the capital of such Facility Lender’s holding company, if any, as a consequence of this Agreement, the Facility Debt Commitments of such Facility Lender or the Loans made by such Facility Lender or participations in letters of credit held by such Facility Lender to a level below that which such Facility Lender or such Facility Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Facility Lender’s policies and the policies of such Facility Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon notice by such Facility Lender, the Borrower shall pay to such Facility Lender within 30 days following the receipt of such notice by the Facility Lender such additional amount or amounts as shall compensate such Facility Lender or (without duplication) such Facility Lender’s holding company for any such reduction suffered (except to the extent the Borrower is excused from payment pursuant to Section 19.5 (Mitigation Obligations; Replacement of Lenders) or Section 19.8 (Resulting Increased Costs)).

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(c)

The applicable Finance Party will deliver to the Borrower (with a copy to the Intercreditor Agent) a certificate setting forth in reasonable detail the amount or amounts necessary to compensate such Finance Party or its holding company, as the case may be, as specified in clauses (a) and (b) above. The Borrower shall pay such Finance Party the amount shown as due on any such certificate within 30 days after receipt thereof. Such certificate shall be conclusive absent manifest error.

(d)

Failure or delay on the part of any Finance Party to demand compensation pursuant to this Section 22.1 (Increased Costs) shall not constitute a waiver of such Finance Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Finance Party pursuant to this Section 22.1 (Increased Costs) for any increased costs or reductions incurred or reductions suffered more than 180 days prior to the date that such Facility Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Facility Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)

Notwithstanding any other provision in this Agreement, no Facility Lender shall demand compensation pursuant to this Article 22 (Increased Costs) in respect of the Change in Law arising from the matters described in the proviso to the definition of “Change in Law” if it shall not at the time be the general policy or practice of such Facility Lender, as determined by such Facility Lender, to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. For the avoidance of doubt, this clause (e) shall not impose an obligation on a Facility Lender to provide information regarding compensation claimed and/or paid under any other specific loan agreement; provided that such Facility Lender shall, upon request from the Borrower, provide a written confirmation to the Borrower regarding whether it is the general policy or practice of such Facility Lender, as the case may be, to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

22.2	Relationship Between Increased Costs and Taxes

Any compensation of a Facility Lender pursuant to Article 21 (Tax Gross-Up and Indemnities) shall be made without duplication under this Article 22 (Increased Costs) and any compensation of a Facility Lender pursuant to this Article 22 (Increased Costs) shall be made without duplication under Article 21 (Tax Gross- Up and Indemnities).

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23.	MISCELLANEOUS

23.1	Termination

(a)

Upon the occurrence of the Discharge Date in respect of the Senior Debt Obligations under this Agreement and each Facility Agreement, then, subject to reinstatement as provided in clause (c) below, this Agreement shall terminate and the Intercreditor Agent shall, at the expense of the Borrower, execute and deliver a termination statement.

(b)

The obligations of the Facility Lenders to make further disbursements of Loans under their respective Facility Agreements shall terminate in accordance with the applicable Facility Agreement and, in any case, upon the termination of this Agreement, and the Security Interests of such Facility Lenders shall be discharged and released pursuant to Section 12.1 (Termination) of the Common Security and Account Agreement.

(c)

This Agreement shall continue to be effective or be reinstated, as the case may be, if (and only to the extent that) any payment or performance of the obligations of the Borrower hereunder is rescinded, avoided, voidable, liable to be set aside, reduced or otherwise not properly payable to, or must otherwise be returned or restored by the Intercreditor Agent, any Facility Agent, the Collateral Agent or any Facility Lender as a result of (i) Bankruptcy, insolvency, reorganization with respect to the Borrower or the Intercreditor Agent, any Facility Agent, the Collateral Agent or any Facility Lender, (ii) upon the dissolution of, or appointment of any intervenor, conservator, trustee or similar official for the Borrower, the Intercreditor Agent, any Facility Agent, the Collateral Agent or any Facility Lender or for any substantial part of the Borrower’s or any other such Person’s assets, (iii) as a result of any settlement or compromise with any Person (including the Borrower) in respect of such payment or otherwise, or (iv) any similar event or otherwise and, in such case, the provisions of Section 10.1 (Nature of Obligations) of the Common Security and Account Agreement shall apply hereto mutatis mutandis.

23.2	Right of Set-Off

Each Facility Lender, each Facility Agent and the Intercreditor Agent are hereby authorized at any time and from time to time, to the fullest extent permitted by law but subject to any other provision of this Agreement and the Finance Documents, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Facility Lender, each Facility Agent or the Intercreditor Agent, as applicable, to or for the credit or the account of any Obligor, as applicable, against the Senior Debt Obligations due and payable to such Facility Lender, such Facility Agent or

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the Intercreditor Agent, as applicable, at the time of such offset. If the obligations are in different currencies, the Facility Lender, the Facility Agent and the Intercreditor Agent, as applicable, may convert either obligation at a market rate of exchange in its usual course of business for the purposes of the set-off. The rights of each Facility Lender, each Facility Agent and the Intercreditor Agent under this Section 23.2 (Right of Set-Off) are in addition to other rights and remedies (including other rights of set-off) that such Facility Lender, such Facility Agent and the Intercreditor Agent, as applicable, may have. Each Facility Lender shall notify its respective Facility Agent and the Borrower forthwith upon the exercise or purported exercise of any right of set-off, giving full details in relation thereto, and such Facility Agent shall promptly inform the Intercreditor Agent in writing, who shall inform the other Facility Agents of the same. Any amounts set off by any Facility Lender in accordance with this Section 23.2 (Right of Set-Off) or under this Agreement shall be subject to the sharing arrangements set forth in Section 2.3(b) (Payments and Prepayments – Sharing of Non-Pro Rata Payments) of the Common Security and Account Agreement.

23.3	Waiver of Immunity

To the extent that any Party hereto has or hereafter may acquire, or be entitled to claim for itself or its assets, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment in aid of execution, execution or otherwise) with respect to itself or its assets, it shall irrevocably agree not to claim and hereby irrevocably waives such immunity in respect of its obligations under the Finance Documents to which it is a party and all other documents to be executed and delivered in connection with the Finance Documents to which it is a party and the transactions contemplated thereby and, without limiting the generality of the foregoing, hereby agrees that the waivers set forth in this Section 23.3 (Waiver of Immunity) shall be effective to the fullest extent permitted under applicable law.

23.4	Expenses

(a)

The Borrower shall pay to the Intercreditor Agent or a Facility Agent, as the case may be, within 30 days of demand (such demand being made together with copies of invoices and reasonable supporting evidence of the nature and amount of such costs), without duplication in respect of indemnity and/or reimbursement required under any other Finance Document:

(i)

to the extent such expenses have not been paid by the Borrower from the Initial Advance pursuant to Section 4.1(p) (Conditions to Initial Closing Date and Initial Advance – Fees; Expenses) or with proceeds on deposit in the Accounts on the Upsize Closing Date pursuant to Section 4.2(p) (Conditions to Upsize Closing Date – Fees; Expenses), the amount of all reasonable costs and expenses

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(including reasonable legal fees and expenses and excluding fees of Consultants, which shall be exclusively governed by Section 13.2 (Replacement and Fees)) incurred by any Facility Lender, Facility Agent or the Intercreditor Agent in connection with the negotiation, preparation, printing, execution and/or syndication of the Finance Documents to which it is a party, based upon fee parameters (if any, including the terms of the party’s applicable engagement or commitment letter, or Facility Agreement, as the case may be) agreed between the Borrower and the relevant parties;

(ii)

the amount of all reasonable costs and expenses (including reasonable legal fees and expenses and excluding fees of Consultants, which shall be exclusively governed by Section 13.2 (Replacement and Fees)) incurred by any Facility Lender, Facility Agent or the Intercreditor Agent in connection with:

(A)	the negotiation, preparation and execution of any Finance Document executed after the Initial Closing Date;

(B)	any amendment, waiver or consent requested by or on behalf of the Borrower or specifically allowed by this Agreement, whether or not granted; and

(C)	the exercise of its powers and the performance of its duties under this Agreement and any other Finance Documents; and

(iii)

the amount of all costs and expenses (including legal fees and expenses and excluding fees of Consultants, which shall be exclusively governed by Section 13.2 (Replacement and Fees)) incurred by any Facility Lender, Facility Agent or the Intercreditor Agent in connection with the enforcement or preservation of any rights under any Finance Documents.

(b)	The Facility Lenders, the Facility Agents and the Intercreditor Agent, as applicable, shall inform the Borrower on a regular basis of the ongoing costs and expenses referred to in clause (a) above.

(c)

Notwithstanding anything to the contrary in this Section 23.4 (Expenses), the Facility Lenders, Facility Agents and the Intercreditor Agent shall only be entitled to the reimbursement of legal fees and expenses for the use of only one law firm engaged for all of the Facility Lenders, the Facility Agents and the Intercreditor Agent in each relevant jurisdiction unless one or more of the Facility Lenders, the Facility Agents or the Intercreditor Agent incurring such fees and expenses reasonably believes that there is a

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reasonable likelihood of a conflict of interest between any of them (the existence of which shall be notified to the Borrower) necessitating the use of more than one law firm in any such jurisdiction, in which case the fees and expenses of one additional firm in each relevant jurisdiction.

(d)

Notwithstanding anything to the contrary in this Section 23.4 (Expenses), payment of expenses by the Borrower hereunder to be made to only a certain specified Facility Lender or Facility Lenders shall be received by the Intercreditor Agent or the relevant Facility Agent solely for the benefit of such Facility Lender or Facility Lenders, and the Borrower shall also be permitted to make the payment directly to such Facility Lender or Facility Lenders.

(e)	This Section 23.4 (Expenses) shall not apply to Taxes, which shall be governed exclusively by Article 21 (Tax Gross-Up and Indemnities) and Article 22 (Increased Costs).

23.5	Calculation of Floating Rate Obligations

In calculating amounts to be calculated under this Agreement, other than any interest payable on Senior Debt Obligations on which interest is payable at a floating rate of interest, if a floating rate is not known for the entire period, the floating rate to be used shall be reasonably estimated by the Borrower at the time of determination thereof.

23.6	Severability

Any term or provision of this Agreement or the application thereof to any circumstance that is illegal, invalid, prohibited or unenforceable (to any extent) in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or rendering unenforceable the remaining terms or provisions hereof or the application of such term or provision to circumstances other than those to which it is held illegal, invalid, prohibited or unenforceable. Any such illegality, invalidity, prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction and the Parties hereto shall enter into good faith negotiations to replace the invalid, illegal, prohibited, or unenforceable term or provision with a view to obtaining the same commercial effect as this Agreement would have had if such term or provision had been legal, valid, and enforceable. To the extent permitted by applicable laws, the Parties hereto waive any provision of law that renders any term or provision of this Agreement illegal, invalid, prohibited or unenforceable in any respect.

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23.7	Confidentiality

The provisions of Section 12.6 (Confidentiality) of the Common Security and Account Agreement are incorporated by reference and shall apply mutatis mutandis as if fully set forth herein.

23.8	Notices

(a)

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing in the English language (or, if not available in the English language, accompanied by an English language translation of such document) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by email to the address, and/or email address of the Party to whom notice is being sent set forth below or on the Register maintained by the Facility Agent under each Facility Agreement in accordance with Section 19.7 (Register), which Register may, at each Facility Lender’s election, include email addresses for such Facility Lender:

(i)	with respect to the Obligors, the corresponding address and other notice information set forth in Schedule Q – 1 (Addresses for Notices to Obligors);

(ii)

with respect to each Facility Lender and Facility Agent, to the corresponding address and other notice information set forth in Schedule Q – 2 (Addresses for Notices to Facility Agents and Facility Lenders); and

(iii)	with respect to the Intercreditor Agent, to:

Royal Bank of Canada, as Intercreditor Agent

155 Wellington Street West, 8th Floor

Toronto, Ontario M5V 3K7

Attention: Manager, Agency

Facsimile: [***]

Email: [***]

(b)

Any notice, demand, consent or approval or communication given electronically by the Intercreditor Agent in connection with a Finance Document may be given to any Finance Party that has expressly agreed that it shall accept communication of information by this method by means of the Debt Domain Website, access to which is restricted to the parties to the Finance Documents, or by other electronic means in a manner and subject to rules established by the Intercreditor Agent and agreed with the Borrower; provided that the Intercreditor Agent may set access protocols as reasonably needed to communicate confidentially with the other Secured Parties at its sole discretion.

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(c)

Any Party may change its address, fax number or email address for notices and other communications hereunder by notice to the other Parties. All notices and other communications given to any Party in accordance with the provisions of this Agreement shall be deemed to have been received: (i) in the case of a letter, when delivered personally or five days after it has been put into the post; (ii) in the case of a fax, when a complete and legible copy is received by the addressee; (iii) in the case of email, upon receipt by the sender of a return receipt message (provided that, in the case of sub-clause (ii) above and this sub-clause (iii), if the date of dispatch is not a Business Day or the time of dispatch is after 5:00 pm in the location of dispatch, it shall be deemed to have been received no earlier than the opening of business on the next Business Day); and (iv) in the case of a notice contemplated by clause (b) above, on the later of (x) a notice being posted on the Debt Domain Website and (y) receipt by the Intercreditor Agent of a return receipt message in respect of an email the Intercreditor Agent has sent to the relevant Party’s email address (as notified to the Intercreditor Agent in writing at least five days before any email is sent by the Intercreditor Agent or notice posted on the Debt Domain Website) notifying such Party that the notice has become available on the Debt Domain Website.

(d)

Communication by one Party to any other Party may, at the election of each such Party, be by electronic mail. For the purpose of the Finance Documents, an electronic communication will be treated as being in writing. Inclusion of an email address or addresses in the notice details for a Party shall indicate that such Party elects to receive and send communications by email subject to any particular requirements relating thereto of which it has notified each other Party. The absence of the notification of an email address shall indicate that such Party does not elect to receive or send communication by email, and any email communication to it shall be deemed not to have been delivered.

(e)

In the event of any change in the identity of any of the authorized officers of the Obligors referred to in the documentary evidence provided for pursuant to Section 4.2(k) (Conditions to Upsize Closing Date – Bank Regulatory Requirements) and Section 4.2(l) (Conditions to Upsize Closing Date – Officer’s Certificates), the relevant Obligor shall promptly notify the Intercreditor Agent in writing of such change and, at the same time, furnish to the Intercreditor Agent certified signature specimen(s) in respect of the relevant Obligor’s new authorized officer(s). The Finance Parties may rely

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upon and refer to certified signature specimen(s) previously received by the Intercreditor Agent until such time as the Intercreditor Agent receives notice from the relevant Obligor of such change and the relevant certified signature specimen(s) to be furnished in connection therewith.

(f)	Each of the Obligors and the other Parties to this Agreement:

(i)	consents to the inclusion in the Debt Domain Website of its name, its logo and a link to its website, if any;

(ii)

acknowledges that the Intercreditor Agent shall issue user identifiers, passwords and other information necessary for access to the Debt Domain Website (“Access Information”) to the Borrower and the other Parties to this Agreement;

(iii)

undertakes to ensure that all Access Information issued to it by the Intercreditor Agent is kept secure and confidential in accordance with Section 12.6 (Confidentiality) of the Common Security and Account Agreement;

(iv)

acknowledges that the Debt Domain Website is provided “as is” and “as available” and that the Intercreditor Agent does not warrant the accuracy or completeness of the communications or the adequacy of the Debt Domain Website and expressly disclaims liability for errors or omissions in the communications;

(v)

acknowledges that no warranty of any kind, express implied or statutory, including any warranty of merchantability, fitness for a specific purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Intercreditor Agent in connection with the communications or the Debt Domain Website; and

(vi)

agrees that neither the Intercreditor Agent nor any of its officers, directors, employees, agents, advisors or representatives is liable for damages of any kind, including direct or indirect, special, incidental or consequential, or any losses or expenses (whether in tort, contract or otherwise) incurred or suffered by it or any other Person as a result of its access or use of the Debt Domain Website or inability to access or use the Debt Domain Website (other than for its own gross negligence, fraud or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment).

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23.9	Successors and Assigns; Benefits of Agreement

This Agreement shall be binding upon and inure to the benefit of each of the Parties hereto (and the Facility Lenders claiming through the Parties hereto) and their subsequent respective permitted successors, permitted transferees and permitted assigns, and nothing in this Agreement, in any Senior Debt Instrument, in any Permitted Senior Debt Hedging Instrument, or in any other Finance Document, express or implied, shall give to any other Person any benefit or any legal or equitable right or remedy under this Agreement (other than the Parties hereto, their respective successors, transferees and assigns permitted hereby and, to the extent expressly contemplated thereby, the shareholders, members, partners, directors, officers, employees and agents of each of the Intercreditor Agent, Facility Agents, Facility Lenders and other indemnitees under Article 21 (Tax Gross-Up and Indemnities)).

23.10	Remedies

(a)

Other than as stated expressly herein, no remedy under this Agreement or any other Finance Document conferred on any Finance Party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under the Finance Documents, or now or hereafter existing at law or in equity or by statute or otherwise.

(b)

The amounts payable by the Borrower at any time under this Agreement or any other Finance Document shall each be a separate and independent debt and each Finance Party, except as otherwise specifically provided in this Agreement or any other Finance Document, shall be entitled to protect and enforce its rights arising out of this Agreement or any other Finance Document, and its right, pursuant to this Agreement including any applicable Facility Agreements, to cancel or suspend its commitment to provide Senior Debt Obligations and to accelerate the maturity of amounts due under its Facility Agreement, and, except as aforesaid, it shall not be necessary for any other Finance Party to consent to, or be joined as an additional party in, any proceedings for such purposes.

(c)

Except as otherwise specifically provided in this Agreement or any other Finance Document, no failure on the part of any Finance Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Finance Document, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege under any such document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No Finance Party shall be responsible for the failure of any other Finance Party to perform its obligations hereunder or under any Facility Agreement.

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(d)

In case any Facility Lender or the Collateral Agent or the Intercreditor Agent on behalf of the Senior Creditors shall have proceeded to enforce any right, remedy or power under and in accordance with this Agreement or any Finance Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Facility Lender, then and in every such case the relevant Obligor and the Facility Lender shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under the Finance Documents, and thereafter all rights, remedies and powers of the Facility Lenders shall continue as though no such proceeding had been taken.

(e)	The rights of each Facility Lender:

(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of its rights under general law; and

(iii)	may be waived only in writing and specifically.

(f)

The undertakings by, and the obligations of, the Obligors set forth in this Agreement or in the Finance Documents are for the benefit of the Secured Parties alone, in accordance with the terms thereof.

23.11	Execution in Counterparts; E-Signature

This Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in electronic format (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document signed or to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the parties hereto, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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23.12	Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

23.13	Waiver of Jury Trial

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FINANCE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

23.14	Consent to Jurisdiction

(a)

All Parties to this Agreement, as contemplated by Section 23.12 (Governing Law), shall consent to the exclusive jurisdiction of the courts of the State of New York or of the United States of America for the Southern District of New York (except as otherwise specifically provided herein).

(b)	Each Party hereto:

(i)

hereby irrevocably consents and agrees for the benefit of the Facility Lenders that the federal or state courts in the Borough of Manhattan, the City of New York shall have jurisdiction over any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of, or in connection with, this Agreement and the Loans;

(ii)

irrevocably waives any objection it may now or hereafter have to the laying of venue of any action or proceeding in any such court and any claim it may now or hereafter have that any action or proceeding has been brought in an inconvenient forum; and

(iii)

irrevocably consents and agrees that the submission to the jurisdiction of the federal or state courts in the Borough of Manhattan, the City of New York shall not limit the rights of the Facility Lenders to bring any action or proceeding in any other court of competent jurisdiction nor shall the bringing of any action or the taking of any proceedings in any other jurisdiction (whether concurrently or not) limit such rights, in each case, to the extent permitted by applicable law.

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23.15	Amendments

(a)

Except as otherwise expressly provided in this Agreement (including as provided in clause (b) below), this Agreement may be amended, modified or supplemented only by an agreement in writing signed by the Borrower, the Guarantor and the Intercreditor Agent on behalf of each Facility Agent (with copies to each Facility Agent). Except as otherwise expressly provided in the relevant agreement or document, no waiver or consent of any term or condition of this Agreement or any other Finance Document in favor of the Borrower or Guarantor or any other Party hereto or thereto by any Facility Lender, its Facility Agent or the Intercreditor Agent may be given or granted by such parties except in accordance with the Intercreditor Agreement. The Facility Lenders may not agree to amend, modify or supplement this Agreement except in accordance with the Intercreditor Agreement.

(b)	The written agreement contemplated in clause (a) above shall not be required:

(i)

to update the Construction Budget and Schedule in accordance with Section 10.9 (Construction Budget and Schedule) in circumstances where such update does not otherwise require approval of the Requisite Intercreditor Parties;

(ii)	for a successor Intercreditor Agent to accede to this Agreement in accordance with Section 18.7 (Resignation and Succession);

(iii)	for a replacement Facility Agent to accede to this Agreement in accordance with Section 19.3 (Replacement of Facility Agents);

(iv)	for a new Facility Agent to accede to this Agreement in accordance with Section 19.4 (Accession in the Event of Additional Senior Debt Incurred Under the Common Terms Agreement);

(v)

to make entries on Schedule Q – 1 (Addresses for Notices to Obligors) to update any notification addresses of any Party therein or to amend the description of the relevant Obligor’s authorized and issued equity capital and name and ownership interest of the Borrower’s member;

(vi)	to update Schedule F (Material Permits) in accordance with the provisions of Section 10.4(b)(x) (Construction Reports);

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(vii)	to update the Qualified Gas Supplier list in the Gas Sourcing Plan as set forth in Section 12.27 (Gas Transportation Arrangements; Gas Purchase Arrangements); or

(viii)	to update Schedule U (Real Property Documents) to reflect new or amended Real Property Documents referenced in clause (i) of the definition thereof.

23.16	Conflicts

In case of any conflict or inconsistency between the main body of this Agreement and any Facility Agreements (including any promissory note delivered thereunder), this Agreement shall control.

23.17	Effectiveness

This Agreement shall come into full force and effect on the date hereof.

23.18	Limitations on Liability

No claim shall be made by any Party hereto or any of their respective Affiliates against any other Party hereto or any of their Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Finance Documents, Material Project Agreements or any act or omission or event occurring in connection therewith; and each Party hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that this Section 23.18 (Limitations on Liability) shall not be construed to relieve any Obligor of any obligation it may otherwise have hereunder or under any Finance Document to indemnify any Secured Party or any applicable Related Party against any claim, cost, loss, expense (including reasonable legal fees and expenses), damage or liability, sustained or incurred by or asserted against such Secured Party or Related Party.

23.19	Survival of Obligations

The provisions of Article 21 (Tax Gross-Up and Indemnities), Section 22.1 (Increased Costs), Section 23.3 (Waiver of Immunity), Section 23.4 (Expenses), Section 23.7 (Confidentiality), Section 23.8 (Notices), Section 23.9 (Successors and Assigns; Benefits of Agreement), Section 23.12 (Governing Law), Section 23.13 (Waiver of Jury Trial), Section 23.14 (Consent to Jurisdiction), Section 23.16 (Conflicts) and this Section 23.19 (Survival of Obligations) shall survive the termination of this Agreement.

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23.20	No Fiduciary Duty

Each Finance Party and its respective Affiliates (collectively, solely for purposes of this Section 23.20 (No Fiduciary Duty) and in their capacity as a Finance Party, the “Lenders”) may have economic interests that conflict with those of the Borrower, the Guarantor, the Sponsor or any of their Affiliates. The Obligors on behalf of themselves, the Sponsor, and any Affiliate thereof respectively agree that nothing in the Finance Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any of the Borrower, the Guarantor, or the Sponsor or their Affiliates, on the other hand. The Obligors acknowledge and agree that (i) the transactions contemplated by the Finance Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Facility Lenders, on the one hand, and the relevant Obligors, on the other hand, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, the Guarantor, the Sponsor or any of their Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or shall advise the Borrower, the Guarantor, the Sponsor or any of their Affiliates on other matters) or any other obligation of the relevant Obligor except the obligations expressly set forth in the Finance Documents and (y) each Facility Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, the Guarantor, the Sponsor or any of their Affiliates or any other Person. Each of the Obligors acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each of the Obligors agrees that it shall not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the respective Obligor, in connection with such transactions or the process leading thereto.

23.21	USA Patriot Act Notice

Each Facility Lender that is subject to the requirements of the USA Patriot Act, each Facility Agent (for itself and not on behalf of any Facility Lender) and the Intercreditor Agent (for itself and not on behalf of any Facility Lender) hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Obligor, which information includes the name, taxpayer identification number and business address of each Obligor and other information that shall allow such Facility Lender, Facility Agent or the Intercreditor Agent, as applicable, to identify each Obligor in accordance with the USA Patriot Act.

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23.22	Limited Recourse

Subject to clause (b) below, each Secured Party that is a party hereto acknowledges and agrees that the obligations of the Obligors and the Pledgor under this Agreement and the other Finance Documents, including with respect to the payment of the principal of or premium or penalty, if any, or interest on any Senior Debt Obligations, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, are obligations solely of the Obligors and the Pledgor (as applicable) and shall be satisfied solely from the security and assets of the Obligors and the Pledgor and shall not constitute a debt or obligation of Affiliates of Borrower (other than the other Obligor or the Pledgor), nor of any past, present or future shareholders, partners, members, directors, officers, employees, agents, attorneys or representatives of the Obligors and their Affiliates (collectively (but excluding the Obligors and the Pledgor), the “Non-Recourse Parties”).

(a)

Each Secured Party that is a party hereto acknowledges and agrees that, subject to clause (b) below, the Non-Recourse Parties shall not be liable for any amount payable under this Agreement or any other Finance Document, and no Secured Party shall seek a money judgment or deficiency or personal judgment against any Non-Recourse Party for payment or performance of any obligation of the Obligors under this Agreement or the other Finance Documents.

(b)

The acknowledgments, agreements and waivers set out in this Section 23.22 (Limited Recourse) shall be enforceable by any Non-Recourse Party and are a material inducement for the execution of this Agreement and the other Finance Documents by the Obligors; provided, however, that:

(i)

the foregoing provisions of this Section 23.22 (Limited Recourse) shall not constitute a waiver, release or discharge of either Obligor or the Pledgor for any of the Indebtedness or Senior Debt Obligations of either Obligor or the Pledgor under, or any terms, covenants, conditions or provisions of, this Agreement or any other Finance Document to which any of the foregoing are party, and the same shall continue until fully and paid, discharged, observed or performed;

(ii)

the foregoing provisions of this Section 23.22 (Limited Recourse) shall not limit or restrict the right of any Secured Party to name Borrower, the Guarantor, the Pledgor or any other Person as defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement, any of the Security Documents or any other Finance Document to which such Person is a party, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Party out of any property other than the property of Borrower, the Guarantor, the Pledgor, or the Collateral;

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(iii)

the foregoing provisions of this Section 23.22 (Limited Recourse) shall not in any way limit, reduce, restrict or otherwise affect any right, power, privilege or remedy of the Secured Parties (or any permitted assignee or beneficiary thereof or successor thereto) with respect to, and each and every Person (including each and every Non-Recourse Party) shall remain fully liable to the extent that such Person would otherwise be liable for its own actions with respect to, any fraud, bad faith, gross negligence or willful misrepresentation, or willful misappropriation of revenues or any other earnings, rents, issues, profits or proceeds from or of Borrower, the Guarantor, the Pledgor, the Project Facilities or the Collateral that should or would have been paid as provided in the Finance Documents or paid or delivered to the Collateral Agent (or any assignee or beneficiary thereof or successor thereto) for any payment required under this Agreement or any other Finance Document; and

(iv)

nothing contained herein shall limit the liability of: (x) any Person who is a party to any Finance Document, Material Project Agreement or Security Document or (y) any Person rendering a legal opinion pursuant to Article 4 (Conditions Precedent) of this Agreement or otherwise, in each case under this clause (iv) relating solely to such liability of such Person as may arise under such referenced agreement, instrument or opinion.

The limitations on recourse set forth in this Section 23.22 (Limited Recourse) shall survive the Discharge Date.

23.23	Entire Agreement

This Agreement (including Schedules), the Security Documents and the other Finance Documents (together with any other agreements or documents referred to or incorporated by reference therein) constitute the entire agreement and understanding, and supersede all prior agreements and understandings (both written and oral), between or among any of the Parties hereto relating to the transactions contemplated hereby or thereby other than any such agreements and undertakings contained in any commitment letter or fee letter related to the Loans stated expressly to survive the execution and delivery of this Agreement, among the Borrower, on the one hand, and the Facility Lenders, on the other hand.

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23.24	Tax Treatment

Each party hereto agrees (a) that the Loans are intended to be treated as debt for U.S. federal income tax purposes, and (b) to report the Loans on their U.S. federal income tax returns in a manner consistent with this Section 23.24 (Tax Treatment) unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

23.25	Amendment and Restatement Except as expressly set forth herein, it is the intention of each of the parties hereto that:

(a)

this Agreement does not constitute a novation of the obligations and liabilities of the parties under the Original Common Terms Agreement or the other Original Finance Documents as in effect prior to the Upsize Closing Date and that remain outstanding as of the Upsize Closing Date (including, without limitation, all Liens and security interests in the Collateral created under the Security Documents);

(b)

this Agreement (including all Exhibits and Schedules attached hereto) amends, restates, replaces and supersedes in its entirety the Original Common Terms Agreement (including all Exhibits and Schedules attached thereto) on the Upsize Closing Date and the Original Common Terms Agreement (including all Exhibits and Schedules attached thereto) thereafter shall be of no further force and effect, apart from the provisions that pursuant to the terms of the Original Common Terms Agreement survive the termination thereof;

(c)

this Agreement constitutes an amendment of the Original Common Terms Agreement made under and in accordance with the terms of Section 23.15 of the Original Common Terms Agreement and, in connection therewith, the amendments set forth herein shall be binding upon all of the parties to the Original Common Terms Agreement with the written consent of the Intercreditor Agent immediately prior to giving effect to this Agreement on the Upsize Closing Date;

(d)

from and after the Upsize Closing Date, all references to the “Common Terms Agreement” contained in the Finance Documents (including all exhibits, schedules, annexes and other attachments attached hereto) shall be deemed to refer to this Agreement and all references to any section (or subsection) of this Agreement in any other Finance Document shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement; and

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(e)

all Senior Debt Obligations (as modified by this Agreement on the Upsize Closing Date) continue to be valid, enforceable and in full force and effect and not be impaired, in any respect, by the effectiveness of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the say and year first above written.

VENTURE GLOBAL PLAQUEMINES LNG, LLC,
as the Company

By:	/s/ Jonathan W. Thayer
Name:	Jonathan W. Thayer
Title:	Chief Financial Officer

VENTURE GLOBAL GATOR EXPRESS, LLC,
as the Guarantor

By:	/s/ Jonathan W. Thayer
Name:	Jonathan W. Thayer
Title:	Chief Financial Officer

Signature Page to Amended and Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

NATIXIS, NEW YORK BRANCH,
as Credit Facility Agent

By:	/s/ Lisa Wong
Name:	Lisa Wong
Title:	Director

By:	/s/ Frederic Bouley
Name:	Frederic Bouley
Title:	Director

Signature Page to Amended and Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

ROYAL BANK OF CANADA,
as Intercreditor Agent

By:	/s/ Helen Sadowski
Name:	Helen Sadowski
Title:	Manager, Agency

Signature Page to Amended and Restated Common Terms Agreement

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SCHEDULE A

COMMON DEFINITIONS AND RULES OF INTERPRETATION

1.1	Amendments

No amendment to any definition or rule of interpretation in this schedule shall be effective for purposes of any individual Finance Document unless such amendment has complied with the requirements for amendments to that Finance Document.

1.2	Interpretation

In this Agreement and in the Appendices, Exhibits and Schedules hereto, except to the extent that the context otherwise requires:

(a)	the Table of Contents and headings are for convenience only and shall not affect the interpretation of this Agreement;

(b)

unless otherwise specified, references to Articles, Sections, clauses, Appendices, Exhibits and Schedules are references to Articles, Sections and clauses of, and Appendices, Exhibits and Schedules to, this Agreement;

(c)

references to any document or agreement shall be deemed to include references to such document or agreement as amended (however fundamentally), supplemented or replaced from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth herein and therein; provided that with respect to any references to the Equator Principles, such references shall be deemed to refer to such documents in effect as of the Upsize Closing Date, without regard to any amendments, supplements or replacements thereof after such date;

(d)	references to any party to this Agreement or any other document or agreement shall include its successors and permitted transferees and assigns;

(e)	an “authorization” includes an authorization, consent, approval, resolution, license, exemption, filing, registration and notarization;

(f)

a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last day in that month;

(g)	words importing the plural include the singular and vice versa;

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(h)	whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(i)	the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(j)	the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(k)

“law” shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, by-law, order, ordinance or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court, in each case having the force of law;

(l)	unless as otherwise provided, any reference to assignment of a person’s rights and/or obligations shall be construed to refer to assignment, transfer or novation of those rights and/or obligations;

(m)

any reference to the actions or omissions of agents, representatives or authorized persons shall refer only to actions or omissions taken in connection with the agency, representation or authorization (so that, for example, an action or omission of a contractor for any Obligor shall be the action of an agent, representative or authorized person of the Obligors only if taken in connection with the performance of its work under its contract with any Obligor involving work related to the Development, and shall not be the action or omission of an agent, representative or authorized person of the Obligors if taken under another contract with persons other than the Obligors involving work unrelated to the Development);

(n)

the omission of the word “any” or the phrase “if any” with respect to anything shall not imply that the thing exists or is required, notwithstanding the inclusion of such word or phrase (for clarity) in other provisions;

(o)

any reference to an action being taken “pursuant to” an agreement or document, or any specified provision thereof, shall be construed to mean “pursuant to and in compliance with” the requirements of such agreement, document or provision;

(p)

in some instances, a word or reference that, pursuant to these rules of interpretation, is not necessary (for example, inclusion of both the singular and plural), may be included for emphasis or clarity, and any such usage shall not give rise to any negative implication in relation to any other usage, which other usage shall nonetheless be interpreted strictly in accordance with the rules of interpretation set forth herein;

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(q)	unless the contrary indication appears, a reference to a time of day is a reference to the time of day in New York, New York, United States; and

(r)

the words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.3	Definitions

“Abandonment” means any of the following shall have occurred:

(a)

the abandonment, suspension or cessation of all or substantially all of the activities related to the Development or the abandonment, suspension or cessation of operations of the Project Facilities, in each case, for a period in excess of 60 consecutive days (other than as a result of force majeure so long as the Borrower is diligently attempting to restart the Development or the Project Facilities); provided that if this is not accompanied by a formal, public announcement by the Borrower of its intentions as set forth in clause (b) below, such abandonment, suspension or cessation shall not have occurred unless, within 45 days following notice to the Borrower from the Collateral Agent (who may be instructed by any Senior Creditor Group to deliver such notice) requesting the Borrower to deliver a certificate to the effect that it will resume construction or operation as soon as is commercially reasonable, the Borrower has not delivered such certificate or resumed such activities or, if such certificate is delivered, the Borrower has nevertheless not resumed such activities within 90 days following receipt of the notice from the Collateral Agent;

(b)	a formal, public announcement by the Borrower of a decision to abandon, cease or indefinitely defer or suspend the Development for any reason; or

(c)	the Borrower shall make any filing with FERC giving notice of the intent or requesting authority to abandon the Development for any reason.

“Acceptable Bank” means a bank or financing entity whose (or whose parent company or guarantor in respect of the relevant letter of credit) long-term unsecured and unguaranteed debt is rated at least A3 by Moody’s and at least A- by S&P.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Acceptable Debt Service Reserve LC” means an irrevocable, standby letter of credit issued:

(a)	by an Acceptable Bank under any Working Capital Debt, including pursuant to the Working Capital Facility that includes the following material terms:

(i)	an expiration date no earlier than 364 days following its issuance date; and

(ii)

allows the Collateral Agent to make a drawdown of up to the stated amount in each of the circumstances described in Section 4.9(d) (Acceptable Debt Service Reserve LC) of the Common Security and Account Agreement; or

(b)	by an Acceptable Bank for the benefit of the Collateral Agent that includes the following material terms:

(i)	an expiration date no earlier than 364 days following its issuance date;

(ii)

allows the Collateral Agent to make a drawdown of up to the stated amount in each of the circumstances described in Section 4.9(d) (Acceptable Debt Service Reserve LC) of the Common Security and Account Agreement;

(iii)	is not secured by the Collateral; and

(iv)	the reimbursement and other payment obligations with respect to such letter of credit are not for the account of any Obligor.

“Acceptable Lender” means any Sponsor or its Affiliate or a bank, financial institution, multilateral agency, development financial institution, trust, Approved Fund, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) or any Senior Creditor (other than the Senior Noteholders that are not otherwise Acceptable Lenders) or any Affiliate of a Facility Lender or any other entity or Person, that in each case is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) in the ordinary course of business; provided that, in the case of trusts and funds that are not Approved Funds, such entity shall be experienced in the financing of energy and natural resource projects; provided, further, that no Disqualified Institution shall be an “Acceptable Lender” hereunder.

“Access Information” has the meaning given in Section 23.8(f)(ii) (Notices) of the Common Terms Agreement.

“Access License Agreements” mean:

(a)	Access License Agreement, dated as of January 19, 2022, by and between Plaquemines Land Ventures, LLC, as grantor, and the Borrower, as grantee (Tracts DR-4A, F-1, G and B-1); and

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b)	Access License Agreement, dated as of April 1, 2022, between Plaquemines Land Ventures, LLC, as grantor, and Borrower as grantee.

“Accession Agreement” means any accession agreement contemplated under the Finance Documents, the form of which is included in either Schedule D (Forms of Accession Agreements) to the Common Security and Account Agreement or Schedule P – 1 (Replacement Facility Agent Accession Agreement) and Schedule P

– 2 (New Facility Agent Accession Agreement (Additional Senior Debt)) to the Common Terms Agreement.

“Account Bank” means, initially, City National Bank acting in its capacity as such (with any replacement to the initial Account Bank having a then-current credit rating at appointment by S&P at least equivalent to A+ or by Moody’s at least equivalent to A1 and being subject to receipt of consent in accordance with Section 9.9(b) (Resignation, Removal and Replacement of Account Bank) of the Common Security and Account Agreement).

“Account Bank Fee Letter” means the amended and restated fee letter dated as of the Upsize Closing Date entered into between the Borrower, the Guarantor and the Account Bank in respect of the fees payable to the Account Bank in respect of its services to be performed as more fully described in the Common Security and Account Agreement and the other Security Documents.

“Accounts” has the meaning given in Section 4.3(a) (Accounts) of the Common Security and Account Agreement.

“ACQ” has the meaning given in the applicable LNG SPA.

“Additional Debt Service Reserve Account(s)” means each Account established pursuant to Section 4.3(a) (Accounts) of the Common Security and Accounts Agreement.

“Additional Proceeds Prepayment Account” means the account described in Section 4.3(a)(xii) (Accounts) of the Common Security and Account Agreement.

“Additional Senior Debt” has the meaning given in Section 2.2(a)(i) (Incremental Senior Debt) of the Common Security and Account Agreement.

“Administrative Services Agreements” mean the agreements between the Obligors and the Manager for their respective Project Facilities.

“Advance” means a borrowing of a loan, issuance of or drawing upon a letter of credit or the issuance of debt securities pursuant to any Senior Debt Instrument.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person and “Affiliated” shall be construed accordingly.

“Affiliated Service Counterparties” means the Operator, the Pipeline Operator, Plaquemines Tug Services, LLC, and the Manager.

“Agreement” in each case where used means only the agreement in which the term is used. For the avoidance of doubt, (a) any reference to an individual Senior Debt Instrument which is a Facility Agreement shall be deemed to include reference to the Common Terms Agreement; and (b) references to an Indenture, or to any individual Senior Debt Instrument that is an Indenture, shall be deemed not to include reference to the Common Terms Agreement.

“Amortization Schedule”, with respect to a Facility Agreement, has the meaning given in such Facility Agreement.

“Anti-Terrorism and Money Laundering Laws” means any of the following (a) Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the US Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the US Code of Federal Regulations),

(d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the US Code of Federal Regulations), (e) the USA Patriot Act of 2001 (Pub. L. No. 107-56), (f) the US Money Laundering Control Act of 1986 (i.e., Laundering of Monetary Instruments, 18 U.S.C. section 1956, and Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957), (g) the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq., (h) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations (Title 31 Chapter X of the US Code of Federal Regulations), (i) any other similar federal Government Rule having the force of law and relating to money laundering, terrorist acts or acts of war and (j) any regulations promulgated under any of the foregoing.

“Applicable Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all similar laws, rules, and regulations of any jurisdiction applicable to the Borrower, the Borrower’s Subsidiaries or any Guarantor at the relevant time concerning or relating to bribery or corruption.

“Approved Fund” means any Fund administered or managed by (a) a Facility Lender, (b) an Affiliate of a Facility Lender or (c) an entity or an Affiliate of an entity that administers or manages a Facility Lender.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Approved Owner” means any Person that is approved by the Required Intercreditor Parties.

“ASC 842” means the Accounting Standards Update No. 2021-05, Leases (Topic 842) issued by the Financial Accounting Standards Board in July 2021.

“Authorized Investments” means any US Dollar denominated investments that are:

(a)

direct obligations of, or obligations the principal and interest on that are unconditionally guaranteed by, the United States of America (or any instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)

investments in marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof in each case maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a credit rating of “A” or higher from S&P or from Moody’s (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Collateral Agent in its reasonable judgment);

(c)

commercial paper or tax exempt obligations having one of the two highest ratings obtainable from Moody’s or S&P (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Collateral Agent in its reasonable judgment) and, in each case, maturing within one year of acquisition thereof;

(d)

investments in certificates of deposit, banker’s acceptances and time deposits maturing or putable within one year from the date of acquisition thereof issued or guaranteed or placed with, and money market deposit accounts issued or offered by, any domestic office of (i) a commercial bank organized under the laws of the United States of America or any state thereof or (ii) a licensed branch of a foreign bank organized under the laws of any member country of the Organization for Economic Co-Operation and Development, in either case, that has a combined capital and undivided surplus and undivided profits of at least $500 million;

(e)

fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (d) of this definition; or

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(f)

money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 (or any successor rule) under the Investment Company Act of 1940; (ii) are rated either AAA by S&P and Aaa by Moody’s or at least 95% of the assets of which constitute Authorized Investments described in clauses (a) through (e) of this definition and/or US Dollars; and (iii) have portfolio assets of at least $500 million.

“Authorized Officer” means: (a) with respect to any Person that is a corporation, the chairman, president, senior vice president, vice president, chief financial officer, chief operating officer, treasurer, assistant treasurer, attorney-in-fact, secretary or assistant secretary of such Person, (b) with respect to any Person that is a partnership, the chairman, president, senior vice president, vice president, chief financial officer, chief operating officer, treasurer, assistant treasurer, attorney-in- fact, secretary or assistant secretary of such Person or a general partner of such Person and (c) with respect to any Person that is a limited liability company, the chairman, president, senior vice president, chief financial officer, chief operating officer, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary or assistant secretary, the manager, the managing member or a duly appointed officer of such Person.

“Availability Period” means, (a) with respect to the Term Loans, the Term Loan Availability Period, (b) with respect to the Working Capital Loans, the Working Capital Loan Availability Period, (c) with respect to Letters of Credit, the Working Capital Loan Availability Period, and (d) with respect to any other Loans, the period commencing on the date of first disbursement of such Loans and ending on the date of the termination or cancellation of all remaining Facility Debt Commitments pursuant to the terms of the corresponding Facility Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Bankruptcy” means with respect to any Person, the occurrence of any of the following events, conditions or circumstances:

(a)

such Person shall file a voluntary petition in bankruptcy, or shall file any petition or answer or consent seeking any reorganization, arrangement, adjustment, composition, insolvency, liquidation, receivership, dissolution or similar relief for itself under the Bankruptcy Code or any present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors generally, or shall apply for or consent to the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties;

(b)

a case or other proceeding shall be commenced against such Person in a court of competent jurisdiction without the consent or acquiescence of such Person seeking any reorganization, arrangement, adjustment, composition, insolvency, liquidation, receivership, dissolution or similar relief with respect to such Person or its debts under the Bankruptcy Code or any present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors generally, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days;

(c)

a court of competent jurisdiction shall enter an order, judgment or decree approving a petition with respect to such Person seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code, or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, and such Person shall consent to the entry of such order, judgment or decree or such order, judgment or decree shall remain undischarged, unvacated or unstayed for 90 days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its property shall be appointed without the consent of such Person and such appointment shall remain undischarged, unvacated and unstayed for an aggregate of 90 days (whether or not consecutive);

(d)	such Person shall admit in writing its inability to pay its debts as they mature or shall generally not be paying its debts as they become due;

(e)	such Person shall make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or

(f)	the board of directors, board of managers or similar body, or the member(s) of such Person shall take any corporate or partnership action for the purpose of effecting any of the foregoing.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 and codified as 11 U.S.C. Section 11 et seq.

“Bankruptcy Default” has the meaning given in Section 6.2(c) (Initiation of Security Enforcement Action –Bankruptcy Default) of the Common Security and Account Agreement.

“Bankruptcy Proceeding” means:

(a)	any case, action or proceeding before any court or other governmental authority in relation to a Bankruptcy; or

(b)	a general assignment under clause (e) of the definition of Bankruptcy, in each case of (a) and (b) above, undertaken under applicable US federal, state or foreign law, including the Bankruptcy Code.

“Base Case Forecast” means the base case forecast attached as Schedule R (Base Case Forecast) to the Common Terms Agreement as of the Upsize Closing Date, as may be updated from time to time in accordance with the Common Terms Agreement.

“Base Case Sizing Criteria” means (a) beginning with the Project Phase 2 Completion Date and for each calendar year thereafter (through the underlying amortization period of the Upsized Senior Debt), including any stub year, a minimum Fixed Projected DSCR of the Upsize Closing Date DSCR and (b) a Senior Debt/Equity Ratio of no greater than 75:25, based, in each case, on Cash Flow Available for Debt Service from the fixed component under the Initial LNG SPAs and, solely to the extent when sizing the amount of any mandatory prepayment after the Upsize Closing Date, any Qualifying LNG SPAs that are then in full force and effect and on a 20 year amortization profile, and assuming no lifting of LNG and no merchant sales of LNG.

“Base Committed Quantity” means (a) prior to the Upsize Closing Date, 13.0 MTPA of LNG from the Phase 1 Project Facilities, being the aggregate ACQ under the Phase 1 Initial LNG SPAs (except the Phase 1 Excess Capacity LNG SPA) and (b) on and following the Upsize Closing Date, not less than 19.7 MTPA of LNG from the Project, being the aggregate ACQ under all Qualifying LNG SPAs then in effect (except the Excess Capacity LNG SPAs); provided that (i) following the full payment of the required amount upon any LNG SPA Mandatory Prepayment, the Base Committed Quantity will be equal to the aggregate ACQ under the Qualifying LNG SPAs used to calculate the amount of Senior Debt that the Borrower is not required to repay upon an LNG SPA Prepayment Event under Section 3.4(a)(iii) (Mandatory Prepayments –LNG SPA Prepayment Events) of the Common Terms Agreement and (ii) to the extent that any other LNG SPA becomes a Qualifying LNG SPA or an existing Qualifying LNG SPA is amended to adjust the quantity of LNG contracted to be sold thereunder, the Base Committed Quantity will be equal to the aggregate ACQ under the Qualifying LNG SPAs as at such time.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Basis Swap” means a commodity derivative contract that is cash-settled based on the difference between: (a) the price of natural gas at one particular pricing point and (b) the price of natural gas at a different delivery location or pricing point.

“Bcf” means billions of cubic feet.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” 31 C.F.R. § 1010.230. “BHES” means Baker Hughes Energy Services LLC.

“Borrower” means Venture Global Plaquemines LNG, LLC, a limited liability company organized under the laws of the State of Delaware. The Borrower is also referred to as the “Company” under the Common Security and Account Agreement and the “Mortgagor” under the Mortgage.

“Bridge Lease Agreement” means the Bridge Lease Agreement, dated as of October 7, 2021, by and between the Borrower and Mammoet, as supplemented by the Limited Procurement Order, dated as of November 10, 2021, and as further supplemented by the Mobilization Notice, dated as of February 28, 2022, issued by the Borrower.

“Bridge Loan” means the loans outstanding under that certain Credit and Guaranty Agreement, dated as of November 4, 2021, by and among the Borrower, as borrower, the Guarantor, as guarantor, the lenders party thereto and ING Capital LLC, as administrative agent, as may be amended, amended and restated, modified or supplemented from time to time.

“Btu” means the amount of heat required to raise the temperature of one avoirdupois pound of pure water from fifty-nine degrees (59°) Fahrenheit to sixty degrees (60°) Fahrenheit at a pressure of fourteen point six nine six (14.696) pounds per square inch absolute (psia).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are generally authorized to be open for business under the laws of the State of New York.

“Business Interruption Insurance Proceeds” means all proceeds of any insurance policies required pursuant to the Schedule of Minimum Insurance or otherwise obtained with respect to the Obligors or the Project Facilities insuring the Obligors against business interruption or delayed start-up.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Capital Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet under GAAP.

“Cash Flow” means, with respect to any period, all funds received or, as applicable in the relevant context, projected to be received by the Obligors during such period, without duplication, including:

(a)

amounts received by the Borrower under the LNG SPAs (including in respect of Supplemental Quantities sold by the Borrower as permitted under Section 8.4 (Sale of Supplemental Quantity) and in respect of quantities of LNG sold by the Borrower prior to the Project Phase 2 Completion Date as permitted under Section 8.5 (Sale of Pre-Completion Quantities));

(b)

earnings on funds held in the Secured Accounts (excluding interest and investment earnings that accrue on the amounts on deposit in any of the Senior Facilities Debt Service Reserve Account or any account established to prefund interest on any Senior Debt, if any, in any case, that are not transferred to the Revenue Account pursuant to the Common Security and Account Agreement);

(c)

any amounts deposited in the Insurance/Condemnation Proceeds Account to the extent applied to the payment of Operation and Maintenance Expenses or Project Costs in accordance with Article 5 (Insurance and Condemnation Proceeds and Performance Liquidated Damages) of the Common Security and Account Agreement;

(d)	all cash paid to the Obligors during such period as Business Interruption Insurance Proceeds;

(e)

proceeds from the transfer, sale or disposition of assets or rights of the Obligors in the ordinary course of business in accordance with Section 12.17 (Sale of Project Property) of the Common Terms Agreement (other than as set forth in sub-clause (6) below) to the extent such proceeds have been or will be used to pay Operation and Maintenance Expenses;

(f)	amounts paid to each Obligor under any Material Project Agreement;

(g)	amounts received by each Obligor under Permitted Hedging Instruments other than in respect of interest rates;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(h)

with respect to the calculation of the Historical DSCR for any purpose other than such calculation under Section 11 (Restricted Payments) of the Common Terms Agreement, and for any period, all cash paid to the Borrower during the applicable period from any direct or indirect owner of the Borrower by way of Equity Funding (other than any Equity Contributions) (in each case as otherwise permitted pursuant to the terms of the Finance Documents) in accordance with Section 12.25(b) (Historical DSCR); and

(i)

with respect to the calculation of Fixed Projected DSCR for any purpose other than such calculation under Section 11 (Restricted Payments) of the Common Terms Agreement, and for any period, any cash projected to be on deposit in the Secured Accounts at the commencement of such period as a result of a restriction on the making of Restricted Payments applicable prior to such period (without double counting any other amounts of Cash Flow taken into account in the calculation of the Fixed Projected DSCR);

but excluding, in each case:

(1)	all amounts required to be deposited in the Insurance/Condemnation Proceeds Account used to reimburse Equity Funding;

(2)	all proceeds of Senior Debt that are used to reimburse Drawstop Equity Contributions;

(3)	proceeds of the final Advance on the Project Phase 2 Completion Date;

(4)	the proceeds of the Project Phase 2 Completion Date Distribution;

(5)	proceeds of third-party liability insurance;

(6)	proceeds of the sale of assets permitted by Section 12.17(b) or (k) (Sale of Project Property) of the Common Terms Agreement unless and until applied to procure a replacement for such assets;

(7)

proceeds of Senior Debt and other Indebtedness (and corresponding amounts received by the Obligors pursuant to any guarantees) permitted by Section 12.14 (Limitation on Indebtedness) of the Common Terms Agreement other than amounts received under Permitted Hedging Instruments included under clause (g) above;

(8)	except as provided in clause (h) above, Equity Funding received from the Sponsor or any direct or indirect holders of equity interests of the Borrower; and

(9)	any cash deposited into the Additional Proceeds Prepayment Account.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Cash Flow Available for Debt Service” means, for each applicable measurement period, the amount equal to (a) Cash Flow for such period (provided that, for any period prior to the Project Phase 2 Completion Date, such Cash Flow shall be limited to Cash Flow from the Phase 1 Project Facilities) minus (b) Operation and Maintenance Expenses for such period; provided that Operation and Maintenance Expenses included in the calculation of Historical DSCR and Fixed Projected DSCR will exclude (i) that portion of Operation and Maintenance Expenses arising with respect to the Phase 2 LNG Facility prior to the Project Phase 2 Completion Date that are Project Costs and (ii) Operation and Maintenance Expenses arising (A) with respect to the Phase 1 Project Facilities, from and after the Project Phase 1 Completion Date, Permitted Completion Costs in respect of the Phase 1 Project Facilities, and (B) with respect to the Phase 2 LNG Facility, from and after the Project Phase 2 Completion Date, Permitted Completion Costs, in each case for purposes of clauses (ii)(A) and (B), for which sufficient reserves are on deposit in the Construction Account or Completion Reserve Account, as applicable; provided further that, for any period prior to the Project Phase 2 Completion Date, for purposes of calculating the Fixed Projected DSCR, such Cash Flow Available for Debt Service shall be calculated solely to reflect (A) the Fixed Facility Charge under each of the Qualifying LNG SPAs with respect to the Phase 1 LNG Facility then in effect, (B) expected interest and investment earnings paid to the Obligors during such period, (C) amounts expected to be paid to the Obligors during such period as Business Interruption Insurance Proceeds with respect to the Phase 1 LNG Facility and (D) the fixed expenses that could reasonably be expected to be incurred by the Obligors if the Phase 1 Material Project Counterparties were not lifting any cargoes under the Qualifying LNG SPAs with respect to the Phase 1 LNG Facility then in effect.

“Catastrophic Casualty Event” means any Event of Loss where Insurance Proceeds or Condemnation Proceeds are received in an aggregate amount for a single loss or related series of losses exceeding $1 billion.

“CB&I” means CB&I LLC.

“CCRA Consultant” means Lummus Consultants International LLC.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9604, et seq.) and rules and regulations issued thereunder.

“Cessation Notice” has the meaning given in Section 15.3 (Cessation of Loan Facility Declared Default) of the Common Terms Agreement.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Change in Law” means the occurrence, with respect to any Initial Senior Creditor, after the Initial Closing Date and with respect to any Incremental Senior Creditor, after the Upsize Closing Date, of any of the following:

(a)	the adoption or taking effect of any law;

(b)	any change in any law or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or

(c)	the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority;

provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means

(a)

prior to the Project Phase 2 Completion Date, the Sponsor and any Approved Owners, collectively, shall cease to, directly or indirectly, maintain (i) voting or managerial control of the Borrower or the Guarantor or (ii) 75% of the economic interest in the Borrower or the Guarantor; provided that, (A) any Person to whom any portion of the remaining 25% of such economic interest is transferred shall satisfy the requirements for a Qualified Owner set forth in clauses (b), (c) and (d) of the definition thereof, and (B) the proceeds of any such transfer shall, until the Project Phase 2 Completion Date be segregated (or deposited into the Construction Account) and available solely to pay Project Costs when due and payable; or

(b)

after the Project Phase 2 Completion Date, (i) the Sponsor, any Approved Owners and any Qualified Owners, collectively, shall cease to, directly or indirectly, maintain voting or managerial control of the Borrower or the Guarantor or (ii) the Sponsor, any Approved Owners and any Qualified Owners, collectively, shall cease to, directly or indirectly, maintain more than 50% of the economic interest in the Borrower or the Guarantor; or

(c)	at any time, the Pledgor shall cease to directly maintain 100% of the voting and economic interests in the Borrower or the Guarantor.

“Change Order” has the meaning given in the Material Construction Contract.

“Chevron” means Chevron U.S.A. Inc.

“China Gas” means China Gas Hongda Energy Trading Co., LTD.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“CNOOC” means CNOOC Gas and Power Singapore Trading & Marketing Pte. Ltd.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any property right or interest subject to a Security Interest.

“Collateral Agency Fee Letter” means the fee letter dated as of the Initial Closing Date entered into between the Borrower, the Guarantor and the Collateral Agent in respect of the fees payable to the Collateral Agent in respect of its services to be performed as more fully described in the Common Security and Account Agreement and the other Finance Documents.

“Collateral Agent” means the trustee named under the Common Security and Account Agreement as collateral agent for the Secured Parties.

“Collateral Parties” means the Obligors and Pledgor, and “Collateral Party” shall have a corresponding meaning.

“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Commercial Operation Date” has the meaning given in the applicable LNG SPA.

“Commodity Exchange Act” means the Commodity Exchange Act, as amended (7 U.S.C. § 1 et seq.).

“Common Collateral” means any property right or interest subject to a Security Interest granted or purported to be created by or pursuant to Section 3.2(a) (Security Interests to be Granted by the Obligors – Pledge of Pledged Collateral), Section 3.2(b) (Security Interests to be Granted by the Obligors – Security Interests – General) or Section 3.2(e) (Security Interests to be Granted by the Obligors – Real Property) of the Common Security and Account Agreement or pursuant to any Security Document other than (a) the Senior Facilities Debt Service Reserve Account and the funds on deposit therein and (b) any Additional Debt Service Reserve Account and the funds on deposit therein, in each case, which shall be applied in accordance with Section 7.7 (Sharing) of the Common Security and Accounts Agreement.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Common Security and Account Agreement” means the Amended and Restated Common Security and Account Agreement, dated as of the Upsize Closing Date, among the Borrower, the Guarantor, each Senior Creditor Group Representative on its own behalf and on behalf of the relevant Senior Creditor Group, the Intercreditor Agent, the Collateral Agent and the Account Bank.

“Common Terms Agreement” means the Amended and Restated Common Terms Agreement, dated as of the Upsize Closing Date, among the Borrower, the Guarantor, the Credit Facility Agent and each other Facility Agent on behalf of its respective Facility Lenders, and the Intercreditor Agent providing common representations, warranties, undertakings and events of default. For the avoidance of doubt, (i) any reference to an individual Senior Debt Instrument which is a Facility Agreement shall be deemed to include reference to the Common Terms Agreement; and (ii) references to an Indenture, or to any individual Senior Debt Instrument that is an Indenture, shall be deemed not to include reference to the Common Terms Agreement.

“Company” means Venture Global Plaquemines LNG, LLC, a limited liability company organized under the laws of the State of Delaware. The Company is also referred to as the “Borrower” in certain Finance Documents, the “Mortgagor” in the Mortgage, and the “Issuer” in other Finance Documents.

“Completion Reserve Account” means the account described in Section 4.3(a)(xiv) (Accounts) of the Common Security and Account Agreement.

“Condemnation Proceeds” means any amounts and proceeds of any kind (including instruments) payable in respect of any Event of Taking.

“Confidential Information” means all information received from any Obligor, the Pledgor, the Sponsor, any Approved Owner or any of their respective Affiliates or on their behalf relating to any of such entities, their respective businesses, the Project Facilities, the Material Project Agreements or the Development.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constitutional Documents” means certificates of formation, limited liability company agreements, partnership agreements, certificates of incorporation, bylaws or any similar entity organizational or constitutive document.

“Construction Account” is the account described in Section 4.3(a)(v) (Accounts) of the Common Security and Account Agreement.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Construction Budget and Schedule” means (a) the budget delivered pursuant to Section 4.1(g)(i) (Conditions to Initial Closing Date and Initial Advance – Project Development) of the Common Terms Agreement as updated and delivered pursuant to Section 4.2(g)(i) (Conditions to Upsize Closing Date – Project Development) of the Common Terms Agreement (which shall be substantially in the form of budget attached as Schedule D-1 (Construction Budget and Schedule –Construction Budget) to the Common Terms Agreement) and (b) the schedule delivered pursuant to Section 4.1(g)(i) (Conditions to Initial Closing Date and Initial Advance – Project Development) of the Common Terms Agreement as updated and delivered pursuant to Section 4.2(g)(i) (Conditions to Upsize Closing Date – Project Development) of the Common Terms Agreement (which shall be substantially in the form of schedule attached as Schedule D-2 (Construction Budget and Schedule – Construction Schedule)).

“Construction Contractors” means the Phase 1 Construction Contractors and the Phase 2 Construction Contractors.

“Construction Dock and Marine Offloading Facilities Construction Agreement” means that certain Construction Agreement Relating to Construction Dock and Marine Offloading Facilities, dated as of August 19, 2020, by and between the Borrower and Weeks-Massman, as amended by Amendment No. 1 to Construction Agreement (Construction Dock and Marine Offloading Facilities), dated as of July 1, 2021, Amendment No. 2 to Construction Agreement (Construction Dock and Marine Offloading Facilities), dated as of July 8, 2021, and Amendment No. 3 to Construction Agreement (Construction Dock and Marine Offloading Facilities), dated as of October 8, 2021, Amendment No. 4 to Construction Agreement (Construction Dock and Marine Offloading Facilities), dated as of August 5, 2022, Amendment No. 5 to Construction Agreement (Construction Dock and Marine Offloading Facilities), dated as of September 1, 2022, Change Order No. 1, dated as of May 13, 2022, Change Order No. 2, dated as of August 5, 2022, Change Order No. 3, dated as of October 25, 2022, Change Order No. 4, dated as of March 2, 2023, and as supplemented by Anticipated LNTP, dated as of September 24, 2020, issued by the Borrower, Limited Notice to Proceed No. 2 (Construction Dock and Marine Offloading Facilities), dated as of July 8, 2021, by and among the Borrower and Weeks-Massman, Notice to Proceed, dated as of November 5, 2021, issued by the Borrower.

“Consultants” has the meaning given in Section 13.1 (Appointment of Consultants) of the Common Terms Agreement.

“Contingency Reserve Account” is the account described in Section 4.3(a)(ix) (Accounts) of the Common Security and Account Agreement.

“Contingency Reserve Amount” means (a) prior to the Project Phase 1 Completion Date, an amount equal to $[***], and (b) on and after the Project Phase 1 Completion Date and before the Project Phase 2 Completion Date, an amount equal to $[***].

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Contingency Reserve Term Loan Commitment” has the meaning provided in the Credit Facility Agreement.

“Continuing” (including, with its corresponding meaning, the terms “Continuance” and “Continuation”) means:

(a)

with respect to any Loan Facility Declared Default, Indenture Declared Default or other comparable event of default or termination event under any other Senior Debt Instrument or Permitted Hedging Instrument, that such event of default or termination event has occurred without the need for declaration, or been declared by required Senior Creditor action, in each case in conformity with the requirements of the Common Terms Agreement or such other Senior Debt Instrument or Permitted Hedging Instrument, as the case may be, and no Cessation Notice or similar notice shall have been given with respect thereto;

(b)

with respect to any Unmatured Loan Facility Event of Default, Unmatured Indenture Event of Default or other unmatured default or termination event under any other Senior Debt Instrument or Permitted Hedging Instrument, that such unmatured default or termination event has occurred and has not been waived or cured; and

(c)

with respect to any Loan Facility Event of Default, Indenture Event of Default or other event of default or termination event under any other Senior Debt Instrument or Permitted Hedging Instrument, that such event of default or termination event has occurred and has not been declared, waived or cured.

“Contract Sales Price” has the meaning given in the applicable LNG SPA.

“Control” of a Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by operation of law, by contract (including pursuant to a partnership or similar agreement) or otherwise; and the terms “Controlling” and “Controlled” have corresponding meanings to the foregoing.

“Control Agreements” means any Deposit Account Control Agreement or Securities Account Control Agreement entered into by and among the Borrower or Guarantor, the Collateral Agent and City National Bank or a Third Party Account Bank, with respect to a Local Account or a Third Party Investment Account in accordance with the Common Security and Account Agreement (Details of Initial Accounts).

“Controlling Claimholders” means Senior Creditor Group Representatives representing a Majority in Interest of the Senior Creditors.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Coordinating Lead Arranger” has the meaning given in Exhibit A (Definitions) to the Credit Facility Agreement.

“Copyright Licenses” means any and all agreements, licenses and covenants providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether an Obligor is licensee or licensor thereunder) including each agreement required to be listed in Schedule J (Intellectual Property) to the Common Security and Account Agreement under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

“Copyrights” means all United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et. seq. and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the US Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing:

(a)

all registrations and applications therefor including the registrations and applications required to be listed in Schedule J (Intellectual Property) to the Common Security and Account Agreement under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time);

(b)	all extensions, renewals and restorations thereof;

(c)	all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof;

(d)	all proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto; and

(e)	all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“CP Satisfaction Date” has the meaning given in the applicable LNG SPA.

“Credit Facility Agency Fee Letter” means the fee letter dated as of the Initial Closing Date entered into between the Borrower, the Guarantor and the Credit Facility Agent in respect of the fees payable to the Credit Facility Agent in respect of its services to be performed as more fully described in the Credit Facility Agreement and the other Finance Documents.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Credit Facility Agent” means the facility agent under the Credit Facility Agreement.

“Credit Facility Agreement” means the Amended and Restated Credit Facility Agreement, dated as of the Upsize Closing Date, by and among the Borrower, the Guarantor, the Credit Facility Lender Parties party thereto from time to time, the Credit Facility Agent and, solely for purposes of Section 3.06 thereof, the Collateral Agent.

“Credit Facility Lender Parties” means the Credit Facility Lenders and the Issuing Banks under the Credit Facility Agreement.

“Credit Facility Lenders” means the “Lenders” under the Credit Facility Agreement.

“Credit Facility Secured Parties” has the meaning given in Exhibit A (Definitions) to the Credit Facility Agreement.

“CTA Payment Date” means (a) each Quarterly Payment Date, (b) the date for payment of Senior Debt Obligations (including payment dates for the payment of interest) under or pursuant to any Facility Agreement or Permitted Hedging Instrument, including the Common Terms Agreement and (c) the scheduled Final Maturity Date under each Facility Agreement.

“Debt Domain Website” has the meaning given in Section 12.7(b) (Notices) of the Common Security and Account Agreement.

“Debt Service” means, for any period, the sum computed without duplication, of the following: (a) all amounts payable by the Borrower in respect of scheduled principal of indebtedness during such period in respect of Senior Debt Obligations, plus (b) interest on Senior Debt Obligations (taking into account Permitted Hedging Instruments) scheduled to become due and payable (or for purposes of the Historical DSCR, Fixed Projected DSCR, accrued or paid) during such period, plus (c) all other commitment fees, agency fees, trustee fees or other administrative fees (other than upfront fees, arranging fees, underwriting fees or similar fees) payable in connection with the Senior Debt Obligations; provided, that prior to the Project Phase 2 Completion Date, Debt Service shall be calculated taking into account only the interest and fees payable in respect of the Initial Term Loan Amount (as defined in the Credit Facility Agreement) (and not all Term Loans more broadly), and taking into account amortization in respect of all Term Loans.

“Debt Service Reserve Account” means the Senior Facilities Debt Service Reserve Account and each Additional Debt Service Reserve Account.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Decision” means any notice, consent, decision, approval, instruction, judgment, direction, objection or Modification.

“Declared Event of Default” means an Event of Default that has been declared or is otherwise deemed to have been declared by a Senior Creditor Group Representative under its Senior Debt Instrument (acting on behalf of the Senior Creditors under, and in accordance with, such Senior Debt Instrument) or otherwise is deemed to have been declared in accordance with the terms of the relevant Senior Debt Instrument.

“Default Rate” means a rate per annum equal to the rate that would otherwise be applicable plus 2%, or if there is no applicable interest rate, a rate per annum equal to the highest interest rate applicable to any then-outstanding Senior Debt plus 2%.

“Defaulting Lender”, with respect to a Facility Agreement, has the meaning given in such Facility Agreement.

“Delay Liquidated Damages” means any liquidated damages that are required to be paid to an Obligor under any Material Construction Contract by any Construction Contractor for or on account of any delay in the delivery of equipment and materials, completion of construction activities or in the completion of one or more Performance Tests.

“Development” means the Project Phase 1 Development and the Project Phase 2 Development. “Develop” and “Developed” shall have corresponding meanings.

“Development Expenditures” means, for any period, the aggregate amount of all expenditures of the Obligors payable during such period that, in accordance with GAAP, are or should be included in “purchase of property, plant and equipment” or similar items reflected in the consolidated statement of cash flows of the Obligors.

“DIP Financing” has the meaning given in Section 10.5(b) (Certain Agreements with Respect to Bankruptcy) of the Common Security and Account Agreement.

“DIP Financing Liens” has the meaning given in Section 10.5(b)(ii) (Certain Agreements with Respect to Bankruptcy) of the Common Security and Account Agreement.

“DIP Lenders” has the meaning given in Section 10.5(b) (Certain Agreements with Respect to Bankruptcy) of the Common Security and Account Agreement.

“Direct Agreements” means:

(a)	Consent to Collateral Assignment, dated as of the Initial Closing Date, by and among PGNIG, the Borrower and the Collateral Agent;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b)	Consent to Collateral Assignment, dated as of the Initial Closing Date, by and among EDF, the Borrower and the Collateral Agent;

(c)	Direct Agreement (Buyer), dated as of the Initial Closing Date, by and among Sinopec, the Borrower and the Collateral Agent;

(d)	Direct Agreement (Buyer), dated as of the Initial Closing Date, by and among Sinopec, the Borrower and the Collateral Agent;

(e)	Notice of Acknowledgement and Consent, dated as of the Initial Closing Date, by and among CNOOC, the Borrower and the Collateral Agent;

(f)	Consent to Collateral Assignment, dated as of the Initial Closing Date, by and among Shell, the Borrower and the Collateral Agent;

(g)	Direct Agreement, dated as of the Initial Closing Date, by and among Venture Global Commodities, LLC, the Borrower and the Collateral Agent;

(h)	Notice of Acknowledgement and Consent, dated as of the Initial Closing Date, by and among CNOOC Gas and Power Group Co., Ltd., the Borrower and the Collateral Agent;

(i)	Consent to Collateral Assignment, dated as of the Initial Closing Date, by and among Shell USA, Inc, the Borrower and the Collateral Agent;

(j)	Consent and Agreement, dated as of the Initial Closing Date, by and among the EPC Contractor, the Borrower and the Collateral Agent;

(k)	Consent and Agreement, dated as of the Initial Closing Date, by and among KBR, Inc., the Borrower and the Collateral Agent;

(l)	Consent and Agreement, dated as of the Initial Closing Date, by and among Zachry Holdings, Inc., the Borrower and the Collateral Agent;

(m)	Consent and Agreement, dated as of the Initial Closing Date, by and among CB&I, McDermott International, Ltd., the Borrower and the Collateral Agent;

(n)	Consent and Agreement, dated as of the Initial Closing Date, by and among Weeks-Massman, Weeks Marine Inc., Massman Construction Co., the Borrower and the Collateral Agent;

(o)	Consent and Agreement, dated as of the Initial Closing Date, by and among Sunland Construction, Inc., the Guarantor and the Collateral Agent;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(p)	Consent and Agreement, dated as of the Initial Closing Date, by and among Gulf Interstate Engineering Company, the Guarantor and the Collateral Agent;

(q)	Consent to Assignment and Agreement, dated as of the Initial Closing Date, by and among BHES, the Borrower and the Collateral Agent;

(r)	Consent to Assignment and Agreement, dated as of the Initial Closing Date, by and among Baker Hughes Holdings LLC, the Borrower and the Collateral Agent;

(s)	Consent to Assignment and Agreement, dated as of the Initial Closing Date, by and among General Electric Company, the Borrower and the Collateral Agent;

(t)	Consent to Assignment and Agreement, dated as of the Initial Closing Date, by and among UOP, the Borrower and the Collateral Agent;

(u)	Consent to Assignment and Agreement, dated as of the Initial Closing Date, by and among Honeywell International Inc., the Borrower and the Collateral Agent;

(v)	Consent to Assignment, dated as of the Initial Closing Date, by and among Texas Eastern Transmission, LP, the Guarantor and the Collateral Agent;

(w)	Consent to Assignment, dated as of the Initial Closing Date, by and among Texas Eastern Transmission, LP, the Borrower and the Collateral Agent;

(x)	Consent and Agreement, dated as of the Initial Closing Date, by and among Tennessee Gas Pipeline Company, L.L.C., the Borrower, the Guarantor and the Collateral Agent;

(y)	Consent and Agreement, dated as of the Initial Closing Date, by and among Columbia Gulf Transmission, LLC, the Borrower and the Collateral Agent;

(z)	Consent and Agreement, dated as of the Initial Closing Date, by and among Mammoet, the Borrower and the Collateral Agent;

(aa)	Direct Agreement, dated as of the Initial Closing Date, by and between the Manager and the Collateral Agent and acknowledged and agreed to by the Borrower;

(bb)	Direct Agreement, dated as of the Initial Closing Date, by and between the Manager and the Collateral Agent, and acknowledged and agreed to by the Guarantor;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(cc)	Direct Agreement, dated as of the Initial Closing Date, by and between the Pipeline Operator and the Collateral Agent, and acknowledged and agreed to by the Guarantor;

(dd)	Direct Agreement, dated as of the Initial Closing Date, by and between the Operator and the Collateral Agent, and acknowledged and agreed to by the Borrower;

(ee)	Consent to Collateral Assignment, dated as of the Upsize Closing Date, by and among ENBW, the Borrower and the Collateral Agent;

(ff)	Consent to Collateral Assignment, dated as of the Upsize Closing Date, by and among NFE, the Borrower and the Collateral Agent;

(gg)	Consent to Collateral Assignment, dated as of the Upsize Closing Date, by and among Exxon, the Borrower and the Collateral Agent;

(hh)	Direct Agreement, dated as of the Upsize Closing Date, by and among Petronas, the Borrower and the Collateral Agent;

(ii)	Consent to Collateral Assignment, dated as of the Upsize Closing Date, by and among Chevron, the Borrower and the Collateral Agent;

(jj)	Direct Agreement, dated as of the Upsize Closing Date, by and among Venture Global Commodities, LLC, the Borrower and the Collateral Agent;

(kk)	Consent to Collateral Assignment, dated as of the Upsize Closing Date, by and among New Fortress Energy Inc., the Borrower and the Collateral Agent;

(ll)	Direct Agreement (Buyer), dated as of the Upsize Closing Date, by and among China Gas, the Borrower and the Collateral Agent;

(mm)	Notice of Acknowledgement and Consent, dated as of the Upsize Closing Date, by and among China Gas Holdings Limited, the Borrower and the Collateral Agent;

(nn)	Consent to Collateral Assignment, dated as of the Upsize Closing Date, by and among Excelerate, the Borrower and the Collateral Agent;

(oo)	Consent to Collateral Assignment, dated as of the Upsize Closing Date, by and among Excelerate Energy Limited Partnership, the Borrower and the Collateral Agent;

(pp)	Consent and Agreement, dated as of the Upsize Closing Date, by and among the EPC Contractor, the Borrower and the Collateral Agent;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(qq)	Consent and Agreement, dated as of the Upsize Closing Date, by and among KBR, Inc., the Borrower and the Collateral Agent;

(rr)	Consent and Agreement, dated as of the Upsize Closing Date, by and among Zachry Holdings, Inc., the Borrower and the Collateral Agent;

(ss)	Consent and Agreement, dated as of the Upsize Closing Date, by and among CB&I, the Borrower and the Collateral Agent;

(tt)	Consent and Agreement, dated as of the Upsize Closing Date, by and among Weeks-Massman, Weeks Marine Inc., Massman Construction Co., the Borrower and the Collateral Agent;

(uu)	Consent to Assignment and Agreement, dated as of the Upsize Closing Date, by and among BHES, the Borrower and the Collateral Agent;

(vv)	Consent to Assignment and Agreement, dated as of the Upsize Closing Date, by and among Baker Hughes Holdings LLC, the Borrower and the Collateral Agent;

(ww)	Consent to Assignment and Agreement, dated as of the Upsize Closing Date, by and among UOP, the Borrower and the Collateral Agent;

(xx)	Consent to Assignment and Agreement, dated as of the Upsize Closing Date, by and among Honeywell International Inc., the Borrower and the Collateral Agent;

(yy)	Direct Agreement, dated as of the Upsize Closing Date, by and among Plaquemines Tug Services, LLC, the Borrower and the Collateral Agent; and

(zz)	the agreements described in Section 3.4 (Direct Agreements) of the Common Security and Account Agreement.

“Disbursement Account” means the Loan Facility Disbursement Accounts and Senior Note Disbursement Accounts required to be established pursuant to Section 4.3(a)(i)-(ii) (Accounts) of the Common Security and Account Agreement.

“Disbursement Endorsement” means endorsement(s) to the Title Policy (dated not earlier than two Business Days prior to the date of the requested Advance, as applicable) substantially in the form of the ALTA 33-06 Endorsement attached to as Schedule W (Form of Disbursement Endorsement) to the Common Terms Agreement (which has been paired with the ALTA 32-06 Endorsement attached to the Title Policy).

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Disbursement Request” means a drawdown notice or request for issuance of letter(s) of credit, as applicable, substantially in the form set forth in Schedule B-1 (Disbursement Request Form (Term Loans)), Schedule B-2 (Disbursement Request Form (Working Capital Loans)) or Schedule B-3 (Issuance Request Form (Letters of Credit)) to the Common Terms Agreement (or equivalent under another Senior Debt Instrument), given by the Borrower requesting an Advance with respect to a Loan in accordance with the terms of Section 2.3 (Loan Disbursement and Letter of Credit Issuance Procedures) of the Common Terms Agreement and/or the applicable Facility Agreement or a request for issuance of letter(s) of credit in accordance with the terms of the applicable Facility Agreement.

“Discharge Date” means:

(a)

with respect to the Senior Debt Obligations under a Senior Debt Instrument, the date on which such Senior Debt Obligations thereunder shall have been unconditionally paid or discharged in full in US Dollars (other than Senior Debt Obligations thereunder that by their terms survive and with respect to which no claim has been made by the applicable Senior Creditor), the Senior Debt Commitments thereunder shall have been terminated, expired or been reduced to zero and all letters of credit thereunder (if any) shall have been terminated or collateralized in accordance with the provisions of such Senior Debt Instrument;

(b)

with respect to the Senior Debt Obligations under a Permitted Senior Debt Hedging Instrument, the date on which such Senior Debt Obligations thereunder shall have been unconditionally paid or discharged in full in US Dollars (other than Senior Debt Obligations thereunder that by their terms survive and with respect to which no claim has been made by the applicable Senior Creditor) and all transactions under such Permitted Senior Debt Hedging Instrument shall have terminated or expired; and

(c)

with respect to all Senior Debt Obligations, collectively, the date on which each of the above shall have occurred with respect to each then-existing Senior Debt Instrument and Permitted Senior Debt Hedging Instrument and any other Senior Debt Obligations owing to the Intercreditor Agent, Facility Agents, Collateral Agent or other Secured Parties shall have been unconditionally paid or discharged in full in US Dollars (other than Senior Debt Obligations that by their terms survive and with respect to which no claim has been made by the applicable Secured Party).

“Disqualified Advisor” means (a) unless otherwise consented to by the Borrower in writing (including email) any Person set forth by the Borrower on Schedule Z (Disqualified Advisors) of the Common Terms Agreement as of the Upsize Closing Date (the “Disqualified Advisor List”), as updated from time to time by the Borrower by three Business Days’ prior written notice to the Intercreditor Agent

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

and each Facility Agent to add any counsel, consultants or other advisors of the Borrower or (b) any clearly identifiable (solely on the basis of its name or as identified by the Borrower to the Credit Facility Agent) Affiliate of the entities described in clause (a); provided, that any designation as a “Disqualified Advisor” shall not apply retroactively.

“Disqualified Institution” means (a) any Person set forth by the Borrower on Schedule Y (Disqualified Institutions) of the Common Terms Agreement as of the Upsize Closing Date, as updated from time to time by the Borrower by three Business Days’ prior written notice to the Intercreditor Agent and each Facility Agent to add any competitor of any Obligor or (b) any clearly identifiable (solely on the basis of its name or as identified by the Borrower to the Intercreditor Agent) Affiliate of the entities described in clause (a), excluding any bona fide debt fund affiliate of such Person that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding, or otherwise investing in commercial loans, bonds, and similar extensions of credit or securities in the ordinary course of its business; provided that any designation as a “Disqualified Institution” shall not apply retroactively to any then current Credit Facility Lenders or any entity that has acquired an assignment or participation interest in any Term Loans or Working Capital Loans in accordance with and under the Credit Facility Agreement. The parties to this Agreement hereby acknowledge and agree that no Facility Agent shall be deemed to be in default under this Agreement or to have any duty or responsibility or to incur any liabilities, nor shall such Facility Agent have any duty, responsibility or liability to monitor or enforce assignments, participations or other actions in respect of Disqualified Institutions, or otherwise take (or omit to take) any action with respect thereto.

“Distribution Account” is the account described in Section 4.3(a)(xv) (Accounts) of the Common Security and Account Agreement.

“Documentation Bank” has the meaning set forth in the Credit Facility Agreement.

“Documentation Bank Fee Letters” means the fee letter, dated as of the Initial Closing Date, entered into between the Borrower, the Guarantor and The Bank of Nova Scotia, Houston Branch in respect of the fees payable to The Bank of Nova Scotia, Houston Branch in respect of its services to be performed as Documentation Bank in respect of the Initial Closing Date (as more fully described in the Credit Facility Agreement and the other Finance Documents) and the fee letter, dated as of the Upsize Closing Date, entered into between the Borrower, the Guarantor, ING Capital LLC and The Bank of Nova Scotia, Houston Branch in respect of the fees payable to ING Capital LLC and The Bank of Nova Scotia, Houston Branch in respect of their respective services to be performed as Documentation Banks in respect of the Upsize Closing Date (as more fully described in the Credit Facility Agreement and the other Finance Documents).

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“DOE” means the US Department of Energy. “DOT” means the US Department of Transportation.

“DPU” means Delivered at Place Unloaded as defined in Incoterms 2010.

“DPU LNG SPA” means an LNG SPA on DPU terms, including shipping arrangements that are substantially consistent with those specified in Schedule BB (Shipping Agency Term Sheet).

“DPU LNG SPA Quantity Restrictions” has the meaning given in Section 12.5(l) (Material Project Agreements).

“Drawstop Equity Contributions” means contributions of cash equity made to Borrower during any period in which Borrower is unable to satisfy the conditions set forth in Section 4.3 (Conditions to Each Term Loan Advance) of this Agreement, which contributions shall not be required to be deposited into the Construction Account in accordance with the Common Security and Account Agreement. For the avoidance of doubt, no Equity Contribution shall be a Drawstop Equity Contribution.

“DSCR” means Historical DSCR or Fixed Projected DSCR. “EDF” means Électricité de France, S.A.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“ENBW” means ENBW Energie Baden-Württemberg AG.

“Enforcement Action” has the meaning given in Section 16.1(a) (Facility Lender Remedies for Loan Facility Declared Events of Default – Enforcement Action) of the Common Terms Agreement.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Enforcement Proceeds Account” has the meaning given in Section 6.7(a) (Enforcement Proceeds Account) of the Common Security and Account Agreement.

“Environmental Claim” means any administrative, regulatory or judicial action, suit, judgment or other legal action (collectively, a “claim”) by any Person alleging or asserting liability for investigatory costs, response, cleanup or other remedial costs, legal costs, environmental consulting costs, governmental environmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of (a) the presence, Release or threatened Release into the environment, of any Hazardous Material at any location, whether or not owned by the Person against whom such claim is made, or (b) any violation of any Environmental Law. The term “Environmental Claim” will include any claim by any Person or Governmental Authority for enforcement, cleanup, removal, response, remedial action or damages pursuant to any Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief under any Environmental Law.

“Environmental Consultant” means each of Environmental Resources Management, Inc. and Environmental Resources Management Southwest, Inc. or any independent replacement environmental consulting firm to be selected in accordance with Section 13.2 (Replacement and Fees) of the Common Terms Agreement.

“Environmental Laws” means all federal, state, and local statutes, laws, regulations, rules, judgments (including all tort causes of action), orders or decrees, in each case as modified and supplemented and in effect from time to time concerning the regulation, use or protection of the environment, coastal resources, protected plant and animal species, human health and safety, Hazardous Materials, including exposure to or to Releases or threatened Releases of Hazardous Materials into the environment, including ambient air, soil, surface water, groundwater, wetlands, coastal waters, land or subsurface strata, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“EPC Change in Law” means “Change in Law” as defined in each applicable Material Construction Contract.

“EPC Contractor” means KZJV LLC.

“Equator Principles” means the principles named “Equator Principles – A financial industry benchmark for determining, assessing and managing social and environmental risk in projects” adopted by various financing institutions in the form dated July 2020 and effective October 2020, available at: https://equator-principles.com/wp-content/uploads/2020/05/The-Equator-Principles-July-2020- v2.pdf.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Equity Contribution” means the amounts funded in accordance with Section 4.1(aa) (Conditions to Initial Closing Date and Initial Advance – Equity Funding Commitments and Minimum Funded Amount) and Section 4.2(y) (Conditions to Upsize Closing Date – Equity Funding Commitments and Minimum Funded Amount).

“Equity Funding” means contributions made to the Borrower in the form of:

(a)	equity funding from a direct or indirect shareholder (including the Equity Contribution);

(b)	payment of Project Costs in respect of the Development prior to the Initial Closing Date to the extent such amounts were not funded with Bridge Loans or reimbursed with the proceeds of Bridge Loans;

(c)

payment of Project Costs in respect of the Project Phase 2 Development prior to the Upsize Closing Date in the amount set forth in the certificate of the Independent Engineer delivered pursuant to Section 4.2(g)(vii) (Conditions to Upsize Closing Date – Project Development);

(d)

Cash Flow applied or committed to be applied towards Project Costs prior to the Project Phase 2 Completion Date (including (i) Pre-Completion Revenues transferred from the Phase 1 Pre-Completion Revenues Account to the Construction Account or the Contingency Reserve Account in accordance with Section 4.5(b)(ii)(C) (Deposits and Withdrawals – Phase 1 Pre-Completion Revenues Account) of the Common Security and Account Agreement, (ii) Pre-Completion Revenues transferred from the Phase 2 Pre- Completion Revenues Account to the Construction Account or the Contingency Reserve Account in accordance with Section 4.5(c)(ii)(C) (Deposits and Withdrawals – Phase 2 Pre-Completion Revenues Account) of the Common Security and Account Agreement and (iii) on and following the Project Phase 1 Completion Date, proceeds on deposit in the Revenue Account at the eighth or eleventh level of priority in the waterfall in Section 4.7 (Cash Waterfall) of the Common Security and Account Agreement to the extent permitted by Section 4.7(a)(viii) (Cash Waterfall) or 4.7(a)(xi) (Cash Waterfall) of the Common Security and Account Agreement, as applicable, and, in each case, applied towards such Project Costs);

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(e)

Cash Flow applied or committed to be applied to Development Expenditures that are not committed under the Base Case Forecast or otherwise committed to fund development of Project Costs (including (i) Pre-Completion Revenues transferred from the Phase 1 Pre-Completion Revenues Account to the Construction Account or the Contingency Reserve Account in accordance with Section 4.5(b)(ii)(C) (Deposits and Withdrawals – Phase 1 Pre-Completion Revenues Account) of the Common Security and Account Agreement, (ii) Pre-Completion Revenues transferred from the Phase 2 Pre-Completion Revenues Account to the Construction Account or the Contingency Reserve Account in accordance with Section 4.5(c)(ii)(C) (Deposits and Withdrawals – Phase 2 Pre-Completion Revenues Account) of the Common Security and Account Agreement and (iii) on and following the Project Phase 1 Completion Date, proceeds on deposit in the Revenue Account at the eighth or eleventh level of priority in the waterfall in Section 4.7 (Cash Waterfall) of the Common Security and Account Agreement to the extent permitted by Section 4.7(a)(viii) (Cash Waterfall) or 4.7(a)(xi) (Cash Waterfall) of the Common Security and Account Agreement, as applicable, and, in each case, applied towards such Development Expenditures);

(f)	any Drawstop Equity Contributions, to the extent not reimbursed pursuant to Section 11.2(c) (Certain Restricted Payments); and

(g)

following the Project Phase 2 Completion Date, Cash Flows applied towards other capital expenditures in respect of the Project Facilities; provided that such Cash Flows following the Project Phase 2 Completion Date would qualify to be distributed as Restricted Payments based on meeting the conditions set forth in Section 11.1 (Conditions to Restricted Payments) of the Common Terms Agreement or are otherwise eligible to be used for Required Capital Expenditures.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person, or trade or business that is a member of any group of organizations: (a) described in Section 414(b), (c), (m) or (o) of the Code of which the Borrower is a member and (b) solely for purposes of potential liability under Section 302(b) of ERISA and Section 412(b) of the Code and the lien created under Section 303(k) of ERISA and Section 430(k) of the Code, described in Section 414(m) or (o) of the Code of which an Obligor is a member.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“ERISA Event” means:

(a)

any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan, other than events for which the 30-day notice period has been waived by current regulation under PBGC Regulation Subsections .27, .28, .29 or .31;

(b)	the failure with respect to any Plan to meet the minimum funding requirements of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived;

(c)	the filing pursuant to Section 412(c) of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;

(d)	the incurrence by an Obligor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;

(e)	the filing of notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA;

(f)	the institution of proceedings to terminate a Plan by PBGC or to appoint a trustee to administer any Plan;

(g)

the withdrawal by an Obligor or any of its ERISA Affiliates from a multiple employer plan (within the meaning of Section 4064 of ERISA) during a plan year in which it was a “substantial employer,” as such term is defined under Section 4064 of ERISA, upon the termination of a Multiemployer Plan or the cessation of operations under a Plan pursuant to Section 4062(e) of ERISA;

(h)	the incurrence by an Obligor or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan;

(i)	the attainment of any Plan of “at risk” status within the meaning of Section 430 of the Code or Section 303 of ERISA;

(j)

the receipt by an Obligor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from an Obligor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in critical, endangered or seriously endangered status, within the meaning of the Code or Title IV of ERISA;

(k)	the failure of an Obligor or any ERISA Affiliate to pay when due any amount that has become liable to the PBGC, any Plan or trust established thereunder pursuant to Title IV of ERISA or the Code;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(l)	the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 436(f) of the Code;

(m)

an Obligor engages in a “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA that is not otherwise exempt by statute, regulation or administrative pronouncement; or

(n)	the imposition of a lien under ERISA or the Code with respect to any Plan or Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” means a Loan Facility Event of Default, an Indenture Event of Default or any comparable Obligor event of default under any other Senior Debt Instrument entered into after the date of the Common Security and Account Agreement.

“Event of Loss” means any event that causes any Project Facilities, or any portion thereof to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever and, in each case, shall include an Event of Taking.

“Event of Taking” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to all or any part of the Project Facilities, the Development, any Equity Interests in the Obligors or any other part of the Security Interests.

“Excelerate” means Excelerate Gas Marketing, Limited Partnership.

“Excess Capacity LNG SPAs” means the Phase 1 Excess Capacity LNG SPA and the Phase 2 Excess Capacity LNG SPA.

“Excess Capacity Quantity” means the positive difference between (A) the quantity of LNG produced by the LNG Facility and (B) 20.0 MTPA of LNG.

“Excess Equity Proceeds Account” means the account described in Section 4.3(a)(xvi) (Accounts) of the Common Security and Account Agreement.

“Excluded Accounts” means Excluded Unsecured Accounts and any escrow account established under each Material Construction Contract.

“Excluded Assets” has the meaning given in Section 3.2(f) (Security Interests to be Granted by the Obligors – Excluded Assets) of the Common Security and Account Agreement.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Excluded Swap Obligation” means, with respect to any Obligor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Obligor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Tax” means any of the following Taxes imposed on or with respect to a Finance Party or required to be withheld or deducted from a payment to a Finance Party:

(a)

Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Finance Party being organized under the laws of, or having its principal office or, in the case of any Facility Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes;

(b)

in the case of a Facility Lender, US federal withholding Tax imposed on amounts payable to or for the account of such Facility Lender pursuant to a law in effect at the time such Facility Lender acquires an interest in a Loan or Facility Debt Commitment or designates a new lending office (other than pursuant to an assignment or new lending office designation request by the Borrower), except to the extent that such Facility Lender (or its assignor, if any) was entitled, at the time of such designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to the Facility Agreement provisions described in Section 21.1 (Withholding Tax Gross-Up) of the Common Terms Agreement;

(c)	Taxes attributable to a Facility Lender’s failure to comply with the provisions described in Section 21.5 (Status of Facility Lenders and Facility Agents) of the Common Terms Agreement; or

(d)	withholding Taxes imposed under FATCA.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Excluded Unsecured Accounts” has the meaning given in Section 3.2(f)(iv) (Security Interests to be Granted by the Obligors – Excluded Assets) of the Common Security and Account Agreement.

“Existing Facility Lender” has the meaning given in Section 19.6 (Transfers by a Facility Lender) of the Common Terms Agreement.

“Expansion” has the meaning given in Section 7.2 (Expansion Contracts) of the Common Terms Agreement.

“Export Authorization” means a long-term, multi-contract authorization issued by the DOE to export LNG from the LNG Facility, including the FTA Authorization and the Non-FTA Authorization.

“Export Authorization Remediation” has the meaning given in Section 8.2(a)(ii)(A) (LNG SPA Mandatory Prepayment) of the Common Terms Agreement.

“Exxon” means ExxonMobil LNG Asia Pacific (EMLAP), a registered business name of ExxonMobil Asia Pacific Pte. Ltd.

“Facility Agent” means the facility agent under any Facility Agreement.

“Facility Agreements” means the Credit Facility Agreement and any individual loan facility agreements (not including any Indenture or facility agreement for a “term loan B” financing that the Borrower has elected to treat as an Indenture) evidencing permitted Replacement Debt, and/or Working Capital Debt (and for which the Facility Agents have acceded to the Common Terms Agreement and to the Common Security and Account Agreement), in each case as required thereby, and “Facility Agreement” shall have a corresponding meaning.

“Facility Debt Commitment” means the aggregate principal amount of Loans and letters of credit any Facility Lender is committed to disburse to or issue on behalf of the Borrower under any Facility Agreement.

“Facility Debt Obligations” means the Senior Debt Obligations arising under the Facility Agreements.

“Facility Lenders” means the Credit Facility Lender Parties and the lenders and issuing banks under any other Facility Agreements entered into after the Initial Closing Date, and “Facility Lender” shall have a corresponding meaning.

“Fair Labor Standards Act” means the Fair Labor Standards Act of 1938.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Initial Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such intergovernmental agreement and implementing any of the foregoing.

“Federal Reserve Bank” means each of the 12 Reserve Banks under the United States Federal Reserve System, or any successor thereto.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Fee Letters” means the Intercreditor Agency Fee Letter, the Account Bank Fee Letter, the Collateral Agency Fee Letter, the Credit Facility Agency Fee Letter, the Documentation Bank Fee Letters and any other similar fee letter, fee agreement or other fee arrangement between an Obligor and a Facility Agent, or between an Obligor and any of the Account Bank, Intercreditor Agent, Collateral Agent, Credit Facility Agent or other Facility Agent or Facility Lender that may be entered into from time to time after the date of the Common Security and Account Agreement.

“FERC” means the US Federal Energy Regulatory Commission.

“FERC Order” means the order, 168 FERC ¶ 61,204 (2019), issued by the FERC in Docket Nos. CP17-66-000 and CP17-67-000 on September 30, 2019 authorizing, inter alia, the siting, construction and operation of the LNG Facility and the Gator Express Pipeline.

“Final Maturity Date” means, with respect to each of the Facility Agreements, the date on which all Senior Debt under such Facility Agreement comes due, whether upon acceleration or otherwise.

“Finance Documents” means, together, each of the following documents:

(a)	the Common Terms Agreement;

(b)	the Common Security and Account Agreement;

(c)	the individual Facility Agreements;

(d)	any Indenture;

(e)	the Security Documents;

(f)	the Direct Agreements;

(g)	the Senior Notes;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(h)	the Intercreditor Agreement;

(i)	the Fee Letters and any fee letters with parties providing financing (other than any Equity Funding);

(j)	any Permitted Senior Debt Hedging Instrument; and

(k)

any other document the Intercreditor Agent (acting on the instructions of the Requisite Intercreditor Parties) designates, with the consent of the Borrower (such consent not to be unreasonably withheld), a Finance Document;

provided that when used with respect to the Facility Lenders, such term shall not include any Indenture or Senior Notes and when used with respect to the Senior Notes, such term shall not include the Common Terms Agreement, Facility Agreement or any other Finance Document to which the Indenture Trustee is not a party or under which security is not intended to be granted for the benefit of the Senior Notes.

“Finance Party” means each Facility Lender, the Intercreditor Agent, the Collateral Agent, each Senior Creditor Group Representative (in its own right and in its capacity as agent), each Hedging Bank and the Account Bank.

“First of Month Index” means a price which represents the most commonly traded fixed price at a major trading point and as published by Inside FERC Gas Market Report (“IFERC” or any successor publication widely used to establish index pricing in the US natural gas trading market).

“First Repayment Date”, with respect to the Credit Facility Agreement, has the meaning given in the Credit Facility Agreement.

“First Upsize Repayment Date”, with respect to the Credit Facility Agreement, has the meaning given in the Credit Facility Agreement.

“Fitch” means Fitch Ratings Ltd. or any successor thereto.

“Fixed Facility Charge” has the meaning given in the applicable LNG SPA.

“Fixed-Floating Futures Swap” means a contract which entitles the buyer of the contract to pay a fixed price for natural gas and the seller to pay a floating price equal to the final settlement price of the Futures Contract settlement prices. The Fixed-Floating Futures Swap shall be settled financially, via exchange of cash payment at the expiration of the underlying Futures Contract, rather than physically.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Fixed Projected DSCR” means, for each applicable measurement period, the ratio of:

(a)

the Cash Flow Available for Debt Service projected for such period, calculated solely to reflect (i) the Fixed Facility Charge under each of the Qualifying LNG SPAs then in effect, (ii) expected interest and investment earnings paid to the Obligors during such period, (iii) amounts expected to be paid to the Obligors during such period as Business Interruption Insurance Proceeds and (iv) the fixed expenses that could reasonably be expected to be incurred by the Obligors if the Material Project Counterparties were not lifting any cargoes under the Qualifying LNG SPAs; to

(b)

Senior Debt Obligations projected to be paid in such period (taking into account Permitted Hedging Instruments) (other than (i) pursuant to voluntary prepayments or mandatory prepayments, (ii) Senior Debt due at maturity, (iii) Working Capital Debt, (iv) Hedging Termination Amounts, and (v) for any period prior to the Project Phase 2 Completion Date, (A) Senior Debt Obligations with respect to the Term Loan Commitments other than Debt Service and (B) pursuant to Permitted Hedging Instrument with respect to the Incremental Senior Debt).

“Flood Certificate” has the meaning given in Section 4.1(t)(i) (Conditions to Initial Closing Date and Initial Advance – Flood Insurance) of the Common Terms Agreement.

“Flood Program” has the meaning given in Section 4.1(t)(i)(C) (Conditions to Initial Closing Date and Initial Advance – Flood Insurance) of the Common Terms Agreement.

“FOB” means Free on Board as defined in Incoterms 2010.

“FTA Authorization” means the Order Granting Long-Term, Multi-Contract Authorization to Export LNG to Free Trade Agreement Nations issued by DOE/FE in FE Docket No. 16-28-LNG in its Order No. 3866 on July 21, 2016, as amended to extend the term in DOE/FE Order No. 3866-A issued on October 21, 2020, and amended to increase the authorized export volumes in DOE/FE Order No. 3866-B issued on June 13, 2022.

“Fund” means any Person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit.

“Funding Losses” under a Facility Agreement means those losses, expenses or liabilities in respect of Loans incurred by the respective Facility Lenders under such Facility Agreement that the Borrower is required to compensate such Facility Lenders in respect of thereunder.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Futures Contract” means a contract which entitles the buyer of the contract to claim physical delivery of natural gas from the seller at a specified contract delivery point at a specified date in the future and entitles the seller to deliver the physical commodity to the buyer under the same conditions. The price between the buyer and the seller shall be transacted at the price of final settlement on a monthly basis.

“GAAP” means generally accepted accounting principles in the jurisdiction in which the relevant party’s financial statements are prepared or International Accounting Standards/International Financial Reporting Standards, as in effect from time to time.

“Gas” means any hydrocarbon or mixture of hydrocarbons consisting essentially of methane and other paraffinic hydrocarbons and non-combustible gases in a gaseous state.

“Gas Hedge Provider” means any party (other than the Obligors or their Affiliates) that is a party to a Gas Hedging Instrument that is secured pursuant to the Security Documents.

“Gas Hedging Instruments” means Gas swaps, options contracts, futures contracts, options on futures contracts, caps, floors, collars or any other similar arrangements entered into by any Obligor related to movements in Gas prices.

“Gas Sourcing Plan” means the plan set forth in Schedule K (Gas Sourcing Plan) of the Common Terms Agreement, as updated semi-annually by delivery by the Borrower of an updated plan, and related attachments and exhibits, by the Borrower to the Intercreditor Agent.

“Gas Transportation Agreements” means:

(a)	Amended and Restated Precedent Agreement (240,000 Dth/d MDQ), dated as of December 21, 2020, by and between the Borrower and Texas Eastern Transmission, LP;

(b)

Amended and Restated Precedent Agreement (1,260,000 Dth/d MDQ), dated as of December 21, 2020, by and between the Borrower and Texas Eastern Transmission, LP, as superseded by the service agreement described therein, and as amended by the Waiver Letter, dated as of December 8, 2021;

(c)	Second Amended and Restated Precedent Agreement, dated as of December 9, 2021, by and between the Borrower and Tennessee Gas Pipeline Company, L.L.C.;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(d)

Amended and Restated Precedent Agreement for Firm Natural Gas Transportation Service re: East Lateral Xpress Project, dated as of December 17, 2021, by and between the Borrower and Columbia Gulf Transmission, LLC as amended by the First Amendment thereto dated as of September 27, 2022; and

(e)	Amended and Restated Precedent Agreement—Anchor Shipper for Firm Transportation Service, dated as of September 30, 2019, by and between the Borrower and the Guarantor.

“Gator Express Pipeline” means the two lateral pipelines that are collectively approximately 26 miles long (and related facilities) connecting the LNG Facility to the existing interstate and intrastate natural gas pipeline system to receive feed gas for liquefaction and the power plant in each case, as described in the application filed by the Guarantor, pursuant to Section 7(c) of the Natural Gas Act, and its subsequent filings, in FERC Docket No. CP17-67.

“Government Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, including all common law, which is applicable to any Person, whether now or hereafter in effect.

“Governmental Authorities” means all supra-national, federal, state and local authorities or bodies including in each case any and all agencies, branches, departments and administrative and other subdivisions thereof, and all officials, agents and representatives of each of the foregoing, and “Governmental Authority” shall have a corresponding meaning.

“Guarantor” means Venture Global Gator Express, LLC, a limited liability company organized under the laws of the State of Delaware, which is a direct wholly owned Subsidiary of the Pledgor, and any Subsidiary of the Borrower that accedes to the Common Security and Account Agreement from time to time as permitted under the Finance Documents then in effect as a Guarantor for the benefit of all Senior Creditors, pursuant to Section 11.15 (Additional Guarantors) of the Common Security and Account Agreement.

“Guarantor Interests” means the Equity Interests in the Guarantor.

“Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (concluded July 5, 2006), which became effective in the United States on April 1, 2017.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Hazardous Materials” means:

(a)	petroleum or petroleum byproducts, flammable materials, explosives, radioactive materials, friable asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls;

(b)

any chemicals, other materials, substances or wastes that are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” “pollutants” or words of similar import under any Environmental Law; and

(c)	any other chemical, material, substance or waste that is now or hereafter regulated under or with respect to which liability may be imposed under Environmental Laws.

“Hedging Bank” means a Person that is a counterparty to a Permitted Hedging Instrument with the Borrower and that has entered into or that accedes to the Common Security and Account Agreement, and is as of the date of entry into or assignment or novation of any Permitted Hedging Instrument (or, with respect to any Anticipatory Hedge or assignment or novation thereof, as of the Initial Closing Date or as of the date of assignment or novation), any of the following: (a) any Senior Creditor, lead arranger or agent, as of the date of the Original Common Terms Agreement, the Upsize Closing Date or as of the date of entry into or assignment or novation of any Permitted Hedging Instrument, or (b) any Affiliate of any Person listed in the foregoing clause (a) of this definition.

“Hedging Excess Amount” has the meaning given in Section 12.22(c) (Hedging Arrangements) of the Common Terms Agreement.

“Hedging Instruments” means:

(a)	Interest Rate Hedging Instruments;

(b)	Gas Hedging Instruments; and

(c)	such other derivative transactions of a similar nature that any Obligor enters into to hedge risks of any commercial nature.

“Hedging Termination Amount” means any Permitted Hedging Liability due as a result of the termination of a Permitted Hedging Instrument and/or the termination of any transaction entered into thereunder.

“Historical DSCR” means, for each applicable measurement period, the ratio of (a) Cash Flow Available for Debt Service for such measurement period to (b) Debt Service for such measurement period (other than (i) pursuant to voluntary prepayments or mandatory prepayments, (ii) Senior Debt due at maturity, (iii)

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Working Capital Debt, (iv) Hedging Termination Amounts and (v) for any period prior to the Project Phase 2 Completion Date, (A) Senior Debt Obligations with respect to the Term Loan Commitments other than Debt Service and (B) pursuant to Permitted Hedging Instrument with respect to the Incremental Senior Debt); provided, that in respect of any measurement period occurring prior to the first full year after the Project Phase 1 Completion Date, each of clauses (a) and (b) shall be calculated on an annualized basis for such measurement periods.

“Holder” of a Senior Debt Obligation shall be determined by reference to the provisions of the relevant Senior Debt Instrument or Permitted Senior Debt Hedging Instrument, as applicable, setting forth who shall be deemed to be lenders, creditors, holders or owners of the debt obligation governed thereby.

“Illegality Event” has the meaning given in Section 19.5(b) (Mitigation Obligations; Replacement of Lenders) of the Common Terms Agreement.

“Impairment” means, with respect to any Permit:

(a)	the rescission, revocation, staying, withdrawal, early termination, cancellation, repeal or invalidity thereof or otherwise ceasing to be in full force and effect;

(b)	the suspension or injunction thereof; or

(c)	the inability to satisfy in a timely manner its stated conditions to effectiveness.

“Impair” and “Impaired” shall have a corresponding meaning.

“Incremental Senior Creditor” means each Senior Creditor under the Credit Facility Agreement that becomes a Senior Creditor as of or following the Upsize Closing Date.

“Incremental Senior Debt” means the incremental Senior Debt Obligations incurred under the Credit Facility Agreement as of the Upsize Closing Date (for the avoidance of doubt, as of the Upsize Closing Date, the principal amount of which is $5,488,883,831.90).

“Incremental Senior Debt Commitment” means the Senior Debt Commitments of an Upsize Senior Creditor with respect to the Incremental Senior Debt.

“Indebtedness” of any Person, at any date, means:

(a)	all obligations to repay borrowed money;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b)	all obligations to pay money evidenced by bonds, debentures, notes, banker’s acceptances, loan agreements or other similar instruments;

(c)	all obligations to pay the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business);

(d)	all capital lease obligations of such Person;

(e)	all obligations, contingent or otherwise, issued for the account of such Person, in respect of letters of credit, bank guarantees, surety bonds, letters of guarantee and similar instruments;

(f)	all obligations of such Person under any Hedging Instruments (including any Hedging Termination Amounts);

(g)	all guarantees by such Person of Indebtedness of others;

(h)	any obligations of such Person to purchase or repurchase securities or other property which arises out of or in connection with the sale of the same or substantially similar securities or property;

(i)

all obligations under conditional sale or other title retention agreements related to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of property or are otherwise limited in recourse);

(j)

all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;

(k)

all obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such equity interests, which in the case of redeemable preferred interests, being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(l)

all Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of an Obligor under or in connection with any Finance Document (other than any Indenture or Senior Notes) and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indenture” means any indenture to be entered into between the Borrower and the Indenture Trustee pursuant to which one or more series of Senior Notes will be issued, or, at the Borrower’s option, a facility agreement for a “term loan B” financing, pursuant to which Senior Debt will be incurred. No reference in any Finance Document to an Indenture or the Senior Notes or a “term loan B” shall mean or imply that entry into an Indenture or issuance of the Senior Notes or entry into a “term loan B” is required. For the avoidance of doubt, if at any time Senior Notes have not been issued or are not outstanding and there is no “term loan B”, any reference to satisfaction of the requirements of any Indenture or Senior Notes or the “term loan B” (and any reference to an Indenture Trustee) shall be ignored.

“Indenture Declared Default” means an Indenture Event of Default which is declared by the Indenture Trustee (acting on behalf of the Senior Noteholders in accordance with such Indenture) to be an event of default under an Indenture or is otherwise deemed to have been declared to be an event of default in accordance with the terms of the Indenture.

“Indenture Event of Default” means any of the events of default set out in an Indenture and defined as “Indenture Events of Default.”

“Indenture Projected Fixed DSCR” has the meaning given in the applicable Indenture.

“Indenture Trustee” means any trustee appointed in the role of indenture trustee under any Indenture or, with respect to a “term loan B” financing that the Borrower has elected to be treated as an Indenture, any administrative or other facility agent.

“Independent Accountants” means any independent firm of accountants of recognized standing in the relevant jurisdiction.

“Independent Engineer” means Lummus Consultants International LLC or any replacement independent engineering consulting firm selected in accordance with Section 13.2 (Replacement and Fees) of the Common Terms Agreement.

“Index Swap” means a contract which entitles the buyer of the contract to pay one index price (e.g. First of Month Index) and entitles the seller to pay a different index price (e.g. the daily average). The index swap is settled financially via exchange of cash payment at the expiration of the underlying Futures Contract.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Individual Senior Noteholder Secured Accounts” has the meaning given in Section 3.2(c) (Security Interests to be Granted by the Obligors – Security Interests – Individual Senior Noteholder Secured Accounts) of the Common Security and Account Agreement.

“Industry Standards” means the technical standards promulgated by the American Petroleum Institute, the American Gas Association, the American Society of Mechanical Engineers, the ASTM (formerly the American Society for Testing and Materials), or the National Fire Protection Association (NFPA).

“Initial Advance” means the first Advance of the Term Loans on the Initial Closing Date following the satisfaction or waiver of the conditions precedent in Sections 4.1 (Conditions to Initial Closing Date and Initial Advance) and 4.3 (Conditions to Each Term Loan Advance) of the Common Terms Agreement in accordance with Section 4.5 (Satisfaction of Conditions) of the Common Terms Agreement.

“Initial Closing” means the satisfaction or waiver of all the conditions precedent set forth in Section 4.1 (Conditions to Initial Closing Date and Initial Advance) and Section 4.3 (Conditions to Each Term Loan Advance) of the Common Terms Agreement, with respect to the Initial Senior Debt.

“Initial Closing Conditions Certificate” has the meaning given in Section 4.5(a)(i) (Satisfaction of Conditions) of the Common Terms Agreement.

“Initial Closing Date” means the date on which the conditions precedent set forth in Section 4.1 (Conditions to Initial Closing Date and Initial Advance) and Section 4.3 (Conditions to Each Term Loan Advance) of the Common Terms Agreement have been satisfied or waived. For the avoidance of doubt, the Initial Closing Date is May 25, 2022.

“Initial Closing Notice” has the meaning given in Section 4.5(a)(i) (Satisfaction of Conditions) of the Common Terms Agreement.

“Initial Commitment Letter” means that certain Commitment Letter, dated as of May 14, 2022, by and among, the Obligors and the Banks (as defined therein) party thereto.

“Initial LNG Buyers” means the Phase 1 Initial LNG Buyers and the Phase 2 Initial LNG Buyers.

“Initial LNG SPA Guarantees” means the Phase 1 Initial LNG SPA Guarantees and the Phase 2 Initial LNG SPA Guarantees.

“Initial LNG SPAs” means the Phase 1 Initial LNG SPAs and the Phase 2 Initial LNG SPAs.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Initial Permitted Senior Debt Hedging Instrument” means each Permitted Senior Debt Hedging Instrument identified as such in Schedule C (List of Senior Creditors, Senior Creditor Group Representatives, Senior Debt Commitments / Obligations, Senior Debt Instruments / Permitted Senior Debt Hedging Instruments, Addresses for Notice and Facility Lenders Facility Office) to the Common Security and Account Agreement as of the Upsize Closing Date.

“Initial Senior Creditor” means each Senior Creditor under the Original Credit Facility Agreement or an Initial Permitted Senior Debt Hedging Instrument.

“Initial Senior Creditor Group Representative” means each Hedging Bank acting in the capacity as a Senior Creditor Group Representative prior to the Upsize Closing Date and which is identified as such on Schedule C (List of Senior Creditors, Senior Creditor Group Representatives, Senior Debt Commitments / Obligations, Senior Debt Instruments / Permitted Senior Debt Hedging Instruments, Addresses for Notice and Facility Lenders Facility Office) to the Common Security and Account Agreement.

“Initial Senior Debt” means the Senior Debt Obligations owing under the Credit Facility Agreement as of the Initial Closing Date.

“Initiating Percentage” means Senior Creditor Group Representatives representing the following percentages of the principal amount of Senior Debt Obligations outstanding during the following periods (or, if no Senior Debt is outstanding, commitments in respect thereof):

(a)	with respect to any Payment Default:

(i)	at least 66.7% prior to 30 days following the occurrence of a Payment Default or the declaration thereof, as the case may be;

(ii)	greater than 50% on or after 30 days and prior to 120 days following the occurrence of a Payment Default or the declaration thereof, as the case may be; and

(iii)

the lesser of $200 million or 5% of the outstanding Senior Debt held by any individual Senior Creditor Group, on or after 120 days following the occurrence of a Loan Facility Event of Default or an Indenture Event of Default (as applicable) or the declaration thereof, as the case may be; and

(b)	with respect to any other Event of Default:

(i)	at least 66.7% on or prior to 30 days following the occurrence of a Loan Facility Event of Default or an Indenture Event of Default (as applicable) or the declaration thereof, as the case may be;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(ii)

greater than 50% on or after 30 days and prior to 180 days following the occurrence of a Loan Facility Event of Default or an Indenture Event of Default (as applicable) or the declaration thereof, as the case may be; and

(iii)

the lesser of $200 million or 5% of the outstanding Senior Debt held by any individual Senior Creditor Group, on or after 180 days following the occurrence of a Loan Facility Event of Default or an Indenture Event of Default (as applicable) or the declaration thereof, as the case may be.

“Insurance” means (a) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (b) any key man life insurance policies.

“Insurance Advisor” means Moore-McNeil, LLC or any independent replacement insurance consulting firm to be selected in accordance with Section 13.2 (Replacement and Fees) of the Common Terms Agreement.

“Insurance/Condemnation Proceeds Account” is the account described in Section 4.3(a)(x) (Accounts) of the Common Security and Account Agreement.

“Insurance Proceeds” means all proceeds of any insurance policies required pursuant to the Schedule of Minimum Insurance or otherwise obtained with respect to the Development that are paid or payable to or for the account of the Obligors as loss payee (other than Business Interruption Insurance Proceeds and proceeds of insurance policies relating to third party liability).

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all proceeds therefrom, including license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intercreditor Agency Fee Letter” means the fee letter dated as of the Initial Closing Date entered into between the Borrower, the Guarantor and the Intercreditor Agent in respect of the fees payable to the Intercreditor Agent in respect of its services to be performed as more fully described in the Common Security and Account Agreement and the other Security Documents.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Intercreditor Agent” means the intercreditor agent appointed pursuant to the Intercreditor Agreement.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of the Upsize Closing Date, among the Intercreditor Agent, the Collateral Agent and the Facility Agents and Hedging Banks party thereto from time to time, setting forth the appointment of the Intercreditor Agent and setting forth voting and certain intercreditor arrangements among all Facility Lenders and Hedging Banks.

“Interest Rate Hedging Instrument” means interest rate swaps, option contracts, futures contracts, options on futures contracts, caps, floors, collars or any other similar arrangements entered into by the Borrower related to interest rates.

“International LNG Terminal Standards” means, to the extent not inconsistent with the express requirements of the Common Terms Agreement, the international standards and practices applicable to the design, construction, equipment, operation or maintenance of LNG receiving, exporting, liquefaction and regasification terminals, established by the following (such standards to apply in the following order of priority): (a) a Governmental Authority having jurisdiction over any Obligor, (b) the Society of International Gas Tanker and Terminal Operators (“SIGTTO”) (or any successor body of the same) and (c) any other internationally recognized non-governmental agency or organization with whose standards and practices it is customary for reasonable and prudent operators of LNG receiving, exporting, liquefaction and regasification terminals to comply. In the event of a conflict between any of the priorities noted above, the priority with the alphabetical priority noted above shall prevail.

“International LNG Vessel Standards” means, to the extent not inconsistent with the express requirements of the Common Terms Agreement, the international standards and practices applicable to the ownership, design, equipment, operation or maintenance of LNG vessels established by: (a) the International Maritime Organization, (b) the Oil Companies International Marine Forum, (c) SIGTTO (or any successor body of the same), (d) the International Navigation Association, (e) the International Association of Classification Societies, and (f) any other internationally recognized agency or nongovernmental organization with whose standards and practices it is customary for reasonable and prudent operators of LNG vessels to comply. In the event of a conflict between any of the priorities noted above, the priority with the alphabetical priority noted above shall prevail.

“Investment Company Act” means the United States Investment Company Act of 1940.

“Investment Grade” means two long-term unsecured credit ratings that are equal to or better than (a) Baa3 by Moody’s, (b) BBB- by S&P, (c) BBB- by Fitch, or (d) any comparable credit ratings by any other nationally recognized statistical rating organizations.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Investment Grade LNG Buyer” means an LNG Buyer that (a) is Investment Grade, (b) has its obligations guaranteed by an Investment Grade entity or (c) for the purposes of LNG SPAs in Section 8.1(a) (LNG SPA Maintenance), Section 8.2(a)(i) (LNG SPA Mandatory Prepayment) or Section 11.1 (Conditions to Restricted Payments) of the Common Terms Agreement, has all of its obligations under the applicable LNG SPA supported by a letter of credit issued by an Acceptable Bank.

“Issuance Request Form” means a Disbursement Request for issuance of letter(s) of credit, substantially in the form set forth in Schedule B-3 (Issuance Request Form (Letters of Credit)) to the Common Terms Agreement (or equivalent under another Senior Debt Instrument), given by the Borrower in accordance with the terms of the applicable Facility Agreement.

“Issuing Banks” has the meaning given to it in Exhibit A (Definitions) to the Credit Facility Agreement.

“Judgment Currency” has the meaning given in Section 12.3 (Judgment Currency) of the Common Security and Account Agreement.

“Knowledge” means, with respect to any of the Obligors, the actual or constructive knowledge of any Person holding any of the positions (or successor position to any such position) set forth in Schedule T (Knowledge Parties) to the Common Terms Agreement; provided that each such Person shall be deemed to have knowledge of all events, conditions and circumstances described in any notice delivered to the Borrower pursuant to the terms of the Common Terms Agreement or any other Finance Document. “Knowingly” shall have a corresponding meaning.

“LC Costs” means (a) fees, expenses and interest associated with Working Capital Debt and (b) any reimbursement by an Obligor of amounts paid under a letter of credit that is Working Capital Debt for expenditures that if paid by such Obligor directly would have constituted Operation and Maintenance Expenses.

“LC Reimbursement Payment” has the meaning assigned to such term in the Credit Facility Agreement.

“Leases” means:

(a)	Ground Lease Agreement (Parcel 2), dated as of July 19, 2021, between the Borrower and The Plaquemines Port Harbor and Terminal District; and

(b)	Ground Lease Agreement (Laydown Area), dated as of July 19, 2021, between the Borrower and The Plaquemines Port Harbor and Terminal District.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Lenders” has the meaning given in Section 23.20 (No Fiduciary Duty) of the Common Terms Agreement.

“Lenders’ Reliability Test” means a 90-day test which demonstrates that the LNG Facility’s overall production during the applicable time periods can meet the applicable minimum cumulative LNG production volumes without exceeding a maximum amount of allowable downtime, in accordance with and as more specifically set forth in Schedule O – 2 (Lenders’ Reliability Test Criteria) to the Common Terms Agreement or as otherwise agreed among the Borrower, the Facility Lenders and the Independent Engineer.

“Letters of Credit” has the meaning given in the Credit Facility Agreement.

“Lien” means any mortgage, privilege, pledge, lien, charge, assignment, assignment by way of security, hypothecation or security interest securing any obligation of any Person, any restrictive covenant or condition, right reservation, right to occupy, encroachment, option, easement, servitude, right of way or other imperfection of title or encumbrance (including matters that would be shown on an accurate survey) burdening any real property or any other agreement or arrangement having the effect of conferring security howsoever arising.

“Lien Waiver” means any Lien waiver contemplated by any Material Construction Contract or Site Works Contract.

“LNG” means Gas in a liquid state at or below its boiling point at a pressure of approximately one atmosphere.

“LNG Buyer” means the buyer under the applicable LNG SPA.

“LNG Facility” means the Phase 1 LNG Facility and the Phase 2 LNG Facility, collectively.

“LNG Facility Site” means the portion of the Site on which the LNG Facility is situated, as more fully described in the applicable Real Property Documents.

“LNG SPA” means an LNG sale and purchase agreement between the Borrower and a buyer of LNG pursuant to which the Borrower will sell and the buyer will purchase LNG from the Borrower.

“LNG SPA Force Majeure” means “Force Majeure” as defined in each Initial LNG SPA (except the Excess Capacity LNG SPAs).

“LNG SPA Mandatory Prepayment” has the meaning given in Section 8.2(a) (LNG SPA Mandatory Prepayment) of the Common Terms Agreement.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“LNG SPA Prepayment Event” has the meaning given in Section 8.2(a) (LNG SPA Mandatory Prepayment) of the Common Terms Agreement.

“Loan Facility Declared Default” means a Loan Facility Event of Default that is declared to be a default in accordance with Section 15.2 (Declaration of Loan Facility Declared Default) of the Common Terms Agreement.

“Loan Facility Disbursement Accounts” are the Accounts described in Section 4.3(a)(i) (Accounts) of the Common Security and Account Agreement.

“Loan Facility Event of Default” means any of the events set forth in Section 15.1 (Loan Facility Events of Default) of the Common Terms Agreement or any Obligor events of default under any Facility Agreement.

“Loans” means the Senior Debt Obligations created under individual Facility Agreements to be made available by the Facility Lenders.

“Local Accounts” has the meaning set forth in Section 4.12(a) (Local Accounts) of the Common Security and Account Agreement.

“Louisiana Private Works Act” is the Louisiana Private Works Act, La. R.S. §§ 9:4801 et seq., and any successor provisions thereto.

“LPS1” has the meaning given in the Phase 1 EPC Contract.

“LPS1 Substantial Completion” means, in respect of LPS1, either (a) “LNG production system substantial completion” as defined in the Phase 1 EPC Contract or (b) that LPS1 has operated for a period of at least 30 consecutive days (which has been verified in writing by the Independent Engineer).

“LPS2” has the meaning given in the Phase 1 EPC Contract.

“LPS2 Substantial Completion” means, in respect of LPS2, either (a) “LNG production system substantial completion” as defined in the Phase 1 EPC Contract or (b) that LPS2 has operated for a period of at least 30 consecutive days (which has been verified in writing by the Independent Engineer).

“LPS3” has the meaning given in the Phase 1 EPC Contract.

“LPS3 Substantial Completion” means, in respect of LPS3, either (a) “LNG production system substantial completion” as defined in the Phase 1 EPC Contract or (b) that LPS3 has operated for a period of at least 30 consecutive days (which has been verified in writing by the Independent Engineer).

“LPS4” has the meaning given in the Phase 1 EPC Contract.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“LPS5” has the meaning given in the Phase 2 EPC Contract.

“LPS5 Substantial Completion” means, in respect of LPS5, either (a) “LNG production system substantial completion” as defined in the Phase 2 EPC Contract or (b) that LPS5 has operated for a period of at least 30 consecutive days (which has been verified in writing by the Independent Engineer).

“LPS6” has the meaning given in the Phase 2 EPC Contract.

“Majority in Interest of the Senior Creditors” with respect to any Decision at any time means Senior Creditors:

(a)

whose share in the outstanding principal amount of the Senior Debt Obligations and whose undrawn Senior Debt Commitments are more than 50% of all of the outstanding principal amount of the Senior Debt Obligations and all the undrawn Senior Debt Commitments of all the Senior Creditors; or

(b)

if there is no principal amount of Senior Debt Obligations then outstanding, Senior Creditors whose Senior Debt Commitments are more than 50% of the aggregate Senior Debt Commitments of all Senior Creditors.

“Mammoet” means Mammoet USA South, Inc.

“Manager” means Venture Global Services, LLC.

“Mandatory Prepayment Senior Notes Account” has the meaning given in Section 4.3(a)(xi) (Accounts) of the Common Security and Account Agreement.

“Margin Stock” means margin stock as defined in Regulation U of the Federal Reserve Board.

“Market Consultant” means IHS Markit or any independent replacement marketing consulting firm to be selected in accordance with Section 13.2 (Replacement and Fees) of the Common Terms Agreement.

“Market Terms” means terms consistent with or no less favorable to the applicable Obligor (as seller or buyer, as the case may be) than either: (a) any Required LNG SPAs then in effect or (b) the terms a non-Affiliated seller or buyer, as the case may be, of the relevant product could receive in an arm’s-length transaction based on then-current market conditions for transactions of a similar nature and duration and taking into account such factors as the characteristics of the goods and services, the market for such goods and services (including any applicable regulatory conditions), tax effects of the transaction, the location of the Project Facilities and the counterparties.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Material Adverse Effect” means a material adverse effect on:

(a)	each Obligor’s ability to perform and comply with its material obligations under each Material Project Agreement then in effect and to which it is a party;

(b)	the Obligors’ ability, taken as a whole, to perform their material obligations under the Finance Documents;

(c)	the Borrower’s ability to pay its Senior Debt Obligations when due;

(d)

the Security Interests created by or under the relevant Security Documents, taken as a whole in respect of the Obligors or the Project Facilities, including the material impairment of the rights of or benefits or remedies, taken as a whole, available to the Secured Parties; or

(e)	the Obligors’ financial condition and results of operation, on a consolidated basis.

“Material Construction Contracts” means the Phase 1 Material Construction Contracts and the Phase 2 Material Construction Contracts.

“Material Project Agreements” means the Phase 1 Material Project Agreements and the Phase 2 Material Project Agreements.

With respect to any Indenture, “Material Project Agreements” will have the meaning given in such Indenture.

“Material Project Counterparties” means the Phase 1 Material Project Counterparties and the Phase 2 Material Project Counterparties.

“Maturity Date” means May 25, 2029.

“Minimum Insurance” means the insurance described in the Schedule of Minimum Insurance and required to be procured and maintained pursuant to Section 12.28 (Insurance Covenant) of the Common Terms Agreement.

“Modification” means, with respect to any Finance Document, any amendment, supplement, waiver or other modification of the terms and provisions thereof and the term “Modify” shall have a corresponding meaning; provided, that with respect to Sections 7.2(b)(ii)(A), (B) and (C) (Modification Approval Levels – Modifications to Other Finance Documents) of the Common Security and Account Agreement, the exercise of any option, right or entitlement expressly set forth in the provisos to each such clause shall not be a Modification.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Mortgage” means the Multiple Indebtedness Mortgage, Pledge of Leases and Rents and Security Agreement, from the Borrower to Venture Global LNG, Inc., as assigned on the Initial Closing Date to the Collateral Agent pursuant to that certain Assignment of Multiple Indebtedness Mortgage, Pledge of Leases and Rents and Security Agreement between Venture Global LNG, Inc. and the Collateral Agent in connection with that certain Assignment of Intercompany Loan Agreement among Venture Global LNG, Inc., the Borrower, the Guarantor and the Credit Facility Agent, as confirmed by that certain Confirmation of Multiple Indebtedness Mortgage, Pledge of Leases and Rents and Security Agreement by the Borrower in favor of the Collateral Agent and as confirmed by that certain Second Confirmation of Multiple Indebtedness Mortgage, Pledge of Leases and Rents and Security Agreement by the Borrower in favor of the Collateral Agent.

“Mortgaged Property” has the meaning given in Section 4.1(t)(i) (Conditions to Initial Closing Date and Initial Advance – Flood Insurance) of the Common Terms Agreement.

“MTPA” means million metric tonnes per annum.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA to which contributions have been made by any Obligor or any ERISA Affiliate in the past five years and which is covered by Title IV of ERISA.

“Natural Gas Act” means the Natural Gas Act of 1938, 15 U.S.C. §717 et seq., as amended, and the regulations of FERC or DOE (as applicable) promulgated thereunder.

“Net Cash Proceeds” means in connection with any asset disposition, the aggregate cash proceeds received by any Obligor in respect of any asset disposition (including any cash received upon the sale or other disposition of any non-cash consideration received in any asset disposition), net of the direct costs and expenses relating to such asset disposition and payments made to retire Indebtedness (other than the Senior Debt Obligations) required to be repaid in connection therewith, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of such asset disposition, taxes paid or payable as a result of such asset disposition, in each case, after taking into account any available tax credits or deductions and amounts reserved for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“New Facility Agent Accession Agreement (Additional Senior Debt)” has the meaning given in Section 19.4(b)(i) (Accession in the Event of Additional Senior Debt Incurred Under the Common Terms Agreement) of the Common Terms Agreement.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“NFE” means NFE North Trading, LLC.

“Non-Consenting Lender”, with respect to a Facility Agreement, has the meaning given in such Facility Agreement.

“Non-Controlling Claimholders” means Senior Creditor Group Representatives who were not included in the Majority in Interest of the Senior Creditors who make up the Controlling Claimholders.

“Non-FTA Authorization” means the Order Granting Long-Term, Multi-Contract Authorization to Export LNG to Non-Free Trade Agreement Nations issued by DOE/FE in FE Docket No. 16-28-LNG in its Order No. 4446 on October 16, 2019, as amended to extend the term in DOE/FE Order No. 4446-A issued on October 21, 2020.

“Non-Recourse Parties” has the meaning given in Section 23.22 (Limited Recourse) of the Common Terms Agreement.

“Non-Recourse Persons” has the meaning given in Section 10.3(a) (Limitation on Recourse) of the Common Security and Account Agreement.

“Notice of Security Enforcement Action” has the meaning given in Section 6.2(f) (Initiation of Security Enforcement Action – Notice of Security Enforcement Action) of the Common Security and Account Agreement.

“NYMEX” means the New York Mercantile Exchange, Inc., a wholly owned subsidiary of the CME Group Inc.

“NYMEX Natural Gas Futures Contract” means the Futures Contract for natural gas on NYMEX, which is used for the physical receipt and/or delivery of gas at the Henry Hub located in Erath, Louisiana.

“O&M Agreement” means (a) the agreement between the Borrower and the Operator for the relevant Project Facilities and (b) the agreement between the Guarantor and the Pipeline Operator for the relevant Project Facilities.

“Obligors” means the Borrower and the Guarantor.

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“OFAC Laws” means any laws, regulations, and executive orders relating to the economic sanctions programs administered by OFAC, including the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. sections 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.

“OID” has the meaning given in Section 6.2(a) (Working Capital Debt).

“Operating Account” is the Account described in Section 4.3(a)(vii) (Accounts) of the Common Security and Account Agreement.

“Operating Budget” has the meaning given in Section 10.5(a) (Operating Budget) of the Common Terms Agreement, it being acknowledged and understood that the “Operating Budget” will be comprised of a budget in respect of the LNG Facility and a budget in respect of the Gator Express Pipeline and that all references in the Finance Documents to the “Operating Budget” shall be to such budgets collectively or to the budget applicable to the Project Facilities that are the subject of the applicable provision, as the context may require.

“Operating Manuals” means the operation, maintenance and spare parts manuals delivered by the EPC Contractor under the Phase 1 EPC Contract and the Phase 2 EPC Contract, as applicable.

“Operation and Maintenance Expenses” means, for any period, computed without duplication, in each case, costs and expenses of the Obligors that are contemplated by the then-effective Operating Budget or are incurred in connection with any permitted excess thereunder pursuant to Section 12.3 (Project Construction; Maintenance of Properties) of the Common Terms Agreement including:

(a)	fees and costs of the Manager pursuant to the Administrative Services Agreements; plus

(b)	amounts payable by the Obligors under a Material Project Agreement then in effect; plus

(c)

expenses for operating the Development and maintaining it in good repair and operating condition payable during such period, including the ordinary course fees and costs of the Operator and the Pipeline Operator payable pursuant to the O&M Agreements; plus

(d)	LC Costs; plus

(e)	insurance costs payable during such period; plus

(f)	applicable sales and excise taxes (if any) payable or reimbursable by the Obligors during such period; plus

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CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(g)	franchise taxes payable by the Obligors during such period; plus

(h)	property taxes payable by the Obligors during such period; plus

(i)	any other direct taxes (if any) payable by the Obligors to the taxing authority (other than any taxes imposed on or measured by income or receipts) during such period; plus

(j)	costs and fees attendant to the obtaining and maintaining in effect the Permits payable during such period; plus

(k)

expenses for spares and other capital goods inventory, capital expenses related to the construction and start-up of the Project Facilities, maintenance capital expenditures, including those required to maintain the Project Facilities’ capacity; plus

(l)	legal, accounting and other professional fees of the Obligors payable during such period; plus

(m)	Required Capital Expenditures; plus

(n)	the cost of purchase, storage and transportation of Gas and electricity; plus

(o)	all other cash expenses payable by the Obligors in the ordinary course of business.

Operation and Maintenance Expenses shall exclude, to the extent included above: (i) transfers from any Account into any other Account (other than the Operating Account) during such period, (ii) payments of any kind with respect to Restricted Payments during such period, (iii) depreciation for such period, and (iv) except as provided in clauses (j), (k) and (m) above, any capital expenditure.

To the extent amounts are advanced in accordance with the terms of the applicable Senior Debt Instrument, secured Permitted Hedging Instrument or other Indebtedness permitted under Section 12.14 (Limitation on Indebtedness) of the Common Terms Agreement for the payment of such Operation and Maintenance Expenses, the obligation to repay such advances shall itself constitute an Operation and Maintenance Expense.

“Operational” means (a) with respect to the Phase 1 LNG Facility, that all 12 of the blocks relating to the Phase 1 LNG Facility are mechanically complete, have passed the applicable acceptance tests and are operating in accordance with their performance guarantees, in each case, as set forth in the Phase 1 Material Construction Contracts, and (b) with respect to the Phase 2 LNG Facility, that the final 6 blocks relating to the Phase 2 LNG Facility are mechanically complete, have passed the applicable acceptance tests and are operating in accordance with their performance guarantees, in each case, as set forth in the Phase 2 Material Construction Contracts.

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“Operator” means Plaquemines LNG Operations, LLC, a limited liability company organized under the laws of the State of Delaware.

“Original Common Security and Account Agreement” means the Common Security and Account Agreement, dated as of the Initial Closing Date, among the Borrower, the Guarantor, each Senior Creditor Group Representative on its own behalf and on behalf of the relevant Senior Creditor Group, the Intercreditor Agent, the Collateral Agent and the Account Bank.

“Original Common Terms Agreement” means Common Terms Agreement, dated as of the Initial Closing Date, among the Borrower, the Guarantor, the Credit Facility Agent and each other Facility Agent on behalf of its respective Facility Lenders, and the Intercreditor Agent providing common representations, warranties, undertakings and events of default.

“Original Credit Facility Agreement” means the Credit Facility Agreement, dated as of the Initial Closing Date, by and among the Borrower, the Guarantor, the Credit Facility Lender Parties party thereto from time to time, the Credit Facility Agent and, solely for purposes of Section 3.06 thereof, the Collateral Agent.

“Original Finance Documents” means, together, each of the following documents:

(a)	the Original Common Terms Agreement;

(b)	the Original Common Security and Account Agreement;

(c)	the Original Credit Facility Agreement;

(d)

the Security Documents; provided, that for the purposes of this definition of “Original Finance Documents”, “Common Security and Account Agreement” and “Finance Document” as used in the definition of “Security Documents” shall refer to the Original Common Security and Account Agreement and the Original Finance Documents;

(e)	the Direct Agreements in place as of the Initial Closing Date;

(f)	the Original Intercreditor Agreement;

(g)	any fee letters with parties providing financing (other than any Equity Funding) in place as of the Initial Closing Date; and

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CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(h)	any Permitted Senior Debt Hedging Instrument in place prior to the Upsize Closing Date; provided that as used in Section 4.1(a) (Conditions to Initial

Closing Date and Initial Advance), such term shall refer only to any Permitted Senior Debt Hedging Instrument in place as of the Initial Closing Date.

“Original Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Initial Closing Date, among the Intercreditor Agent, the Collateral Agent and the Facility Agents and Hedging Banks party thereto from time to time, setting forth the appointment of the Intercreditor Agent and setting forth voting and certain intercreditor arrangements among all Facility Lenders and Hedging Banks.

“Other Connection Taxes” means, with respect to any Finance Party, Taxes imposed as a result of a present or former connection between such Finance Party and the jurisdiction imposing such Tax (other than connections arising solely from such Finance Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, sold or assigned an interest in, or engaged in any other transaction pursuant to or enforced any Finance Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Finance Document (other than any Indenture or Senior Notes), except any such Taxes that are Other Connection Taxes imposed with respect to an assignment of a Facility Lender’s interest in a Facility Agreement (other than an assignment made pursuant to Section 19.5 (Mitigation Obligations; Replacement of Lenders) of the Common Terms Agreement).

“Parent Guarantees” means the Phase 1 Parent Guarantees and the Phase 2 Parent Guarantees.

“Participant” means each Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) to whom a Facility Lender may sell participations from time to time.

“Participant Register” means a register on which each Facility Lender which sells a participation, enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the relevant Facility Agreement or other obligations under the Finance Documents. Each Facility Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a Participant Register.

“Parties” means, with respect to any agreement, the signatories to such agreement.

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CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Patent Licenses” means all agreements, licenses and covenants providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether an Obligor is licensee or licensor thereunder) including each agreement required to be listed in Schedule J (Intellectual Property) to the Common Security and Account Agreement under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).

“Patents” means all United States and foreign and multinational patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including:

(a)

each patent and patent application required to be listed in Schedule J (Intellectual Property) to the Common Security and Account Agreement under the heading “Patents” (as such schedule may be amended or supplemented from time to time);

(b)	all reissues, substitutes, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof;

(c)	all inventions and improvements described and claimed therein;

(d)	all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof;

(e)	all proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and

(f)	all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Payment Date” means each CTA Payment Date and any other date for payment of Senior Debt Obligations (including payment dates for the payment of interest) under or pursuant to any Senior Debt Instrument, including any Indenture, or Permitted Hedging Instrument.

“Payment Default” means any event of default under Section 15.1(a) (Loan Facility Events of Default – Payment Default) of the Common Terms Agreement and any comparable provision in any Senior Debt Instrument then in effect entered into after the date of the Common Security and Account Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

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CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Pension Plan” means a Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“Performance Liquidated Damages” means any liquidated damages resulting from the Project Facilities’ performance that are required to be paid by a Construction Contractor or any other counterparty to a Material Project Agreement for or on account of any diminution to the performance of the Project Facilities.

“Performance Test” has the meaning given to such term in each applicable Material Construction Contract.

“Permit” means (a) any authorization, consent, approval, license, lease, ruling, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, by or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with, in the cases of the foregoing clauses (a) through (d), any Governmental Authority and then required for the development, construction and operation of the Project Facilities as contemplated in the Finance Documents and the Material Project Agreements then in effect.

“Permitted Additional Working Capital Debt” means any additional working capital debt incurred pursuant to Section 6.2 (Working Capital Debt); provided that,

(1) no Event of Default or Unmatured Event of Default has occurred and is Continuing or could reasonably be expected to occur after giving effect to the incurrence of the Working Capital Debt and (2) any Senior Debt Instrument governing the additional working capital debt shall require the Borrower to reduce the principal amount relating to any revolving Loans thereunder to $0 for a period of at least five consecutive Business Days at least once per calendar year.

“Permitted Completion Amount” means a sum equal to an amount certified by the Borrower (and confirmed reasonable by the Independent Engineer) on the Project Phase 2 Completion Date as necessary to pay 125% of the Permitted Completion Costs.

“Permitted Completion Costs” means unpaid Project Costs (including Project Costs not included in the Construction Budget and Schedule delivered on the Upsize Closing Date) that the Borrower reasonably anticipates will be required for the Project Facilities to pay all remaining costs associated with outstanding Punch List Items (as defined in the Material Construction Contracts) work, retainage, fuel incentive payments, disputed amounts, start-up costs, bonuses and other costs required under the Material Construction Contracts.

“Permitted Development Expenditures” means Development Expenditures that:

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(a)	are required by applicable law or regulations, any consent from a Governmental Authority, Industry Standards or Prudent Industry Practice applicable to the Development;

(b)	are otherwise used for the Development; or

(c)	are otherwise used for an Expansion permitted in accordance with Section 7.2 (Expansion Contracts) of the Common Terms Agreement; and

are funded from (i) Equity Funding not otherwise committed to other expenditure for the Development, (ii) Insurance Proceeds and Condemnation Proceeds to the extent permitted by Article 5 (Insurance and Condemnation Proceeds and Performance Liquidated Damages) of the Common Security and Account Agreement or proceeds of dispositions to the extent permitted by Section 12.17 (Sale of Project Property) of the Common Terms Agreement or any equivalent provision of any other Senior Debt Instrument and (iii) Retained Excess Cash Flow, in the case of each of the foregoing sub-clauses (i), (ii) and (iii), in each case as expressly permitted under the Finance Documents and which use for the contemplated development could not reasonably be expected to have a Material Adverse Effect.

“Permitted Finance Costs” means, for any period, the sum of all amounts of principal, interest, fees and other amounts payable in relation to Indebtedness (other than Senior Debt and other than LC Costs and other amounts payable in relation to Indebtedness that constitute Operation and Maintenance Expenses) permitted by Section 12.14(b) (Limitation on Indebtedness) (including guarantees thereof permitted under Section 12.15 (Guarantees) of the Common Terms Agreement during such period) plus all amounts payable during such period pursuant to Permitted Hedging Instruments that are not secured, plus any amounts required to be deposited in margin accounts pursuant to Permitted Hedging Instruments; provided that Permitted Finance Costs will not include funds categorized as Operation and Maintenance Expenses under the last sentence of the definition thereof.

“Permitted Finance Costs Reserve Account” is the account described in Section 4.3(a)(xiii) (Accounts) of the Common Security and Account Agreement.

“Permitted Hedging Instrument” means (a) each Initial Permitted Senior Debt Hedging Instrument; (b) each Upsize Permitted Senior Debt Hedging Instrument or (c) a Hedging Instrument entered into by the Borrower in the ordinary course of business, including any Hedging Instrument entered into in connection with forward sale or factoring contracts related to Pre-Completion Revenues, and that (i) is with a Hedging Bank or a Gas Hedge Provider, and (ii) is entered for non- speculative purposes and is on arm’s-length terms; provided that if such Hedging Instrument is a Gas Hedging Instrument, it is for a period not to exceed the three

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

prompt month contracts (or in the case of Basis Swaps, thirty six months) and the aggregate quantum under all (1) Futures Contracts, Fixed-Floating Futures Swaps, NYMEX Natural Gas Futures Contracts and Swing Swaps does not exceed 50 TBtu, (2) Index Swaps does not exceed 23.25 TBtus, and (3) Basis Swaps does not exceed 23.25 TBtus, where the limitations in each of the categories described in sub-clauses (1), (2) and (3) are not aggregated. “Permitted Hedging Instrument” includes any “Permitted Senior Debt Hedging Instrument.” For the avoidance of doubt, each Anticipatory Hedge shall constitute (i) a Permitted Hedging Instrument and (ii) upon the relevant counterparty acceding to the Common Security and Account Agreement, a Permitted Senior Debt Hedging Instrument, in each case for all purposes hereunder and under the other Transaction Documents. As used in the preceding sentence, “Anticipatory Hedge” means any interest rate transaction between a Hedging Bank and Venture Global LNG, Inc. or the Borrower entered into prior to the Initial Closing Date, and any Hedging Instrument entered into between a Hedging Bank and the Borrower, which results from an assignment, novation, participation, or any other conveyance or transfer of an Anticipatory Hedge (including any restructuring thereof or offsetting transactions related thereto) to the Borrower.

“Permitted Hedging Liabilities” means all present and future liabilities (actual or contingent) payable or owing by an Obligor under Permitted Hedging Instruments (including the obligation to pay a Hedging Termination Amount) together with:

(a)	any novation, deferral or extension of any of those liabilities;

(b)	any claim for damages or restitution arising out of, by reference to or in connection with any of those liabilities;

(c)

any claim flowing from any recovery by an Obligor or a receiver or liquidator thereof or any other Person of a payment or discharge in respect of any of those liabilities on grounds of preference or otherwise; and

(d)

any amounts (such as post-insolvency interest) which could be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Permitted Liens” means:

(a)

Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings in relation to which appropriate reserves are maintained and liens for customs duties that have been deferred in accordance with the laws of any applicable jurisdiction;

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CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b)	deposits or pledges to secure obligations under workmen’s compensation, old age pensions, social security or similar laws or under unemployment insurance;

(c)

deposits or other financial assurances to secure bids, tenders, contracts (other than for borrowed money), leases, concessions, licenses, statutory obligations, surety and appeal bonds (including any bonds permitted under the Material Construction Contracts), performance bonds and other obligations of like nature arising in the ordinary course of business and cash deposits incurred in connection with natural gas purchases;

(d)

mechanics’, workmen’s, materialmen’s, suppliers’, warehouse, Liens of lessors and sublessors or other like Liens arising or created in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith;

(e)

servitudes, easements, rights of way, encroachments and other similar encumbrances burdening the Project Facilities’ land that are granted in the ordinary course, imperfections of title on real property, and restrictive covenants, zoning restrictions, licenses or conditions on the grant of real property (in relation to such real property); provided that such servitudes, easements, rights of way, encroachments and other similar encumbrances, imperfections, restrictive covenants, restrictions, licenses or conditions do not materially interfere with the Development as contemplated in the Finance Documents and the Material Project Agreements or have a material adverse effect on the Security Interests;

(f)	Liens to secure Indebtedness permitted by Sections 12.14(i) and (q) (Limitation on Indebtedness) of the Common Terms Agreement;

(g)	the Security Interests;

(h)

Liens in the ordinary course of business arising from or created by operation of applicable law or required in order to comply with any applicable law and that could not reasonably be expected to cause a Material Adverse Effect or materially impair the Development’s use of the encumbered assets;

(i)

Liens in the ordinary course of business over any assets (the aggregate value of which assets at the time any such Lien is granted does not exceed $75 million) that could not reasonably be expected to cause a Material Adverse Effect or materially impair the Development’s use of the encumbered assets;

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CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(j)

contractual or statutory rights of set-off (including netting) granted to the Obligors’ bankers, under any Permitted Hedging Instrument or any Material Project Agreement and that could not reasonably be expected to cause a Material Adverse Effect;

(k)

deposits or other financial assurances to secure reimbursement or indemnification obligations in respect of letters of credit or in respect of letters of credit put in place by an Obligor and payable to suppliers, service providers, insurers or landlords in the ordinary course of business;

(l)	Liens that are scheduled exceptions to the coverage afforded by a Title Policy on the Upsize Closing Date or later date of amendment of a Title Policy or delivery of a new Title Policy;

(m)

legal or equitable encumbrances (other than any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment) deemed to exist by reason of the existence of any pending litigation or other legal proceeding if the same is effectively stayed or the claims secured thereby are being contested in good faith and by appropriate proceedings and an appropriate reserve has been established in respect thereof in accordance with GAAP;

(n)	the Liens created pursuant to the Real Property Documents;

(o)	Liens created by any fee owner under a Lease, to the extent permitted by such Lease;

(p)	Liens by any Obligor in favor of any other Obligor; and

(q)

Liens arising out of judgments or awards not constituting an Event of Default so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate cash reserves, bonds or other cash equivalent security have been provided or are fully covered by insurance (other than any customary deductible).

“Permitted Payments” means, without duplication as to amounts allowed to be distributed under any other provision of the Common Terms Agreement:

(a)

payments to an Affiliate of the Borrower to permit such Affiliate to pay its reasonable accounting, legal and administrative expenses when due, in an aggregate amount not to exceed $10 million per calendar year (escalating annually in accordance with the applicable Material Project Agreements); and

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CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b)

with respect to any periods (or portions thereof), the amount sufficient to permit pro rata distributions to each direct or indirect equity holder of the Obligors to pay U.S. federal, state, local or non-U.S. income or similar Taxes (including estimated taxes) attributable to its direct or indirect interests in the Obligors for each taxable year, as reasonably determined by the Obligors (a) utilizing an assumed tax rate equal to the highest combined marginal U.S. federal, state and local income tax rate applicable to an individual resident in, or a corporation doing business in, the State of New York, whichever is higher, and (b)(1) taking into account the character of income (e.g., as ordinary or capital gain), (2) taking into account Medicare taxes under Section 1411 of the Code, (3) taking into account any applicable limitations with respect to deductions, and (4) ignoring the effects of Sections 199A, 734 and 743 of the Code.

“Permitted Senior Debt Hedging Instrument” means a Permitted Hedging Instrument in respect of which the Hedging Banks has acceded to the Common Security and Account Agreement.

“Permitted Senior Debt Hedging Liabilities” means all present and future liabilities (actual or contingent) payable or owing by an Obligor under Permitted Senior Debt Hedging Instruments (including the obligation to pay a Senior Debt Hedging Termination Amount) together with:

(a)	any novation, deferral or extension of any of those liabilities;

(b)	any claim for damages or restitution arising out of, by reference to or in connection with any of those liabilities;

(c)

any claim flowing from any recovery by an Obligor or a receiver or liquidator thereof or any other Person of a payment or discharge in respect of any of those liabilities on grounds of preference or otherwise; and

(d)

any amounts (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Person” means any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity whether enjoying legal personality or not, and includes its successors or permitted assignees.

“Petronas” means Petronas LNG Ltd.

“PGNIG” means PKN Orlen S.A. (fka Polskie Górnictwo Naftowe I Gazownictwo Spółka Akcyjna).

“P2 WCF Sublimit” has the meaning given in Section 6.2(a) (Working Capital Debt).

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CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Phase 1 Construction Contractors” means the EPC Contractor, the Pipeline Contractors, BHES, UOP, Weeks-Massman, CB&I and Mammoet.

“Phase 1 EPC Contract” means the Second Amended and Restated Engineering, Procurement and Construction Agreement, dated as of January 7, 2022, by and between the Borrower and EPC Contractor as supplemented by the Limited Notice to Proceed, dated as of January 12, 2022, Addendum No. 1 to Limited Notice to Proceed, dated as of April 1, 2022, Addendum No. 2 to Limited Notice to Proceed, dated as of May 1, 2022, and Notice to Proceed, dated as of May 25, 2022, and as amended by Change Order No. 1 dated as of May 17, 2022, Change Order No. 2, dated as of May 20, 2022, Change Order No. 3 dated as of September 30, 2022, Change Order No. 4 dated as of October 12, 2022, and Change Order No. 5, dated as of March 2, 2023, and as amended by Amendment No.1 to Second Amended and Restated Engineering, Procurement and Construction Agreement, dated October 11, 2022, Amendment No.2 to Second Amended and Restated Engineering, Procurement and Construction Agreement, dated February 1, 2023, together with each Phase 1 EPC Contract Guaranty.

“Phase 1 EPC Contract Guaranty” means each of (i) the Guaranty, dated as of April 21, 2021, by KBR, Inc. for the benefit of the Borrower and (ii) the Guaranty, dated as of April 21, 2021, by Zachry Holdings, Inc. for the benefit of the Borrower.

“Phase 1 Excess Capacity LNG SPA” means the LNG Sales and Purchase Agreement (FOB) (Phase 1), dated as of September 14, 2021, by and between the Borrower and Venture Global Commodities, LLC, as amended by Amendment No. 1 to LNG Sales and Purchase Agreement (FOB), dated as of February 3, 2022, and Amendment No. 2 to LNG Sales and Purchase Agreement (FOB), dated as of April 12, 2022.

“Phase 1 Initial LNG Buyers” means EDF, Sinopec, CNOOC, Shell and PGNIG.

“Phase 1 Initial LNG SPA Guarantees” means:

(a) the Parent Company Guarantee, dated as of December 21, 2021, by CNOOC Gas and Power Group Co., Ltd. in favor of the Borrower;

(b) Guarantee, dated as of March 1, 2022, by Shell USA, Inc. in favor of the Borrower; and

(c) Any other guarantee delivered to the Borrower under a Phase 1 Initial LNG SPA.

“Phase 1 Initial LNG SPAs” means the following LNG SPAs entered into between the Borrower and the Phase 1 Initial LNG Buyers or Venture Global Commodities, LLC, as applicable, on or before the Initial Closing Date:

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(a)

LNG Sales and Purchase Agreement (FOB), dated as of September 28, 2018, by and between the Borrower and PGNIG, as amended by Amendment No. 1 to LNG Sales and Purchase Agreement (FOB), dated as of June 12, 2019, and Amendment No. 2 to LNG Sales and Purchase Agreement (FOB), dated as of September 2, 2021, and as supplemented by the Letter, dated as of June 25, 2021, the Letter, dated as of November 22, 2021 and the Letter, dated as of March 11, 2022;

(b)

LNG Sales and Purchase Agreement (FOB), dated as of February 24, 2020, by and between the Borrower and EDF, as amended by Amendment No. 1 to LNG Sales and Purchase Agreement (FOB), dated as of March 11, 2022 and as supplemented by the Letter, dated as of November 9, 2020, and as amended by Amendment No. 2 to LNG Sales and Purchase Agreement (FOB), dated as of May 25, 2022;

(c)

LNG Sales and Purchase Agreement (FOB), dated as of September 1, 2021, by and between the Borrower and Sinopec, as supplemented by the Letter, dated as of September 28, 2021 and the Letter, dated as of March 15, 2022 and as amended by Amendment No. 1 to LNG Sales and Purchase Agreement (FOB), dated as of May 18, 2022;

(d)

LNG Sales and Purchase Agreement (DPU), dated as of September 1, 2021, by and between the Borrower and Sinopec, as supplemented by the Letter, dated as of September 28, 2021 and the Letter, dated as of March 15, 2022 and as amended by Amendment No. 1 to LNG Sales and Purchase Agreement (DPU), dated as of May 18, 2022;

(e)	LNG Sales and Purchase Agreement (FOB), dated as of December 9, 2021, by and between the Borrower and CNOOC, as supplemented by the Letter, dated as of March 15, 2022;

(f)	LNG Sales and Purchase Agreement (FOB), dated as of February 25, 2022, by and between the Borrower and Shell; and

(g)	the Phase 1 Excess Capacity LNG SPA.

“Phase 1 Lenders’ Reliability Test” means a 90-day test which demonstrates that the Phase 1 Project Facilities’ overall production during the applicable time periods can meet the applicable minimum cumulative LNG production volumes without exceeding a maximum amount of allowable downtime, in accordance with and as more specifically set forth in Schedule O – 1 (Phase 1 Lenders’ Reliability Test Criteria) to the Common Terms Agreement or as otherwise agreed among the Borrower, the Facility Lenders and the Independent Engineer.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Phase 1 LNG Facility” means the approximately 13.33 MTPA nameplate first phase of the Project, consisting of twelve integrated single mixed refrigerant liquefaction blocks and supporting facilities, four natural gas pre-treatment units (each capable of supporting approximately 5.0 MTPA of LNG production capacity), two 200,000 cubic meter cryogenic LNG storage tanks, a marine terminal with two LNG berthing docks that can accommodate vessels up to at least 200,000 cubic meters in capacity, and a nominal 611 megawatt (720 megawatt peak) inside the fence, air-cooled combined-cycle gas-fired power plant with an approximately 255 megawatt of additional gas-fired turbine power generation, in each case (i) with related onsite utilities and supporting infrastructure and (ii) as such facilities may be improved, replaced, modified, changed or expanded in accordance with the Finance Documents.

“Phase 1 LNG Facility Date Certain” means February 28, 2027; provided that if, on or prior to February 28, 2027, the Borrower certifies to the Intercreditor Agent (and the Independent Engineer reasonably concurs with such certification in writing) that (i) the only remaining condition to the Project Phase 1 Completion Date as of the date of delivery of such certification, other than conditions that can only be satisfied on the Project Phase 1 Completion Date, is the condition specified in Section 14.1(c)(iii) (Conditions to Occurrence of the Project Phase 1 Completion Date – Physical Completion Certificate) and (ii) the Phase 1 Lenders’ Reliability Test has commenced in accordance with the procedures specified in Section 12.11 (Witnessing Performance Tests and Lenders’ Reliability Tests; Settlement of Liquidated Damages) and the Independent Engineer reasonably expects the Phase 1 Lenders’ Reliability Test to be completed on or prior to May 29, 2027, then for all purposes under this Agreement the “Phase 1 LNG Facility Date Certain” means May 29, 2027.

“Phase 1 LTS Purchase Order” means that certain Amended and Restated Purchase Order Contract for the Sale of Liquefaction Train System, dated as of January 19, 2022, by and between Borrower and BHES, as amended by Change Order No. 1 under the Purchase Order Contract for the Sale of Liquefaction Train System, dated as of September 30, 2021, Change Order No. 2 under the Amended and Restated Purchase Order Contract for the Sale of Liquefaction Train System, dated as of February 25, 2022 and Change Order No. 3 under the Amended and Restated Purchase Order Contract for the Sale of Liquefaction Train System, dated as of October 24, 2022, and as supplemented by Limited Notice to Proceed Under the Purchase Order Contract for the Sale of Liquefaction Train System, dated as of September 30, 2021, Full Notice to Proceed Under the Amended and Restated Purchase Order Contract for the Sale of Liquefaction Train System, dated as of February 25, 2022, issued by Borrower, Letter Agreement re: UOP Pre-Treatment System, dated as of December 22, 2021 and Letter Agreement re: UOP Pre- Treatment System, dated as of May 23, 2022.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Phase 1 Marine Works Construction Agreement” means that certain Construction Agreement Relating to Marine Works, dated as of October 8, 2021, by and between the Borrower and Weeks-Massman, as supplemented by Anticipated LNTP, dated as of October 11, 2021, issued by the Borrower and Notice to Proceed, dated as of March 14, 2022, as amended by Change Order No. 1 dated as of October 11, 2022 and Change Order No. 2 dated as of January 31, 2023.

“Phase 1 Material Construction Contracts” means, together, each of the following documents:

(a)	the Phase 1 EPC Contract;

(b)	the Pipeline Construction Contracts;

(c)	the Phase 1 LTS Purchase Order;

(d)	the PIS 2021 Purchase Order;

(e)	the PIS 2022 Purchase Order;

(f)	the Phase 1 Pretreatment Contract;

(g)	the Phase 1 Marine Works Construction Agreement;

(h)	the Construction Dock and Marine Offloading Facilities Construction Agreement;

(i)	the Storm Surge Wall Construction Agreement;

(j)	the Phase 1 Storage Tanks EPC Contract; and

(k)	the Bridge Lease Agreement.

“Phase 1 Material Project Agreements” means:

(a)	the Phase 1 Initial LNG SPAs (except the Phase 1 Excess Capacity LNG SPA);

(b)	the Phase 1 Initial LNG SPA Guarantees;

(c)	the Phase 1 Material Construction Contracts;

(d)	the Gas Transportation Agreements;

(e)	the Service Agreements (other than the agreement described in clauses (g), (h) and (i) of the definition thereof);

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(f)	from and after the entry into such agreement, the agreement described in clause (g), (h) and (i) of the definition of “Service Agreements”;

(g)	the Site Works Contracts;

(h)	the Leases;

(i)	the Phase 1 Parent Guarantees;

(j)	prior to the Project Phase 2 Completion Date, the Access License Agreements;

(k)	the Pipeline Service Agreements; and

(l)	any Subsequent Material Project Agreement with respect to the Phase 1 Project Facilities,

provided, however, that the Supplemental Phase 1 LNG SPA shall not be a Phase 1 Material Project Agreement and that any Phase 1 Material Project Agreement shall cease to be a Phase 1 Material Project Agreement when all material obligations thereunder have been performed and paid in full.

“Phase 1 Material Project Counterparties” means each of the Phase 1 Construction Contractors, the Phase 1 Initial LNG Buyers, CNOOC Gas and Power Group Co., Ltd., Shell USA, Inc., Texas Eastern Transmission, LP, Tennessee Gas Pipeline Company, L.L.C., Columbia Gulf Transmission, LLC, Baker Hughes Holdings LLC, General Electric Company, McDermott International, Ltd., Honeywell International Inc., KBR, Inc., Zachry Holdings, Inc., Plaquemines Tug Services, LLC, the Manager, the Operator, the Pipeline Operator, WT Byler Co., Inc., Remedial Construction Services, L.P., ENTACT Environmental Services, Inc., The Plaquemines Port Harbor and Terminal District, Plaquemines Land Ventures, LLC and each other party (other than an Obligor) to a Phase 1 Material Project Agreement.

“Phase 1 Parent Guarantees” means:

(a)	Guaranty Agreement, dated as of February 26, 2021, by Baker Hughes Holdings LLC for the benefit of the Borrower, relating to the Phase 1 LTS Purchase Order;

(b)	Parent Guaranty Agreement, dated as of March 26, 2021, by General Electric Company for the benefit of BHES and the Borrower, relating to the PIS 2021 Purchase Order;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(c)	Guaranty Agreement, dated as of February 26, 2021, by Baker Hughes Holdings LLC for the benefit of the Borrower, relating to the PIS 2021 Purchase Order;

(d)	Guaranty Agreement, dated as of February 8, 2022, by Baker Hughes Holdings LLC for the benefit of the Borrower, relating to the PIS 2022 Purchase Order;

(e)

Parent Guaranty Agreement, dated as of February 24, 2022, by General Electric Company for the benefit of BHES and the Borrower, as supplemented by Letter Agreement, dated as of February 24, 2022, by and between General Electric Company, BHES and the Borrower, relating to the PIS 2022 Purchase Order;

(f)

Parent Guarantee, dated as of April 12, 2019, by McDermott International, Ltd. (as assignee of McDermott International, Inc.), in favor of the Borrower, as assigned pursuant to the Assignment, Assumption, and Amendment Agreement, dated as of November 8, 2021, by and among McDermott International, Inc., McDermott International, Ltd., the Borrower and CB&I;

(g)	Parent Guarantee (Phase 1), dated as of April 12, 2019, by Honeywell International Inc. in favor of the Borrower;

(h)	Parent Guarantee, dated as of March 11, 2022, by Keller Holdings, Inc. in favor of the Borrower; and

(i)	each Phase 1 EPC Contract Guaranty.

“Phase 1 Pre-Completion Revenues Account” is the account described in Section 4.3(a)(iii) (Accounts) of the Common Security and Account Agreement.

“Phase 1 Pretreatment Contract” means that certain Second Amended and Restated Engineering and Procurement Agreement (Phase 1), dated as of December 23, 2021, by and between the Borrower and UOP, as amended by Change Order No. 1, dated as of August 26, 2022 and as supplemented by Limited Notice to Proceed No. 1, dated as of September 27, 2021, Anticipated LNTP, dated as of November 16, 2021, and Notice to Proceed, dated April 29, 2022, together with that certain Second Amended and Restated Natural Gas Integrated Pretreatment Block License Agreement (Phase 1), dated as of December 23, 2021, by and between the Borrower and UOP.

“Phase 1 Project Facilities” means the Phase 1 LNG Facility and the Gator Express Pipeline, as such facilities may be repaired and replaced from time to time or modified, changed or expanded as permitted in the Finance Documents.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Phase 1 Punch List Amount” means not less than 125% of any punch list items in respect of the Phase 1 Project Facilities.

“Phase 1 Reserve Amounts” has the meaning given in Section 14.1(e) (Conditions to Occurrence of the Project Phase 1 Completion Date – Payment).

“Phase 1 Storage Tanks EPC Contract” means that certain LNG Storage Tanks Engineering, Procurement and Construction Agreement (Phase 1), dated as of April 12, 2019, by and between the Borrower and CB&I, as amended by Amendment No. 1 to LNG Storage Tanks Engineering, Procurement and Construction Agreement (Phase 1), dated as of June 30, 2020, Amendment No. 2 to LNG Storage Tanks Engineering, Procurement and Construction Agreement (Phase 1), dated as of August 13, 2020, Amendment No. 3 to LNG Storage Tanks Engineering, Procurement and Construction Agreement (Phase 1), dated as of September 3, 2020, Amendment No. 4 to LNG Storage Tanks Engineering, Procurement and Construction Agreement (Phase 1), dated as of September 17, 2020, Amendment No. 5, dated as of December 2, 2022, and Change Order No. 1, dated as of November 16, 2021, Change Order No. 2, dated as of March 17, 2022, and Change Order No. 3, dated as of August 8, 2022, and as supplemented by Limited Notice to Proceed No. 1, dated as of September 25, 2020, Notice to Proceed, dated as of September 30, 2021, and Waiver, dated as of November 2, 2021.

“Phase 2 Construction Contractors” means the EPC Contractor, BHES, UOP, Weeks-Massman, and CB&I.

“Phase 2 EPC Contract” means the Engineering, Procurement and Construction Agreement (Phase 2), dated as of January 10, 2023, by and between the Borrower and EPC Contractor, as supplemented by the Limited Notice to Proceed, dated as of January 23, 2023, together with each Phase 2 EPC Contract Guaranty.

“Phase 2 EPC Contract Guaranty” means each of (i) the Guaranty, dated as of January 10, 2023, by KBR, Inc. for the benefit of the Borrower and (ii) the Guaranty, dated as of January 10, 2023, by Zachry Holdings, Inc. for the benefit of the Borrower.

“Phase 2 Excess Capacity LNG SPA” means the LNG Sales and Purchase Agreement (FOB) (Phase 2), dated as of September 14, 2021, by and between Borrower and Venture Global Commodities, LLC, as amended by Amendment No. 1 thereto dated as of September 22, 2022.

“Phase 2 Initial LNG Buyers” means NFE, Petronas, Exxon, ENBW, Chevron, China Gas and Excelerate.

“Phase 2 Initial LNG SPA Guarantees” means:

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(a)	Guarantee, dated as of March 2, 2022, by New Fortress Energy Inc. in favor of Borrower;

(b)	Guarantee, dated as of February 21, 2023, by China Gas Holdings Limited in favor of the Borrower;

(c)	Guarantee, dated as of February 22, 2023, by Excelerate Energy Limited Partnership in favor of the Borrower; and

(d)	any other guarantee delivered to the Borrower under a Phase 2 Initial LNG SPA.

“Phase 2 Initial LNG SPAs” means the following LNG SPAs entered into between the Borrower and the Phase 2 Initial LNG Buyers or Venture Global Commodities, LLC, as applicable, on or before the Upsize Closing Date:

(a)	LNG Sales and Purchase Agreement (FOB), dated as of March 2, 2022, by and between Borrower and NFE;

(b)	LNG Sales and Purchase Agreement (FOB), dated as of April 29, 2022, by and between Borrower and Petronas;

(c)	LNG Sales and Purchase Agreement (FOB), dated as of April 29, 2022, by and between Borrower and Exxon;

(d)	LNG Sales and Purchase Agreement (FOB), dated as of June 10, 2022, by and between Borrower and ENBW, as modified by the Notice of ACQ Increase dated September 29, 2022;

(e)	LNG Sales and Purchase Agreement (FOB), dated as of June 15, 2022, by and between Borrower and Chevron;

(f)	LNG Sales and Purchase Agreement (FOB), dated as of February 21, 2023, by and between Borrower and China Gas;

(g)	LNG Sales and Purchase Agreement (FOB), dated as of February 22, 2023, by and between the Borrower and Excelerate; and

(h)	the Phase 2 Excess Capacity LNG SPA.

“Phase 2 LNG Facility” means the approximately 6.67 MTPA nameplate second phase of the Project, consisting of six integrated single mixed refrigerant liquefaction blocks and supporting facilities, two natural gas pre-treatment units (each capable of supporting 5.0 MTPA of LNG production capacity), two 200,000 cubic meter cryogenic LNG storage tanks, one LNG berthing dock that can accommodate vessels up to at least 200,000 cubic meters in capacity, and the

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

balance of a nominal 611 megawatt (720 megawatt peak) inside-the-fence, air- cooled combined-cycle gas-fired power plant not completed in respect of the Phase 1 Project Facilities with an additional 25 megawatt gas-fired turbine with selective catalyst reduction to meet peak demand requirements, in each case (i) with related onsite utilities and supporting infrastructure and (ii) as such facilities may be improved, replaced, modified, changed or expanded in accordance with the Finance Documents.

“Phase 2 LNG Facility Date Certain” means December 31, 2027; provided that if, on or prior to December 31, 2027, the Borrower certifies to the Intercreditor Agent (and the Independent Engineer reasonably concurs with such certification in writing) that (i) the only remaining condition to the Project Phase 2 Completion Date as of the date of delivery of such certification, other than conditions that can only be satisfied on the Project Phase 2 Completion Date, is the condition specified in Section 14.3(c)(iii) (Conditions to Occurrence of the Project Phase 2 Completion Date – Physical Completion Certificate) and (ii) the Lenders’ Reliability Test has commenced in accordance with the procedures specified in Section 12.11 (Witnessing Performance Tests and Lenders’ Reliability Tests; Settlement of Liquidated Damages) and the Independent Engineer reasonably expects the Lenders’ Reliability Test to be completed on or prior to March 30, 2028, then for all purposes under this Agreement the “Phase 2 LNG Facility Date Certain” means March 30, 2028.

“Phase 2 LTS Purchase Order” means that certain Purchase Order Contract for the Sale of Liquefaction Train System, dated as of August 5, 2022, by and between the Borrower and BHES, as supplemented by the LNTP, dated as of September 15, 2022 and the FNTP, dated as of December 15, 2022.

“Phase 2 Marine Works Construction Agreement” means that certain Construction Agreement relating to Marine Works (Phase 2), dated as of October 10, 2022, by and between the Borrower and Weeks-Massman, as supplemented by Anticipated LNTP, dated as of October 14, 2022.

“Phase 2 Material Construction Contracts” means, together, each of the following documents:

(a)	the Phase 2 EPC Contract;

(b)	the Phase 2 LTS Purchase Order;

(c)	the PIS 2022 Purchase Order;

(d)	the Phase 2 Pretreatment Contract;

(e)	the Phase 2 Marine Works Construction Agreement; and

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(f)	the Phase 2 Storage Tanks EPC Contract.

“Phase 2 Material Project Agreements” means:

(a)	the Phase 2 Initial LNG SPAs (except the Phase 2 Excess Capacity LNG SPA);

(b)	the Phase 2 Initial LNG SPA Guarantees;

(c)	the Phase 2 Material Construction Contracts;

(d)	the Gas Transportation Agreements;

(e)	the Service Agreements (other than the agreement described in clauses (g), (h) and (i) of the definition thereof);

(f)	from and after the entry into such agreement, the agreement described in clause (g), (h) and (i) of the definition of “Service Agreements”;

(g)	the Leases;

(h)	the Phase 2 Parent Guarantees;

(i)	prior to the Project Phase 2 Completion Date, the Access License Agreements;

(j)	the Pipeline Service Agreements; and

(k)	any Subsequent Material Project Agreement with respect to the Phase 2 LNG Facility,

provided, however, any Phase 2 Material Project Agreement shall cease to be a Phase 2 Material Project Agreement when all material obligations thereunder have been performed and paid in full.

“Phase 2 Material Project Counterparties” means each of the Phase 2 Construction Contractors, the Phase 2 Initial LNG Buyers, New Fortress Energy Inc., China Gas Holdings Limited, Excelerate Energy Limited Partnership, Texas Eastern Transmission, LP, Tennessee Gas Pipeline Company, L.L.C., Columbia Gulf Transmission, LLC, Baker Hughes Holdings LLC, General Electric Company, McDermott International, Ltd., Honeywell International Inc., KBR, Inc., Zachry Holdings, Inc., Plaquemines Tug Services, LLC, the Manager, the Operator, the Pipeline Operator, The Plaquemines Port Harbor and Terminal District, Plaquemines Land Ventures, LLC and each other party (other than an Obligor) to a Phase 2 Material Project Agreement.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Phase 2 Parent Guarantees” means:

(a)	Guaranty Agreement, dated as of February 8, 2022, by Baker Hughes Holdings LLC for the benefit of the Borrower, relating to the PIS 2022 Purchase Order;

(b)

Parent Guaranty Agreement, dated as of February 24, 2022, by General Electric Company for the benefit of BHES and the Borrower, as supplemented by Letter Agreement, dated as of February 24, 2022, by and between General Electric Company, BHES and the Borrower, relating to the PIS 2022 Purchase Order;

(c)

Parent Guarantee (Phase 2), dated as of April 12, 2019, by McDermott International, Ltd. (as assignee of McDermott International, Inc.), in favor of the Borrower, pursuant to the Assignment, Assumption, and Amendment Agreement, dated as of November 8, 2021, by and among McDermott International, Inc., McDermott International, Ltd., the Borrower and CB&I;

(d)	Guaranty Agreement, dated as of August 5, 2022, by Baker Hughes Holdings LLC for the benefit of the Borrower, relating to the Phase 2 LTS Purchase Order;

(e)	Parent Guarantee (Phase 2), dated as of April 12, 2019, by Honeywell International Inc. in favor of the Borrower; and

(f)	each Phase 2 EPC Contract Guaranty.

“Phase 2 Pre-Completion Revenues Account” is the account described in Section 4.3(a)(iv) (Accounts) of the Common Security and Account Agreement.

“Phase 2 Pretreatment Contract” means that certain Amended and Restated Engineering and Procurement Agreement (Phase 2), dated as of August 26, 2022, by and between the Borrower and UOP, as supplemented by the Anticipated LNTP, dated as of August 26, 2022, and Notice to Proceed, dated as of February 22, 2023, together with that certain Amended and Restated Natural Gas Integrated Pretreatment Block License Agreement (Phase 2), dated as of August 26, 2022, by and between the Borrower and UOP.

“Phase 2 Storage Tanks EPC Contract” means that certain LNG Storage Tanks Engineering, Procurement and Construction Agreement (Phase 2), dated as of April 12, 2019, by and between the Borrower and CB&I, as amended by Amendment No. 1 to LNG Storage Tanks Engineering, Procurement and Construction Agreement (Phase 2), dated as of June 25, 2021, Amendment No. 2 to LNG Storage Tanks Engineering, Procurement and Construction Agreement (Phase 2), dated as of September 29, 2021, Change Order No. 1, dated as of June 6, 2022, Change Order

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

No. 2, dated as of October 28, 2022, Change Order No. 3, dated as of December 2, 2022 and Change Order No. 4, dated as of January 30, 2023, as supplemented by Notice to Proceed, dated as of March 31, 2022, as assigned from Borrower to Venture Global LNG, Inc. pursuant to that certain Assignment and Assumption Agreement, dated as of March 31, 2022, and as assigned from Venture Global LNG, Inc. to Borrower pursuant to that certain Assignment and Assumption Agreement, dated as of March 13, 2023.

“Pipeline Construction Contracts” means:

(a)

the Pipeline Construction Agreement, dated as of August 12, 2021, by and between the Guarantor and Sunland Construction, Inc., as amended by Change Order No. 1 dated as of February 9, 2022, Change Order No. 2, dated as of July 11, 2022, and Change Order No. 3, dated as of February 14, 2023, and as supplemented by Limited Notice to Proceed No. 1, dated as of November 12, 2021, Limited Notice to Proceed No. 2, dated as of November 12, 2021, Extra Work Authorization No. 0001, Rev. 1, dated as of December 2, 2021, Limited Notice to Proceed No. 3, dated as of January 26, 2022, Extra Work Authorization No. 0002, dated as of February 2, 2022, Limited Notice to Proceed No. 4, dated as of April 14, 2022, Limited Notice to Proceed No. 5, dated as of May 3, 2022, Limited Notice to Proceed No. 6, dated as of May 13, 2022 and Full Notice to Proceed, dated as of May 25, 2022 (the “Sunland Pipeline Construction Contract”); and

(b)

the Engineering, Procurement and Construction Management Agreement, dated as of August 25, 2021, by and between the Guarantor and Gulf Interstate Engineering Company, as amended by Amendment No. 1 to Engineering, Procurement and Construction Management Agreement, dated as of March 3, 2023, and as supplemented by Full Notice to Proceed, dated as of October 11, 2021, and as amended by Change Order No. 1, dated as of January 18, 2022, Change Order No. 2, dated as of March 3, 2022, Change Order No. 3, dated as of December 13, 2022, Change Order No. 4, dated as of February 22, 2023 and Amendment No. 1 to Engineering, Procurement and Construction Management Agreement, dated as of March 3, 2023.

“Pipeline Contractors” means Sunland Construction, Inc. and Gulf Interstate Engineering Company.

“Pipeline Operator” means Gator Express Operations, LLC, a limited liability company organized under the laws of the State of Delaware.

“Pipeline Service Agreements” means:

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(a)	Firm Transportation Service Agreement, dated as of April 18, 2022, by and between the Guarantor and the Borrower;

(b)	Interruptible Transportation Service Agreement, dated as of April 18, 2022, by and between the Guarantor and the Borrower;

(c)	Service Agreement for Rate Schedule FT-1, dated as of January 31, 2021, by and between the Borrower and Texas Eastern Transmission, LP;

(d)

Interconnect Agreement (Gator Express M&R 74530), dated as of August 26, 2020, between the Guarantor and Texas Eastern Transmission, LP, as amended by Amendment to Interconnect Agreement, dated as of April 29, 2022;

(e)	Amended and Restated Interconnect Agreement (Gator Express Meter Fac 4095), dated as of March 31, 2022, between the Guarantor and Tennessee Gas Pipeline Company, L.L.C.;

(f)	FTS-1 Service Agreement, dated as of May 2, 2022, between Columbia Gulf Transmission, LLC and the Borrower;

(g)	Negotiated Rate Letter Agreement, dated as of April 22, 2022, between Columbia Gulf Transmission, LLC and the Borrower;

(h)	Discounted Rate Agreement, dated as of February 14, 2023, between Tennessee Gas Pipeline Company, L.L.C. and the Borrower;

(i)	Gas Transportation Agreement, dated as of February 14, 2023, between Tennessee Gas Pipeline, L.L.C. and the Borrower.

“PIS 2021 Purchase Order” means that certain Purchase Order Contract for the Sale of Power Island System, dated as of February 26, 2021, by and between the Borrower and BHES, as amended by Amendment No. 1 to Purchase Order Contract for the Sale of Power Island System, dated as of March 26, 2021, as modified by Change Order No. 01, dated as of September 28, 2021, Change Order No. 02, dated as of April 30, 2022, Change Order No. 03, dated as of December 23, 2022, and Change Order No. 04, dated as of December 23, 2022, and as supplemented by the Full Notice to Proceed Under the Purchase Order Contract for the Sale of Power Island System, dated as of November 18, 2021, issued by the Borrower, the Letter Agreement re: UOP Pre-Treatment System, dated as of December 22, 2021, and the Letter Agreement re: UOP Pre-Treatment System, dated as of May 23, 2022.

“PIS 2022 Purchase Order” means that certain Purchase Order Contract for the Sale of Power Island System, dated as of February 3, 2022, by and between the Borrower and BHES, as supplemented by the Full Notice to Proceed Only for Tranche A under the Purchase Order Contract for the Sale of Power Island System,

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

dated as of February 3, 2022, issued by the Borrower, Letter Agreement re: UOP Pre-Treatment System, dated as of May 23, 2022, the Full Notice to Proceed Only for Tranche B under the Purchase Order Contract for the Sale of Power Island System, dated as of September 30, 2022, issued by the Borrower and Letter Agreement re: UOP Pre-Treatment System, dated as of October 13, 2022 and as modified by the Change Order No. 01, dated December 31, 2022.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA, including any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and/or any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), that is or was maintained or contributed to by any Obligor or any ERISA Affiliate.

“Plaquemines Holdings” means Plaquemines LNG Holdings, LLC, a Delaware limited liability company.

“Pledge Agreement” has the meaning given in Section 3.3 (Security Interests to be Granted by Pledgor) of the Common Security and Account Agreement.

“Pledged Collateral” has the meaning given in Section 3.2(a) (Security Interests to be Granted by the Obligors – Pledge of Pledged Collateral) of the Common Security and Account Agreement.

“Pledged Debt Securities” has the meaning given in Section 3.2(a)(vii) (Security Interests to be Granted by the Obligors – Pledge of Pledged Collateral) of the Common Security and Account Agreement.

“Pledged Equity Interests” has the meaning given in Section 3.2(a)(i) (Security Interests to be Granted by the Obligors – Pledge of Pledged Collateral) of the Common Security and Account Agreement.

“Pledgor” means Plaquemines LNG Pledgor, LLC, a limited liability company organized under the laws of the State of Delaware.

“Pledgor Reaffirmation Agreement” means the Reaffirmation and Acknowledgment Agreement, dated as of the Upsize Closing Date, by and between the Pledgor and the Collateral Agent.

“Pre-Completion Quantities” has the meaning given in Section 8.5(a) (Sale of Pre- Completion Quantities).

“Pre-Completion Revenues” has the meaning given in Section 8.5(a)(iii) (Sale of Pre-Completion Quantities).

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Pro Rata Payment” means, in respect of the Senior Debt Obligations, a payment to a Senior Creditor on any date on which a payment of Senior Debt Obligations is made in which:

(a)

the amount of interest paid to such Senior Creditor on such date bears the same proportion to the total amount of interest payments made to all Senior Creditors on such date as (i) the total amount of Senior Debt Obligations for interest due to such Senior Creditor on such date bears to (ii) the total amount of Senior Debt Obligations for interest due to all Senior Creditors on such date;

(b)

the amount of principal paid to such Senior Creditor on such date bears the same proportion to the total amount of principal payments made to all Senior Creditors on such date as (i) the total amount of Senior Debt Obligations for principal due to such Senior Creditor on such date bears to (ii) the total amount of Senior Debt Obligations for principal due to all Senior Creditors on such date, in each case not including any principal payable by way of an acceleration of principal unless each Senior Debt Obligation has been accelerated; and

(c)

fees, commissions, indemnities and all amounts other than interest and principal paid to such Senior Creditor on such date bears the same proportion to the total fees, commissions, indemnities and such other amounts paid to all Senior Creditors on such date as (i) the total Senior Debt Obligations for fees, commissions, indemnities and such other amounts due to such Senior Creditor on such date bears to (ii) the total Senior Debt Obligations for fees, commissions, indemnities and such other amounts due to all Senior Creditors on such date.

If payments cannot be made exactly in such proportion due to minimum required payment amounts and required integral multiples of payments under Senior Debt Instruments, payments made in amounts as near such exactly proportionate amounts as possible shall be deemed to be Pro Rata Payments.

“Project” means the approximately 20.0 MTPA nameplate LNG liquefaction and export project located alongside the Mississippi River in Plaquemines Parish, Louisiana, consisting of the Phase 1 Project Facilities and the Phase 2 LNG Facility.

“Project Costs” means all costs of acquiring, leasing, designing, engineering, developing, permitting, insuring, financing (including (a) the repayment in full of the Bridge Loans and any accrued and unpaid interest thereon and (b) closing costs, other fees and expenses, commissions and discounts payable to any purchaser or underwriter of Senior Notes (to the extent such costs are paid from the proceeds of such Senior Notes), insurance costs (including premiums) and, except to the extent paid from the Revenue Account in accordance with Section 4.7(a)(ii) (Cash

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Waterfall) or Section 4.7(a)(iii) (Cash Waterfall), interest during construction and interest rate hedge expenses and Secured Party Fees during construction), constructing, installing, commissioning, testing and starting-up (including costs relating to all equipment, materials, spare parts and labor for) the Project Facilities, funding the Senior Facilities Debt Service Reserve Account and the Contingency Reserve Account and all other costs incurred with respect to the Development in accordance with the Construction Budget and Schedule, including working capital prior to the end of the Term Loan Availability Period (on terms set forth for the Working Capital Facility in the Credit Facility Agreement), gas purchase, transport and storage costs and Operation and Maintenance Expenses, in each case incurred, with respect to the Phase 1 Project Facilities, prior to the Project Phase 1 Completion Date and, with respect to the Phase 2 LNG Facility, prior to the Project Phase 2 Completion Date, and/or reimbursement of Drawstop Equity Contributions solely to the extent the proceeds of such Drawstop Equity Contributions have been used to pay Project Costs and after satisfaction of the conditions set forth in Section 4.3 (Conditions to Each Term Loan Advance). On any date on which a determination is being made whether specific sources of funding available to the Obligors are sufficient for the Development to achieve the Project Phase 1 Completion Date by the Phase 1 LNG Facility Date Certain or the Project Phase 2 Completion Date by the Phase 2 LNG Facility Date Certain, the Project Costs against which the applicable sources of funding are measured to make this determination will be the remaining Project Costs required to be spent in order to achieve the Project Phase 1 Completion Date and/or the Project Phase 2 Completion Date as determined as of such determination date based on the then-current Construction Budget and Schedule, including in the case of commissioning costs determined on a net basis consistent with the then-current Construction Budget and Schedule.

“Project Facilities” means the Phase 1 Project Facilities and the Phase 2 LNG Facility, as such facilities may be repaired and replaced from time to time or modified, changed or expanded as permitted in the Finance Documents.

“Project Phase 1 Completion Date” means the date upon which all of the conditions set forth in Section 14.1 (Conditions to Occurrence of the Project Phase 1 Completion Date) of the Common Terms Agreement have been either satisfied, or, in each case, waived by the Requisite Intercreditor Parties.

“Project Phase 1 Development” means the financing, development, engineering, acquisition, ownership, occupation, construction, equipping, testing, commissioning, completing, insurance, repair, operation, maintenance and use of the Phase 1 Project Facilities and the purchase, transportation and sale of Gas and the production, storage and sale of LNG, the export of LNG from the Phase 1 Project Facilities, the transportation of Gas to the Phase 1 Project Facilities by an Obligor or third parties, and the sale of other services or other products or by products of the Phase 1 Project Facilities and all activities incidental thereto, in each case in accordance with the Transaction Documents.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Project Phase 2 Completion Date” means the date upon which all of the conditions set forth in Section 14.3 (Conditions to Occurrence of the Project Phase 2 Completion Date) of the Common Terms Agreement have been either satisfied, or, in each case, waived by the Requisite Intercreditor Parties.

“Project Phase 2 Completion Date Distribution” means an amount equal to any amounts remaining on deposit in the Construction Account after giving effect to the application of clauses (iii)(A) through (iii)(E) of Section 14.4(c) (Project Phase 2 Completion Date Waterfall).

“Project Phase 2 Development” means the expansion of the Project to develop, engineer, construct and operate the Phase 2 LNG Facility.

“Project Property” means, at any point in time, all Project Facilities, material Permits in respect of the Development, information, data, results (technical, economic, business or otherwise) known and other information that was developed or acquired as a result of Development operations.

“Prudent Industry Practice” means, at a particular time, any of the practices, methods, standards and procedures (including those engaged in or approved by a material portion of the LNG industry) that, at that time, in the exercise of reasonable judgment in light of the facts known at the time a decision was made, could reasonably have been expected to accomplish the desired result consistent with good business practices, including due consideration of the Development’s reliability, environmental compliance, economy, safety and expedition, and which practices, methods, standards and acts generally conform to International LNG Terminal Standards and International LNG Vessel Standards, and solely with respect to Section 12.27 (Gas Transportation Arrangements; Gas Purchase Arrangements) of the Common Terms Agreement and the definition of “Qualified Gas Supplier”, the standard industry practice applicable to the gas supply industry, including providing due consideration of the need for reliable supply and taking into account the credit quality, track record and experience of suppliers, diversity of supply sources, quality of gas supplied and prudent contracting strategy in order to enable the Development to receive the quantum of natural gas required from time to time to meet the obligations of the Obligors under the LNG SPAs.

“PUHCA” means the Public Utility Holding Company Act of 2005 and FERC’s implementing regulations.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Qualified ECP Party” means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10 million at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Gas Supplier” means suppliers of Gas reasonably selected from time to time by the Borrower in accordance with Prudent Industry Practice, including the suppliers listed on Exhibit A to the Gas Sourcing Plan, as updated semi-annually.

“Qualified Operator” means any Person that, directly or indirectly through an affiliate, within the last five years, (a) is engaged in the business of procuring or transporting at least 1.0 Bcf of natural gas per day, (b) has operated LNG liquefaction facilities processing not less than 4.5 MTPA of LNG and (c) is in compliance with the requirements of the USA Patriot Act (including applicable, and uniformly applied, “know your customer” regulations) and all other applicable Anti-Terrorism and Money Laundering Laws and satisfies applicable “know your customer” requirements of the Facility Lenders. “Qualified Owner” means any Person that, directly or through an affiliate, (a) either (i) is (or is a Subsidiary or a controlled affiliate of) a Qualified Operator, (ii) has engaged a Qualified Operator to operate the Project Facilities, (iii) has engaged with one or more Affiliates of Venture Global LNG, Inc. to operate the Project Facilities or (iv) has provided the Intercreditor Agent with a certificate from the Independent Engineer stating that such Person (or its designated operator) is qualified to operate the Project Facilities, (b) either (i) has an Investment Grade rating or (ii) is a person that has a tangible net worth or assets of at least $10 billion, (c) has satisfied applicable “know your customer” requirements of the Facility Lenders and (d) is in compliance with the requirements of the USA Patriot Act (including applicable, and uniformly applied, “know your customer” regulations) and all other applicable Anti-Terrorism and Money Laundering Laws.

“Qualified Transporter” means any Person possessing the requisite FERC permit or requisite Louisiana Public Service Commission authorization to transport Gas.

“Qualifying LNG SPA” has the meaning given in Section 8.1(b) (LNG SPA Maintenance) of the Common Terms Agreement.

“Qualifying Term” means (a) with respect to any new LNG SPA that meets the conditions to be, or is approved as, a Qualifying LNG SPA, the term of such LNG SPA is no shorter than the lesser of (i) 12 years and (ii) the remaining notional 20- year amortization term of the Upsized Senior Debt or (b) with respect to any LNG SPA replacing a Qualifying LNG SPA, a term at least as long as the remaining term of the Qualifying LNG SPA it is replacing.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Quarterly Payment Date” means each March 31, June 30, September 30 and December 31.

“Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by an Obligor, including all easements, rights-of-way, servitudes and similar rights relating thereto and all leases and tenancies, and all rights of occupancy thereof of a nature comparable to a lease.

“Real Property Documents” means, at any time, (i) the documents evidencing the Real Estate owned (or leased) by the Obligors and (ii) the documents evidencing the Real Estate in which a license or servitude has been granted to an Obligor (including, for the avoidance of doubt for purposes of this clause (ii), documents evidencing Real Estate on which the Gator Express Pipeline is or is to be situated). As of the Upsize Closing Date, such documents referenced in clause (i) are set forth on Schedule U (Real Property Documents) to the Common Terms Agreement.

“Reasonable Commercial Terms” has the meaning given in Section 12.28(a) (Insurance Covenant) of the Common Terms Agreement.

“Receivable” means (i) all Accounts (as defined in the UCC) and (ii) all other rights to payment for goods or other property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered, whether or not such right is evidenced by an Instrument or Chattel Paper (each as defined in the UCC) or classified as a General Intangible (as defined in the UCC) and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation (as defined in the UCC) or collateral securing such Receivable.

“Receiver” means an administrator, a receiver or receiver and manager, or, where permitted by law, an administrative receiver or equivalent officer or person in a relevant jurisdiction of the whole or any part of the Collateral.

“Register” has the meaning given in Section 19.7 (Register) of the Common Terms Agreement.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective shareholders, members, partners, directors, officers, employees, agents, trustees, advisors and representatives of such Person and such Person’s Affiliates.

“Release” means, with respect to any Hazardous Material, any release, spill, emission, leaking, pouring, emptying, escaping, dumping, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of such Hazardous Material into the environment, including the movement of such Hazardous Material through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Relevant Interest Period” means, with respect to each Loan, the “Interest Period” and/or “Interest Payment Period”, as applicable, as defined in the relevant Facility Agreement.

“Repeated Representations” means the representations and warranties described in Section 5.2 (Repeated Representations and Warranties of the Obligors) of the Common Terms Agreement.

“Replacement Debt” has the meaning given in Section 6.3(a) (Replacement Debt) of the Common Terms Agreement.

“Replacement Facility Agent Accession Agreement” has the meaning given in Section 19.3(b)(ii) (Replacement of Facility Agents) of the Common Terms Agreement.

“Replacement Material Contract” means any agreement entered into in replacement of a Material Project Agreement (a) which has substantially similar or more favorable economic effect for Borrower or the Guarantor, as applicable, when taken as a whole together with any other agreements related thereto and (b) which has substantially similar or more favorable non-economic terms (taken as a whole) for Borrower or the Guarantor, as applicable, as the Material Project Agreement being replaced.

“Required Capital Expenditures” means capital expenditures required to meet the requirements of any applicable laws and regulations, Permits (or interpretations thereof), or insurance policies, Industry Standards, and Prudent Industry Practice with which the Obligors are obligated to comply under any Material Project Agreement and any other material agreements of the Obligors relating to the Development, including those relating to the environment.

“Required Export Authorization” means, with respect to a Qualifying LNG SPA at any time, (a) the Non-FTA Authorization and (b) the FTA Authorization to the extent that (i) at such time, the volumes permitted to be exported under the FTA Authorization or the Non-FTA Authorization, as the case may be, are required in order to enable the sale of such Qualifying LNG SPA’s share of the then-applicable Base Committed Quantity of LNG in accordance with the terms of such Qualifying LNG SPA and (ii) an objection has not been received in respect of the identification of such Export Authorization as being (or not being) a “Required Export Authorization” pursuant to Section 8.1(b)(iv) (LNG SPA Maintenance) of the Common Terms Agreement. For the avoidance of doubt, the Non-FTA Authorization is a Required Export Authorization for each of the Initial LNG SPAs (other than the Excess Capacity LNG SPAs) in effect on the Upsize Closing Date and until otherwise determined in accordance with Section 8.2(a)(ii) (LNG SPA Mandatory Prepayment) of the Common Terms Agreement.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Required Intercreditor Parties” has the meaning given in Section 1.1 (Definitions) of the Intercreditor Agreement.

“Required LNG SPA” means, at any time, the Qualifying LNG SPAs required to be maintained pursuant to Section 8.1(a) (LNG SPA Covenants – LNG SPA Maintenance) of the Common Terms Agreement at such time.

“Requisite Intercreditor Parties” has the meaning given in Section 1.1 (Definitions) of the Intercreditor Agreement.

“Reservations” means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, re- organization, court schemes, moratorium, administration and other laws generally affecting the rights of creditors, the time barring of claims under any legislation relating to limitation of claims, the possibility that an undertaking to assume liability for or to indemnify a Person against non-payment of stamp duty may be void, defenses of set-off or counterclaim and similar principles, in each case both under New York law and the laws of other applicable jurisdictions and such other qualifications as to matters of law as are contained in the legal opinions provided to the Senior Creditors pursuant to Section 4.1 (Conditions to Initial Closing Date and Initial Advance) and Section 4.2 (Conditions to Upsize Closing Date) of the Common Terms Agreement.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Document” has the meaning given in Section 12.6(c) (Confidentiality) of the Common Security and Account Agreement.

“Restricted Operation and Maintenance Expenses” means Operation and Maintenance Expenses that do not constitute capital expenditures other than Required Capital Expenditures and those expenditures essential to construct the Project Facilities or to maintain the Project Facilities’ capacity at, or to prevent a material increase in operating expenses from, the operating levels then in effect.

“Restricted Payment” means (a) any dividend or other distribution by the Borrower (in cash, property of the Borrower, securities, obligations, or other property) on, or other dividends or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Borrower of, any portion of any membership interest in the Borrower and (b) all payments (in cash, property of the Borrower, securities,

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

obligations, or other property) of principal of, interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Borrower of, any Indebtedness owed to Pledgor or any other Person party to a pledge agreement or any Affiliate thereof, including any Subordinated Debt. Restricted Payments shall not include (i) payments under the Service Agreements (which shall be paid in accordance with Section 4.7 (Cash Waterfall) of the Common Security and Account Agreement), (ii) Permitted Payments (which shall be paid in accordance with Sections 4.5(b)(ii)(D) (Deposits and Withdrawals – Phase 1 Pre-Completion Revenues Account), 4.5(c)(ii)(D) (Deposits and Withdrawals – Phase 2 Pre-Completion Revenues Account) and/or 4.7 (Cash Waterfall) of the Common Security and Account Agreement) and (iii) any of the payments in (a) or (b) above (whether in cash, securities, obligations or otherwise) made among any of the Obligors.

“Retained Excess Cash Flow” means, as of any date of determination, amounts on deposit in the Excess Equity Proceeds Account that are available to be utilized for the making of a Restricted Payment under Section 11.1 (Conditions to Restricted Payments), Section 11.3 (Project Phase 1 Pre-Completion Revenue Restricted Payments) or Section 11.4 (Project Phase 2 Pre-Completion Revenue Restricted Payments) of the Common Terms Agreement which, instead of being utilized to make a Restricted Payment, are retained by the Borrower and used for other purposes contemplated by the Finance Documents; provided that, in each case, such amounts shall only be included to the extent (a) the conditions to the making of a Restricted Payment have been satisfied under either Section 11.1 (Conditions to Restricted Payments), Section 11.3 (Project Phase 1 Pre-Completion Revenue Restricted Payments) or Section 11.4 (Project Phase 2 Pre-Completion Revenue Restricted Payments) of the Common Terms Agreement, as applicable and (b) as of any date of determination, such funds exceed the amount deposited into the Excess Equity Proceeds Account to fund any then remaining obligations and liabilities in respect of any Expansion and the activities described in sub-clauses (a) through (d) of Section 7.2 (Expansion Contracts).

“Revenue Account” is the account described in Section 4.3(a)(vi) (Accounts) of the Common Security and Account Agreement.

“Rolling Stock” means any motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership and other rolling stock, including such property for which the title thereto is evidenced by a certificate of title issued by the United States or a state that permits or requires a lien thereon to be evidenced upon such title.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., or any successor thereto.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Sanctioned Person” has the meaning given in Section 5.1(g)(iv) (Sanctions, Anti- Corruption Laws and USA Patriot Act) of the Common Terms Agreement.

“Sanctions” means any financial sanctions or economic or trade embargoes administered or enforced from time to time by the U.S. Department of State or the U.S. Department of Treasury (including the Office of Foreign Assets Control), or any other applicable U.S. sanctions authority (including OFAC Laws), the United Nations Security Council, the European Union, any EU member state or His Majesty’s Treasury.

“Sanctions Violation” has the meaning given in Section 12.6(d) (Compliance with Law) of the Common Terms Agreement.

“Schedule Bonus” means the bonus for completion as described in Section 7 of the Phase 1 EPC Contract and Section 7 of the Phase 2 EPC Contract, the bonus for early completion as described in Section 6.9 of the Sunland Pipeline Construction Contract, the delivery bonus as described in Section 6.7 of Appendix A to the Phase 1 LTS Purchase Order or Section 6.7 of Appendix A to the Phase 2 LTS Purchase Order, the early delivery bonus as described in Section 13.1 of the Phase 1 Pretreatment Contract or Section 13.1 of the Phase 2 Pretreatment Contract, the early completion bonus as described in Section 19.4 of the Construction Dock and Marine Offloading Facilities Construction Agreement, the early completion bonus as described in Section 19.2 of the Phase 1 Marine Works Construction Agreement, the early completion bonus as described in Section 6.10 of the Storm Surge Wall Construction Agreement, and the delivery bonus as described in Section 6.7 of the PIS 2021 Purchase Order, as applicable.

“Schedule of Minimum Insurance” has the meaning given in Section 12.28(a) (Insurance Covenant) of the Common Terms Agreement.

“Secured Accounts” means the Accounts, excluding the Excluded Unsecured Accounts.

“Secured Parties” means the Senior Creditors, the Senior Creditor Group Representatives, the Intercreditor Agent, the Collateral Agent and the Account Bank.

“Secured Party Fees” means any fees, costs, indemnities, charges, disbursements, liabilities and expenses (including reasonably incurred legal fees and expenses) and all other amounts payable to the Collateral Agent, the Intercreditor Agent, the Indenture Trustee or the Account Bank, as applicable, or any of their respective agents and to any Senior Creditor Group Representative.

“Securities Act” means the Securities Act of 1933.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Security Documents” means the Common Security and Account Agreement and any other document, agreement, notice, mortgage, instrument or filing creating and/or perfecting any Lien required to be created or perfected by the Common Security and Account Agreement or any other Finance Document and shall include the Pledge Agreement, the Pledgor Reaffirmation Agreement, any deed of trust or mortgage entered into pursuant to Section 3.2(e) (Security Interests to be Granted by the Obligors – Real Property) of the Common Security and Account Agreement, including the Mortgage, any Patent or Trademark security agreement entered into pursuant to Section 3.5(f) (Perfection and Maintenance of Security Interest – Intellectual Property Recording Requirements) of the Common Security and Account Agreement, and any account control agreement (including the Control Agreements) entered into pursuant to Section 4.12(a) (Local Accounts) of the Common Security and Account Agreement.

“Security Enforcement Action” means the exercise by the Collateral Agent (or at its direction), following initiation of enforcement action in compliance with Section 6.2 (Initiation of Security Enforcement Action) and Section 6.3 (Conduct of Security Enforcement Action) of the Common Security and Account Agreement, of enforcement rights with respect to the Collateral and any of the other enforcement rights (including exercising step-in and other rights with respect to the Direct Agreements entered into pursuant to Section 3.4 (Direct Agreements) of the Common Security and Account Agreement) contemplated by the Common Security and Account Agreement, the other Security Documents and the Direct Agreements. For the avoidance of doubt, Security Enforcement Action shall not include any action taken by the Collateral Agent (or at its direction) in accordance with Section 6.1 (Collateral Agent Action Generally) of the Common Security and Account Agreement.

“Security Enforcement Action Initiation Request” has the meaning given in Section 6.2(a) (Initiation of Security Enforcement Action) of the Common Security and Account Agreement.

“Security Enforcement Action Representative” means, at any time, a Senior Creditor Group Representative, or a group of Senior Creditor Group Representatives acting together, that represents a Majority in Interest of the Senior Creditors (for purposes of this definition only, the “Majority Representative”); provided that:

(a)

for so long as at least 20% of the outstanding principal amount of the Senior Debt Obligations is held by Facility Lenders, the Security Enforcement Action Representative shall be a Senior Creditor Group Representative, or a group of Senior Creditor Group Representatives acting together, that represents a Majority in Interest of the Senior Creditors which includes Facility Lenders holding a majority of the outstanding principal amount of the Senior Debt Obligations held by Facility Lenders;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b)

if there is no principal amount of Senior Debt Obligations then outstanding and at least 20% of the aggregate Senior Debt Commitments are held by Facility Lenders, the Security Enforcement Action Representative shall be a Senior Creditor Group Representative, or a group of Senior Creditor Group Representatives acting together, that represents a Majority in Interest of the Senior Creditors which includes Facility Lenders holding a majority of the aggregate Senior Debt Commitments held by Facility Lenders; and

(c)

the Initiating Percentage shall be deemed to be the Security Enforcement Action Representative if and only for so long as the Majority Representative (or the Security Enforcement Action Representative as determined pursuant to clause (a) or (b) above) is not diligently pursuing a Security Enforcement Action unless stayed or otherwise precluded from doing so by law, regulation or order, in which case the Majority Representative (or the Security Enforcement Action Representative as determined pursuant to clause (a) or (b) above) shall remain the Security Enforcement Action Representative until the Majority Representative (or the Security Enforcement Action Representative as determined pursuant to clause (a) or (b) above) is no longer stayed or otherwise precluded from diligently pursuing a Security Enforcement Action and is nonetheless not diligently pursuing such Security Enforcement Action.

“Security Interests” means the Liens created or purported to be created by or pursuant to the Security Documents.

“Senior Creditor” means a provider of Senior Debt that benefits from the Common Security and Account Agreement, including the Facility Lenders, any Senior Noteholders and each Hedging Bank that is party to, or accedes to, the Common Security and Account Agreement.

“Senior Creditor Group” means, at any one time, the following, each of which will constitute a separate Senior Creditor Group:

(a)	the Credit Facility Lender Parties under the Credit Facility Agreement;

(b)	the Facility Lenders (collectively) under any subsequent Facility Agreement;

(c)	the Senior Noteholders (collectively) under any Indenture;

(d)	each Hedging Bank; and

(e)

any Senior Creditor or group of Senior Creditors, as the case may be, that provides Additional Senior Debt pursuant to a single Senior Debt Instrument entered into after the date of the Common Security and Account Agreement.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Senior Creditor Group Representative” means, with respect to any Senior Creditor Group, the representative of such Senior Creditor Group or the incumbent replacement thereof duly appointed as provided in Section 2.4 (Senior Creditor Group Representatives; Replacement or Appointment of Senior Creditor Group Representative) of the Common Security and Account Agreement; provided that, in the case of Hedging Banks acting in the capacity as a Senior Creditor Group Representative, such Hedging Bank shall only be entitled to act in such capacity in accordance with Section 7.3 (Hedging Banks) of the Common Security and Account Agreement. Each Facility Agent shall at all times be the Senior Creditor Group Representative for the relevant Senior Creditor Group and each Indenture Trustee shall at all times be the Senior Creditor Group Representative for the relevant Senior Noteholders.

“Senior Debt” means the Upsized Senior Debt, the Working Capital Debt and Senior Notes under the applicable Senior Debt Instrument existing on the Upsize Closing Date, any other permitted Additional Senior Debt (including such as may be incurred under any Senior Notes, or any other Senior Debt Instrument), obligations arising under the Permitted Senior Debt Hedging Instruments, any Permitted Additional Working Capital Debt, and any Replacement Debt, in each case benefiting from the Security Interests created under and pursuant to the Common Security and Account Agreement and incurred from time to time as permitted by the Finance Documents.

“Senior Debt Commitments” means the aggregate principal amount any Senior Creditor is committed to disburse to the Borrower under any Senior Debt Instrument.

“Senior Debt/Equity Ratio” means, as of the date of measurement, the ratio of (a) the sum of principal amounts of Senior Debt (excluding any Letters of Credit and unfunded Senior Debt Commitments, but including any Working Capital Loans and any LC Reimbursement Payments) incurred as of such date or Senior Debt or Senior Debt Commitments projected to be incurred and funded under the Base Case Forecast as of such date, as applicable, to (b) the aggregate amount of Equity Funding (other than Equity Funding as described in clause (f) of the definition thereof) applied as of such date towards Project Costs or contributed to the Borrower or the Guarantor and on deposit in a Secured Account (including any Cash Flow from operations prior to the Project Phase 2 Completion Date applied towards Project Costs) or Cash Flow from operations projected as of such date to be applied towards Project Costs under the Base Case Forecast (including Equity Funding (other than Equity Funding as described in clause (f) of the definition thereof) constituting Cash Flow that is reasonably expected to be received by the Obligors on or prior to the Project Phase 2 Completion Date), as applicable.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Senior Debt Hedging Termination Amount” means any Permitted Senior Debt Hedging Liability due as a result of the termination of a Permitted Senior Debt Hedging Instrument and/or the termination of any transaction entered into thereunder.

“Senior Debt Instrument” means:

(a)	each Facility Agreement, including with respect to each Facility Agreement, the Common Terms Agreement;

(b)	any Indenture and any Senior Notes issued pursuant to such Indenture; and

(c)	any credit agreement, indenture, trust deed, note or other instrument pursuant to which the Borrower incurs permitted Additional Senior Debt from time to time.

For the avoidance of doubt, the term “Senior Debt Instrument” shall not include any Permitted Hedging Instrument (including, for the avoidance of doubt, any Permitted Senior Debt Hedging Instrument).

“Senior Debt Obligations” means the obligations of the Borrower and the obligations of the Guarantor under its guarantee granted under and pursuant to the Common Security and Account Agreement in each case to pay:

(a)	all principal, interest and premiums on the disbursed Senior Debt;

(b)	all commissions, fees, reimbursements, indemnities, prepayment premiums and other amounts payable to Senior Creditors under any Senior Debt Instrument;

(c)	all Permitted Senior Debt Hedging Liabilities under Permitted Hedging Instruments in respect of which the Hedging Bank has acceded to the Common Security and Account Agreement; and

(d)	all Secured Party Fees;

in each case whether such obligations are present, future, actual or contingent and including the payment of amounts that would become due under the Senior Debt Instruments or the Permitted Senior Debt Hedging Instruments but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code.

“Senior Facilities Debt Service Reserve Account” is the account described in Section 4.3(a)(viii) (Accounts) of the Common Security and Account Agreement.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Senior Facilities Reserve Amount” means as of any date (a) on and after the Project Phase 1 Completion Date, an amount necessary to pay Facility Debt Obligations projected to be due and payable on the next two (in the case of quarterly Payment Dates) or one (in the case of semi-annual Payment Dates) Payment Dates (assuming that no Event of Default will occur during such period) taking into account, with respect to interest, the amount of interest that would accrue on the aggregate principal amount of the Initial Term Loan Amount (as defined in the Credit Facility Agreement) outstanding for the covered six month period and only such interest amount after giving effect to any Permitted Hedging Instrument in respect of interest rates then in effect and (b) on and after the Project Phase 2 Completion Date, an amount necessary to pay Facility Debt Obligations projected to be due and payable on the next two (in the case of quarterly Payment Dates) or one (in the case of semi-annual Payment Dates) Payment Dates (assuming that no Event of Default will occur during such period) taking into account, with respect to interest, the amount of interest that would accrue on the aggregate principal amount of the Facility Debt Obligations outstanding for the covered six month period and only such interest amount after giving effect to any Permitted Hedging Instrument in respect of interest rates then in effect; provided that (a) the Facility Debt Obligations projected to be due and payable for purposes of this calculation shall not include (i) Working Capital Debt; (ii) any voluntary or mandatory prepayment; or (iii) Hedging Termination Amounts; and (b) for purposes of the calculation of the scheduled principal payments in respect of any Senior Debt, any final balloon payment in respect of such Senior Debt shall not be taken into account and instead only the equivalent of the principal payment on the immediately preceding Payment Date for payment of principal prior to such balloon payment shall be taken into account.

“Senior Note Disbursement Accounts” has the meaning given in Section 4.3(a)(ii) (Accounts) of the Common Security and Account Agreement.

“Senior Noteholder” means any holder of Senior Notes (or lenders in the case of a “term loan B” financing that the Borrower has elected to be treated as an Indenture).

“Senior Notes” means the notes to be issued (or facility agreement to be entered into in the case of a “term loan B” financing that the Borrower has elected to be treated as an Indenture) pursuant to any Indenture.

“Service Agreements” means:

(a)	the Amended and Restated Operation and Maintenance Agreement, dated as of March 13, 2023, by and between the Borrower and the Operator;

(b)	the Administrative Services Agreement, dated as of April 19, 2022, by and between the Borrower and the Manager;

(c)	the Pipeline Operation and Maintenance Agreement, dated as of April 19, 2022, by and between the Guarantor and the Pipeline Operator;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(d)	the Administrative Services Agreement, dated as of April 19, 2022, by and between the Guarantor and the Manager;

(e)	the Field Services Agreement, dated as of May 2, 2022, between the Borrower and BHES, as amended by that certain Amendment No. 1 to Field Services Agreement, dated as of February 27, 2023;

(f)

the Technical Advisor Services Agreement, dated as of April 6, 2022, between the Borrower and UOP, as amended by that certain Amendment No. 1 to Technical Advisor Services Agreement, dated as of March 6, 2023;

(g)	the Agreement for Tug Services, dated as of October 4, 2022, by and between the Borrower and Plaquemines Tug Services, LLC;

(h)	the Shipping Agency Agreement to be entered into by and between the Borrower and Venture Global Commodities, LLC; and

(i)	the long-term service agreement to be entered into by and between the Borrower and BHES.

“Shell” means Shell NA LNG LLC.

“SIGTTO” has the meaning given in this Section 1.3 of Schedule A (Common Definitions and Rules of Interpretation –Definitions) within the definition of International LNG Terminal Standards.

“Sinopec” means China Petroleum & Chemical Corp.

“Site” means, collectively, each parcel or tract of land upon which any portion of the Project Facilities are or will be located.

“Site Works Contracts” means:

(a)

the Agent for Contract (Agreement Terms), dated as of December 10, 2021, by and between the Borrower and WT Byler Co., Inc., as supplemented by Limited Notice to Proceed No. 1, dated as of December 15, 2021, Limited Notice to Proceed No. 2, dated as of January 3, 2022, as amended by Amended Limited Notice to Proceed No. 2, effective as of January 12, 2022, Amended and Extended Limited Notice to Proceed No. 2, effective as of March 30, 2022 and Amended and Extended Limited Notice to Proceed No. 2, effective as of April 30, 2022;

(b)

the Agent for Contract (Agreement Terms), dated as of December 9, 2021, by and between the Borrower and Remedial Construction Services, L.P., as supplemented by Limited Notice to Proceed No. 1, dated as of December 16, 2021, Limited Notice to Proceed No. 2, Rev 1, dated as of January 6, 2022, Amended Limited Notice to Proceed No. 2, Rev 1, dated as of February 9, 2022, Amended Limited Notice to Proceed No. 2, Rev 2, effective as of March 31, 2022 and Amended Limited Notice to Proceed No. 2, Rev 3, effective as of April 30, 2022;

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(c)

the Agent for Contract, dated as of November 11, 2021, by and between the Borrower and ENTACT Environmental Services, Inc., as supplemented by Limited Notice to Proceed No. 1, dated as of November 23, 2021, Limited Notice to Proceed No. 1A, dated as of December 16, 2021 and Limited Notice to Proceed No. 2, dated as of January 3, 2022, as amended by Amended Limited Notice to Proceed No. 2, effective as of January 12, 2022, Amended and Extended Limited Notice to Proceed No. 2, effective as of March 30, 2022 and Amended and Extended Limited Notice to Proceed No. 2, effective as of April 30, 2022 and Change Order No. 0001, dated as of April 20, 2022, Change Order No. 0002, dated as of April 20, 2022 and Change Order No. 0003, dated as of April 20, 2022;

(d)	Agent for Contract (Agreement Terms), dated as of May 12, 2022, by and between the Borrower and State Service Co., Inc. as supplemented by Notice to Proceed, dated as of May 13, 2022; and

(e)	Agent for Contract (Agreement Terms), dated as of May 12, 2022, by and between the Borrower and Berry Contracting, L.P. dba Bay Ltd. as supplemented by Notice to Proceed, dated as of May 13, 2022.

“SOFR” has the meaning given in the Credit Facility Agreement.

“Solvent” means, with respect to any Person as of the date of any determination, that on such date:

(a)	the fair valuation of the assets of such Person, on a consolidated basis, is greater than the liabilities of such Person on a consolidated basis, including, without limitation, contingent liabilities;

(b)

the present fair saleable value of the assets of such Person, on a consolidated basis, is at least the amount that will be required to pay the probable liability, on a consolidated basis, of such Person on its debts as they become absolute and matured;

(c)	such Person is able to pay its debts and other liabilities, contingent obligations, and other commitments as they become absolute and matured in the normal course of business; and

(d)

such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to current and anticipated future business conduct.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Counterparty” means (a) prior to the Project Phase 1 Completion Date, each of the EPC Contractor, BHES, UOP, collectively, Weeks Marine Inc., and Massman Construction Co., CB&I, and each guarantor party to a Phase 1 Parent Guarantee, (b) prior to the Project Phase 2 Completion Date, each of the EPC Contractor, BHES, UOP, collectively, Weeks Marine Inc., and Massman Construction Co., CB&I, and each guarantor party to a Phase 2 Parent Guarantee,

(c) any counterparty to a Required LNG SPA and (d) any guarantor party to an Initial LNG SPA Guarantee or any other guarantee delivered in respect of a Required LNG SPA.

“Sponsor” means Venture Global LNG, Inc., a corporation organized under the laws of the State of Delaware.

“Sponsor Intercompany Loan” means that certain Intercompany Loan Agreement, dated as of July 26, 2021, between the Borrower and the Sponsor.

“State of Delaware,” “Delaware” or “DE” means the State of Delaware in the United States.

“State of New York,” “New York” or “NY” means the State of New York in the United States.

“Storm Surge Wall Construction Agreement” means that certain Construction Agreement relating to a Storm Surge Wall, dated as of August 19, 2020, by and between the Borrower and Weeks-Massman, as amended by Amendment No. 1 to Construction Agreement (Storm Surge Wall), dated as of July 1, 2021, Amendment No. 2 to Construction Agreement (Storm Surge Wall), dated as of July 8, 2021, Amendment No. 3 to Construction Agreement (Storm Surge Wall), dated as of October 8, 2021, Amendment No. 4 to Construction Agreement (Storm Surge Wall), dated as of July 14, 2022, Amendment No. 5 to Construction Agreement (Storm Surge Wall), dated as of August 5, 2022, Change Order No. 1, dated as of July 28, 2021, and Change Order No. 2, dated as of September 10, 2021, Change Order No. 3, dated as of May 12, 2022, Change Order No. 4, dated as of August 5, 2022, Change Order No. 5, dated as of August 12, 2022, and as supplemented by Anticipated LNTP, dated as of September 24, 2020, issued by the Borrower, Limited Notice to Proceed No. 2 (Storm Surge Wall), dated as of July 8, 2021, by and among the Borrower and Weeks-Massman, Notice to Proceed, dated as of November 5, 2021, issued by the Borrower.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Subordinated Debt” means any unsecured debt or obligation that ranks subordinate in right of payment to the Senior Debt Obligations, on the basis set forth in a subordination agreement in the form set forth in Schedule S – 1 (Form of General Subordination Agreement) or Schedule S – 2 (Form of Obligor Subordination Agreement) to the Common Terms Agreement, as the case may be.

“Subsequent Material Project Agreements” means any contract, agreement, letter agreement or other instrument (other than a Real Property Document) to which an Obligor becomes a party after the Initial Closing Date that:

(a)	replaces or substitutes for an existing Material Project Agreement (including a Replacement Material Contract);

(b)

with respect to any Gas supply contract between any Obligor and any Gas supplier or any Gas transportation contract between any Obligor and any Qualified Transporter, (i) contains obligations and liabilities that are in excess of $75 million per year and (ii) is for a term that is greater than seven years;

(c)

with respect to any contract for the delivery and sale of LNG between any Obligor and any LNG Buyer, (i) contains obligations and liabilities that are in excess of $150 million per year and (ii) is for a term that is greater than seven years; provided that no LNG SPA that is not a Qualifying LNG SPA (or any guarantee thereof) shall constitute a Subsequent Material Project Agreement;

(d)

except as provided in clauses (b) and (c) above, contains obligations and liabilities equal to or in excess of $75 million per year and a committed term of at least five years, with respect to any other contract;

(e)	is a guarantee provided in favor of any Obligor by a guarantor or a counterparty under a Subsequent Material Project Agreement; or

(f)	replaces or substitutes any existing agreement described in clauses (a) through (e) above.

For the purposes of this definition, any series of related transactions shall be considered as one transaction, and all contracts, agreements, letter agreements or other instruments in respect of such transactions shall be considered as one contract, agreement, letter agreement or other instrument, as applicable. Subsequent Material Project Agreements that are executed in a form previously attached to a Material Project Agreement (or Subsequent Material Project Agreement approved by the

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Intercreditor Agent (acting at the direction of the Requisite Intercreditor Parties)) will not be subject to the prior Intercreditor Agent approval requirements set forth in Section 12.5 (Material Project Agreements) of the Common Terms Agreement; provided that, the notice requirements in Section 10.3(o) and 10.3(p) (Notices) shall apply to such Subsequent Material Project Agreements.

“Subsidiary” means, for any Person, any corporation, partnership, joint venture, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or Controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and “Subsidiaries” shall have a corresponding meaning.

“Super-Majority Facility Lenders” means Facility Lenders whose share in the outstanding principal amount of the Senior Debt Obligations and whose undrawn Senior Debt Commitments are more than 66.7% of all of the outstanding principal amount of the Senior Debt Obligations and all the undrawn Senior Debt Commitments of all the Facility Lenders.

“Supplemental Phase 1 LNG SPA” means the LNG Sales and Purchaser Agreement, dated as of December 26, 2022, between the Borrower and Inpex Energy Trading Singapore Pte. Ltd.

“Supplemental Quantity” means the positive difference between (A) 20.0 MTPA of LNG and (B) the then applicable Base Committed Quantity.

“Survey” means an American Land Title Association (“ALTA”) survey of the LNG Facility Site, dated not more than 30 days prior to the Initial Closing Date and certified to Borrower, the Intercreditor Agent and the Title Company, showing a state of facts reasonably acceptable to the Intercreditor Agent (including, without limitation, (i) the location of the LNG Facility Site, (ii) all easements benefiting the LNG Facility Site (or constituting a portion of the LNG Facility Site), all easements affecting the LNG Facility Site and all rights of way and existing utility lines referred to in the Title Policy or disclosed by a physical inspection of the LNG Facility Site, (iii) any established building lines, whether by zoning or agreement, and areas affected by restrictive covenants affecting the LNG Facility Site, (iv) adequate access to the portion of the LNG Facility Site comprising the Project Facilities, (v) encroachments, if any, and the extent thereof in feet and inches upon the LNG Facility Site and onto property adjacent to the LNG Facility Site, and (vi) any improvements, whether existing or to the extent constructed, and the

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

relationship of such improvements by distances to the perimeter of the LNG Facility Site, established building lines and street lines), prepared by an independent surveyor licensed in the State of Louisiana in compliance with the 2016 ALTA/NSPS Minimum Standard Detail Requirements for ALTA/NSPS Surveys, satisfying those “Table A” standards reasonably required by the Collateral Agent, and otherwise sufficient for the Title Company to eliminate the standard survey exception from the Title Policy and to issue the endorsements set forth on Schedule AA (Survey Endorsements).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or the regulations thereunder.

“Swing Swap” means an contract which entitles the buyer of the contract to pay a fixed price for natural gas and the seller to pay the gas daily average at a defined location for a defined period of time. The Swing Swap is settled financially, via exchange of cash payment each day as the gas daily average is settled, rather than physically.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges, including any interest, additions to tax or penalties applicable thereto, imposed by any Governmental Authority or the government of any foreign jurisdiction, or of any political subdivision thereof, including any and all agencies, branches, departments and administrative and other subdivisions thereof, and any payments in lieu of the foregoing.

“TBtu” means one trillion Btus.

“Term Loan Availability Period” has the meaning given to it in the Credit Facility Agreement.

“Term Loan Commitment” has the meaning given in Exhibit A (Definitions) to the Credit Facility Agreement.

“Term Loans” has the meaning given in the Credit Facility Agreement.

“Third Party Account Bank” has the meaning given in Section 4.11(a) (Third Party Investment Account) of the Common Security and Account Agreement.

“Third Party Investment Account” has the meaning given in Section 4.11(a) (Third Party Investment Account) of the Common Security and Account Agreement.

“Title Company” means Fidelity National Title Insurance Company, First American Title Insurance Company and Old Republic National Title Insurance Company.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Title Policy” means one or more fully paid ALTA Loan Policies of Title Insurance (Form 2006) of title insurance as adopted for use in the State of Louisiana, or a pro forma policy prepared prior to payment for, issuance and delivery of the policy, with completed Schedules A and B, showing the proposed insured, the amount of insurance, the exceptions that are proposed to be placed in the final policies to be issued, and the name of the title insurance company and title insurance agent, including all amendments and endorsements thereto, issued by the Title Company in favor of the Collateral Agent, with such coinsurers or reinsurers as may be reasonably required by the Collateral Agent, with such policies:

(a)	in the case of the Title Policy delivered in connection with the Initial Closing Date, in an amount equal to $5,220,014,842.00;

(b)

in the case of a Title Policy obtained in connection with an acquisition of Real Estate after the Initial Closing Date, to the extent that the Obligors are required to obtain such policy in respect of such Real Estate acquisition pursuant to the Common Terms Agreement or Common Security and Account Agreement, then:

(x) in the case such acquisition of Real Estate is for purposes of an Expansion or Development Expenditure to be funded by Loans incurred by the Obligors, the Obligors shall either amend the then-existing Title Policy, replace the then-existing Title Policy with a new Title Policy or, to the extent a tie-in endorsement to the then existing Title Policy obtained in connection with incurrence of Loans is available and obtained, obtain a separate incremental Title Policy covering the acquired Real Estate; and

(y) in the case of an acquisition of any Real Estate by the Obligors other than in the circumstances described in clause (x) above, the Obligors may (but shall not be required to) amend the then-existing Title Policy or replace the then-existing Title Policy with a new Title Policy in an amount consistent with the terms in clause (x) above or shall obtain a Title Policy covering only such acquired Real Estate in an amount not less than the market value, as reasonably determined by the Borrower, of such acquired Real Estate;

in each case with respect to such acquired Real Estate, and in form or forms satisfactory to the Collateral Agent in all respects, with such policies when taken together insuring as of the date of the recording of the applicable mortgage required under Section 3.2(e) (Security Interests to be Granted by the Obligors – Real Property) of the Common Security and Account Agreement creating a Lien on the estates and interests in the Real Estate comprising the LNG Facility, that such mortgage is a first and prior Lien on the estates and interests in the real property comprising the LNG Facility (to the extent the mortgage property consists of interests insurable under the terms of such form of title policy) free and clear of all Liens on and defects of title other than Permitted Liens, and containing or providing for, among other items:

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(a)	no survey exceptions other than those approved by the Collateral Agent; and

(b)

such other endorsements and affirmative assurances (including, to the extent available on commercially reasonable terms, materialmen’s and mechanic’s lien coverage) as the Collateral Agent shall reasonably require and which the title insurers are permitted and willing to issue pursuant to applicable Louisiana Government Rules.

“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets (whether an Obligor is licensee or licensor thereunder) or otherwise providing for a covenant not to sue for misappropriation or other violation of a Trade Secret.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information whether or not the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to the foregoing, and with respect to any and all of the foregoing:

(a)	all rights to sue or otherwise recover for any past, present and future misappropriation or other violation thereof;

(b)	all proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and

(c)	all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trademark Licenses” means any and all agreements, licenses and covenants providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution or other violation of any Trademark or permitting coexistence with respect to a Trademark (whether an Obligor is licensee or licensor thereunder).

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Trademarks” means all United States, foreign and multinational trademarks, trade names, trade styles, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing:

(a)

all registrations and applications therefor including the registrations and applications required to be listed in Schedule J (Intellectual Property) to the Common Security and Account Agreement under the heading “Trademarks” (as such schedule may be amended from time to time);

(b)	all extensions and renewals of any of the foregoing and amendments thereto;

(c)	all of the goodwill of the business connected with the use of and symbolized by any of the foregoing;

(d)	all rights to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill;

(e)	all proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and

(f)	all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Transaction Documents” means, collectively, the Finance Documents and the Material Project Agreements.

“Transfers” has the meaning given in the relevant Facility Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“United States” or “US” means the United States of America.

“Unmatured Event of Default” means an Unmatured Loan Facility Event of Default, Unmatured Indenture Event of Default or a comparable unmatured event of default under any other Senior Debt Instrument entered into after the date of the Common Security and Account Agreement.

“Unmatured Indenture Event of Default” means an event that, with the giving of notice, lapse of time or making of a determination, would constitute an Indenture Event of Default.

“Unmatured LNG SPA Prepayment Event” means an event that, with the giving of notice or lapse of a cure period, would become an LNG SPA Prepayment Event.

“Unmatured Loan Facility Event of Default” means a misrepresentation, breach of undertaking or other event or condition that has occurred and that, with the giving of notice or lapse of time or making of a determination, would constitute a Loan Facility Event of Default.

“UOP” means UOP LLC.

“Upsize Closing” means the satisfaction or waiver of all the conditions precedent set forth in Section 4.2 (Conditions to Upsize Closing Date) of the Common Terms Agreement, with respect to the Incremental Senior Debt.

“Upsize Closing Conditions Certificate” has the meaning given in Section 4.5(b) (Satisfaction of Conditions) of the Common Terms Agreement.

“Upsize Closing Date” means the date on which the conditions precedent set forth in Section 4.2 (Conditions to Upsize Closing Date) of the Common Terms Agreement have been satisfied or waived. For the avoidance of doubt, the Upsize Closing Date is March 13, 2023.

“Upsize Closing Date DSCR” means 1.45:1.

“Upsize Closing Notice” has the meaning given in Section 4.5(b) (Satisfaction of Conditions) of the Common Terms Agreement.

“Upsize Commitment Letter” means that certain Commitment Letter, dated as of March 13, 2023, by and among, the Obligors and the Banks (as defined therein) party thereto.

“Upsize Permitted Senior Debt Hedging Instrument” means each Permitted Senior Debt Hedging Instrument identified as such in Schedule C (List of Senior Creditors, Senior Creditor Group Representatives, Senior Debt Commitments / Obligations, Senior Debt Instruments / Permitted Senior Debt Hedging Instruments, Addresses for Notice and Facility Lenders Facility Office) to the Common Security and Account Agreement as of the Upsize Closing Date.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Upsize Senior Creditor” means each Senior Creditor under an Upsized Senior Debt Instrument or an Upsize Permitted Senior Debt Hedging Instrument as set forth in Schedule C (List of Senior Creditors, Senior Creditor Group Representatives, Senior Debt Commitments / Obligations, Senior Debt Instruments / Permitted Senior Debt Hedging Instruments, Addresses for Notice and Facility Lenders Facility Office) to the Common Security and Account Agreement.

“Upsize Senior Creditor Group Representative” means a Senior Creditor Group Representative that is party to the Common Terms Agreement as of the Upsize Closing Date and which is identified as such on Schedule C (List of Senior Creditors, Senior Creditor Group Representatives, Senior Debt Commitments / Obligations, Senior Debt Instruments / Permitted Senior Debt Hedging Instruments, Addresses for Notice and Facility Lenders Facility Office) to the Common Security and Account Agreement.

“Upsized Senior Debt” means the Senior Debt Obligations owing under the Credit Facility Agreement as of the Upsize Closing Date.

“Upsized Senior Debt Commitments” means the Senior Debt Commitments identified as such in Schedule C (List of Senior Creditors, Senior Creditor Group Representatives, Senior Debt Commitments / Obligations, Senior Debt Instruments / Permitted Senior Debt Hedging Instruments, Addresses for Notice and Facility Lenders Facility Office) to the Common Security and Account Agreement as of the Upsize Closing Date.

“Upsized Senior Debt Instrument” means each Senior Debt Instrument identified as such in Schedule C (List of Senior Creditors, Senior Creditor Group Representatives, Senior Debt Commitments / Obligations, Senior Debt Instruments / Permitted Senior Debt Hedging Instruments, Addresses for Notice and Facility Lenders Facility Office) to the Common Security and Account Agreement as of the Upsize Closing Date.

“Upsized Senior Debt Obligations” means the Senior Debt Obligations under the Upsized Senior Debt Instruments.

“US Dollars” and “$” means the currency of the United States.

“US Tax Compliance Certificate” has the meaning given in Section 21.5(b)(ii)(C) (Status of Facility Lenders and Facility Agents) of the Common Terms Agreement.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“USPTO” means the United States Patent and Trademark Office.

“Weeks-Massman” means Weeks-Massman, A Joint Venture, a general partnership between Weeks Marine, Inc. and Massman Construction Co.

“Withdrawal and Transfer Certificate” means a certificate, in the form attached as Schedule K (Form of Withdrawal and Transfer Certificate) to the Common Security and Account Agreement.

“Withdrawal Liability” means any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Sections 4203 and 4205 of ERISA.

“Working Capital Debt” has the meaning given in Section 6.2 (Working Capital Debt) of the Common Terms Agreement.

“Working Capital Facility” has the meaning given in the Credit Facility Agreement.

“Working Capital Lenders” has the meaning given in the Credit Facility Agreement.

“Working Capital Loan Availability Period” has the meaning given in the Credit Facility Agreement.

“Working Capital Loans” has the meaning given in the Credit Facility Agreement.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Louisiana Defined Terms. As used in the Common Terms Agreement, the Common Security and Account Agreement or another Finance Document, but without intending to alter or derogate from the choice of applicable law set forth in Section 23.12 of the Common Terms Agreement or in another provision of a Finance Document, the following terms have the following meanings: “real property” and “real estate” shall include immovable property; “fee simple” shall include full ownership; “personal property” shall include movable property; “tangible property” shall include corporeal property; “intangible property” shall include incorporeal property; “easements” shall include servitudes; “buildings” shall be deemed to include other constructions; “county” shall include a parish; the term “joint and several liability” and words of similar import shall be deemed to include in solido liability; and references to the UCC or the Uniform Commercial Code shall include the Louisiana Commercial Laws, La. R.S. §§ 10:1-101 et seq.

Plaquemines – Amended & Restated Common Terms Agreement

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE B-1

DISBURSEMENT REQUEST FORM (TERM LOANS)

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE B-2

DISBURSEMENT REQUEST FORM (WORKING CAPITAL LOANS)

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE B-3

ISSUANCE REQUEST FORM (LETTERS OF CREDIT)

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE C-1

TABLE OF REQUIREMENTS FOR LEGAL OPINIONS – CONDITIONS TO INITIAL CLOSING

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE C-2

TABLE OF REQUIREMENTS FOR LEGAL OPINIONS – CONDITIONS TO UPSIZE CLOSING

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE D-1

FORM OF CONSTRUCTION BUDGET

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE D-2

FORM OF CONSTRUCTION SCHEDULE

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE E

KNOW YOUR CUSTOMER DOCUMENTATION

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE F

MATERIAL PERMITS

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE G

DISCLOSURE SCHEDULE

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE H

MATERIAL PROJECT AGREEMENTS AND CERTAIN OTHER CONTRACTS

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE I

CHANGE ORDERS

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE J

[RESERVED]

J-1

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE K

GAS SOURCING PLAN

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE L

SCHEDULE OF MINIMUM INSURANCE

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE M

INDEPENDENT INSURANCE EXPERTS

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE N

SENIOR CREDITORS’ ADVISORS AND CONSULTANTS

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE O-1

PHASE 1 LENDERS’ RELIABILITY TEST CRITERIA

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE O-2

LENDERS’ RELIABILITY TEST CRITERIA

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE P-1

REPLACEMENT FACILITY AGENT ACCESSION AGREEMENT

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE P-2

NEW FACILITY AGENT ACCESSION AGREEMENT (ADDITIONAL SENIOR DEBT)

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE Q-1

ADDRESSES FOR NOTICES TO OBLIGORS

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE Q-2

ADDRESSES FOR NOTICES TO FACILITY AGENTS AND FACILITY LENDERS

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE R

BASE CASE FORECAST

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE S-1

FORM OF GENERAL SUBORDINATION AGREEMENT

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE S-2

FORM OF OBLIGOR SUBORDINATION AGREEMENT

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE T

KNOWLEDGE PARTIES

(Definition of “Knowledge” – Schedule A to the Common Terms Agreement)

Name	Title

Michael Sabel	Chief Executive Officer of the Sponsor

Jonathan Thayer	Chief Financial Officer

Keith Larson	General Counsel

Fory Musser	Senior Vice President, Development

Tom Newton	Senior Vice President, Engineering of the Sponsor

Leah Woodward	Treasurer

T-1

Plaquemines – Amended and Restated Common Terms Agreement Schedules

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE U

REAL PROPERTY DOCUMENTS

(Definition of “Real Property Documents” – Schedule A to the Common Terms Agreement)

1.	Ground Lease Agreement (Parcel 2), dated as of July 19, 2021, between Venture Global Plaquemines LNG, LLC and The Plaquemines Port Harbor and Terminal District.

2.	Ground Lease Agreement (Laydown Area), dated as of July 19, 2021, between Venture Global Plaquemines LNG, LLC and The Plaquemines Port Harbor and Terminal District.

U-1

Plaquemines – Amended and Restated Common Terms Agreement Schedules

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE V

SCHEDULE OF CERTAIN REAL PROPERTY RIGHTS

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE W

FORM OF DISBURSEMENT ENDORSEMENT

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE X

PHASE I ENVIRONMENTAL ASSESSMENTS

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE Y

DISQUALIFIED INSTITUTIONS

(Definition of “Disqualified Institution” – Schedule A to the Common Terms Agreement)

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE Z

DISQUALIFIED ADVISORS

(Definition of “Disqualified Advisors” – Schedule A to the Common Terms Agreement)

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE AA

SURVEY ENDORSEMENTS

(Definitions “Survey Endorsements” – Schedule A to the Common Terms Agreement)

1.	ALTA 9.7-06	Restrictions, Encroachments, Minerals – Land Under Development
2.	ALTA 17-06	Access and Entry
3.	ALTA 17.2-06	Utility Access
4.	ALTA 19.1-06	Contiguity-Single Parcel
5.	ALTA 25-06	Same as Survey

AA-1

Plaquemines – Amended and Restated Common Terms Agreement Schedules

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE BB

SHIPPING AGENCY TERM SHEET

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE 5.1(F)(II)

PRIOR LOCATIONS

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE 5.2(M)

REAL PROPERTY INTERESTS

[Omitted]